As filed with the U.S. Securities and Exchange Commission on December 9, 2005

Registration No. 333- 128749

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.1
TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DEBT RESOLVE, INC.
(Name of small business issuer in its charter)

Delaware	7389	33-0889197
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

707 Westchester Avenue, Suite L7
White Plains, New York 10604
(914) 949-5500
(Address and telephone number of principal executive offices)

James D. Burchetta
Co-Chairman, President and Chief Executive Officer
707 Westchester Avenue, Suite L7
White Plains, New York 10604
(914) 949-5500
(Name, address and telephone number of agent for service)

Copies to:
Spencer G. Feldman, Esq. Constantine S. Potamianos, Esq. Greenberg Traurig, LLP 200 Park Avenue - 15th Floor New York, New York 10166 Tel: (212) 801-9200; Fax: (212) 801-6400		Douglas S. Ellenoff, Esq. Lawrence A. Rosenbloom, Esq. Ellenoff Grossman & Schole LLP 370 Lexington Avenue - 19th Floor New York, New York 10017 Tel: (212) 370-1300; Fax: (212) 370-7889

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

——————

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $.001 per share	2,400,000	$5.00	$12,000,000	$1,412.40
Common Stock, par value $.001 per share(3)	360,000	$5.00	$1,800,000	$211.86
Underwriter’s Warrant (“Underwriter’s Warrant”)(4)	1	-	-	-
Shares of Common Stock underlying the Underwriter’s Warrant	240,000	$6.00	$1,440,000	$169.49
Common Stock in connection with the two private financings (5)	428,461	$4.25	$1,820,960	$214.33
Shares of Common Stock underlying the Warrants in connection with the two private financings (6)	317,058	$4.25	$1,347,497	$158.60
Shares of Common Stock underlying the Warrants issued to Maxim Group LLC in connection with the June/September 2005 private financing (7)	33,600	$4.25	$142,800	$16.81
Total Registration Fee	-	-	-	$2,183.49	(8)

——————

(1)

The securities noted in rows one through four with be offered under the first prospectus relating to our proposed initial public offering. The securities noted in rows five through seven will be offered under the second prospectus relating to resale by certain selling stockholders.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. This registration statement shall also cover, pursuant to Rule 416 under the Securities Act, any additional shares of common stock that shall become issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

Represents shares of common stock that may be issued upon the exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(4)

No registration fee required pursuant to Rule 457(g) under the Securities Act.

(5)

Represents shares of common stock issuable upon the assumed conversion of the principal and accrued interest on an aggregate of $800,000 of our 7% convertible promissory notes issued in connection with our private financing in April 2005 based on a conversion price of $4.25 per share and 50% of the principal and accrued interest on an aggregate of $1,895,000 of our 7% convertible promissory notes issued in connection with our private financing in June/September 2005 based on a conversion price of $4.25 per share.

(6)

Represents shares of common stock issuable upon the exercise of warrants issued in connection with our private financings in April 2005 and in June/September 2005.

(7)

Represents shares of common stock issuable upon the exercise of warrants issued to Maxim Group LLC, our underwriter, who acted as placement agent in connection with our private financing in June/September 2005.

(8)

A registration filing fee of $2,182.l26 was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated December 9, 2005

2,400,000 Shares
Common Stock

This is our initial public offering of 2,400,000 shares of common stock. We expect the initial public offering price per share to be $5.00. We have also granted the underwriter a 45-day option to purchase up to 360,000 additional shares of our common stock solely to cover over-allotments, if any.

There is presently no public market for our common stock and we cannot assure you that a market will develop. Since 2000, we have been a reporting, non-trading public company. We have applied to list our common stock for trading on the American Stock Exchange under the symbol DRV.

The registration statement of which this prospectus forms a part also registers up to 779,119 shares of our common stock on behalf of selling stockholders underlying convertible promissory notes and warrants purchased from us in private financings in April 2005 and in June/September 2005 and underlying warrants issued to Maxim Group LLC, the underwriter of this offering, who acted as placement agent for our June/September 2005 private financing. The investors in these financings have entered into agreements with us to not publicly sell any of the shares of our common stock underlying the convertible promissory notes and warrants during the six-month period after the closing of this offering. The shares of our common stock offered by the selling stockholders are not part of or conditioned on the closing of our initial public offering.

An investment in our securities involves a high degree of risk. Persons should not invest unless they can afford to lose their entire investment. See “Risk Factors” beginning on page 9 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Initial public offering price	Underwriting discount and commissions(1)	Proceeds, before expenses, to us

Per share of common stock	$—	$—	$—
Total	$—	$—	$—

——————

(1)

Excludes a non-accountable expense allowance equal to 3% of the gross proceeds of this offering, or $       per share ($     in total), payable to Maxim Group LLC, the underwriter of this offering, and other expenses of the offering estimated to be approximately $580,000.

We are offering the 2,400,000 shares of common stock being sold by us on a firm commitment basis. The underwriter expects to deliver our common stock to purchasers on or about _________, 2006.

Maxim Group LLC

The date of this prospectus is          , 2006.

DebtResolve™
Connect. Resolve. Collect.

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Joseph Jackson
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Your Bank
Account Number: 4430-1111-1234-9876
Amount Outstanding: $4,351.00
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IMPORTANT: You must make this first payment now. If you fail to make all payment(s) as agreed, you will owe the remainder of the entire balance, and we may continue with other collection efforts.
Settlement Details:
Account: Your Bank
Account Number: 4430-1111-1234-9876
Original Amount Outstanding: $4,351.00
Settlement Amount Outstanding: $3,200.00
Timeframe: 6 Months
Monthly Payments: $533.33
Payment Schedule:
Payment 1: $533.33 Due Now Payment Method Make Payment
Payment 2: $533.33 Due 10/07/2005 Status: Unpaid
Payment 3: $533.33 Due 11/07/2005 Status: Unpaid
Payment 4: $533.33 Due 11/07/2005 Status: Unpaid
Payment 5: $533.33 Due 01/07/2006 Status: Unpaid
Resolving delinquent consumer debt 24 hours a day.

DebtResolve™, Inc. offers online tools to the collection industry for the resolution, settlement and collection of consumer debt.

www.debtresolve.com

Page

Prospectus Summary

The Offering

5

Selected Summary Financial Data

7

Risk Factors

9

Note on Forward-Looking Statements

21

Use of Proceeds

22

Dilution

23

Capitalization

24

Management’s Discussion and Analysis or Plan of Operation

25

Business

35

Management

50

Principal Stockholders

60

Certain Relationships and Related Transactions

61

Description of Securities

63

Shares Eligible for Future Sale

65

Underwriting

66

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

71

Legal Matters

71

Experts

71

Where You Can Find More Information

71

Financial Statements

F-1

You should rely only on the information contained in this prospectus in deciding whether or not to purchase our shares. We have not authorized anyone to provide you with information different from that contained in this prospectus.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data and we do not make any representation as to the accuracy of that information.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our common stock. Before making a decision to purchase our shares, you should read this entire prospectus, including the financial statements and related notes and risk factors.

Overview

We are a development stage company providing a software solution to consumer lenders based on our licensed, proprietary DebtResolve® system. Our Internet-based system facilitates the settlement and collection of defaulted consumer debt through the Internet. According to a U.S. Federal Reserve Statistical Release dated September 8, 2005, consumer credit extended to individuals totaled $2.2 trillion as of June 30, 2005, and consumer revolving credit, the bulk of which is consumer credit card debt, approximated $806 billion. The management and collection of that debt has become a large and sophisticated industry. We focus on solutions that facilitate the settlement and collection of consumer debt from borrowers who have defaulted.

Our DebtResolve system was originally conceived by James D. Burchetta and Charles S. Brofman, the co-chairmen of our company, who founded Cybersettle, Inc. in 1997, which we believe was the first company to settle insurance claims over the Internet. At the core of the DebtResolve system is a patent-protected bidding methodology licensed on an exclusive, irrevocable basis from Messrs. Burchetta and Brofman. Utilizing that methodology, we have developed a comprehensive suite of proprietary service modules that enable our creditor clients to settle and collect debts online. Our clients include banks and other credit originators, credit card issuers and third party collection agencies, as well as assignees and buyers of charged-off consumer debt.

Despite the magnitude of defaulted consumer debt, we believe that the collections industry has taken limited advantage of new technologies, relying instead on traditional mail and phone calls. However, given the level of uncollected defaulted consumer debt, we believe these traditional methods have not proven effective in settling and collecting a significant amount of defaulted consumer debt. Moreover, according to an October 2004 report on a survey of 1,000 consumers conducted by FiSite Research, an independent financial services research company, 84% of respondents rated the concept of an online collection service as excellent or good, and 83% chose the Internet as their preferred means to resolve a debt, as compared to a call from a collections agent. We believe that an Internet-based system like ours will result in more efficient and effective debt collection and resolution.

The DebtResolve system, which is primarily offered through an application service provider, or ASP, model, enables our clients to introduce this collections option with no modifications to their existing collections computer systems. By using the Internet, we believe that the DebtResolve system provides our clients a less intrusive way of pursuing delinquent debts, which is also secure, less expensive and more efficient than traditional labor-intensive methods. We believe that a key advantage of our online DebtResolve system, both for our consumer creditor clients and consumer debtors, is that it allows debtors to maintain their personal dignity while working through what is often a troubling and embarrassing matter. As a result, we believe we are the only company offering a comprehensive online solution for consumer debt settlement and collection.

We have only recently completed development and commenced licensing our software solution, and have generated nominal revenues to date. The DebtResolve system went live with a pilot program in February 2004. We currently have written contracts in place with, and have begun processing select portfolios for, HSBC Technology and Services (USA), Inc., a unit of HSBC Bank plc, one of the largest financial institutions in the world, Premier Bankcard, Inc., a unit of First Premier Bank, a major credit card issuer, and CLK Management, LLC, a provider of personal loans through subsidiaries such as One Click Cash. In addition to lenders, we provide services to collection agencies such as Plaza Associates and Receivables Management Solutions Inc. We also have written contracts in place with, but have not yet begun processing debt for, collection agencies ARS National Services, Inc., DAR Services, Inc. (doing business as Foremost Search & Recovery) , and Creditor Interchange Receivable Management, LLC, as well as Lloyds TSB Bank plc, the United Kingdom’s fifth largest bank by market value , and Bank of America, N.A. These contracts relate to defaulted credit card receivables and other consumer debt and provide us with a success fee (ranging from 4% to 15% of the collected amounts, with the average approximating 10%) or recurring license fees coupled with success or other transaction fees. In establishing our fees, we consider the expected account volumes and balances, the age and other characteristics of the consumer debt and our relationship with the creditor client involved.

Under the terms of our written contracts with our clients, we create a series of web pages using our DebtResolve system that are branded with the client’s trademarks and logos. We host the resulting customized client website on servers that we maintain. The client periodically forwards to us debtor account information, and sets settlement parameters using a desktop portal. The client neither receives nor needs any software for utilization of the customized DebtResolve system. The only license the client receives is to use, and for its debtors to use, the DebtResolve system during the term of the contract. Upon sending debtor account information to us, the client is responsible for contacting the debtors and inviting them to the client-branded website.  As a condition to using our DebtResolve system, our clients agree to be bound by any settlement within the parameters established by the client and also to hold us harmless from any claims or losses that arise as a result of settlement, or attempted settlement, of a debtor account through the DebtResolve system. Following the initial term, which is negotiated between us and the client, the contract typically renews automatically.

At the November 2005 Collection Advisor Technology Expo, organized by Collection Advisor, a collections industry management and technology magazine, our DebtResolve system was selected as one of Collection Advisor’s Top 100 Technology Products of 2005.

The DebtResolve System

Our DebtResolve system brings creditors and consumer debtors together to resolve defaulted consumer debt through a series of steps. The process is initiated when one of our clients electronically forwards to us a file of debtor accounts and sets rules or parameters for handling each class of accounts. The client then invites its customer (the debtor) to visit a client-branded website, developed and hosted by us, where the customer is presented with an opportunity to satisfy the defaulted debt through the DebtResolve system. Through the website, the debtor is allowed to make three or four offers , or select other options to resolve or settle the obligation. If the debtor makes an offer acceptable to our creditor client, payment can then be collected directly through the DebtResolve system and deposited into the client’s own account. We then bill our client for the applicable fee. The entire resolution process is accomplished in real-time, online.

We believe the DebtResolve system offers significant benefits to our creditor clients, enabling them to:

•

reduce the cost of collecting defaulted consumer debt by minimizing the need for collectors on the phone,

•

easily implement and test different collection strategies, potentially increasing current rates of return on defaulted consumer debt,

•

achieve real-time settlements with consumer debtors,

•

add a new and cost-effective communication channel for better communication with debtors,

•

appeal to new segments of debtors who do not respond to traditional collection techniques,

•

improve compliance with applicable federal and state debt collection laws and regulations through the use of a controlled script, and

•

preserve and enhance client brand name by providing a positive tool for communicating with consumers.

Through formal focus groups and one-on-one user studies conducted by us with consumer debtors who would be potential candidates to use the DebtResolve system, we designed the system to be user-friendly and easily navigated. We believe the main advantages to consumer debtors in using the DebtResolve system are:

•

greater feeling of dignity and control over the debt collection process,

•

confidentiality, security, ease of use and 24-hour access, and

•

a less threatening experience than dealing directly with debt collectors.

Despite these advantages, neither we nor any other company has established a firm foothold in the potential new market for online debt collection. Effective utilization of our system will require a change in thinking on the part of the debt collection industry, and the market for online collection of defaulted consumer debt may never develop to the extent that we envision or that is required for us to become a viable, long-term business.

We also do not have sufficient data to quantify if, and to what extent, our DebtResolve system offers long-term benefits to clients. For example, although we have data to suggest that our clients and consumer debtors may find online debt collection to be preferable to traditional methods, we cannot say for certain whether our DebtResolve system actually reduces the collection cost of defaulted consumer debt over the long run or will potentially increase the current rates of return on defaulted consumer debt. We expect, over time, that we will accumulate a sufficient amount of such data so we can reach meaningful conclusions on these and related matters, but we are too early in our business to be able to do so at this time.

Growth Strategy

Our goal is to make the DebtResolve system a key collection tool at all stages of delinquency across all categories of consumer debt. The key elements of our growth strategy are:

•

Accelerate our marketing efforts. Initially, we are marketing our DebtResolve system to credit issuers, their collection agencies and the buyers of their defaulted debt in the United States, Canada and the United Kingdom. In 2006, we intend to target additional markets in the United States and also abroad. We believe that our system will be especially valuable for the collection of low balance debt, such as that held by utilities, telecommunication companies and online service providers, where the cost of traditionally labor intensive collection efforts may exceed the value collected. Other markets in the United States may include student loan debt and automobile loans.

•

Expand our service offerings. In 2006, we plan to build a scoring model based on aggregate customer data collected. This scoring model will identify customers based on their propensity to use the Internet versus other channels offered and , we believe, will help our creditor clients determine to what degree settlement should be offered as an option.

•

Seek strategic acquisitions. We may seek to make strategic acquisitions of businesses, assets and technologies that complement our business, including possible acquisitions of, or investments in, defaulted consumer debt portfolios that we can manage and collect through our DebtResolve system.

We believe our growth will be facilitated by the fact that we have already established “proof of concept” of our system with our initial national clients, the increasing level of consumer debt both in the United States and internationally, the significant level of charge-offs by consumer debt originators and recent major changes in consumer bankruptcy laws. The Bankruptcy Abuse Prevention and Consumer Protection Act, which became effective in October 2005, significantly limits the availability of relief under Chapter 7 of the U.S. Bankruptcy Code, where consumer debts can be discharged without any effort at repayment. Under this new law, consumer debtors with some ability to repay their debts are either be barred from bankruptcy relief or forced into repayment plans under Chapter 13 of the U.S. Bankruptcy Code. In addition, this law imposes mandatory budget and credit counseling as a precondition to filing bankruptcy. We expect that these more stringent requirements will make bankruptcy a much less attractive option for most consumer debtors to resolve outstanding debt and will increase the pool of accounts suitable for the DebtResolve system and potentially lead more creditors to utilize our system.

Private Financings

We completed two private financing transactions in April 2005 and in June and September 2005, in which we raised total gross proceeds of $2,695,000 from accredited investors. An aggregate of 428,461 shares of our common stock are issuable upon the conversion, at a conversion ratio equal to 85% of an assumed initial public offering price of $5.00 per share, of the principal and accrued interest on $800,000 of 7% convertible promissory notes purchased in a private financing in April 2005 and 50% of the principal and accrued interest on $1,895,000 of 7% convertible notes purchased in a private financing in June/September 2005, and an aggregate of 317,058 shares of our common stock are issuable upon the exercise of outstanding three- and five-year warrants, exercisable at $4.25 per share at an assumed initial public offering price of $5.00 per share, issued in connection with the two private financings. The remainder of the principal and accrued interest on the convertible promissory notes purchased in our June/September 2005 private financing will be repaid in cash from the proceeds of this offering. The investors in these financings have entered into agreements with us to not publicly sell any of the shares of our common stock underlying the convertible promissory notes and warrants during the six-month period after the closing of this offering. Maxim Group LLC, the underwriter of this offering, acted as the placement agent in the June/September 2005 private financing and received placement fees of $142,800 and non-accountable expenses of $53,550. In addition, Maxim Group LLC received a warrant to purchase up to 33,600 shares of our common stock.

Corporate Information

We were incorporated as a Delaware corporation in April 1997 under our former name, Lombardia Acquisition Corp. In 2000, we filed a registration statement on Form 10-SB with the Securities and Exchange Commission, or SEC, and became a reporting, non-trading public company. Through February 24, 2003, we were inactive and had no significant assets, liabilities or operations. On February 24, 2003, James D. Burchetta and Charles S. Brofman, directors of our company, and Michael S. Harris, a former director of our company, purchased 22,500,000 newly-issued shares of our common stock, representing 84.6% of the then outstanding shares. We received an aggregate cash payment of $22,500 in consideration for the sale of such shares to Messrs. Burchetta, Brofman and Harris. Our board of directors was then reconstituted and we began our current business and product development. On May 7, 2003, following approvals by our board of directors and holders of a majority of our outstanding shares of common stock, our certificate of incorporation was amended to change our corporate name to Debt Resolve, Inc. and increase the number of our authorized shares of common stock from 20,000,000 to 50,000,000 shares. In June 2005, our board of directors and holders of a majority of our outstanding shares of common stock approved a reverse stock split, which will become effective prior to the closing of this offering. A proposed 1-for-10 reverse stock split of our outstanding shares of common stock would reduce our outstanding shares of common stock from 29,703,900 to 2,970,390 shares.

Our principal executive offices are located at 707 Westchester Avenue, Suite L7, White Plains, New York 10604, and our telephone number is (914) 949-5500. Our website is located at “http://www.debtresolve.com.” Information contained in our website is not part of this prospectus.

THE OFFERING

Securities offered	2,400,000 shares of common stock

Common stock outstanding before the offering	2,970,390 shares (1)(2)

Common stock to be outstanding after the offering	5,798,851 shares (2)(3)

Use of proceeds

We intend to use the net proceeds of this offering, which we expect to be approximately $9,860,000, as follows: approximately $2,850,000 for business development, marketing and client support; approximately $2,000,000 for research and product development; approximately $979,695 for repayment of promissory notes issued in our June/September 2005 private financing; approximately $2,000,000 for acquisitions of or investments in defaulted consumer debt portfolios, as well as potential strategic acquisitions including acquisitions of complementary businesses, assets and technologies; and the remainder, or approximately $2,030,305, for working capital and general corporate purposes.

Proposed American Stock Exchange symbol	DRV

Risk factors

As part of your evaluation of our company, you should take into account not only our business plan and strategy, but also special risks we face in our business, including:

•

our limited operating history,

•

our history of significant losses,

•

our business is in the development stage and it may be difficult to assess and evaluate our company based upon our financial statements,

•

our business is dependent on technology licensed from our co-chairmen, which may create conflicts of interest,

•

our working capital deficit, and

•

our accounting firm’s concern about our ability to continue as a “going concern.”

For a detailed discussion of these and other risks, see “Risk Factors” beginning on page 9.

——————

(1)

Does not include 428,461 shares of our common stock issuable upon the conversion of the principal and accrued interest on $800,000 of our 7% convertible promissory notes issued in our April 2005 private financing and 50% of the principal and accrued interest to January 15, 2006 on $1,895,000 of our 7% convertible promissory notes issued in our June/September 2005 private financing.

(2)

Assumes a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of this offering.

(3)

Includes the issuance of  428,461 shares of our common stock upon the conversion, contemporaneously with the closing of this offering, of the principal and accrued interest on $800,000 of our 7% convertible promissory notes issued in our April 2005 private financing and 50% of the principal and accrued interest to January 15, 2006 on $1,895,000 of our 7% convertible promissory notes issued in our June/September 2005 private financing.

Except as set forth in our financial statements or as otherwise specifically stated, all information in this prospectus assumes:

•

an initial public offering price of $5.00 per share,

•

a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of this offering,

•

no exercise of the underwriter’s over-allotment option to purchase up to 360,000 additional shares of our common stock, or the underwriter’s warrant to purchase up to 240,000 shares of our common stock,

•

the exclusion of 2,005,623 shares of common stock reserved for issuance upon the exercise of outstanding stock options with a weighted average exercise price of $6.03 per share, and 900,000 shares of common stock reserved for issuance of stock options, stock appreciation rights, restricted stock and other awards available for future grant under our 2005 Incentive Compensation Plan,

•

the exclusion of 366,720 shares of common stock reserved for issuance upon the exercise of outstanding warrants issued to investors who invested prior to 2005 with an exercise price of $4.25 per share,

•

the exclusion of 830,030 shares of our common stock reserved for issuance upon the exercise of outstanding stock options issued to James D. Burchetta and Charles S. Brofman as part of their patent license agreement with us with an exercise price of $5.00 per share ,

•

the exclusion of 317,058 shares of common stock issuable upon the exercise of warrants issued in connection with our private financings in April 2005 and in June/September 2005, including accrued interest through January 15, 2006, with a exercise price of $4.25 per share,

•

the exclusion of 33,600 shares of common stock issuable upon the exercise of warrants issued to Maxim Group LLC in connection with acting as the placement agent in our June/September 2005 private financing with an exercise price of $4.25 per share, and

•

the issuance of 428,461 shares of our common stock upon the conversion, contemporaneously with the closing of this offering, of the principal and accrued interest on $800,000 of our 7% convertible promissory notes issued in our April 2005 private financing and 50% of the principal and accrued interest on $1,895,000 of our 7% convertible promissory notes issued in our June/September 2005 private financing.

SELECTED SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements and related notes, which are included in this prospectus.

	Year ended December 31,		Nine months ended September 30,
	2003	2004	2004 (unaudited)	2005 (unaudited)
Statement of operations data:
Revenues	$–	$2,787	$2,088	$9,833
Costs and expenses:
Payroll and related expenses	742,845	906,437	681,854	942,785
General and administrative expenses	766,361	1,019,606	690,755	857,141
Waived royalty fees-related parties	600,000	–	–	–
Research and development expenses	453,301	46,022	46,022	–
Depreciation expense	13,865	38,013	33,051	25,794

Total expenses	2,576,372	2,010,078	1,451,682	1,825,720

Loss from operations	(2,576,372)	(2,007,291)	(1,449,594)	(1,815,887)

Interest Income (expense)	3,978	4,845	4,483	(438,489)
Other income	–	–	–	1,000
Total other income (expense)	3,978	4,845	4,483	(437,489)

Net loss	$(2,572,394)	$(2,002,446)	$(1,445,111)	$(2,253,376)

Basic and diluted net loss per common share	$(0.10)	$(0.07)	$(0.05)	$(0.08)

Basic and diluted weighted average number of common shares outstanding (1)	26,852,041	29,133,746	29,060,248	29,653,096

——————

(1)

Does not reflect a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of this offering.

The following table summarizes our balance sheet data as of December 31, 2004 and September 30, 2005. The as adjusted information gives effect to:

•

receipt of net proceeds of approximately $9,860,000 from the sale of 2,400,000 shares of our common stock at an assumed offering price of $5.00 per share,

•

the issuance to James D. Burchetta and Charles S. Brofman of stock options to purchase an estimated 830,030 shares of our common stock as part of their patent license agreement with us, and

•

the conversion of the principal and accrued interest on $800,000 of our 7% convertible promissory notes issued in our April 2005 private financing and 50% of the principal and accrued interest to January 15, 2006 on $1,895,000 of our 7% convertible promissory notes issued in our June/September 2005 private financing into 428,461 shares of common stock.

	As of September 30, 2005
	Actual (unaudited)	As Adjusted (unaudited)
Balance sheet data:
Cash and cash equivalents	$639,214	$9,519,519
Working capital	(1,520,580)	9,246,809
Total assets	1,705,018	9,861,228
Total liabilities	2,248,855	361,771
Total stockholders’ (deficiency) equity	(543,837	9,499,457

Restatement of Financial Results

On August 19, 2005, we filed a current report on Form 8-K with the Securities and Exchange Commission disclosing that we would restate previously issued financial statements for the years ended December 31, 2004 and 2003 and the three months ended March 31, 2005. In conjunction with the re-audit of our financial statements for the years ended December 31, 2003 and December 31, 2004 and a review of the three months ended March 31, 2005 by our independent registered public accounting firm, we determined that adjustments were necessary to recognize the cumulative impact of correcting our computation for stock-based compensation to consultants and advisory board members.

Specifically, it was determined that we should have recorded an expense for stock-based compensation to consultants and advisory board members during those periods. Accounting principles generally accepted in the United States require us to record compensation expense for options granted to consultants.  We had disclosed these costs on a pro forma basis only. Based on the reclassification of employee and consultant status for stock-based compensation to these persons, we have restated the periods impacted by these adjustments. The restatement adjustments related to computation for stock-based compensation to consultants and advisory board members increased net loss by $213,383 since inception, including $109,491 during the year ended December 31, 2003, $31,756 during the year ended December 31, 2004, and $72,136 during the three months ended March 31, 2005. In addition, the adjustment to an entry recording offering expenses increased net loss by $25,000 for the quarter ended March 31, 2005 and increased net loss by $25,000 to $238,383 since inception through March 31, 2005. We also corrected a computation error in the calculation of weighted average shares outstanding for the year ended December 31, 2003. The adjustments to the recording of expense for the issuance of options to consultants and the correction of the computation of average shares outstanding in 2003 did not change net loss per share for the nine months ended September 30, 2004 or for the year ended December 31, 2004, but increased net loss per share by $0.01 to ($0.10) for the year ended December 31, 2003. The adjustments to the recording of expense for the issuance of options to consultants and recording of offering expenses increased net loss per share for the three months ended March 31, 2005 by $(0.01) to ($0.02).

In addition, we made certain reclassifications to certain historical balance sheets and statements of cash flows.  Within the balance sheets as of December 31, 2003 and 2004, $5,594 and $62,939, respectively, of assets that had been formerly classified as current were reclassified as long-term, including $0 and $43,540, respectively, of deferred offering expenses and $5,594 and $19,399, respectively, of deposits and other assets.  Within the statements of cash flows, certain items were reclassified between financing activities and operating activities, with the most significant being the reclassification of waived and imputed compensation and royalty fees from financing activities to an adjustment to reconcile net loss to net cash used in operating activities. The net effect was a reduction in the cash provided by financing activities, with a corresponding reduction in the cash used in operating activities, of $0 and $52,540 for the years ended December 31, 2003 and 2004, and $52,540 from inception to December 31, 2004.

Amounts reflected in the financial pages of this prospectus for the fiscal years ended December 31, 2003 and 2004 represent the reclassified and restated financial information rather than financial information included in the original annual reports on Forms 10-KSB for the years ended December 31, 2003 and 2004, which were filed with the SEC on March 30, 2004 and March 30, 2005, respectively. Amended financial reports on Form 10-KSB/A for the fiscal year ended December 31, 2004 and on Form 10-QSB/A for the three months ended March 31, 2005 have been filed December 8, 2005. We believe we have put processes in place to begin to remedy the financial reporting deficiencies which caused the errors that required these restatements, but no assurances can be given that we will not be faced with these or other financial reporting deficiencies in the future.  See “Management’s Discussion and Analysis or Plan of Operation – Internal Control Over Financial Reporting.”

RISK FACTORS

An investment in our shares of common stock involves a high degree of risk and should not be purchased by anyone who cannot afford to lose their entire investment. You should consider carefully the risks set forth in this section, together with the other information contained in this prospectus, before making a decision to invest in our shares. Our business, operating results and financial condition could be seriously harmed and you could lose your entire investment by the occurrence of any of the following material risks.

Risks Related to Our Business

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of September 30, 2005, our total stockholders’ deficiency was $543,837 and we had a working capital deficit of $1,520,580. Primarily as a result of our losses, limited cash balances and debt obligations, our independent registered public accounting firm has included in its report for the year ended December 31, 2004 an explanatory paragraph expressing substantial doubt about our ability to continue as a “going concern.” Our ability to continue as a going concern is contingent upon, among other factors, the closing of this offering or obtaining alternate financing. If we are not able to complete this offering or obtain alternate financing, we may be forced to cease our operations.

We have a limited operating history on which to evaluate our potential for executing our business strategy. This makes it difficult to evaluate our future prospects and the risk of success or failure of our business.

We began our operations in February 2003 and your evaluation of our business and prospects will be based on our limited operating history. Consequently, our historical results of operations may not give you an accurate indication of our future results of operations or prospects. You must consider our business and prospects in light of the risks and difficulties we will encounter as an development stage company in a new and rapidly evolving market. We may not be able to address these risks and difficulties, which makes it difficult to evaluate our future prospects and the viability of our business.

We have experienced significant and continuing losses from operations. From inception through September 30, 2005, we have incurred accumulated net losses of $6,833,958. If such losses continue, we may not be able to continue our operations and you may lose your entire investment.

We incurred losses from operations of $1,815,887 in the nine months ended September 30, 2005, $2,007,291 for the year ended December 31, 2004 and $2,576,372 for the year ended December 31, 2003. From February 2003 to date, our operations have been funded almost entirely through the proceeds of approximately $2,400,000 that we have received from the issuance of our common stock in private placements, and $1,695,000 that we have received from the issuance of our 7% convertible promissory notes in two private financings in 2005. From inception through September 30, 2005, we incurred accumulated net losses of $6,833,958. If we continue to experience losses, we may not be able to continue our operations and you may lose your entire investment.

If we do not begin to generate meaningful revenues, we will need to seek additional financing which we may be unable to obtain on favorable terms when required, or at all, and we may therefore be unable to continue funding our operations.

We currently anticipate that the net proceeds of this offering, together with our available funds, will be sufficient to meet our anticipated needs for working capital and capital expenditures through at least the 18 months following the closing of this offering. However, we may need to raise additional funds prior to the end of this period or at a later date. We cannot be certain that additional financing will be available to us on favorable terms when required, or at all, and we may therefore be unable to continue funding our operations.

If we are unable to retain current clients and attract new clients, or if our clients do not actively submit defaulted consumer debt accounts on our DebtResolve system, we will not be able to generate revenues or continue our business.

We expect that our revenue will come from taking a success fee equal to a percentage of defaulted consumer debt accounts that are settled and collected through our online DebtResolve system, or from recurring license fees for the use of our system coupled with success or other transaction fees. We depend on our creditor clients, who include banks, lenders, credit card issuers, third-party collection agencies and purchasers of charged-off debt, to initiate the process by submitting defaulted consumer debt accounts on our system along with the settlement offers. We cannot be sure that we will be able to retain our existing, and enter into new, relationships with creditor clients in the future. In addition, we cannot be certain that we will be able to establish these creditor client relationships on favorable economic terms. Finally, we cannot control the number of accounts that our clients will submit on our system or whether the use of our system will result in any increase in recovery over traditional collection methods. If our client base, and their corresponding claims submission, does not increase significantly or experience favorable results, we will not be able to generate sufficient revenues to continue and sustain our business.

If we are unable to implement our marketing program, we will not be able to grow our client base and generate revenues.

Marketing our services in order to grow our client base of consumer creditors and generate revenues is crucial to the viability of our business. Currently, we are targeting our marketing efforts towards the settlement and collection of defaulted consumer debt accounts generated primarily in the United States. To grow our business, we will have to achieve market penetration in this segment and expand our service offerings and client base to include other segments and international creditor clients. We have limited previous experience marketing our services and may not be able to implement our sales and marketing initiatives. We may be unable to hire, retain, integrate and motivate sales and marketing personnel. Any new sales and marketing personnel may also require a substantial period of time to become effective. There can be no assurance that our marketing efforts will result in our obtaining new creditor clients or that we will be able to grow the base of creditors and consumers who use our services.

We may not be able to protect the intellectual property rights upon which our business relies, including our licensed patents, trademarks, domain name, proprietary technology and confidential information, which could result in our inability to utilize our technology platform, licensed patents or domain name, without which we may not be able to provide our services.

Our ability to compete in our sector depends in part upon the strength of our proprietary rights in our technologies. We consider our intellectual property to be critical to our viability. We do not hold patents on our consumer debt-related product, but rather license technology for our DebtResolve system from James D. Burchetta and Charles S. Brofman, the co-chairmen of our company, whose patented technology is now, and is anticipated to continue to be, incorporated into our service offerings as a key component. Unauthorized use by others of our proprietary technology could result in an increase in competing products and a reduction in our sales. We rely on patent, trademark, trade secret and copyright laws to protect our licensed and proprietary technology and other intellectual property. We cannot be certain, however, that the steps that we have taken to protect our proprietary rights to date will provide meaningful protection from unauthorized use by others. If we must pursue litigation in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others, we may not prevail and we are likely to incur substantial expenditures and divert valuable resources in the process. In addition, many foreign countries’ laws may not protect us from improper use of our proprietary technologies. Consequently, we may not have adequate remedies if our proprietary rights are breached or our trade secrets are disclosed.

If we are unable to build brand awareness for our company and our services, demand for our services will be limited.

We believe that building brand awareness of our DebtResolve system is important to increase demand for our services. Furthermore, we believe that brand awareness is a key differentiating factor among providers of online services, and given this, we believe that brand awareness will become increasingly important as competition is introduced in our target market. In order to increase brand awareness, we must devote significant time and resources in our marketing efforts, provide high-quality client support and increase the number of creditors and consumers using our services. While we may maintain a “Powered by Debt Resolve” logo on each screen that consumers view when they log on to the DebtResolve system, this logo may be inadequate to build brand awareness among consumers. If initial users do not perceive our services to be of high quality, the value of our brand could be diluted, which could decrease the attractiveness of our services to creditors and consumers. If we fail to promote and maintain our brand, our ability to generate revenues could be negatively affected. Moreover, if we incur significant expenses in promoting our brand and to generate a corresponding increase in revenue as a result of our branding efforts, our operating results would be negatively impacted.

The intellectual property rights that we license from our co-founders are limited in industry scope, and it is possible these limits could constrain the expansion of our business.

We do not hold patents on our consumer debt-related product, but rather license technology for our DebtResolve system from James D. Burchetta and Charles S. Brofman, the co-chairmen of our company, whose patented technology is now, and is anticipated to continue to be, incorporated into our service offerings as a key component.  This license agreement limits usage of the technology to the creation of software and other code enabling an automated system used solely for the settlement and collection of credit card receivables and other consumer debt and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees of all types.  The terms of the license agreement, which was amended and restated in June 2005, are described under “Business – Technology License and Proprietary Technology.” These limitations on usage of the licensed technology could constrain the expansion of our business by limiting the different types of debt for which our DebtResolve system can potentially be used, and limiting the potential clients that we could service.

In the future, we may be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to use certain technologies in the future and thereby result in loss of clients and revenue.

Litigation regarding intellectual property rights is common in the Internet and technology industries. We expect that Internet technologies and software products and services may be increasingly subject to third-party infringement claims as the number of competitors in our industry segment grows and the functionality of products and services in different industry segments overlaps. Under our license agreement, we have the right and obligation to control and defend against third-party infringement claims against us with respect to the patent rights that we license. Any claims relating to our services or intellectual property could result in costly litigation and be time consuming to defend, divert management’s attention and resources, cause delays in releasing new or upgrading existing products and services or require us to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may not be available on acceptable terms, if at all. There can be no assurance that our services or intellectual property rights do not infringe the intellectual property rights of third parties. A successful claim of infringement against us and our failure or inability to license the infringed or similar technology or content could prevent us from continuing our business.

Potential conflicts of interest exists with respect to the intellectual property rights that we license from our co-founders, and it is possible our interests and their interests may diverge.

We do not hold patents on our consumer debt-related product, but rather license technology for our DebtResolve system from James D. Burchetta and Charles S. Brofman, the co-chairmen of our company, whose patented technology is now, and is anticipated to continue to be, incorporated into our service offerings as a key component. This license agreement presents the possibility of a conflict of interest in the event that issues arise with respect to the licensed intellectual property rights, including the prosecution or defense of intellectual property infringement actions, where our interests may diverge from those of Messrs. Burchetta and Brofman. The license agreement provides that we will have the right to control and defend or prosecute, as the case may require, the patent rights licensed to us subject, in the case of pleadings and settlements, to the reasonable consent of Messrs. Burchetta and Brofman. Our interests with respect to such pleadings and settlements may be at odds with those of Messrs. Burchetta and Brofman, requiring them to recuse themselves from our decisions relating to such pleadings and settlements, or even from further involvement with our company. The terms of the license agreement, which was amended and restated in June 2005, are described under “Business — Technology License and Proprietary Technology.”

Upon completion of this offering, Messrs. Burchetta and Brofman will beneficially own approximately 30.5% of our outstanding shares of common stock. They have controlled our company since its inception. Under the terms of our license agreement, Messrs. Burchetta and Brofman will be entitled to receive stock options to purchase shares of our common stock if and to the extent the licensed technology produces specific levels of revenue for us. They will not be entitled receive any stock options for other debt collection activities such as off-line settlements. Messrs. Burchetta and Brofman will be substantially responsible for selecting the business direction we take, the products and services we may develop and the mix of businesses we may pursue. The license agreement may present Messrs. Burchetta and Brofman with conflicts of interest.

We have not made any previous acquisitions, and we may fail to successfully integrate acquisitions and reduce our operating expenses.

The integration of the businesses, assets and technologies we may acquire is critical to our strategy. Integrating the management and operations of these businesses, assets and technologies is time consuming, and we cannot guarantee we will achieve any of the anticipated synergies and other benefits expected to be realized from acquisitions. We have no experience with making acquisitions and we expect to face one or more of the following difficulties:

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difficulty integrating the products, services, financial, operational and administrative functions of acquired businesses, especially those larger than us,

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delays in realizing the benefits of our strategies for an acquired business which fails to perform in accordance with expectations,

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diversion of management’s attention from our existing operations since acquisitions often require substantial management time, and

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acquiring businesses with unknown liabilities, software bugs or adverse litigation and claims.

We may pay too much for, or collect too little on, defaulted consumer debt portfolios that we may purchase.

We may pursue the acquisition of defaulted consumer debt portfolios to process through our DebtResolve system, an area in which we have little experience. These are consumer debt portfolios that the credit originator has deemed uncollectible and has charged-off, generally after making numerous attempts to collect on them. We may not be able to consummate any acquisitions of defaulted consumer debt portfolios on favorable terms, if at all, and our inexperience may impair our ability to manage and collect on such consumer debt portfolios. These defaulted consumer debt portfolios are difficult to collect and we may not collect even a sufficient amount to cover the cost of acquiring them. Also, as we have no experience with pricing defaulted consumer debt portfolios, we may pay too much for these portfolios and, consequently, we may not generate a profit from these consumer debt portfolio acquisitions.

Moreover, if we decide to pursue the acquisition of defaulted consumer debt portfolios to process through our DebtResolve system, we will: (i) have to expand our operations , (ii) face new operational risks that we cannot predict at this time, (iii) become subject to increased government regulation and (iv) be subject to material changes in our financial statements and financial reporting. Specifically:

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our expansion into this line of business could result in the need to enter into potentially complex financing arrangements, resulting in the need to manage those relationships and the potential interest rate risk and credit risk associated with them,

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accounting for this activity would require that we become familiar with the applicable accounting regulations, with which we are not currently familiar,

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our accounting would also become more complex, requiring combining the results of our proposed debt-buying subsidiary into our consolidated financial statements, and

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we would incur additional costs associated with the start-up of our proposed debt-buying subsidiary, including legal, filing fees and other start-up costs associated with establishing this potential line of business.

In addition:

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federal, state, local and foreign laws may limit our ability to recover and enforce any acquired defaulted consumer debt portfolios regardless of any act or omission on our part,

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some laws and regulations applicable to credit originators may preclude us from collecting on defaulted consumer debt portfolios we may purchase if the credit originator previously failed to comply with applicable law in generating or servicing those consumer debt receivables, collection laws and regulations may also directly apply to our business,

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additional consumer protection and,

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privacy protection laws may be enacted that would impose additional requirements on the enforcement of and collection on defaulted consumer debt, and any new laws, rules or regulations that may be adopted, as well as existing consumer protection and

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privacy protection laws, may adversely affect our ability to collect on any acquired defaulted consumer debt portfolios, and

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federal and state governmental bodies are considering, and may consider in the future, other legislative proposals that would regulate the collection of any acquired defaulted consumer debt portfolios, and although we cannot predict if or how any future legislation would impact this proposed expansion of our business, our failure to comply with any current or future laws or regulations applicable to us could limit our ability to collect on any acquired defaulted consumer debt portfolios

If any of these or similar risks materialize, we may have to scale back or eliminate our proposed debt portfolio acquisitions and business.

If we cannot compete against competitors that enter our market, demand for our services will be limited, which would likely result in our inability to continue our business.

We are aware of two companies that have recently announced software offerings that may be competitive with the DebtResolve system and which may compete with us for market share.  Incurrent Solutions, Inc., a division of Online Resources Corp., announced a collection offering in fall 2004, and Apollo Enterprises Solutions, LLC announced an online collection offering in fall 2004. Their offerings are described under “Business – Competition.”  Additional competitors could emerge in the online defaulted consumer debt market.  These and other possible new competitors may have substantially greater financial, personnel and other resources, greater adaptability to changing market needs, longer operating histories and more established relationships in the banking industry than we currently have. In the future, we may not have the resources or ability to compete. As there are few significant barriers for entry to new providers of defaulted consumer debt services, there can be no assurance that additional competitors with greater resources than ours will not enter our market. Moreover, there can be no assurance that our existing or potential creditor clients will continue to use our services on an increasing basis, or at all. If we are unable to develop and expand our business or adapt to changing market needs as well as our competitors are able to do, now or in the future, we may not be able to continue our business.

We are dependent upon maintaining and expanding our computer and communications systems. Failure to do so could result in interruptions and failures of our services which would make our services less attractive to consumers, and therefore subject us to lost revenue as a result of a possible loss of creditor clients.

Our ability to provide high-quality client support largely depends on the efficient and uninterrupted operation of our computer and communications systems to accommodate our creditor clients and the consumers who use our system. In the terms and conditions of our standard form of licensing agreement with our clients, we agree to make commercially reasonable efforts to maintain uninterrupted operation of our DebtResolve system 99.99% of the time, except for scheduled system maintenance. In the normal course of our business, we must record and process significant amounts of data quickly and accurately to access, maintain and expand our DebtResolve system. Any failure of our information systems, software or backup systems would interrupt our operations and could cause us to lose clients. We are exposed to the risk of network and Internet failure, both through our own systems and those of our service providers. While our utilization of redundant transmission systems can improve our network’s reliability, we cannot be certain that our network will avoid downtime. Substantially all of our computer and communications hardware systems are hosted in leased facilities with AT&T in New Jersey , and under the terms of our hosting service level agreement with AT&T, AT&T will provide network connectivity availability 99.9% of the time from the connection off their backbone to our hosted infrastructure. Our disaster recovery plan may not be adequate and our business interruption insurance may not adequately compensate us for losses that could occur as a result of a network-related business interruption. The occurrence of a natural disaster or unanticipated problems at our facilities or those of our service providers could cause interruptions or delays in use of our DebtResolve system and loss of data. Additionally, we rely on third parties to facilitate network transmissions and telecommunications. We cannot assure you that these transmissions and telecommunications will remain either reliable or secure. Any transmission or telecommunications problems, including computer viruses and other cyberattacks, particularly if those problems persist or recur frequently, could result in lost business from creditor clients and consumers. Network failures of any sort could seriously affect our client relations, potentially causing clients to cancel or not renew contracts with us.

We may not be able to anticipate, manage or adopt technological advances within our industry, which could result in our services becoming obsolete and no longer in demand.

Our business relies on computer and telecommunications technologies. Our ability to integrate these technologies into our business is essential to our competitive position and our ability to execute our business strategy. Computer and telecommunications technologies are evolving rapidly and are characterized by short product life cycles. We may not be able to anticipate, manage or adopt technological changes on a timely basis. While we believe that our existing information systems are sufficient to meet our current demands and continued expansion, our future growth may require additional investment in these systems so we are not left with obsolete computer and telecommunications technologies. We depend on having the capital resources necessary to invest in new technologies for our business. We cannot assure you that adequate capital resources will be available to us at the appropriate time.

James D. Burchetta and Richard G. Rosa possess specialized knowledge about our business and we would be adversely impacted if either one were to become unavailable to us.

We believe that our ability to execute our business strategy will depend to a significant extent upon the efforts and abilities of James D. Burchetta, our Chief Executive Officer, and Richard G. Rosa, our Senior Vice President and Chief Technology Officer. Mr. Burchetta, who is a licensor of key intellectual property to us, has knowledge regarding online debt collection technology and business contacts that would be difficult to replace. Mr. Rosa has technical expertise regarding our system that our other officers do not possess. If Messrs. Burchetta or Rosa were to become unavailable to us, our operations would be adversely affected. We are in the process of obtaining “key-man” life insurance for our benefit in the amount of $1,000,000 on the lives of each of Messrs. Burchetta and Rosa, but not for any other officer. This insurance may be inadequate to compensate us for the loss of either Mr. Burchetta or Mr. Rosa. Moreover, we have no insurance to compensate us for the loss of any other of our named executive officers or key employees.

Risks Related to Our Industry

Our clients’ ability to recover and enforce defaulted consumer debt may be limited under federal, state, local and foreign laws, which would negatively impact our revenues.

Federal, state, local and foreign laws may limit our creditor clients’ ability to recover and enforce defaulted consumer debt regardless of any act or omission on their part or our part. Additional consumer protection and privacy protection laws may be enacted that would impose additional requirements on the enforcement and collection of consumer debt. Any new laws, rules or regulations that may be adopted, as well as existing consumer protection and privacy protection laws, may adversely affect our ability to settle defaulted consumer debt accounts on behalf of our clients and could result in decreased revenues to us. We cannot predict if or how any future legislation would impact our business or our clients. In addition, we cannot predict how foreign laws will impact our ability to expand our business internationally, and the cost of such expansion. Our failure to comply with any current or future applicable laws or regulations could limit our ability to settle defaulted consumer debt claims on behalf of our clients, which could adversely affect our revenues.

Government regulation and legal uncertainties regarding consumer credit and debt collection practices may require us to incur significant expenses in complying with any new regulations.

A number of our existing and potential creditor clients, such as banks and credit card issuers, operate in highly regulated industries. We are indirectly impacted by consumer credit and debt collection practices laws , both in the United States and abroad. The relationship of a consumer and a creditor is extensively regulated by federal, state, local and foreign consumer credit and protection laws and regulations. Governing laws include the Fair Debt Collection Practices Act, Fair Credit Reporting Act, the Federal Truth-In-Lending Act, the Fair Credit Billing Act and the Gramm-Leach-Bliley Act, as well as applicable comparable statutes in the states in which consumers reside.

Failure of these parties to comply with applicable federal, state, local and foreign laws and regulations could have a negative impact on us. For example, applicable laws and regulations may limit our ability to collect amounts owing with respect to defaulted consumer debt accounts, regardless of any act or omission on our part. We cannot assure you that any indemnities received from the financial institutions which originated the consumer debt account will be adequate to protect us from liability to consumers. Any new laws or rulings that may be adopted, and existing consumer credit and protection laws, may adversely affect our ability to collect and settle defaulted consumer debt accounts. In addition, any failure on our part to comply with such requirements could adversely affect our ability to settle defaulted consumer debt accounts and result in liability. In addition, state or foreign regulators may take the position that our system effectively constitutes the collection of debts that is subject to licensing and other laws regulating the activities of collection agencies. If so, we may need to obtain licenses from such states , or such foreign countries where we may engage in business. Until licensed, we will not be able to lawfully deal with consumers in such states or foreign countries. Moreover, we will likely have to incur expenses in obtaining licenses, including applications fees and post statutorily required bonds for each license.

We face potential liability that arises from our handling and storage of personal consumer information concerning disputed claims and other privacy concerns.

Any penetration of our network security or other misappropriation of consumers’ personal information could subject us to liability. Other potential misuses of personal information, such as for unauthorized marketing purposes, could also result in claims against us. These claims could result in litigation. In addition, the Federal Trade Commission and several states have investigated the use by certain Internet companies of personal information. Legislation has been introduced in the U.S. Senate that would mandate data-security management steps for many businesses and a nationwide standard for notifying consumers of security breaches. The legislation would require companies that store information on more than 10,000 people to create a data privacy and protection program, including assessing, maintaining and controlling risks to data privacy and security. Businesses would have to provide employee training, perform vulnerability tests and ensure that third-party service providers have adequate security programs. We could incur unanticipated expenses, especially in connection with our settlement database, if and when new regulations regarding the use of personal information are enacted.

In addition, pursuant to the Gramm-Leach-Bliley Act, our financial institution clients must require us to include in their contracts with us that we have appropriate data security standards in place. The Gramm-Leach-Bliley Act stipulates that we must protect against unauthorized access to, or use of, consumer debtor information that could be detrimentally used against or result in substantial inconvenience to any consumer debtor.  Detrimental use or substantial inconvenience is most likely to result from improper access to sensitive consumer debtor information because this type of information is most likely to be misused, as in the commission of identity theft.  We believe we have adequate policies and procedures in place to protect this information; however, if we experience a data security breach that results in any penetration of our network security or other misappropriation of consumers’ personal information, or if we have an inadequate data security program in place, our financial institution clients may consider us to be in breach of our agreements with them.

Government regulation and legal uncertainties regarding the Internet may require us to incur significant expenses in complying with any new regulations.

The laws and regulations applicable to the Internet and our services are evolving and unclear and could damage our business. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. This legislation could expose us to substantial liability or require us to incur significant expenses in complying with any new regulations. Local telephone carriers have petitioned the Federal Communications Commission to regulate the Internet and to impose access fees. Increased regulation or the imposition of access fees could substantially increase the costs of communicating on the Internet, potentially decreasing the demand for our services. A number of proposals have been made at the federal, state and local level and in foreign countries that would impose additional taxes on the sale of goods and services over the Internet. Such proposals, if adopted, could adversely affect us. Moreover, the applicability to the Internet of existing laws governing issues such as personal privacy is uncertain. We may be subject to claims that our services violate such laws. Any new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could adversely affect our business.

Risks Related to the Offering

There has previously been no active public market for our common stock and our stockholders may not be able to resell their shares at or above the price at which they purchased them, or at all.

Prior to this offering, there has been no active public market for our common stock. We cannot predict the extent to which a trading market will develop or how liquid that market may become. The initial public offering price may not be indicative of prices that will prevail in the trading market. The trading price of our common stock following this offering is therefore likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

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quarterly variations in our results of operations or those of our competitors,

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announcements by us or our competitors of acquisitions, new products or services, significant contracts, commercial relationships or capital commitments,

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disruption to our operations or our data centers,

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declines in accounts submitted by our creditor clients for settlement through our DebtResolve system,

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declines in collections through our DebtResolve system,

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commencement of, or our involvement in, litigation,

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any major change in our board of directors or management,

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changes in governmental regulations or in the status of our regulatory approvals, and

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general economic market conditions and other factors, including factors unrelated to our own operating performance.

In addition, the stock market in general and, in particular, stock prices for technology-based companies have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the underlying companies. Such fluctuations may be even more pronounced in the trading market shortly following this offering. These broad market and industry factors may seriously impact negatively the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

We were recently required to restate our financial results due to insufficient internal controls. No assurances can be given that we will be able to remedy these deficiencies or that similar restatements will not be required in the future.

On August 16, 2005, our independent auditors reported to our audit committee certain matters involving internal controls that our independent auditors considered to be reportable conditions and a material weakness under standards established by the American Institute of Certified Public Accountants. The reportable conditions and material weakness related to the June 30, 2005, March 31, 2005, December 31, 2004 and December 31, 2003 financial closing process and inadequate reviews and approvals of transactions and accounting entries, as well as errors which resulted in financial reports that will be restated for these periods. These reportable conditions and material weakness also existed in part as of September 30, 2005. The restated financial reports for the years ended December 31, 2004 and 2003 are included in the financial pages of this prospectus , and the impact of the restatement to the March 31, 2005 financial statements is included in our September 30, 2005 financial information included in the financial pages of this prospectus. While we believe we have put processes in place to begin to remedy these deficiencies, no assurances can be given that we will not be faced with these or other financial reporting deficiencies in the future. Any such deficiencies may require us to restate our financial results again, which could adversely effect the credibility of our reported results and the price of our common stock.

Given these reportable conditions and material weakness, our Chief Executive Officer and our Chief Financial Officer concluded that our disclosure controls and procedures were not effective at the “reasonable assurance” level due to reporting errors which occurred with respect to our financial reports for the years ended December 31, 2004 and 2003 and the three months ended March 31, 2005, which required the restatement of these reports. Our management has since devoted additional resources to resolving questions that arose during the preparation of our quarterly report on Form 10-QSB for the nine months ended September 30, 2005. As a result, our executive and financial officers have, as required, certified that our financial statements for the nine months ended September 30, 2005 and 2004, as well as our restated financial statements for the years ended December 31, 2004 and 2003, fairly present, in all material respects, our financial condition and results of operations. Our management believes that the reportable conditions noted above stem from our operational growth. Our management has worked closely with our audit committee to develop improved internal controls, including hiring additional accounting staff and documenting accounting control procedures. Our management believes that this new infrastructure will assist in alleviating these weaknesses going forward, but we cannot assure you that weaknesses will never occur.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions.

Commencing the year ending December 31, 2007, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. Assigned to accounting issues at present are only our Chief Financial Officer and one staff accountant, which may be deemed to be inadequate. Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses, which as a smaller public company may be disproportionately high.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, new SEC regulations and stock market rules, are creating uncertainty for development stage companies like us. These new and changing laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards will likely result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In particular, our efforts to comply with Section 404 of the Sarbanes-Oxley Act and the related regulations regarding our required assessment of our internal controls over financial reporting and our independent registered public accounting firm’s audit of that assessment will require the commitment of significant financial and managerial resources. We expect these efforts to require the continued commitment of significant resources.

Further, our board members, chief executive officer and chief financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified board members and executive officers, which could slow down our business and potentially cause us to not comply with the American Stock Exchange’s, or AMEX, requirement that a majority of our board of directors must be composed of “independent directors,” which is defined under the American Stock Exchange listing standards generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. While a company listing in connection with an initial public offering is not required to have a majority of independent directors until one year after listing, it must phase in the members of its audit, compensation, and nominations and governance committees with one independent member upon listing, a majority of independent members within 90 days after listing, and all independent members within one year after listing. Currently, only two of our five directors are considered to be “independent,” and we may not be able to attract or retain additional independent directors to join our board and board committees, which could potentially cause the American Stock Exchange to delist our stock.  If we are unable to fully comply with new or changed laws, regulations and standards, or if our efforts differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be negatively affected and our stock price may suffer.

If we cannot meet the continuing listing requirements of the American Stock Exchange and related rules, such exchange may delist our securities, which could negatively affect the price of our securities and your ability to sell our securities.

Simultaneously with the closing of this offering, our shares of common stock are expected to trade on AMEX. In the future, we may not be able to meet the continuing listing requirements of AMEX and AMEX rules, which require, among other things, a majority of “independent” directors on our board of directors and timely filing of our quarterly and annual reports with the SEC. AMEX will consider the suspension in trading in, or removal from listing of, our securities when, in the opinion of AMEX our financial condition or operating results appear to be unsatisfactory (for example, if we do not have at least $4,000,000 in stockholders’ equity and have net losses or losses from continuing operations in the last five fiscal years), the public distribution or aggregate market value of our securities has become so reduced as to make further dealings on AMEX inadvisable (for example, if the number of our publicly-held shares, excluding any held by affiliates and controlling stockholders, is less than 200,000, our total number of public stockholders is less than 300 or the aggregate market value of our publicly-held shares is less than $1,000,000 for 90 days), we have disposed of our principal operating assets or ceased to be an operating company, we fail to comply with our listing agreements with AMEX, or any other event occurs or any condition exists that makes further dealings on AMEX unwarranted. If we are unable to satisfy AMEX criteria for continued listing, our common stock could be subject to delisting. Trading, if any, of our common stock would thereafter be conducted in the National Association of Securities Dealers, Inc.’s “over-the-counter bulletin board” or on the “pink sheets.” As a consequence of any such delisting, the public price of our common stock could be adversely affected and a stockholder would likely find it more difficult to dispose of, or to obtain accurate quotations as to the prices of, our common stock.

We will have broad discretion over how we use the proceeds of this offering, and we may use them for corporate purposes that do not immediately enhance our profitability or market share.

Our management will have considerable discretion in the application of the net proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. We may use the net proceeds from this offering for corporate purposes that do not immediately enhance our profitability or increase our market value.

You will suffer an immediate and substantial dilution in the shares you purchase.

The assumed initial public offering price of $5.00 per share of common stock is substantially higher than the pro forma net tangible book value per share of our outstanding shares immediately after the offering. As a result, investors purchasing shares in this offering will incur immediate and substantial dilution of approximately $3.36 per share, or approximately 67.2% of the assumed offering price. See “Dilution” for a more detailed description of the dilution you will experience if you purchase our shares in this offering. The exercise of outstanding and reserved stock options to purchase 2,835,653 shares of common stock and warrants to purchase 1,057,378 shares of common stock, and future stock issuances as well as additional potential future issuances of stock options under our licensing agreement, may result in significant further dilution to investors. Of these securities, we expect to issue stock options to purchase 1,873,336 shares of common stock and warrants to purchase 366,720 shares of common stock prior to the completion of this offering.  If our outstanding and reserved stock options to purchase 2,835,653 shares of common stock and warrants to purchase 1,057,378 shares of common stock were exercised at the closing of this offering, and assuming the underwriter exercises its over-allotment option, investors purchasing shares in this offering would see net dilution of approximately $1.83 per share.

There may be substantial sales of our common stock after the expiration of lock-up periods, which could cause our stock price to fall.

After this offering, 5,798,851 shares of our common stock will be outstanding. All of the shares of our common stock sold in this offering will be freely tradable, except for shares purchased by any of our existing “affiliates,” as that term is defined in Rule 144 under the Securities Act, which generally includes executive officers, directors and 10% stockholders. Of the 5,798,851 shares of our common stock to be outstanding at the closing of this offering, 2,043,990 shares will be locked-up as a result of agreements that existing stockholders have signed restricting their ability to transfer our stock for 15 months after the date of this prospectus, and 745,519 shares (including 317,058 shares issuable upon the exercise of outstanding warrants) being registered for sale under our selling stockholder resale propsectus will be similarly locked-up for six months after the date of this prospectus. In addition, the potential future exercise of stock options to purchase our common stock, including stock options that may be earned by Messrs. Burchetta and Brofman as part of our license agreement with them, could result in our issuing a significant number of additional shares of common stock. Sales of a substantial number of shares of our common stock could cause the price of our common stock to fall and could impair our ability to raise capital by selling additional securities.

You will have limited ability to influence corporate matters and any actions you may not agree with may be implemented by our management without your consent.

Following the closing of this offering, investors in this offering will hold 2,400,000 shares of our common stock, representing approximately 41.4% of our outstanding shares. Therefore, such investors, even if acting together, will not be in a position to control our management and will not, as a result of such ownership, be able to prevent any corporate transactions or other extraordinary business decisions.

Our executive officers, directors and 5% stockholders will control approximately 31.1% of our outstanding shares following the closing of this offering. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

Our common stock may be considered a “penny stock” and may be difficult to trade.

The SEC has adopted regulations which generally define “penny stock” as an equity security with a market or exercise price of less than $5.00 per share, subject to specific exemptions. The offering price of our shares in this offering is $5.00 per share. The market price of our common stock is likely to fluctuate and could drop below $5.00 per share in the future and, consequently, may be designated as a “penny stock” according to SEC rules. Under these rules, broker dealers who recommend such securities to persons other than institutional accredited investors must: transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

•

make a special written suitability determination for the purchaser,

•

receive the purchaser’s written agreement to a transaction prior to sale,

•

provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies, and

•

obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities. In addition, you may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. In addition, advanced notice is required prior to stockholder proposals.

Delaware law also could make it more difficult for a third party to acquire us. Specifically, Section 203 of the Delaware General Corporation Law may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus are forward-looking statements that involve risks and uncertainties. In some cases, you can identify forward-looking statements by our use of words such as “may,” “could,” “should,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue” or the negative or other variations of these words and other similar words. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance, achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other factors include, among others, those discussed in more detail under the heading “Risk Factors” and elsewhere in this prospectus.

Our forward-looking statements are based on our current expectations, intentions and beliefs as of the date of this prospectus. Although we believe that the expectations reflected in our forward-looking statements are reasonable as of the date of this prospectus, we cannot guarantee future results, acquisitions of new creditor clients, settlement volumes or amounts, levels of activity, performance or achievements or other future events. You should not place undue reliance on our forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ seriously from expectations are:

•

changes in the business practices of credit originators in terms of outsourcing defaulted consumer debt settlement and collection to third-party service providers,

•

changes in government regulations that affect our ability to collect sufficient amounts for our clients on defaulted consumer debt,

•

our ability to employ and retain qualified employees,

•

changes in the credit or capital markets, which affect our ability to borrow money or raise capital to service defaulted consumer debt or purchase portfolios of defaulted consumer debt,

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the degree and nature of our competition,

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our ability to comply with the provisions of the Sarbanes-Oxley Act of 2002,

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our ability to make strategic acquisitions or purchase defaulted consumer debt portfolios at appropriate prices,

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the sufficiency of our funds generated from operations, existing cash and available borrowings to finance our current operations, and

•

the other factors referenced in this prospectus, such as those described under “Risk Factors,” “Management’s Discussion and Analysis or Plan of Operation” and “Business.”

USE OF PROCEEDS

We estimate that we will receive net proceeds of $9,860,000 from the sale of 2,400,000 shares of common stock being offered at an assumed initial public offering price of $5.00 per share after deducting $1,560,000 for underwriting discounts and commissions and our underwriter’s non-accountable expense allowance and estimated expenses of approximately $580,000, which includes legal, accounting, printing costs and various fees associated with the registration and listing of our shares. If the underwriter exercises its right to purchase an additional 360,000 shares of common stock, we will receive an additional $1,620,000 after deducting $180,000 for underwriting discounts and commissions. Assuming no exercise of our underwriter’s over-allotment option, we intend to use the net proceeds of the offering as follows:

	Application of Net Proceeds	Percentage of Net Proceeds
Business development, marketing and client support(1)	$2,850,000	28.9%
Research and product development(2)	2,000,000	20.3%
Repayment of outstanding promissory notes(3)	979,695	9.9%
Investment in default consumer debt portfolios and possible acquisitions(4)	2,000,000	20.3%
Working capital and general corporate purposes(5)	2,030,305	20.6%
Total	$9,860,000	100.0%

——————

(1)

Includes the hiring of additional personnel (including sales personnel) and the expenditures associated with marketing and supporting our DebtResolve system. See “Business — Sales and Marketing.”

(2)

Consists of costs anticipated to be incurred in connection with the development of new versions of our software platform and modules. See “Business — The DebtResolve System.”

(3)

Represents the repayment of 50% of the principal and accrued interest through January 15, 2006 on our 7% convertible promissory notes due June 2006 issued in our private financing in June/September 2005. The proceeds of the notes were used by us for working capital purposes. See “Prospectus Summary — Private Financings.”

(4)

Represents funds that we may utilize for acquisitions of, or investments in, defaulted consumer debt portfolios that we can manage and collect through our DebtResolve system. Funds may also be utilized to finance other possible strategic acquisitions of businesses, assets and technologies that complement our business. We have no commitments or agreements as of the date of this prospectus with regard to any acquisitions or investments. Any funds not utilized as consideration for the purpose of acquiring defaulted debt portfolios or other possible strategic acquisitions may be used for working capital and general corporate purposes or for other purposes our management may identify. See “Risk Factors — Failure to integrate acquisitions and reduce our operating expenses could cause our future financial results to suffer” and “— Failure to manage or collect on defaulted consumer debt portfolios that we may purchase could cause our future financial results to suffer.”

(5)

Working capital and general corporate purposes include amounts required to pay officers’ salaries, professional fees, ongoing public reporting costs, office-related expenses and other corporate expenses, including interest, payment of short-term notes and overhead. Any additional net proceeds received from the exercise of the underwriter’s over-allotment option will be used for working capital and general corporate purposes or for other purposes our management may identify. See “Risk Factors — We will have broad discretion over how we use the proceeds of this offering, and we may use them for corporate purposes that do not immediately enhance our profitability or market share.”

Pending use of the proceeds of this offering, we will invest the net proceeds of this offering in short-term, investment grade, interest-bearing instruments. We currently anticipate that the net proceeds of this offering, together with our available funds, will be sufficient to meet our anticipated needs for working capital and capital expenditures through at least the 18 months following the closing of this offering.

The allocation of the net proceeds of this offering set forth above represents our best estimates based upon our current plans and assumptions regarding industry and general economic conditions and our future revenues and expenditures. If any of these factors change, it may be necessary or advisable for us to reallocate some of the proceeds within the above-described categories or to use portions for other purposes. Investors will be relying on the judgment of our management regarding application of the net proceeds of this offering.

DILUTION

Dilution is the difference between the assumed initial public offering price of $5.00 per share you will pay for each of our shares of common stock and the net tangible book value per share of those shares immediately after you purchase them. You will experience an immediate and substantial dilution of $3.36 out of the $5.00 you pay for a share because the net tangible book value of your shares will immediately be reduced to $1.64 per share.

At September 30, 2005, we had a negative net tangible book value of $(751,535) or $(0.25) per share of common stock, after adjusting for our proposed 1-for-10 reverse stock split of our outstanding shares prior to the closing of this offering. Net tangible book value per share represents the amount of total tangible assets less liabilities, divided by 2,970,390, the adjusted number of shares of our common stock outstanding at September 30, 2005 (after the proposed reverse stock split). After giving consideration to the sale of the shares in this offering and conversion of the convertible notes, (assuming no exercise of the over-allotment or the underwriter’s warrant and no exercise of our outstanding stock options and warrants, as well as excluding shares of our common stock available for award under our 2005 Incentive Compensation Plan) and all the other adjustments and assumptions contained in the September 30, 2005 as adjusted amounts, the adjusted net tangible book value at September 30, 2005 would have been $9,499,457 or $1.64 per share. This represents an immediate increase in net tangible book value of $1.89 per share to the existing stockholders and an immediate and substantial dilution to new investors of $3.36 per share or 67.2% of the assumed initial public offering price.

The following table illustrates the per share dilution:

Assumed initial public offering price per share		$5.00

Net tangible per share book value before this offering	$(0.25)

Pro forma increase attributable to new investors, including convertible note holders	$1.89

Pro forma net tangible book value per share after this offering		$1.64

Pro forma dilution per share to new investors in this offering		$3.36

If the underwriter exercises its over-allotment option in full, the pro forma net tangible book value after this offering would be approximately $1.81 per share (after deducting estimated underwriting discounts and commissions on estimated offering expenses to be paid by us), which would result in dilution to investors of approximately $3.19 based on 360,000 shares.

The following table shows the number of shares of our common stock to be owned following this offering by our executive officers, directors and affiliated persons, existing stockholders, holders of our 7% convertible promissory notes following conversion in accordance with their terms and new investors.

	Shares Acquired		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Executive officers, directors and affiliated persons	1,801,990	31.07%	$1,741,287	9.56%	$0.97
Existing stockholders	1,168,400	20.15%	2,649,522	14.55%	2.27
Holders of convertible notes	426,461	7.39%	1,820,966	10.00%	4.25
New investors	2,400,000	41.39%	12,000,000	65.89%	5.00
Total	5,798,851	100.00%	$18,211,775	100.00%

CAPITALIZATION

The table below sets forth our current liabilities and capitalization as of September 30, 2005. The as adjusted information gives effect to:

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receipt of net proceeds of approximately $9,860,000 from the sale of 2,400,000 shares at an assumed initial public offering price of $5.00 per share;

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a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of this offering; and

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the conversion of the principal and accrued interest on $800,000 of our 7% convertible promissory notes issued in our April 2005 private financing and 50% of the principal and accrued interest through January 15, 2006 on $1,895,000 of our 7% convertible promissory notes issued in our June/September 2005 private financing into 428,461 shares of common stock; and

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the accelerated amortization of the remaining $913,577 of deferred debt discount and $207,698 of deferred financing costs related to our April 2005 and June/September 2005 private financings.

	As of September 30,
	2005	2005
	Actual	As Adjusted
	(unaudited)	(unaudited)
Current liabilities:
Accounts payable	$343,213	$343,213
Accrued expenses	124,219	18,558
Convertible notes and notes payable	1,781,423	–
Total liabilities	2,248,855	361,771

Commitments and contingencies	–	–

Stockholders’ equity:
Preferred stock, 10,000,000 shares authorized, $.001 par value, none issued and outstanding	–	–
Common stock, 50,000,000 shares authorized, $0.001 par value, 2,970,390 and 5,798,851 shares issued and outstanding, respectively(1)	29,704	5,799
Capitalized royalty fees	–	974,450
Additional paid-in capital	6,260,417	16,474,441
Deficit accumulated during the development stage	(6,833,958)	(7,955,233)
Total stockholders’ (deficiency) equity	(543,837)	9,499,457

Total liabilities and stockholders’ equity	$1,705,018	$9,861,228

——————

(1)

The shares issued and outstanding have been restated to reflect a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of this offering. As adjusted, they reflect the issuance of 428,461 shares of common stock to holders of convertible notes and 2,400,000 shares of common stock issued in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included in this prospectus. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We are development stage company. Since our inception, we have devoted substantially all of our efforts to planning, research and development activities, and raising capital. In February 2004, we implemented the DebtResolve system on a test basis with a collection agency. In June and November 2004, we implemented our system with our second and third clients, respectively, and began generating nominal revenue based on a percentage of the amount of debt collected by these clients. To date, we have ten clients under contract, five of which are operational.

Since completing initial product development in early 2004, we have marketed our service primarily to consumer credit card issuers, collection agencies and the buyers of defaulted debt in the United States and Europe. We intend to market our service to other segments served by the collections industry worldwide. For example, we believe that our system will be especially valuable for the collection of low balance debt, such as that held by utility companies and online service providers, where the cost of traditionally labor intensive collection efforts may exceed the value collected. We also intend to pursue past-due Internet-related debt, such as that held by sellers of sales and services online. We believe that consumers who incurred their debt over the Internet will be likely to respond favorably to an Internet-based collection solution. In addition, creditors of Internet-related debt usually have access to debtors’ e-mail addresses, facilitating the contact of debtors directly by e-mail. We believe that expanding to more recently past-due portfolios of such debt will result in higher settlement volumes, improving our clients’ profitability by increasing their collections while reducing their cost of collections. We do not anticipate any material incremental costs associated with developing our capabilities and marketing to these creditors, as our existing DebtResolve system can already handle this type of debt and we make contact with these creditors in our normal course of business.

We have prepared for our entry into the European debt collection market by reviewing our mode of business and modifying our contracts to comply with appropriate European privacy, debtor protection and other applicable regulations. We expect that, initially, our expenses associated with servicing our United Kingdom and other European clients will be minimal, consisting primarily of travel expense to meet with those clients and additional legal fees, as our European contracts, although already written to conform to European regulations, may require further customization. We have begun identifying and preliminarily negotiating with companies that have the capability to provide local, outsourced European customer service support for us on an as-needed basis, the expense of which will be variable with the level of business activity. We may incur additional costs, which we cannot anticipate at this time, if we determine to expand into Canada and other foreign countries.

Our revenues to date have been insignificant. We have financed our activities to date through our management’s contributions of cash, the forgiveness of royalty and consulting fees, the proceeds from sales of our common stock in private placement financings and the proceeds of our 7% convertible promissory notes in two private financings. In connection with our marketing and client support goals, we expect our operating expenses to be approximately $950,000 per quarter and to increase as we employ additional technicians, sales staff and client support representatives. We expect that salaries and other compensation expenses will continue to be our largest category of expense, while travel, legal, and other sales and marketing expenses will grow as we expand our sales, marketing and support capabilities. Our web hosting expense will also grow in tandem with expanded usage, but will be a minor expense compared to expected revenues associated with that growth. Effective utilization of our system will require a change in thinking on the part of the collection industry, but we believe the effort will result in new collection benchmarks. We intend to provide detailed advice and hands-on assistance to clients to help them make the transition to our system.

Our current contracts provide that we will earn revenue based on a percentage of the amount of debt collected from accounts submitted on our DebtResolve system or based on recurring license fees coupled with success or other transaction fees. Although other revenue models have been proposed, all revenue earned to date has been determined using the “percent of debt collected” method, and such revenue is recognized when the settlement amount of debt is collected by our client. For the early adopters of our system, we waived set-up fees and other transactional fees that we anticipate charging on a going-forward basis. While the “percent of debt collected” model will continue to be a revenue recognition method going forward, other payment models are also being offered to clients and could possibly become our preferred revenue model. Most contracts currently in process include provisions for set up fees, and base revenue on a monthly licensing fee per account with small transaction fee on debt settlement. In addition, with respect to our DR Prevent™ module, we expect that a licensing fee per account on our system, and/or the hybrid revenue model which will include both fees per account and transaction fees at settlement, may become the preferred revenue methods. As we expand our knowledge of the industry, we have become aware that different revenue models may be more appropriate for the individual circumstances of our potential clients, and our expanded choice of revenue models reflects that knowledge.

We have also made plans to enter into the business of purchasing and collecting debt. Through a subsidiary we propose to form for this purpose, we plan to buy portfolios of charged-off debts at a significant discount to their face value and, through subcontracted, licensed debt collectors, attempt to collect on that debt by utilizing both our DebtResolve system and also traditional collection methods. We believe that, in addition to the actual revenues earned from this venture, by buying and settling these consumer debts, and especially opportunistic, internet related debt, such as debts associated with ISPs and e-commerce merchants, we will develop a new paradigm for the collection of such debts, as well as develop “best practice” usage methods, which we can then share with our core clients.

Our plans call for us to co-own these charged-off debt portfolios along with investment partners, enabling us to diversify our investment and potentially mitigate risks in this sector by taking small percentage positions in many larger pools. Revenue streams associated with this business will include servicing fees earned and paid, collections of principal in excess of the price paid, interest earned on purchased debt and paid to investment partners, and, from time to time, gains on the resale of remaining balances. We may also expect to earn increased revenues from the use of our DebtResolve system by the agencies subcontracted to collect the debts. We expect that revenues earned from our proposed debt purchase and collection business will develop slowly, over several months or longer, beginning from the time we first capitalize the subsidiary, which is expected to be sometime in 2006. We have already hired experienced staff and incurred certain legal expenses to prepare for entering this business. Until we achieve certain scale in these operations, early revenues will at first only cover those costs.

Our financial statements were prepared using principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We had $639,214 in cash and cash equivalents at September 30, 2005. Our working capital deficit at September 30, 2005 was $1,520,580.  In April 2005 and in June/September 2005, we issued $2,695,000 of our 7% convertible promissory notes as part of two separate private financing arrangements. We believe that our working capital as of the date of this prospectus is not sufficient to fund our plan of operations beyond December 2005. While revenues and cash from revenues may increase during the last month of 2005, we do not expect this growth, even when combined with our cash management efforts and the $100,000 loan we received in late November 2005, to be sufficient to satisfy our near term cash requirements. Thus, our ability to continue as a “going concern” is contingent upon the successful completion of this offering or obtaining alternate financing. These factors raise substantial doubt as to our ability to continue as a going concern if this offering is not consummated, and our most recent independent registered public accounting firm’s report contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements do not include adjustments to the value or classification of our assets and liabilities that we may need to make if we are unable to continue operating as a going concern.

Plan of Operation

Nine Months ended September 30, 2005 Compared to Nine Months ended September 30, 2004

Revenues

Revenue totaled $9,833 and $2,088 for the nine months ended September 30, 2005 and 2004, respectively. We earned revenue during the nine months ended September 30, 2005 from five clients, consisting of three lenders and two collection agencies that implemented our online system on selected portfolios. Revenue was earned based on a percentage of the amount of debt collected from accounts placed on our DebtResolve system.

Our current contracts provide that we will earn revenue based on a percentage of the amount of debt collected from accounts submitted on our DebtResolve system or based on recurring license fees coupled with success or other transaction fees. Although other revenue models have been proposed, all revenue generated through September 30, 2005 was generated using the “percent of debt collected” model, and such revenue is recognized when the settlement amount of debt is collected by our client. For the early adopters of our system, we waived set-up fees and other transactional fees that we anticipate charging on a going-forward basis. While the percent of debt collected will continue to be a revenue recognition method going forward, other payment models are also being offered to clients and could possibly become our preferred revenue model. Most contracts currently in process include set up fees, and base revenue on a monthly licensing fee per account with a small transaction fee on settlement.

Costs and Expenses

Payroll and related expenses. Payroll and related expenses totaled $942,785 for the nine months ended September 30, 2005, an increase of $260,931 over payroll and related expenses of $681,854 for the nine months ended September 30, 2004 due primarily to an increase in staffing as well as to the change in accounting for salaries and expenses of our technical staff which were charged to research and development for a portion of 2004. For the nine months ended September 30, 2005 and September 30, 2004, these expenses include $112,500 and $337,500, respectively, of imputed compensation expense for the minimum base salary amounts under the employment agreements with Messrs. Burchetta and Harris in 2005, and with Messrs. Burchetta, Harris and Silberstein in 2004, as if we had met the condition for paying the salaries. The employment agreements contained provisions regarding minimum revenues and available working capital before any salaries could be paid. No salary payments were made to Messrs. Burchetta, Harris and Silberstein during the first three months of 2005 or the nine months ended September 30, 2004, and we recorded the imputed compensation as a capital contribution. Beginning April 1, 2005, we began to pay Mr. Burchetta a salary, in accordance with a revised employment agreement entered into during the period. The nine months ended September 30, 2005 also include4s salaries for finance and accounting, information technology, administrative and marketing staff who were not yet employed in 2004. Mr. Silberstein and Mr. Harris left employment with our company in October 2004 and September 2005, respectively.

General and administrative expenses. General and administrative expenses totaled $857,141 for the nine months ended September 30, 2005, an increase of $166,386 over general and administrative expenses of $690,755 for the nine months ended September 30, 2004. For the nine months ended September 30, 2005, telecommunication costs including website hosting were $149,225, an increase of $45,704 over telecommunication expenses of $103,522 for the nine months ended September 30, 2004, as we have increased our website hosting capacity to prepare for higher volumes and have added security and backup features to our website. Audit fees totaled $109,935 for the nine months ended September 30, 2005, an increase of $66,078 over audit fees of $43,857 for the nine months ended September 30, 2004, as in 2005 we employed the services of a new audit firm to re-audit our prior year financial statements. Insurance expense totaled $78,404 for the nine months ended September 30, 2005, an increase of $39,718 over insurance expense of $38,686 for the nine months ended September 30, 2004, as in 2005, we increased our directors and officers liability coverage in preparation for the public offering described in this prospectus and our other coverages saw increased rates. Consulting fees, including legal fees, declined to $163,145 for the nine months ended September 30, 2005, a decrease of $90,688 from consulting fees of $253,833 for the nine months ended September 30, 2004, as in 2004 we employed a greater number of consultants to help in the preparation of our business plan and strategic positioning, while in the current year our employees perform these services. In addition, for the nine months ended September 30, 2005, we incurred $80,339 for travel and entertainment costs, $50,929 for marketing and promotion costs, and $93,722 in stock-based compensation expense.  For the nine months ended September 30, 2004, general and administrative expenses included $94,950 for marketing and promotion costs , $58,362 for travel and entertainment costs, and $27,146 for capital-raising costs. The remaining general and administrative expenses for both periods consisted primarily of tax preparation fees, office supplies and occupancy costs.

Research and development expenses. We did not incur research and development expenses for the nine months ended September 30, 2005. These expenses totaled $46,022 for the nine months ended September 30, 2004. In January 2004, we substantially completed the development of and began marketing our online product. Commencing February 2004, costs incurred in connection with the operation, maintenance, modification, and customization of our online product have been charged to expense as incurred, but are not classified as research and development expenses.

Other income (expense). Other expenses totaled $437,489 for the nine months ended September 30, 2005, consisting primarily of $50,885 in accrued interest expense on convertible notes, $322,310 for the amortization of the beneficial conversion feature and deferred debt discount related to convertible notes issued in April and June /September of 2005 , $51,858 for the amortization of financing costs associated with the debt offerings and $500 in interest income on cash. During the nine months ended September 30, 2004, we earned $4,483 in interest income on cash held in a bank money market account.

Year ended December 31, 2004 Compared to Year ended December 31, 2003

Revenues

We earned nominal revenues of $2,787 in 2004 and no revenues in 2003, as our DebtResolve system was still in development. Revenue was earned based on a percentage of the amount collected from accounts submitted on our DebtResolve system by two collection agencies.

Our current contracts provide that we will earn revenue based on a percentage of the amount of debt collected from accounts submitted on our DebtResolve system or based on recurring license fees coupled with success or other transaction fees. Although other revenue models have been proposed, all revenue generated through December 31, 2004 was generated using the “percent of debt collected” model, and such revenue is recognized when the settlement amount of debt is collected by our client. For the early adopters of our system, we waived set-up fees and other transactional fees that we anticipate charging on a going-forward basis. While the percent of debt collected will continue to be a revenue recognition method going forward, other payment models are also being offered to clients and could possibly become our preferred revenue model. Most contracts currently in process include set up fees, and base revenue on a monthly licensing fee per account with a small transaction fee on settlement.

Costs and Expenses

Payroll and related expenses. Payroll and related expenses totaled $906,437 for the year ended December 31, 2004, an increase of $163,592 over payroll and related expenses of $742,845 for the year ended December 31, 2003. The increase was due primarily to the classification of a large percentage of employee salaries to research and development expense in 2003, as well as to an increase in the number of employees in 2004, net of a decrease in waived compensation to executives, due to modifications to their employment agreements. Included in these expenses in 2004 are $412,500 of imputed compensation incurred in connection with employment agreements with members of our executive management team. Our executive officers waived their contractual salaries during our development period and we accrued their salaries as imputed compensation. As of December 31, 2004, we had eight full-time employees.

The payroll and related expenses of $742,845 for the year ended December 31, 2003 primarily consisted of compensation incurred in connection with employment agreements with members of our executive management team. As described in “Management-Executive Compensation,” three executives waived the entire amount of their compensation during 2003 and were not paid, resulting in a capital contribution of $586,167.

General and administrative expenses. General and administrative expenses, including stock-based compensation, totaled $1,019,606 for the year ended December 31, 2004, an increase of $253,245 compared to general and administrative expenses of $766,361 for the year ended December 31, 2003. General and administrative expenses in the year ended December 31, 2004 consisted of $285,677 for service fees, including legal, consulting and accounting fees, $158,346 for telecommunication costs, including web hosting services, $123,013 for marketing expenses, $95,440 for travel-related expenses, $72,721 for rent and occupancy expenses, and $81,771 for other general expenses. Also recorded in this category was $202,638 in stock-based compensation expense for options and warrants granted in payment for consulting services.

General and administrative expenses, including stock-based compensation, totaled $766,361 for the year ended December 31, 2003, of which $376,891 were non-cash items, including $136,491 in stock-based compensation expense for options granted in payment for consulting services. In addition, two directors waived the entire amount of their consulting fees during 2003 and were not paid, resulting in a capital contribution of $267,400. Also recorded in this category were $396,613 for consulting fees incurred in connection with business advisory and marketing services, incurred as part of our start up, and $258,855 for other general expenses, primarily consisting of legal fees, occupancy costs and travel-related expenses.

Waived royalty fees – related parties. Waived royalty fees – related parties were $600,000 for the year ended December 31, 2003.  Royalty fees were not accrued in the year ended December 31, 2004 due to a change in the license agreement. The licensors of our technology waived the entire amount of the royalty fee for 2003 and were not paid, resulting in a capital contribution of $600,000.

Research and development expenses. Research and development expenses totaled $46,022 for the year ended December 31, 2004, a decrease of $407,279 from research and development expenses of $453,301 for the year ended December 31, 2003. These expenses in both years consisted of payroll and related expenses and consulting fees incurred in connection with employees and consultants involved in the development of our DebtResolve system. In January 2004, we substantially completed development and began marketing our services. Commencing February 2004, costs incurred in connection with the operation, maintenance, modification and customization of our DebtResolve system were charged to expense as incurred, but were not classified as research and development expenses.

Off-Balance Sheet Arrangements

We have not entered into any transactions with unconsolidated entities in which we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support.

Liquidity and Capital Resources

To fund our development activities and operations, we issued shares of our capital stock in private placement financings. The approximately $2,200,000 in proceeds from 2003 and 2004 private placement financings, together with limited revenues generated from licensing our system, has provided us with working capital.

We used $1,401,928 of cash in funding operating activities during the year ended December 31, 2004, as compared to $722,581 in the year ended December 31, 2003.

We completed two private financing transactions in April 2005 and in June/September 2005, in which we raised total gross proceeds of $2,695,000 from accredited investors. An aggregate of 426,018 shares of our common stock are issuable upon the conversion, at a conversion ratio equal to 85% of the assumed initial public offering price of $5.00 per share, of the principal and accrued interest through January 15, 2006 on $800,000 of 7% convertible promissory notes purchased in a private financing in April 2005 and 50% of the principal and accrued interest through January 15, 2006 on $1,895,000 of 7% convertible notes purchased in a private financing in June/September 2005, and an aggregate of 317,058 shares of our common stock are issuable upon the exercise of outstanding three- and five-year warrants, exercisable at $4.25 per share at an assumed initial public offering price of $5.00 per share, issued in connection with the two private financings. The remainder of the principal and accrued interest on the convertible promissory notes purchased in our June/September 2005 private financing will be repaid in cash from the proceeds of this offering.

In order to pay for our near term capital needs, including primarily for system security audits by an outside vendor and certain up-front client system implementation costs which required payment in December 2005, we borrowed, on an unsecured basis, $100,000 on November 30, 2005 from a director and an existing stockholder of ours, due in three months and with an annual interest rate of 10%.

Our cash needs will increase as we meet our compensation obligations for sales, accounting and client support staff hired in September and October 2005, combined with the expense of additional staff hired going forward. Of the anticipated $900,000 to $950,000 in operating expenses that we expect to incur per quarter for the year following this offering, more than half of it will be salary and compensation expense related to current employees. Also significant will be the expense of legal, audit and consulting services to meet the requirements of the Sarbanes-Oxley Act as well as listing expenses and other expenses of being a publicly-traded company. While our web hosting arrangements include significant excess capacity at this time, as our client base grows, we may need to add additional web space to accommodate this growth, and incur corresponding expense. This additional web hosting expense will not be significant; however, we will also have to add staff to provide our planned levels of client support. In addition, we will incur additional sales and marketing expense to increase our client base, as well as travel and other expenses to service our client base.

We have made certain commitments which require us to make payments going forward.  Our web hosting agreement with AT&T Corporation is in effect until April 2006, and based on current volumes, we expect to incur expenses over the next few months of $15,000 to $18,000 per month. We expect to renew or replace our web hosting contract on or before April 2006 in the ordinary course of business with similar payment terms. Increased volumes will result in higher expenses, but these are expected to be paid by revenues associated with the increased volumes. As with the web hosting expense, most additional client service related expenses, described above, are expected to eventually be paid by the revenues earned from new clients. We have also entered into a non-cancelable, five-year operating lease for our office facilities, which will be in effect until July 31, 2010. Aggregate minimum lease payments over the 60 months of the lease total $616,452, of which we have prepaid $80,000 as a deposit. We have also, in consideration for our technology license agreement, issued stock options and made a commitment to issue additional stock options to purchase shares of our common stock to the licensors, our two co-chairmen.  This will result in the recognition of royalty fee expense over the term of the related patent, but this will not be a cash obligation.

We also anticipate additional increased costs associated with the start-up of our proposed debt-buying subsidiary. Before we begin to recognize revenue, we will incur some legal, filing fees and other start-up costs associated with establishing this potential line of business before we begin to recognize revenue.

Internal Control over Financial Reporting

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

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pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets,

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provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors, and

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provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

We maintain accounting records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets. We have also established policies and procedures, including access controls, to provide reasonable assurance that transactions are recorded only as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures are made only in accordance with authorizations of management and directors. Access to assets is permitted only in accordance with management’s general or specific authorization. In addition, the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

As of the date of this prospectus, we believe we have made certain positive changes in our internal control procedures that have improved those controls and related material weakness. Recently, we hired two additional, experienced accounting staff members and enlisted the services of an experienced accounting consultant to assist with financial reporting issues. We have also begun to document and apply transactional and periodic controls procedures, including periodic closing checklists and sign-offs, permitting a better review and approval process and improved quality of accounting reports. We have also begun to prepare to meet the more rigid requirements of Section 404 of the Sarbanes-Oxley Act of 2002, performing research and analysis of the controls over expenditures and revenue recognition.

It is the responsibility of our management to establish and maintain adequate internal control over financial reporting. However, due to our small size and limited financial resources, our Chief Executive Officer, or CEO, who is our principal executive officer, and our Chief Financial Officer, or CFO, who is our principal financial officer, have been the only employees principally involved in accounting and financial reporting. At the time of the material weakness noted below, both our CFO and our bookkeeper worked independently, primarily from their homes, and there was limited opportunity for a review and approval process. Our audit committee has recognized that, as a result, there was inadequate segregation of duties within the accounting function, leaving most aspects of financial reporting in the hands of our CEO and CFO. Although  we have recently hired two experienced staff members to help with accounting duties, they have taken on only limited duties. The new accounting staff members provide a degree of segregation of duties over cash, and have begun to help write and implement documented control procedures. Based on procedures already in place and the fact that, except for the items noted below, no other material errors or irregularities were noted during repeated reviews, our audit committee has expressed its belief that there have been no irregularities in our financial reporting or in the protection of our assets.

Our independent registered public accounting firm has reported to our audit committee certain matters involving internal controls that this firm considered to be reportable conditions and a material weakness, under standards established by the American Institute of Certified Public Accountants. The reportable conditions and material weakness relate to the March 31, 2005, December 31, 2004 and December 31, 2003 financial close process and inadequate reviews and approvals of transactions and accounting entries as well as errors, related primarily to the accounting for stock options granted to consultants and advisory board members in lieu of compensation, which resulted in financial reports that are being restated for these periods. During those time periods, only a part-time CFO and bookkeeper provided the bulk of accounting controls and reports, with inadequate review and advisement concerning advanced accounting topics. The combination of this absence of a review and approval process, combined with the reporting errors, were sufficient to be deemed a material weakness. The adjustments related to these matters have been made by us in connection with the restatement of the audited financial statements for the years ended December 31, 2004 and 2003 and the quarterly statement for the three months ended March 31, 2005. Although our management has demonstrated certain improvements in controls over the preparation of our financial reports, as described above, these reported conditions and material weaknesses still exist, as the additional accounting staff members have only recently been hired, and new review procedures are incomplete and not all have been fully implemented. Our management expects that most issues will be resolved by the time of the financial close process related to the filing of our annual report on Form 10-KSB for the year ending December 31, 2005.

Given these reportable conditions and material weakness, our management has devoted additional resources to resolving questions that arose during the audit review described above. Our management believes that the reportable conditions noted above stem from our operational growth. Beginning during the summer of 2005, our management committed to working with our audit committee to develop improved internal controls, including hiring additional accounting staff and documenting written accounting control procedures. We have also begun to prepare to meet the more rigid requirements of Section 404 of the Sarbanes-Oxley Act of 2002, performing analysis of the controls over expenditures and revenue recognition. Going forward, our management anticipates that the changes already begun, as well as other planned improvements, will correct any material issues. Recently, we have begun to document and apply transactional and periodic controls procedures, permitting a better review and approval process and improved quality of accounting reports. Our management believes that this new infrastructure will assist in alleviating control weaknesses going forward. As a result, we believe that our financial statements for the nine months ended September 30, 2005 and 2004, fairly present, in all material respects, our financial condition and results of operations.

Commencing the year ending December 31, 2007, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. Our accounting staff is small, and although we recently begun to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could also cause investors to lose confidence in our reported financial information.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on our management’s judgment and available information and, consequently, actual results could be different from these estimates. The significant accounting policies that we believe are the most critical to aid in fully understanding and evaluating our reported financial results are as follows:

Going concern

The financial statements included as part of this prospectus have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate our continuation as a going concern. As of December 31, 2004, our working capital was not sufficient to fund our plan of operations beyond the next fiscal year. This factor raises substantial doubt about our ability to continue as a going concern. Subsequent to that date, however, we have been successful in raising additional capital through private equity investments of $224,900 and aggregate convertible debt financing of $2,695,000. However, we cannot assure you that we will be able to raise sufficient additional capital as needed to execute our business plan. As of September 30, 2005, our working capital is not sufficient to fund our plan of operations beyond the end of December 2005. This factor continues to raise substantial doubt about our ability to continue as a going concern.

We continued to experience losses, recording losses of $2,572,394 and $2,002,446 for the years ended December 31, 2003 and 2004, respectively, $2,253,376 for the nine months ended September 30, 2005, an accumulated deficit from inception to September 30, 2005 of $6,833,958, and we have not recorded any significant revenue. As of December 31, 2004, we have incurred an accumulated deficit of $4,580,582, and have not recorded any significant revenue. If we are unable to raise sufficient additional capital before the end of December 2005, we will have to develop and implement a plan to extend payables and reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Imputed salary expense

Under the terms of the employment agreements we have with our co-chairman and chief executive officer and had with our former executive vice president, general counsel and secretary during the years ended December 31, 2003 and 2004, we have not paid these officers a salary, due to certain conditions as specified in the agreements. We recorded compensation expense and a capital contribution in an amount equal to the salary that would have been paid during those periods, representing an imputed compensation expense for the minimum base salary amounts under the agreement with them, as if we had met the condition for paying their salaries.

Waived royalty fees

Under the terms of a license agreement that we have with our co-chairmen, royalty fees were due to Messrs. Burchetta and Brofman. However, these payments were not made since they were waived by the co-chairmen. We recorded royalty expense and a capital contribution in an amount equal to the waived payments.

Research and development

We follow the guidelines of Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed,” and Statement of Financial Accounting Standards No. 2, “Accounting for Research and Development Costs.” Research and development expenses in the three months ended March 31, 2004 and in the period since inception consisted primarily of payroll and related expenses and consulting fees incurred in connection with employees and consultants involved in the development of our online software product prior to establishing technological feasibility. In January 2004, we substantially completed the development of and began marketing our online product. In our management’s opinion, the software became available for general release concurrent with the establishment of technological feasibility. As a result, no software development costs were capitalized. Commencing February 2004, costs incurred in connection with the operation, maintenance, modification, and customization of our product have been charged to expense as incurred, and are neither capitalized nor classified as research and development expenses.

Fixed assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful life of each class of assets using the straight-line method. Expenditures for maintenance and repairs are charged to expense as incurred. Additions and betterments that substantially extend the useful life of the asset are capitalized. Upon the sale, retirement, or other disposition of property and equipment, the cost and related accumulated depreciation are removed from the balance sheet, and any gain or loss on the transaction is included in the statement of operations.

Income taxes

In accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” we use an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. We have had net losses since inception and the resulting deferred tax asset is offset by a corresponding valuation allowance.

Stock-based compensation

Stock options issued under stock-based compensation plans are accounted for under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations. No stock-based employee compensation cost is reflected in the net loss, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock, as determined by the board of directors, on the date of grant. Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure — an Amendment of FASB Statement No. 123,” requires the disclosure of the effect on net loss and loss per share had we applied the minimum value recognition provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation,” to stock-based employee compensation. The minimum value of each option granted is estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 0%, risk-free interest rates for individual options ranging from 1.66% to 4.12%, and an expected life of each option, ranging from three to ten years. Since there is no public market for our stock, we do not consider volatility in estimating the value of each option, and we follow the minimum value method. The estimated minimum value of the options granted is amortized to expense over the option vesting periods. At an estimated public offering price of $5.00 per share, and following our proposed 1-for-10 reverse stock split, the intrinsic value of the 863,333 stock options and 450,658 warrants outstanding as of September 30, 2005 was $520,994.

Recently Issued Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123 - Revised”). SFAS 123 - Revised is a revision of SFAS 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and its related implementation guidance. SFAS 123 - Revised establishes standards for the accounting for transactions in which an entity exchanges its equity instrument for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. It does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments that are Issued to other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” SFAS 123 - Revised requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). SFAS 123 - Revised eliminates the alternative to use APB 25’s intrinsic value method of accounting that was provided in SFAS 123 as originally issued. Under APB 25, issuing stock options to employees generally resulted in recognition of no compensation cost. SFAS 123 - Revised requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. SFAS 123 - Revised is effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. We will evaluate the requirements of SFAS 123 - Revised and plan to adopt its provisions as soon as practicable. We expect that its adoption will result in increased expenses going forward.

In October 2004, the FASB ratified the consensus reached in EITF Issue No. 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share.” The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus became effective for reporting periods ending after December 15, 2004. The adoption of this pronouncement did not have a material effect on our financial statements.

In May 2005, SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes and FASB Statement No. 3” was issued which, among other things, changes the accounting and reporting requirements for a change in accounting principle and provides guidance on error corrections. SFAS No. 154 requires retrospective application to prior period financial statements of a voluntary change in accounting principle unless impracticable to determine the period-specific effects or cumulative effect of the change, and restatement with respect to the reporting of error corrections. SFAS No. 154 applies to all voluntary changes in accounting principles, and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 also requires that a change in method of depreciation or amortization for long-lived, non-financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. At this time, adoption of SFAS No. 154 is not expected to significantly impact our financial statements or future results of operations.

In September 2005, the FASB ratified the following consensus reached in EITF Issue 05-8 (“Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature”):  a)  The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying FASB Statement of Financial Accounting Standards SFAS No. 109, Accounting for Income Taxes . Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes.  b)  The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled.  c)  Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27, “Application of Issue No. 98-5 to Certain Convertible Debt Instruments” (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements).  The adoption of this pronouncement is not expected to have a material impact on our financial statements.

BUSINESS

General

We are a development stage company providing a software solution to consumer lenders based on our licensed, proprietary DebtResolve® system. Our Internet-based system facilitates the settlement and collection of defaulted consumer debt via the Internet. Our existing and target creditor clients include banks and other credit originators, credit card issuers and third-party collection agencies, as well as assignees and buyers of charged-off consumer debt. By using our client-branded, user friendly web interface, we believe that the Debt Resolve system will provide our clients with a less intrusive, less expensive, more secure and more efficient way of pursuing delinquent debts than traditional labor-intensive methods. At the November 2005 Collection Advisor Technology Expo, organized by Collection Advisor, a collections industry management and technology magazine, our DebtResolve system was selected as one of Collection Advisor’s Top 100 Technology Products of 2005.

Our DebtResolve system brings creditors and consumer debtors together to resolve defaulted consumer debt through a series of steps. The process is initiated when one of our creditor clients electronically forwards to us a file of debtor accounts, and sets rules or parameters for handling each class of accounts. The client then invites its customer debtor to visit a client-branded website, developed and hosted by us, where the customer is presented with an opportunity to satisfy the defaulted debt through the DebtResolve system. Through the website, the debtor is allowed to make three or four offers , or select other options to resolve or settle the obligation. If the debtor makes an offer acceptable to our creditor client, payment can then be collected directly through the DebtResolve system and deposited into the client’s account. We then bill our client for the applicable fee. The entire resolution process is accomplished in real-time, online.

We have only recently completed development and commenced licensing our software solution, and have generated nominal revenues to date.  We currently have contracts in place with, and have begun processing select portfolios for, HSBC Technology and Services (USA), Inc., a unit of HSBC Bank plc, one of the largest financial institutions in the world, Premier Bankcard, Inc., a unit of First Premier Bank, a major credit card issuer, and CLK Management, LLC, a provider of personal loans through subsidiaries such as One Click Cash.  In addition to lenders, we also provide services to collection agencies such as Plaza Associates and Receivables Management Solutions Inc. We also have contracts in place with, but have not yet begun processing debt for, collection agencies ARS National Services, Inc., DAR Services, Inc. (doing business as Foremost Search & Recovery), and Creditor Interchange Receivable Management, LLC, as well as Lloyds TSB Bank plc, the United Kingdom’s fifth largest bank by market value, and Bank of America, N.A. These are the only contracts we currently have in place and we are dependent on these few contracts for the revenues we have generated to date.

We intend to form a subsidiary that will focus on purchasing or investing in defaulted consumer debt portfolios that we can manage and collect through our DebtResolve system. We believe that some debt portfolios, such as the debt of internet service providers, e-commerce companies, online lenders or any other debt in which there is a high concentration of Internet usage, particularly lend themselves to electronic resolution using our DebtResolve system. This subsidiary will be headed by an individual with extensive experience in the debt buying and debt collection industries.

Industry Background and Trends

Growth of Consumer Debt

The DebtResolve system was developed to provide increased efficiency and performance for the collection of consumer debt, which is a large and fast-growing market. Growth in the collections industry is driven by increasing levels of consumer debt, significant charge-offs of the underlying receivables by credit originators, and reliance on third-party providers to execute the recovery of defaulted receivables. In addition, recent legislation makes it more difficult for U.S. consumers to declare bankruptcy.

As reported in a U.S. Federal Reserve Statistical Release updated November 7, 2005, consumer revolving credit, the bulk of which is consumer credit card debt, rose from $624 billion at the end of 1999 to almost $806 billion at June 30, 2005. As consumer debt reached these levels, the management and collection of that debt has become a large and sophisticated industry.

The Bankruptcy Abuse Prevention and Consumer Protection Act, which became effective in October 2005, significantly limits the availability of relief under Chapter 7 of the U.S. Bankruptcy Code, where consumer debts can be discharged without any effort at repayment. Under the new Act, consumer debtors with some ability to repay their debts are either be barred from bankruptcy relief or forced into repayment plans under Chapter 13 of the U.S. Bankruptcy Code. In addition, the Act imposes mandatory budget and credit counseling as a precondition to filing bankruptcy. We expect that these more stringent requirements will make bankruptcy a much less attractive option for most consumer debtors to resolve outstanding debt and will increase the pool of accounts suitable for the DebtResolve system and potentially lead more creditors to utilize our system.

Collection and Recovery

Typically, lenders categorize defaulted consumer debt by the age, or stage, of the debt. The goals and treatments at each stage of debt vary.

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Early-stage Delinquency. This stage is characterized by late payment or payments, when a borrower has failed to make the required payment for 30, 60 or 90 days. The lenders at this stage usually focus on collecting one or more payments to bring the account current, or “cure” the account. Their prime concern is bringing the account up-to-date while retaining the customer. The original lender may work these accounts in-house or place them with an outside collection agency.

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Late-stage Collections. Typically, after 90 days the debt is considered in serious default, and lenders step up the severity of efforts to collect. This function is often performed by outside collection agencies on either a contingency or fee basis.

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Charged-off Accounts. After a certain period of non-payment, the delinquent accounts must be charged off according to applicable accounting rules and conventions. By regulation, U.S. banks are required to charge off balances that are deemed uncollectible, usually after 120 to 180 days without payment. These accounts may be outsourced for collection to one or more outside collection agencies, usually on a contingency fee basis.

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Purchased Debts. The final stage a lender may go through with a portfolio of delinquent debt is to sell the uncollected debts to a debt purchaser. In this segment of the collection and recovery industry, credit originators sell off their defaulted consumer debt at a discount to third parties who buy these portfolios of debt and attempt to collect a targeted “cents on the dollar” amount over a period of time.

We believe that our DebtResolve solution can be a highly effective collections tool at all of the stages noted above, and with each class of potential DebtResolve system users we have identified: credit originators, outside collection agencies and debt buyers. The means by which collections have traditionally been pursued, by phone and mail, are, we believe, perceived by debtors as intrusive and intimidating. There is strong support among consumers for the type of alternate approach that we offer. In October 2004, FiSite Research, an independent financial services research company, published findings of its survey on consumers’ interest in using the Internet to resolve overdue accounts. Of 1,000 respondents, 84% rated the concept of an online collection service as excellent or good, and 83% chose an Internet site to settle a debt over a call from a collections agent.

In addition, the general trend in the collections industry is moving towards outsourcing of collections efforts to third parties. While precise data is not available for total collections revenue among internal collectors, collection agencies and debt buyers, the Kaulkin Report (April 2005), a collections industry publication, reported that companies providing third-party collection services in the United States generated revenue of $9.5 billion in 2004. Using industry data, we estimate that the outsourced collections market is growing annually at a rate of 7%.

The DebtResolve Solution

For our creditor clients, we believe the benefits of the DebtResolve system are numerous. The DebtResolve system:

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Potentially improves returns. The DebtResolve system can improve yields in two ways. First, the system allows creditors to quickly learn the effectiveness of tactics and policies, and immediately incorporate changes. We believe this quick evaluation and modification of tactics, and immediate access to results, is attractive to our creditor clients. Second, we believe the nature of the online bidding module encourages debtors to offer more than the creditors’ floors or limits.

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Reduces costs. Because of the personnel-intensive nature of current collection efforts, we believe that salaries for collectors represent the single largest segment of expense for most collection companies and internal collection departments. In addition, there are overhead costs associated with each employee. Collections made through the DebtResolve system substantially reduce these expenses. The inherent economics of the Internet allows our clients to negotiate with thousands of consumer debtors simultaneously, using the DebtResolve system instead of live collections personnel.

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Ensures compliance. The collections industry is highly regulated and collectors who violate fair debt collection laws can be subject to fines or lawsuits. The DebtResolve system is automated and all system screens are usually reviewed by the clients’ attorneys; therefore, a consistent and approved message is presented to every consumer debtor who logs in, avoiding exposure to individual interpretations or mistakes that human collection agents can make in telephone conversations with consumer debtors. The communication with debtors is consistent and compliance risk is significantly reduced.

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Adds a new communication channel. Our Internet-based system provides collectors with an additional, cost-effective channel by which to communicate with debtors, one which can be perceived as preferable and non-judgmental by consumer debtors.

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Appeals to new segments of debtors. The privacy of the DebtResolve system and 24-hour availability appeal to many debtors who do not respond to traditional collection techniques.

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Maintains and enhances brand. The web pages that consumers view when they log on to the DebtResolve system are designed in the client’s name and according to client specifications. Branding, screen wording and layout are client-driven (though we may maintain a “Powered by Debt Resolve” logo on each screen). For credit card issuers, retailers and other creditors who emphasize brand recognition, the ability to control the appearance of, and information included on, the DebtResolve system are important attributes.

While our targeted clients are creditors and other collectors of consumer debt, we believe that an important element of our business model is the attractiveness of our solution to consumers. Consumers’ motivations for resolving delinquent debt are varied, and debt collectors use an array of collection techniques to exploit these motivations. Letters, telephone calls and legal action are among the more common methods of collecting debts. Our offerings leverage the Internet to provide an additional collection method that we believe is effective by virtue of its consumer-friendly orientation. We believe the DebtResolve system enables debtors to exercise a greater degree of control, negotiate with their creditors in a non-judgmental, non-emotional environment and retain a greater sense of dignity than is possible with traditional collection methods.

Debt Resolve Growth Strategy

Our goal is to make the DebtResolve system a key collection tool at all stages of delinquency across all categories of consumer debt. We believe that we can play an important role in the receivables recovery and collections industry due to the compelling methodology and innovative approach of our solution. The key elements of our growth strategy are:

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Accelerate our marketing efforts. We intend to aggressively market our DebtResolve system to new clients. Accordingly, we plan to expand our sales and account service staff. Initially, we are marketing our DebtResolve system to credit issuers, their collection agencies and the buyers of their defaulted debt in the United States, Canada and the United Kingdom. In 2006, we intend to target additional markets in the United States and also abroad. We believe that our system will be especially valuable for the collection of low balance debt, such as that held by utilities, telecommunication companies and online service providers, where the cost of traditionally labor intensive collection efforts may exceed the value collected. Other markets in the United States may include student loan debt and automobile loans.

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Expand our service offerings. We intend to expand our offerings to our clients. In 2006, we plan to build a scoring model based on aggregate customer data collected. This scoring model will identify customers based on their propensity to use the Internet versus other channels offered and help our clients determine to what degree settlement should be offered as an option. Our goal is to make the DebtResolve system a key collection tool at all stages of delinquency across all categories of consumer debt.

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Seek strategic acquisitions. We may seek to make strategic acquisitions of businesses, assets and technologies that complement our business, including possible acquisitions of, or investments in, defaulted consumer debt portfolios that we can manage and collect through our DebtResolve system. We have no commitments or agreements at this time with regard to any acquisitions or investments. With respect to possible acquisitions of, or investments in, defaulted consumer debt portfolios that we can manage and collect through our DebtResolve system, we have not as of yet fully evaluated the effects and risks of expanding our business to include such activities. We anticipate that if we decide to do so, we will have to expand our operations, we will face new operational risks that we cannot predict at this time, we will be subject to increased government regulation and our financial statements and financial reporting will likely be affected. See also “– Regulation of our Clients’ and Our Business” below.

We believe our growth will be facilitated by:

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our having already established “proof of concept” of our system with our initial clients,

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the increasing level of consumer debt both in the United States and internationally,

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the significant level of charge-offs by consumer debt originators,

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recent amendments to consumer bankruptcy laws as enacted by the Bankruptcy Abuse Prevention and Consumer Protection Act, which became effective in October 2005, that make it more difficult for individuals to seek discharge of their debts and instead require them to make larger payments to creditors that may likely push more debtors into default.

We believe that international markets also represent a significant opportunity for us. International Visa and Mastercard credit card purchases are approximately equal to those in the United States. In 2002, over one-half of non-U.S. credit card transactions were concentrated in seven countries, according to the Nilson Report (October 2003, the latest date for which such information is available), an independent market research publication: the United Kingdom, France, South Korea, Canada , Japan, Australia and Spain. We believe the DebtResolve system can be an effective tool for collecting delinquent credit card debt in each of these markets. We are currently in contract negotiations with a leading United Kingdom credit card issuer, as well as an international consumer finance conglomerate.

Possible Acquisitions of Defaulted Consumer Debt Portfolios

We may seek to make acquisitions of, or investments in defaulted consumer debt portfolios that we can manage and collect through our DebtResolve system. These would likely consist of consumer debt portfolios that the credit originator has deemed uncollectible and has charged-off, generally after making attempts to collect on them. We have no commitments or agreements at this time with regard to any acquisitions or investments.

This is an area in which we have little current experience. We may not be successful in completing any acquisitions of defaulted consumer debt portfolios, and our inexperience may impair our ability to manage and collect on acquired consumer debt portfolios. These defaulted consumer debt portfolios are difficult to collect and we may not collect even a sufficient amount to cover the cost of acquiring them. We have no experience with pricing defaulted consumer debt portfolios. We may pay too much for these portfolios and, consequently, we may not generate a profit from these consumer debt portfolio acquisitions.  In addition, we may be faced with new regulatory requirements that apply to buyers of defaulted debt. See also “– Regulation of our Clients’ and Our Business.”

The expansion into this line of business could result in the need to enter into potentially complex financing arrangements, resulting in the need to manage those relationships and the potential interest rate risk and credit risk associated with them. We would attempt to mitigate the credit risk of the portfolios by selling large percentages of each purchased portfolio to outside investors, thus allowing us to purchase small percentages of many portfolios instead of larger percentages of a smaller number of portfolios. The resale of these portions and the accounting for this activity would require that we become familiar with the applicable accounting regulations, with which we are not currently familiar. Our accounting would also become more complex, requiring combining the results of our proposed debt-buying subsidiary into our consolidated financial statements.

We anticipate additional increased costs associated with the start-up of our proposed debt-buying subsidiary.  Before we begin to recognize revenue, we expect to incur legal, filing fees and other start-up costs associated with establishing this potential line of business.

The DebtResolve System

Overview of the Process

The DebtResolve system is centered on our online bidding module, DR Settle™, which allows debtors to make offers, or “bids,” on what they can pay against their total overdue balance. We have developed a suite of modules to complement the core DR Settle module. These modules include DR Pay™ for online payments, DR Control™ for system administration, DR Mail™ as our secure e-mail methodology and DR Prevent™ for early stage collections treatments. These modules and their features together allow our clients to:

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request payment in full,

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request a single payment to bring an account current,

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offer debtors a bidding process leading to settlement for a portion of the total balance due,

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accept free-form offers through email, and accept or reject those e-mail offers by e-mail,

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queue unresolved accounts for immediate follow-up by a collector,

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accept consumer disputes online and respond electronically,

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notify consumers of upcoming promised payments through e-mail and accept the payments due online,

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immediately collect payments online, and

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 “earn out” treatments including a promise to pay, change of terms , payment hiatus and interest waiver requests.

The DebtResolve system works through a series of steps, initiated when our client sends a file of accounts to us and, using the online portal from their desktop, sets the rules for collection on each account. We build and host a website in the name of our client where the consumer debtor can log on to resolve his or her account. The steps are simple and are described below.

Connect. The client invites the delinquent consumer debtor to the website by mail, e-mail or by phone. Each invitation has a personal invitation code to identify the account. The consumer debtor logs in, verifies his or her identity and updates personal contact information.

Resolve. Based on the rules our client has set, the consumer debtor is presented with a series of screens. In early-stage collections, for example, this may be a request for a minimum payment to bring the account current or an offer by the creditor client to make some accommodation like a reduction in fees.

In settlement, the consumer debtor is presented with three chances to make an offer of what he or she can pay to settle the entire debt. This is a percentage of the total due, and the minimum acceptable percentage is set in advance by our creditor client (but is not revealed to the consumer debtor). The consumer debtor gains a sense of control in making offers rather than responding to a collector’s offer in a telephone conversation. Our clients can view results of the bidding process and review individual accounts in real time.

Collect. If a successful resolution is reached, the consumer debtor can pay online and conclude the transaction, again in real time.

Even if the consumer debtor is not able to reach a satisfactory resolution online or fails to proceed past the sign-in process, our clients gain valuable information. They know that the consumer debtor has gotten the initial invitation to the website and has some interest or willingness to resolve the delinquency. Our creditor clients may also get updated contact information on the consumer debtor, and they can view all of the consumer debtor’s bidding attempts. In addition, consumer debtors can register disputes or send their own offers by e-mail if their bids fail.

System and Data Security

We have in place a comprehensive security policy and set of practices regarding system and data security. We rely on a distributed security framework, with our board of directors approving all policy and standards. Our management of these policies and practices is intended to ensure compliance with policy, the assignment of security roles and the coordination of the implementation of security across our organization. In addition, we have retained the services of Protiviti Inc., a nationally-recognized independent risk consulting firm, to perform a Visa PCI (payment card industry) and ISO 17799 data security standards audit to verify our compliance with industry standards with respect to data security. We are not reliant on the services provided by Protiviti as these audit services can be provided by any one of a number of qualified security risk management firms.

We use AT&T Corp. secure facilities for hosting our clients’ websites and maintaining customer data. AT&T holds a SAS 70 Type II Audit qualification for the facilities where our servers are housed. AT&T provides managed security services for us including server hardening, patch management, firewall monitoring and administration, incident detection and reporting, remote access support, system back-up and recovery, and assistance with change control. See also “— Technology and Service Providers.” We are responsible for our development and test servers, e-mail, the buffer between our internal networks and external networks, and our administrative computer systems.

We have adopted a security strategy which combines the capabilities of people, operations and security technologies to establish multiple layers of protection for our computer systems and data. Under this security strategy, we actively monitor our infrastructure and implement cyber defenses at multiple levels to ensure that our critical systems and data are protected, and that we can continue to operate in the event that any one or more defenses fail or are circumvented.

The Gramm-Leach-Bliley Act stipulates that we must protect against unauthorized access to, or use of, consumer debtor information that could result in detrimental use against or substantial inconvenience to any consumer debtor. Detrimental use or substantial inconvenience is most likely to result from improper access to sensitive consumer debtor information because this type of information is most likely to be misused, as in the commission of identity theft. We believe we have adequate policies and procedures in place to protect this information. Sensitive data communicated with consumer debtors is encrypted using the secure sockets layer (SSL) specification, and sensitive data stored on servers is encrypted using industry accepted algorithms or toolkits. For file transfer, we use the most secure method of file sharing available from our client (originator) systems and their internal processes.

Our creditor clients may audit our premises and review security procedures at any time. Our clients also determine the retention/destruction timetables of the consumer debtor data we receive from them.

Product Development and Enhancements

We continually evaluate the software modules that comprise our DebtResolve system and, where possible, work to improve them and expand on their functionality. The DR Settle module allows debtors to make offers, or “bids,” on what they can pay against their total overdue balance in includes our licensed patent-protected bidding technology. Currently there are no major development items in process for this module. The DR Pay module provides the integration between our DebtResolve system and our clients EPGs (electronic payment gateways). We are regularly adding new payment providers as we get new clients who utilize different EPG vendors. In the latest release of this module, we added support for the production of a payment client-branded payment coupon for customer remittance. The DR Control module allows clients to review and create reports using the data that is captured through their customers’ usage of the DebtResolve system. It also gives each client the ability to manage all collections treatments for its customers through the DR Control portal. Currently, we are developing reporting and  modeling enhancements to this  module in anticipation of an interim release available in early 2006. The DR Mail module provides email communication between our clients and their customers. During 2005, we added the ability for a client to produce outbound email campaigns to their customers, in addition to the core functionality of the client being able to leave email messages for their customers on the DebtResolve system. Currently there are no major development items in process for this module. The DR Prevent module focuses on early stage collections treatments. Our latest version contains several enhancements including improved dispute capture that provides for identity theft reporting to the creditor, and additional “earn-out” treatments  including promise to pay, change of terms, payment hiatus, and interest waiver requests. Currently there are no major development items in process for this module.

We also intend to expand our offerings to include an interactive voice response telephone capability. This will allow consumer debtors who do not have internet access to resolve and settle defaulted consumer debt over the telephone through an interactive voice response system using a methodology similar to our existing DebtResolve system.

In May 2005, we entered into an agreement with Intelligent Results, Inc., a provider of customer analytics solutions to clients throughout the financial services, insurance and telecommunications industries, to provide mutual client referrals. We believe that the use of the DebtResolve online settlement system with Intelligent Results’ analytics will provide our creditor clients with an expanded solution for better predicting risk, optimizing settlement offers and more accurately identifying probability of payment.

In 2006, we expect to have sufficient data to create a scoring system, which we refer to as DR IQ™ or Internet Quotient, which will help our creditor clients determine which of their customers are most likely to use the Internet channel.

Sales and Marketing

Our current sales efforts are focused on United States consumer credit issuers, collection agencies and the buyers of defaulted consumer debt. Our primary targets are the major companies in each of these segments: the top ten credit card issuers, which account for approximately 86% of all credit card balances outstanding according to the Nilson Report (February 2005), as well as the most significant outside collection agencies and purchasers of charged-off debt. Because of industry concentration of outside collection agencies and consumer debt buyers, we believe we can reach a large number of individual consumers by securing relationships with just the top few companies in each of these segments.

We chose to focus initially on the United States credit card market for the following reasons:

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Credit card spending volume and related debt is a large and growing market. Revolving consumer debt in the United States, the bulk of which is credit card debt, totaled $806 billion at the end of the second quarter of 2005 according to a U.S. Federal Reserve Statistical Release dated September 8, 2005. Total expenditures for transactions using charge or credit card-based systems by United States consumers are expected to grow from $1.6 trillion in 2002 to $2.3 trillion in 2007 according to the Nilson Report (October 2003).

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Charge-offs of credit card debts by the issuers are increasing. Non-fraud charge-offs by Visa and MasterCard alone totaled $37.5 billion in 2002, with an estimated compound annual growth rate of 15% for the period 1991 to 2002, according to Bank Technology News (March 2004).

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Financial firms actively outsource. United States financial service firms, perhaps more than other industry segments, value new technology that can help them improve operations and better serve their customers, particularly for the high volume/low dollar value transactions typical of the consumer lending industry.

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Consumers are increasingly turning to the Internet to manage and conduct financial transactions. According to Nielsen/Net Ratings (March 18, 2004), a media ratings company for the Internet, 75% of Americans have Internet access at home and, according to a recent poll, approximately two-thirds of respondents reported that their household uses the Internet to manage or access checking accounts for obtaining information or doing banking according to Bank Technology News (January 2004).

Our initial sales and marketing efforts have been limited to securing significant early adopters. Senior management and members of our board of directors have all been involved in high-level sales to our core target market, which includes the top ten banks, collection agencies and consumer debt buyers. We added a full-time business development manager, with compensation based solely on sales commissions, in the summer of 2004 and a full-time senior vice president and director of sales in July 2005, who has built a sales staff from the collections industry.

The economics of an Internet model means that our fixed costs will be relatively stable in relation to growth of our business. It is our intention to base pricing on the value gained by clients rather than on our direct costs. In general, we believe that if our services are priced at a substantial discount to the relative cost of traditional collections, the economic advantages will be sufficiently compelling to persuade clients to offer the DebtResolve system to a majority of their target debtors as a preferred or alternate channel.

Consumer Creditor Clients and Pricing

Our target creditor clients include banks and other lenders, credit card issuers, third party collection agencies and purchasers of charged-off consumer debt. The DebtResolve system, which is offered through an ASP model, enables a client to introduce this collections option with no modifications to its existing collections computer systems. By using the Internet, we believe the DebtResolve system provides our clients a less intrusive, less expensive and more efficient means of pursuing delinquent debts as compared with traditional labor-intensive methods.

The DebtResolve system went live with a pilot program in February 2004. We currently have written contracts in place with, and have begun processing select portfolios for, HSBC Technology and Services (USA), Inc., a unit of HSBC Bank plc, one of the largest financial institutions in the world, Premier Bankcard, Inc., a unit of First Premier Bank, a major credit card issuer, and CLK Management, LLC, a provider of personal loans through subsidiaries such as One Click Cash, as well as with collection agencies Plaza Associates and Receivables Management Solutions Inc. to process a growing number of defaulted credit card receivables and other consumer debt. In addition, we have written contracts in place with, but have not yet begun processing debt for, collection agencies ARS National Services, Inc., DAR Services, Inc. (doing business as Foremost Search & Recovery) , and Creditor Interchange Receivable Management, LLC, as well as Lloyds TSB Bank plc, the United Kingdom’s fifth largest bank by market value , and Bank of America, N.A. Our nominal 2004 revenues were attributable to Receivables Management Solutions, our first client. These contracts provide us with a success fee (ranging from 4% to 15% of the collected amounts, with the average being approximating 10%) or recurring license fees coupled with success or other transaction fees. In establishing our fees, we consider the expected account volumes and balances, the age and other characteristics of the consumer debt and our relationship with the creditor client involved.

Under our standard licensing agreement with clients, we create a series of web pages using our DebtResolve system that are branded with the client’s trademarks and logos. We host the resulting customized client website on servers that we maintain. The client periodically forwards to us debtor account information, and sets settlement parameters using a desktop portal. The client neither receives nor needs any software for utilization of the customized DebtResolve system. The only license the client receives is to use, and for its debtors to use, the DebtResolve system during the term of the contract. Upon sending debtor account information to us, the client is responsible for contacting the debtors and inviting them to the client-branded website. As a condition to using our DebtResolve system, the client agrees to be bound by any settlement within the parameters the client provided to us and also to hold us harmless from any claims or losses that arise as a result of settlement, or attempted settlement, of a debtor account through the DebtResolve system. Following the initial term, which is negotiated between us and the client, the contract term typically renews automatically.

The following is a summary of our signed client contracts to date:

Client	Commencement of Service	Portfolios
Receivables Management Solutions Inc.	June 2004	Charged-off credit card accounts

Plaza Associates	November 2004	Retail credit cards-major national chains

HSBC Technology and Services (USA), Inc.	June 2005	Personal loan accounts

CLK Management, LLC	June 2005	“Fast Cash” payday and auto equity loan accounts; consists of six different portfolios

Premier Bankcard, Inc.	August 2005	Subprime credit card accounts

ARS National Services, Inc.	December 2005	Credit cards for a top ten card issuer and a major debt purchaser

Creditor Interchange Receivable Management, LLC	January 2006	Defaulted credit cards and other accounts

DAR Services, Inc. (d/b/a Foremost Search & Recovery)	First Quarter 2006	Variety of credit issuers

Lloyds TSB Bank plc	First Quarter 2006	Various consumer credit account placed with Lloyds-designated collection agencies

Bank of America	First Quarter 2006	Delinquent credit card accounts

Currently, we are processing accounts and generating revenues under our contracts with Household Finance/HSBC Group, First Premier Bank, CLK Management, Plaza Associates and Receivables Management Solutions. We are in the process of implementing operations under the ARS National, DAR Services , Creditor Interchange Receivable Management, Lloyds TSB Bank and Bank of America contracts and expect to begin to process accounts and generate revenues under those contracts later this year or in the first quarter of 2006. To date we have not generated significant revenues from these contracts.

Pricing Structure

We priced our services under existing client contracts on a contingency success fee basis, averaging 10% of the dollars settled through our DebtResolve system , or recurring license fees coupled with success or other transaction fees.  All current contracts call for our services to be provided on an ASP model, and are hosted at our web hosting facility. Our current pricing model has expanded to be a blend of the following:

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Set-up charge. A one-time set-up charge ranging from $5,000 to $25,000, depending on the degree of customization required and the anticipated annual volume.

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Recurring license fee. Based on the type of client portfolio and number of accounts in the DebtResolve system.

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Success/Transaction fee. A contingent success fee or flat fee based on successful resolutions and settlements. Other transaction-based fees may also be utilized.

Client Support and Training

We make responsive and effective client support one of our top priorities. Client support is provided to our creditor clients by our technical support group based in White Plains, New York. Client support consists of technical phone and e-mail support by a member of that group. We also provide system and file conversion training to our clients, both onsite and at our corporate headquarters.

Technology License and Proprietary Technology

At the core of our DebtResolve system is a patent-protected bidding methodology co-invented by James D. Burchetta and Charles S. Brofman, the co-chairmen of our company. We originally entered into a license agreement in February 2003 with Messrs. Burchetta and Brofman for the licensed usage of the intellectual property rights relating to U.S. Patent No. 6,330,551 issued by the U.S. Patent and Trademark Office on December 11, 2001 for “Computerized Dispute and Resolution System and Method” worldwide. This patent, which expires August 5, 2018, covers automated and online, double blind-bid systems that generate high-speed settlements by matching offers and demands in rounds. In June 2005, we amended and restated the license agreement in its entirety. The licensed usage is limited to the creation of software and other code enabling an automated system used solely for the settlement and collection of delinquent, defaulted and other types of credit card receivables and other consumer debt and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees of all types. The licensed usage also includes the creation, distribution and sale of software products or solutions for the same aim as above and with the same exclusions. In lieu of cash royalty fees, Messrs. Burchetta and Brofman have agreed to accept stock options for our common stock as follows:

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on June 29, 2005, we granted to each of Messrs. Burchetta and Brofman a stock option for up to such number of shares of our common stock such that the stock option, when added to the number of shares of our common stock owned by each of Messrs. Burchetta and Brofman, and in combination with any shares owned by any of their respective immediate family members and affiliates, will equal 14.6% of the total number of our outstanding shares of common stock on a fully-diluted basis as of the closing of this offering, assuming the exercise of such stock option,

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if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $10,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 1% of our total number of outstanding shares of common stock on a fully-diluted basis at such time,

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if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $15,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs.

Burchetta and Brofman such additional number of stock options as will equal 1.5% of our total number of outstanding shares of common stock on a fully-diluted basis at such time, and

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if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $20,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 2% of our total number of outstanding shares of common stock on a fully-diluted basis at such time.

The stock options granted to Messrs. Burchetta and Brofman pursuant to the license agreement have an exercise price of $5.00 per share of common stock and are exercisable for ten years from the date of grant.

The term of the license agreement extends until the expiration of the last-to-expire patents licensed thereunder and is not terminable by Messrs. Burchetta and Brofman, the licensors. The license agreement also provides that we will have the right to control the ability to enforce the patent rights licensed to us against infringers and defend against any third-party infringement actions brought with respect to the patent rights licensed to us subject, in the case of pleadings and settlements, to the reasonable consent of Messrs. Burchetta and Brofman. The terms of the license agreement, including the exercise price and number of stock options granted under the agreement, were negotiated in an arm’s-length transaction between Messrs. Burchetta and Brofman, on the one hand, and our independent directors, on the other hand.

Cybersettle, Inc. also licenses and utilizes the patent-protected bidding methodology co-invented by Messrs. Burchetta and Brofman, exclusive to the settlement of personal injury, property and worker’s compensation claims between claimants and insurance companies, self-insured corporations and municipalities. Cybersettle is controlled by XL Capital Ltd., one of the world’s largest insurance providers, and Mr. Brofman, our co-chairman, is the President and Chief Executive Officer of Cybersettle. Cybersettle is not affiliated with us.

In addition, we have developed our own software based on the licensed intellectual property rights. We regard our software as proprietary and rely primarily on a combination of copyright, trademark and trade secret laws of general applicability, employee confidentiality and invention assignment agreements and other intellectual property protection methods to safeguard our technology and software. We have not applied for patents on any of our own technology. We have obtained through the U.S. Patent and Trademark Office a registered trademark for our DebtResolve corporate and system name as well as our slogan “Debt Resolve — Settlement with Dignity.” “DR Settle,” “DR Pay,” “DR Control,” “DR Mail,” “DR Prevent,” “Debt Resolve – Resolved. With Dignity.” and “Connect. Resolve. Collect.” are our trademarks/service marks, and we intend to attempt to register them with the U.S. Patent and Trademark Office as well.

Research and Development

We have devoted a significant portion of our resources to designing and developing new offerings, maintaining and enhancing existing offerings, expanding and improving our core technology and strengthening our technological expertise. In 2003 and 2004, we spent $453,301 and $46,022, respectively, on research and development of our offerings and services. In January 2004, we substantially completed the development of, and began marketing, our online service. Commencing February 2004, costs incurred in connection with the operation, maintenance, modification and customization of our software were charged to expense as incurred, and are not classified as research and development expenses. We have developed internally, acquired or licensed the software and services we offer.

Technology and Service Providers

We outsource our web hosting to AT&T Corp. at the rate of $15,000 to $18,000 per month , based on current volumes. The AT&T hosting facility is located in Secaucus, New Jersey. We use servers operated by AT&T to operate our proprietary software developed in our facility. Our agreement with AT&T extends through April 2006, but is subject to earlier termination if we breach the terms of that agreement. Under the terms of our agreement with AT&T, AT&T will provide network connectivity availability 99.9% of the time from the connection off their backbone to our hosted infrastructure. Web hosting services are generally available from multiple sources and we believe that we can readily renew our contract prior to April 2006 or replace AT&T if it can no longer supply web hosting services to us on acceptable terms.

Regulation of Clients’ and Our Business

We believe that our business activities are subject to no particular regulation by governmental agencies other than that routinely imposed on corporate and Internet-based businesses. Although we believe it is unlikely, state or foreign regulators may take the position that our system effectively constitutes the collection of debts that is subject to licensing and other laws regulating the activities of collection agencies. If so, we might need to obtain licenses from such states , or such foreign countries where we may engage in business. Until licensed, if necessary, we would not be able to lawfully deal with consumers in such states or foreign countries. Moreover, we would likely have to incur expenses in obtaining licenses, including applications fees and post statutorily required bonds for each license.

A number of our existing and potential clients, such as credit card issuers, are in highly regulated industries. We will be indirectly impacted by consumer credit and debt collection practices laws , both in the United Sates and abroad. The relationship of a customer and a creditor is extensively regulated by federal, state and foreign consumer credit and protection laws and regulations. Significant laws include the Fair Debt Collection Practices Act, Fair Credit Reporting Act, the Federal Truth-In-Lending Act, the Fair Credit Billing Act and the Gramm-Leach-Bliley Act, as well as applicable comparable statutes in the states in which consumers reside. Failure of these parties to comply with applicable federal, state and foreign laws and regulations could have a negative impact on us. For example, applicable laws and regulations may limit our ability to collect amounts owing with respect to receivables, regardless of any act or omission on our part. No assurance can be given that any indemnities received from the financial institutions which originated the credit account will be adequate to protect us from losses on the receivables or liabilities to consumers. Any new laws or rulings that may be adopted, and existing consumer credit and protection laws, may adversely affect our ability to collect the receivables; and any failure on our part to comply with such requirements could adversely affect our ability to enforce the receivables and result in liability. While we are not a collection agency and do not operate as such, we cannot predict the impact of future regulations on either us or our existing or potential clients.

Any penetration of our network security or other misappropriation of consumers’ personal information could subject us to liability. Other potential misuses of personal information, such as for unauthorized marketing purposes, could also result in claims against us. These claims could result in litigation. In addition, the Federal Trade Commission and several states have investigated the use by certain Internet companies of personal information. Legislation has been introduced in the U.S. Senate that would mandate data-security management steps for many businesses and a nationwide standard for notifying consumers of security breaches. The legislation would require companies that store information on more than 10,000 people to create a data privacy and protection program, including assessing, maintaining and controlling risks to data privacy and security. Businesses would have to provide employee training, perform vulnerability tests and ensure that third-party service providers have adequate security programs. We could incur unanticipated expenses, especially in connection with our settlement database, if and when new regulations regarding the use of personal information are enacted.

In addition, pursuant to the Gramm-Leach-Bliley Act, our financial institution clients must require us to include in their contracts with us that we have appropriate data security standards in place. The Gramm-Leach-Bliley Act stipulates that we must protect against unauthorized access to, or use of, consumer debtor information that could result in detrimental use against or substantial inconvenience to any consumer debtor.  Detrimental use or substantial inconvenience is most likely to result from improper access to sensitive consumer debtor information because this type of information is most likely to be misused, as in the commission of identity theft.  We believe we have adequate policies and procedures in place to protect this information; however, if we experience a data security breach that results in any penetration of our network security or other misappropriation of consumers’ personal information, or if we have an inadequate data security program in place, our financial institution clients may consider us to be in breach of our agreements with them.

Federal, state, local and foreign laws may limit our creditor clients’ ability to recover and enforce defaulted consumer debt regardless of any act or omission on their part or our part. Additional consumer protection and privacy protection laws may be enacted that would impose additional requirements on the enforcement and collection of consumer debt. Any new laws, rules or regulations that may be adopted, as well as existing consumer protection and privacy protection laws, may adversely affect our ability to settle defaulted consumer debt accounts on behalf of our clients and could result in decreased revenues to us.  We cannot predict if or how any future legislation would impact our business or our clients.  In addition, we cannot predict how foreign laws will impact our ability to expand our business internationally, and the cost of such expansion.  Our failure to comply with any current or future applicable laws or regulations could limit our ability to settle defaulted consumer debt claims on behalf of our clients, which could adversely affect our revenues.

The laws and regulations applicable to the Internet and our services are evolving and unclear and could damage our business. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. This legislation could expose us to substantial liability or require us to incur significant expenses in complying with any new regulations. Local telephone carriers have petitioned the Federal Communications Commission to regulate the Internet and to impose access fees. Increased regulation or the imposition of access fees could substantially increase the costs of communicating on the Internet, potentially decreasing the demand for our services. A number of proposals have been made at the federal, state and local level and in foreign countries that would impose additional taxes on the sale of goods and services over the Internet. Such proposals, if adopted, could adversely affect us. Moreover, the applicability to the Internet of existing laws governing issues such as personal privacy is uncertain. We may be subject to claims that our services violate such laws. Any new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could adversely affect our business.

We may also pursue the acquisition of defaulted consumer debt portfolios to process through our DebtResolve system as part of our growth strategy. If we decide to pursue the acquisition of defaulted consumer debt portfolios to process through our DebtResolve system, federal, state, local and foreign laws may limit our ability to recover and enforce any acquired defaulted consumer debt portfolios regardless of any act or omission on our part.  Some laws and regulations applicable to credit originators may preclude us from collecting on defaulted consumer debt portfolios we may purchase if the credit originator previously failed to comply with applicable law in generating or servicing those consumer debt receivables.  Collection laws and regulations may also directly apply to our business. Additional consumer protection and privacy protection laws may be enacted that would impose additional requirements on the enforcement of and collection on defaulted consumer debt, and any new laws, rules or regulations that may be adopted, as well as existing consumer protection and privacy protection laws, may adversely affect our ability to collect on any acquired defaulted consumer debt portfolios. Finally, federal and state governmental bodies are considering, and may consider in the future, other legislative proposals that would regulate the collection of any acquired defaulted consumer debt portfolios, and although we cannot predict if or how any future legislation would impact this proposed expansion of our business, our failure to comply with any current or future laws or regulations applicable to us could limit our ability to collect on any acquired defaulted consumer debt portfolios.

Competition

We believe that we are the first company to introduce an Internet-based online system designed to facilitate the collection of consumer debt. However, we are aware of two other companies that have recently announced offerings that may touch on some aspects of our market. Incurrent Solutions, Inc., a division of Online Resources Corp., is a supplier of customer relationship management systems and front-end web applications for banks. It announced a collection offering in fall 2004. We believe the Online Resources product is tightly integrated into the creditors’ computer system and rules for treatment of accounts must be entered by Incurrent, not the client. Also, in fall 2004, Apollo Enterprises Solutions, LLC, a provider of enterprise-class web-hosted solutions for a variety of industries involved in receivables management and debt collection, announced an online collection offering. Its offering ties directly into the credit rating bureaus and incorporates real-time credit scoring. Based on our research, we are aware of only one client using the Apollo system to settle and collect consumer debt. Because the entire area of Internet-based online systems designed to facilitate the collection of consumer debt is a new offering in the collections industry, we are not aware of any market data that is presently available with respect to market share or other similar industry metrics.

Presently, other technology-based offerings introduced by other participants in our general market have related to credit and collections scoring, which differs from our system and strategic direction. Several companies offer collections management and payment software systems designed to support direct-mail and telephone collection efforts. These companies may add Internet-based payment and automated settlement mechanisms to their systems. Creditor institutions themselves may also consider developing systems similar to those offered by us internally, although such systems may be limited by the breadth of the patent upon which our DebtResolve system is based. Even if creditor institutions ultimately do not decide to develop systems similar to those offered by us internally, many  large creditor insitutions have the financial and technical resources to do so which may cause them to delay or decline to use the DebtResolve system for an extended period while they evaluate the merits of internal development. In addition, a number of creditor institutions have already developed Internet-based payment sites and could decide that such sites are sufficient for their collection purposes. To date, however, creditor financial institutions’ new development efforts appear to have been focused on their non-delinquent customers, where they have the largest revenue opportunity, and we are not aware of any creditor financial institutions working to develop a system that is directly competetive with our DebtResolve system. However, this may change as the effectiveness of the DebtResolve system is established.

We intend to continuously enhance and extend our offerings and develop significant expertise in customer behavior with respect to online debt payment to remain ahead of these potential competitors. In addition, we believe we have the following key competitive advantages:

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to our knowledge, we are the first to market an integrated set of Internet-based consumer debt collection tools,

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as the first to market, we have developed early expertise which we expect will allow us to keep our technology on the leading edge and develop related offerings and services to meet our clients’ needs,

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the patent license to the Internet bidding process protects the DebtResolve system’s key methodology and limits what future competitors may develop,

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the effectiveness of the Internet bidding model to settle claims has already been shown in the insurance industry by Cybersettle, Inc. (with respect to insurance claims), and

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the industry reputation of our management team and the extensive consumer debt research we have conducted provide us with credibility with potential clients.

Facilities

Our corporate headquarters and research and development facility are located at 707 Westchester Avenue, Suite L7, White Plains, New York. We occupy 4,912 square feet of space occupied under a lease with a monthly rental rate of approximately $9,400, subject to annual increases of approximately 4%, that expires in August 2010. We believe that our facilities are in good condition and adequate for our current needs.

Employees

As of December 9, 2005, we had 15 full-time employees, all of whom are based at our corporate headquarters in White Plains, New York. None of our employees is subject to a collective bargaining agreement and we believe that our relations with our employees are very good.

Organizational History

Debt Resolve, Inc., formerly Lombardia Acquisition Corp., is a Delaware corporation and was formed on April 21, 1997. The company was inactive and had no significant assets, liabilities or operations through February 24, 2003. Lombardia was a reporting, non-trading public company in which our business was begun.

On February 24, 2003, James D. Burchetta, Charles S. Brofman and Michael S. Harris, our principal stockholders, purchased 22,500,000 newly-issued shares of our common stock, representing 84.6% of the then outstanding shares, pursuant to a Stock Purchase Agreement effective January 13, 2003 between each of the them and us. We received an aggregate cash payment of $22,500 from Messrs. Burchetta, Brofman and Harris in consideration for the sale of such shares.

On February 24, 2003, in accordance with our by-laws for filling newly-created board vacancies, Danilo Cacciamatta, the sole existing director, appointed Messrs. Burchetta, Brofman, Harris and Lawrence E. Dwyer, Jr. to our board of directors. Mr. Burchetta was named Co-Chairman of the Board and Chief Executive Officer, Mr. Brofman was named non-executive Co-Chairman of the Board, Mr. Harris was named Executive Vice President and General Counsel, and Mr. Cacciamatta resigned his position as Chief Executive Officer. On April 7, 2003, William M. Mooney, Jr. was elected to our board of directors. Effective June 9, 2003, Alan M. Silberstein was elected to our board of directors and was appointed President and Chief Operating Officer. Mr. Silberstein submitted his resignation as President and Chief Operating Officer, effective October 15, 2004, but he continues to serve as a member of our board of directors. Mr. Harris submitted his resignation as Executive Vice President and General

Counsel and as a director, effective June 30, 2005. Mr. Harris entered into a consulting agreement with us at such time which extends through December 31, 2005, under which he provides advisory services.

On May 7, 2003, following approvals by our board of directors and holders of a majority of our common stock, we amended our certificate of incorporation to change our corporate name to Debt Resolve, Inc. and increase the number of authorized shares of common stock from 20,000,000 to 50,000,000 shares.

In June 2005, our board of directors and holders of a majority of our outstanding shares of common stock approved a reverse stock split, which will become effective prior to the closing of this offering. A proposed 1-for-10 reverse stock split would reduce our outstanding shares of common stock from 29,703,900 to 2,970,390 shares.

On June 16, 2005, our board of directors voted to approve the replacement of Becher, Della Torre, Gitto & Company and to retain Marcum & Kliegman LLP as our independent registered public accounting firm. We have not had any disagreements with our former accounting firm on accounting and financial disclosures, nor have we had any other changes in our accountants, during our two most recent fiscal years or any later interim period.

Legal Proceedings

We are not involved in any pending or threatened litigation or other legal proceedings.

MANAGEMENT

Executive Officers, Directors and Key Employees

The names, ages and positions of our executive officers, directors and key employees are as follows:

Name	Age	Position
James D. Burchetta	56	Co-Chairman of the Board, President and Chief Executive Officer
Charles S. Brofman	48	Co-Chairman of the Board
Katherine A. Dering	57	Chief Financial Officer, Treasurer and Secretary
Richard G. Rosa	38	Senior Vice President and Chief Technology Officer
Lawrence E. Dwyer, Jr.	61	Director
William M. Mooney, Jr.	65	Director
Alan M. Silberstein	57	Director
Sandra L. Styer	57	Senior Vice President and Director of Client Services
James T. Mahoney	49	Senior Vice President and Director of Sales
Howard C. Knauer	58	Senior Vice President and Director of Collection Strategies and President of our proposed debt buying subsidiary

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers, directors and key employees are as follows:

James D. Burchetta has been our Co-Chairman of the Board, President and Chief Executive Officer since January 2003. Mr. Burchetta was the co-founder of Cybersettle, Inc., which settles insurance claims over the Internet, and served as its Chairman of the Board and Co-Chief Executive Officer from 1997 to August 2000 and as its Vice Chairman from August 2000 to February 2002. Prior to founding Cybersettle, Mr. Burchetta was a Senior Partner in the New York law firm of Burchetta, Brofman, Collins & Hanley, LLP, where he practiced insurance and corporate finance law. Mr. Burchetta received a B.A. degree from Villanova University and a J.D. degree from Fordham University Law School and is a member of the New York State Bar. Mr. Burchetta is a frequent speaker at industry conferences.

Charles S. Brofman has been our non-executive Co-Chairman of the Board since January 13, 2003. Mr. Brofman was the co-founder of Cybersettle and has served as a director and its President and Co-Chief Executive Officer since 1997, becoming its Chief Executive Officer in August 2000. Prior to founding Cybersettle, Mr. Brofman was a Senior Partner in the New York law firm of Burchetta, Brofman, Collins & Hanley, LLP and, prior to that, was an Assistant District Attorney in New York. Mr. Brofman received a B.S. degree from Brooklyn College, City University of New York and a J.D. degree from Fordham University Law School and is a member of the New York State Bar.

Katherine A. Dering has been our Chief Financial Officer since April 2005 and our Treasurer and Secretary since July 2005. Ms. Dering was, from 1994 to March 2003, Senior Vice President and Chief Financial Officer of Provident Bank, where she provided financial and strategic leadership as part of the bank’s senior management team. Between April 2003 and April 2005, Ms. Dering was an independent financial consultant. Prior to 1994, Ms. Dering was Senior Vice President and Chief Financial Officer at Great Country Bank, Vice President and Divisional Controller at First American Bank of New York, and First Vice President, Accounting Operations of Dollar Dry Dock Bank. Ms. Dering received a B.A. degree from Le Moyne College, M.A. degrees from the State University of New York at Buffalo and Manhattanville College, and an M.B.A. from the University of Minnesota with a concentration in accounting and economics.

Richard G. Rosa has been our Senior Vice President and Chief Technology Officer since February 2003. He most recently served as the Senior Director of Technology for Scholastic Inc.’s Software and Internet Group from November 2000 to May 2002. Mr. Rosa was responsible for all website-related application development, networking and hosting infrastructure and operations. Mr. Rosa was previously Chief Technology Officer of BabyGear.com (a Bertelsmann venture capital investment), responsible for the technical integration of iBaby.com, as well as improving all facets of transaction processing and warehouse data management and fulfillment, from July to November 2000. Mr. Rosa was also Director of Online Operations at 1800Flowers.com, where he oversaw all phases of applications development, web hosting infrastructure and technical operations, from early 1999 to June 2000. Mr. Rosa has been involved with technology and Internet service businesses since February 1995, when he founded Netamorphasis Corp., a provider of application development and Internet-based infrastructure consulting services. Mr. Rosa received a B.A. degree from the City University of New York, Queens College.

Lawrence E. Dwyer, Jr. has been a member of our board of directors since February 2003. Mr. Dwyer is the former President of The Westchester County Association Inc., having served from 1994 to 2003, and is active in local, state and national politics. The Westchester County Association is a member of the Business Council of New York State and its membership includes many Fortune 500 companies. Mr. Dwyer also presently serves on two regional task forces for New York Governor George Pataki. Mr. Dwyer has been the Chairman of the Westchester, Nassau & Suffolk Municipal Officials Association, New York State Ethics Advisory Board and presently serves on the board of directors of the Lubin School of Business at Pace University, The Westchester Land Trust, Westchester Business Accelerator, Transportation Management Organization, The Lyndhurst Council, The Westchester Housing Fund and Westchester Community College Foundation. Mr. Dwyer received an M.A. degree in education and an M.A. degree in administration from Teachers College, Columbia University.

William M. Mooney, Jr. has been a member of our board of directors since April 2003. Mr. Mooney is currently President of The Westchester County Association and also serves as a Senior Vice President at Independence Community Bank. Mr. Mooney has been involved in the banking sector in an executive capacity for more than 30 years. Prior to joining Independence Community Bank, he served for four years as an Executive Vice President and member of the management committee of Union State Bank, responsible for retail banking, branch banking and all marketing activity. Mr. Mooney also spent 23 years at Chemical Bank and, following its merger with Chase Manhattan Bank, he was a Senior Vice President with responsibilities including oversight of all retail business. Mr. Mooney was the President of the Westchester Partnership for Economic Development. He also held the position of Chairman for the Westchester County Association, past Chairman of the United Way Westchester and Chairman of St. Thomas Aquinas College. He has served on the board of trustees for New York Medical College, St. Agnes Hospital, the Board of Dominican Sisters and the Hispanic Chamber of Commerce. Mr. Mooney received a B.A. degree in business administration from Manhattan College. He also attended the Harvard Management Program and the Darden Graduate School at the University of Virginia.

Alan M. Silberstein has been a member of our board of directors since June 2003. Mr. Silberstein served as our President and Chief Operating Officer from June 2003 until October 2004. Mr. Silberstein is currently President of Silco Associates, a management advisory firm in the financial services industry. Alan has worked in the financial services sector for more than 30 years, including as President and Chief Executive Officer of Western Union, a subsidiary of First Data Corporation. He served as Chairman and CEO of Claim Services at Travelers Property Casualty Insurance. He headed consumer banking at Midlantic Bank (now PNC) and Chemical Bank (now JPMorgan Chase) with executive experience in consumer credit, technology, finance and operations. Mr. Silberstein serves as a director of Global Payments Inc., and of Capital Access Network, Inc. He also serves on numerous university-related advisory boards. He is a member of the Council on Foreign Relations and also of Business Executives for National Security. He holds a B.S. degree in engineering from Columbia University and an M.B.A. from Harvard Business School.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by our board of directors and serve at the discretion of the board. There are no family relationships among our directors and officers.

Key Employees

Sandra L. Styer was appointed our Chief Marketing Officer and Director of Consumer Research in July 2003. In September 2005, she was appointed our Senior Vice President and Director of Client Services. Ms. Styer has more than 20 years of experience in management and consumer marketing over a broad range of industries from telecommunications to banking. Between 1999 and April 2002, she served as the Director of Marketing for the U.S. branch of MYOB Limited, an international software developer, and from May 2002 to June 2003, she was an independent sales consultant. At American Airlines from 1979 to 1987, she held a number of positions in finance and marketing. At American, she led the creation of the first Internet reservations and ticket sales service, now known as Travelocity. Ms. Styer received a B.A. degree from Indiana University and an M.B.A. from Harvard Business School.

James T. Mahoney was appointed our Senior Vice President and Director of Sales in July 2005. Prior to joining us, Mr. Mahoney was Vice President/Manager of the Equity Derivatives Sales/Trading Department for Chapdelaine Corporate Securities from August 2002 to June 2005. Between March 2001 and August 2002, he was an independent consultant. Prior to that, Mr. Mahoney was Vice President of Sales and Marketing at OneBond.com LLC from July 2000 to March 2001 where he was responsible for the launch of an electronic communication platform. From 1986 to May 2000, Mr. Mahoney held numerous positions at Liberty Brokerage Investment Corporation, where he was Executive Vice President and a member of its board of directors. He also held the title of President for three different divisions within Liberty Brokerage which included spearheading LibertyDirect and @Liberty, the firm’s e-commerce division. Mr. Mahoney also directly supervised the government, corporate and mortgage divisions, which had approximately 365 registered representatives. He is a member of the Board of Directors of the New York Special Olympics. Mr. Mahoney received a B.A. degree from St. Bonaventure University.

Howard C. Knauer was appointed our Senior Vice President and Director of Collection Strategies and President of our proposed debt buying subsidiary in September 2005. He previously served as Chairman of our Advisory Board from September 2004 to August 2005. Mr. Knauer served as President and Chief Operating Officer of Receivables Management Solutions, Inc. from July 2004 to July 2005. Prior to that, he managed a $2 billion portfolio of purchased debt as a Managing Director for Bear Stearns & Co., Inc. from January 2002 to May 2004. Mr. Knauer was a Senior Vice President and Collections Manager for Fleet Credit Card Services from April 1996 to July 2001. He was Senior Vice President of Marketing/Operations at National Credit Services Corporation from March 1995 to March 1996, and Senior Vice President/Credit Policy Manager at Metropolitan Federal Savings Bank in St. Paul, Minnesota from July 1994 to January 1995. From 1992 to 1994 he served as Vice President for Associated Bureaus, Inc., a national collections agency. Between 1975 and 1989 Mr. Knauer held positions as Vice President, Consumer Recovery Manager at Chemical Bank, Vice President, Credit Operations at American Express Travel Related Services, and Vice President at Citibank, N.A. Mr. Knauer received a B.A. degree from The City College of the City University of New York and an M.B.A. in finance from the Barnard M. Baruch College of the City of New York.

We are in the process of obtaining “key-man” life insurance for our benefit in the amount of $1,000,000 on the lives of James D. Burchetta and Richard G. Rosa.

We have agreed with Maxim Group LLC, the underwriter of this offering, that, for a period of two years after the date of this prospectus, we will engage a designee of Maxim Group as an advisor to our board of directors where the advisor shall attend meetings of the board and receive all notices and other correspondence and communications sent by us to members of our board of directors. In addition, the advisor will be reimbursed for expenses incurred in attending any meeting. In lieu of Maxim Group’s right to designate an advisor to our board, Maxim Group shall have the right during the two-year period after the date of this prospectus, in its sole discretion, to designate one person for election as a director to our board of directors, which we have agreed to use our best efforts to obtain the election of the Maxim Group’s nominee, who shall be entitled to receive the same compensation, expenses reimbursements and other benefits as any other non-employee director. To date, Maxim Group has not designated an advisor or member to our board of directors.

Advisory Board

We have established an advisory board comprised of four members with experience in the debt collection, credit card and banking businesses. Our advisory board meets periodically with our board of directors and management to discuss matters relating to our business activities and to establishing commercial business alliances and working projects with banks, other lenders and debt collection companies on an international basis. Members of our advisory board will be reimbursed by us for out-of-pocket expenses incurred in serving on our advisory board.

Some of the members of our advisory board may serve as our consultants under consulting agreements for which they will receive compensation. To date, however, none of our advisory board members have served as consultants to us and we have not entered into any consulting agreements with any of them. To our knowledge, none of our advisory board members has any conflict of interest between their obligations to us and their obligations to others. Companies with which advisory board members are involved may in the future have commercial relationships with us.

The members of our advisory board and their primary professional affiliations are as follows:

Jeff Bernstein is a global solutions leader in global risk management at MasterCard Advisors, overseeing consulting engagements and outsourcing opportunities in the delinquency risk management practice area. Prior to joining MasterCard, Mr. Bernstein was the founder and Chief Executive Officer of Acadia Consulting Group, an international consulting firm that specialized in credit management, operations research, collections and risk management in the banking, financial services, healthcare and collections industries. He previously served as a senior consultant and strategic alliance manager with Fair Isaac Corporation.

Jamie T. Buckley has worked in the credit card industry for 22 years, including a position as Senior Vice President and Operations Head at Providian Financial. He previously headed credit card servicing for Bank of America and new account acquisition at Citibank N.A.

Robert Dunham is the founder of Receivables Management Solutions, a company he formed after ten years of collections experience at other agencies. He is a columnist for Collection Advisor magazine, a leading publication in the debt collection industry.

Don Whittaker is the President of Risk Management Resources, Inc. He has managed consulting projects in Europe, Asia, North and South America. These projects have included business operational reviews, business strategy and objectives establishment, credit and risk policy reviews, effectiveness testing and operational policy implementation.

Director Compensation

During the year ended December 31, 2004, we did not grant any stock options to our directors. Non-employee directors currently receive no cash compensation for serving on our board of directors other than reimbursement of all reasonable expenses for attendance at board and board committee meetings. Under our 2005 Incentive Compensation Plan, non-employee directors will be entitled to receive stock options to purchase shares of common stock or restricted stock grants. See “— 2005 Incentive Compensation Plan.”

Director Independence

The American Stock Exchange requires that a majority of our board of directors must be composed of “independent directors,” which is defined under the American Stock Exchange listing standards generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. However, a company listing in connection with an initial public offering is not required to have a majority of independent directors until one year after listing and may phase in the members of its audit, compensation, and nominations and governance committees with one independent member upon listing, a majority of independent members within 90 days after listing, and all independent members within one year after listing. Currently, two of our five directors are considered to be “independent.” These independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Committees of the Board

Audit Committee. In September 2004, we established an audit committee of the board of directors, which consists of Lawrence E. Dwyer, Jr. and William M. Mooney, Jr., each of whom is an independent director under the American Stock Exchange’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•

reviewing and discussing with management and the independent accountants our annual and quarterly financial statements,

•

directly appointing, compensating, retaining, and overseeing the work of the independent auditor,

•

approving, in advance, the provision by the independent auditor of all audit and permissible non-audit services,

•

establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters,

•

the right to engage and obtain assistance from outside legal and other advisors as the audit committee deems necessary to carry out its duties,

•

the right to receive appropriate funding from us to compensate the independent auditor and any outside advisors engaged by the committee and to pay the ordinary administrative expenses of the audit committee that are necessary or appropriate to carrying out its duties, and

•

reviewing and approving all related party transactions unless the task is assigned to a comparable committee or group of independent directors.

Compensation Committee. In May 2004, we established a compensation committee of the board of directors, which consists of Messrs. Dwyer and Mooney, each of whom is an independent director. The compensation committee reviews and approves our salary and benefits policies, including compensation of executive officers. The compensation committee also administers our incentive compensation plan, and recommends and approves grants of stock options and restricted stock grants under that plan.

Nominations and Governance Committee. In June 2005, we established a nominations and governance committee of the board of directors, which consists of Messrs. Dwyer and Mooney, each of whom is an independent director. The purpose of the nominations and governance committee is to select, or recommend for our entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board. The nominations and governance committee’s duties, which are specified in our Nominating/Corporate Governance Committee Charter, include, but are not limited to:

•

establishing criteria for the selection of new directors,

•

considering stockholder proposals of director nominations,

•

committee selection and composition,

•

considering the adequacy of our corporate governance,

•

overseeing and approving management continuity planning process, and

•

reporting regularly to the board with respect to the committee’s duties.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors believes that Mr. Mooney satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Code of Ethics

In May 2003, we adopted a Code of Ethics and Business Conduct that applies to all of our executive officers, directors and employees. The Code of Ethics and Business Conduct codifies the business and ethical principles that govern all aspects of our business.

Executive Compensation

The table below summarizes the compensation earned for services rendered to us in all capacities for the year ended December 31, 2004 by our Chief Executive Officer and any other officer whose 2004 compensation exceeded $100,000. No other individuals employed by us received a salary and bonus in excess of $100,000 during 2004.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
James D. Burchetta	2004	150,000	—	—	—	—	—	—
Chief Executive Officer, President and Co-Chairman of the Board(1)	2003 2002	222,000 —	— —	— —	— —	— —	— —	— —

Alan M. Silberstein	2004	112,500	—	—	—	—	—	—
Director, former President and Chief Operating Officer(2)	2003 2002	134,667 —	— —	— —	— —	300,000 —	— —	— —

Richard G. Rosa	2004	150,000	—	—	—	50,000	—	—
Senior Vice President and Chief Technology Officer	2003 2002	150,000 —	— —	— —	— —	— —	— —	— —

——————

(1)

Mr. Burchetta has an employment agreement with us, but waived his compensation during the year ended December 31, 2003 and was not paid. In addition, under the terms of his amended employment agreement, no salary payments were made to Mr. Burchetta during the year ended December 31, 2004. We recorded compensation expense and a capital contribution during the year ended December 31, 2004, representing an imputed compensation expense for the minimum base salary under the agreement with Mr. Burchetta, as if we had met the condition for paying his salary. The agreement with Mr. Burchetta is described in the section “Employment Agreements” below and in Note 6 to the notes to our financial statements.

(2)

Mr. Silberstein had an employment agreement with us, which terminated with his resignation in October 2004. Mr. Silberstein waived his compensation during the year ended December 31, 2003 and was not paid. Under the terms of his employment agreement, no salary payments were made to Mr. Silberstein during the year ended December 31, 2004. We recorded compensation expense and a capital contribution during the year ended December 31, 2004, representing an imputed compensation expense for the minimum base salary under the agreement with Mr. Siberstein, as if we had met the condition for paying his salary.

The aggregate amount of benefits in each of the years indicated did not exceed the lesser of $50,000 or 10% of the compensation of any named officer.

Employment Agreements

We have entered into an employment agreement with James D. Burchetta under which he will devote substantially all of his business and professional time to us and our business development. The employment agreement with Mr. Burchetta is effective through July 2008. The agreement provided Mr. Burchetta with an initial annual base salary of $240,000 and contains provisions for minimum annual increases based on changes in an applicable “cost-of-living” index. The employment agreement with Mr. Burchetta contains provisions under which his annual salary may increase to $600,000 if we achieve specified operating milestones and also provides for additional compensation based on the value of a transaction that results in a change of control, as that term is defined in the agreement. In the event of a change of control, Mr. Burchetta would be entitled to receive 25% of the sum of $250,000 plus 2.5% of the transaction value, as that term is defined in the agreement, between $5,000,000 and $15,000,000 plus 1% of the transaction value above $15,000,000. Compensation expense under the agreement with Mr. Burchetta totaled $150,000 and $222,000 for the years ended December 31, 2004 and 2003, respectively. However, Mr. Burchetta waived the entire amount of his compensation during both 2004 and 2003.

We amended the employment agreement with Mr. Burchetta in February 2004, agreeing to modify his level of compensation, subject to our meeting specified financial and performance milestones. The employment agreement, as amended, provided that the base salary for Mr. Burchetta will be as follows: (1) if at the date of any salary payment, the aggregate amount of our net cash on hand provided from operating activities and net cash and/or investments on hand provided from financing activities is sufficient to cover our projected cash flow requirements (as established by our board of directors in good faith from time to time) for the following 12 months (the “projected cash requirement”), the annual base salary will be $150,000; and (2) if at the date of any salary payment, our net cash on hand provided from operating activities is sufficient to cover our projected cash requirement, the annual base salary will be $250,000, and increased to $450,000 upon the date upon which we complete the sale or license of our DebtResolve system with respect to 400,000 consumer credit accounts. Under the terms of the amended employment agreement, no salary payments were made to Mr. Burchetta during 2004. We recorded compensation expense and a capital contribution totaling $150,000 in 2004, representing an imputed compensation expense for the minimum base salary amounts under the agreement with Mr. Burchetta, as if we had met the condition for paying his salary.

We amended the employment agreement with Mr. Burchetta again in June 2005, agreeing that (1) as of April 1, 2005 and through the closing of this offering, we will pay Mr. Burchetta an annual base salary of $250,000 per year, and thereafter his base salary will continue at that level, subject to adjustments approved by the compensation committee of our board of directors, and (2) the employment term will extend for five years after the final closing of our June/September 2005 private financing.

In addition to the agreement above, we have entered into employment agreements with Katherine A. Dering, our Chief Financial Officer, Treasurer and Secretary, and Richard G. Rosa, our Senior Vice President and Chief Technology Officer. Under the employment agreements with Ms. Dering and Mr. Rosa, which have one-year terms that expire on August 1, 2006 and February 20, 2006, respectively, they receive an annual salary of $150,000 and $200,000, respectively. The employment agreements with Ms. Dering and Mr. Rosa require the full-time services of such employees. The employment agreement with Ms. Dering provides that if her position is eliminated due to a merger or other business combination, we will provide her with a severance payment equal to one month of compensation and benefits for every month of employment with us through the elimination date, up to a maximum of 12 months, and all stock options previously granted to her will immediately vest and remain exercisable for their full term. The employment agreement with Mr. Rosa does not have any change of control provisions.

Each of the employment agreements with Mr. Burchetta, Ms. Dering and Mr. Rosa also contains covenants (a) restricting the employee from engaging in any activities competitive with our business during the term of their employment agreements, (b) prohibiting the employee from disclosure of our confidential information and (c) confirming that all intellectual property developed by the employee and relating to our business constitutes our sole property.

Sandra L. Styer, our Senior Vice President and Director of Client Services, James T. Mahoney, our Senior Vice President and Director of Sales, and Howard C. Knauer, our Senior Vice President and Director of Collection Strategies and President of our proposed debt buying subsidiary, receive annual salaries of $150,000, $175,000 and $180,000, respectively, as part of our “employee at will” arrangements with each of them.

Existing Stock Options

We did not grant any stock options to our directors and executive officers during the year ended December 31, 2004. The following table sets forth certain information regarding the number and value of stock options held by the named directors and executive officers at December 31, 2004 and reflects a proposed 1-for-10 reverse stock split of our outstanding shares of common stock, prior to the closing of this offering. No stock options were exercised by the named directors and executive officers during the year ended December 31, 2004. The stock options shown below are all currently exercisable. The values of unexercised in-the-money stock options shown below are presented pursuant to SEC rules and represent the positive difference between the exercise price and the assumed initial public offering price of $5.00 per share. The values of unexercised in-the-money options shown below may not be realized.

Name	Number of Unexercised Options at Fiscal Year End	Value of Unexercised In-the-Money Options at Fiscal Year End
Lawrence E. Dwyer, Jr.	18,333	—
William M. Mooney, Jr.	43,500	$130,500
Alan M. Silberstein	300,000	—
John M. Porta	20,000	—
Richard G. Rosa	50,000	—

2005 Incentive Compensation Plan

On June 14, 2005, our board of directors and holders of a majority of our outstanding shares of common stock adopted and approved a new 2005 Incentive Compensation Plan. The purpose of our Incentive Compensation Plan is to assist us in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to us. No awards under the Plan have been made to date.

Administration. Our Incentive Compensation Plan is to be administered by our Compensation Committee, provided, however, that except as otherwise expressly provided in the Plan, the board of directors may exercise any power or authority granted to the committee under our Plan. Subject to the terms of our Plan, the committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the Plan, construe and interpret the Plan and award agreements, and correct defects, supply omissions or reconcile inconsistencies in them, and make all other decisions and determinations as the committee may deem necessary or advisable for the administration of our Plan.

Eligibility. The persons eligible to receive awards under our Incentive Compensation Plan are the officers, directors, employees, consultants and other persons who provide services to us. An employee on leave of absence may be considered as still in the employ of our company for purposes of eligibility for participation in our Plan.

Types of Awards. Our Incentive Compensation Plan will provide for the issuance of stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, dividend equivalents, bonus stock and awards in lieu of cash compensation, other stock-based awards and performance awards. Performance awards may be based on the achievement of specified business or personal criteria or goals, as determined by the committee.

Shares Available for Awards; Annual Per-Person Limitations. The total number of shares of common stock that may be subject to the granting of awards under our Incentive Compensation Plan at any time during the term of the Plan will be equal to 900,000 shares. This limit will be increased by the number of shares with respect to which awards previously granted under our Plan that are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares, and the number of shares that are tendered (either actually or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements.

Our Incentive Compensation Plan imposes individual limitations on the amount of certain awards. Under these limitations, during any 12-month period, the number of options, stock appreciation rights, shares of restricted stock, shares of deferred stock, performance shares and other stock based-awards granted to any one participant under the Plan may not exceed 400,000 shares, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units in any 12-month period is $2,000,000 multiplied by the number of full years in the performance period.

The committee is authorized to adjust the limitations described in the two preceding paragraphs. The committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Stock Options and Stock Appreciation Rights. The committee is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation rights are determined by the committee, but in the case of an ISO must not be less than the fair market value of a share of common stock on the date of grant. For purposes of our Incentive Compensation Plan, the term “fair market value” means the fair market value of common stock, awards or other property as determined by the committee or under procedures established by the committee. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the committee, except that no option or stock appreciation right may have a term exceeding ten years.

Restricted and Deferred Stock. The committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of a stockholder of our company, unless otherwise determined by the committee. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents. The committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the committee.

Bonus Stock and Awards in Lieu of Cash Obligations. The committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of our obligations to pay cash under our Incentive Compensation Plan or other plans or compensatory arrangements, subject to such terms as the committee may specify.

Other Stock-Based Awards. The committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The committee determines the terms and conditions of such awards.

Performance Awards. The committee is authorized to grant performance awards to participants on terms and conditions established by the committee. Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the committee. Performance awards granted to persons whom the committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Internal Revenue Code Section 162(m).

The committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards. Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the committee. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under our Incentive Compensation Plan.

Awards under our Incentive Compensation Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may, however, grant awards in exchange for other awards under our Plan, awards under other company plans or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control. The committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement or otherwise determined by the committee, vesting will occur automatically in the case of a “change in control” of our company, as defined in our Incentive Compensation Plan (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.”

Amendment and Termination. The board of directors may amend, alter, suspend, discontinue or terminate our Incentive Compensation Plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to our Plan which might increase the cost of our Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the board of directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Our Plan will terminate at the earliest of (a) such time as no shares of common stock remain available for issuance under our Plan, (b) termination of our Plan by the board of directors, or (c) the tenth anniversary of the effective date of the Plan. Awards outstanding upon expiration of our Plan will remain in effect until they have been exercised or terminated, or have expired.

PRINCIPAL STOCKHOLDERS

The table and accompanying footnotes set forth information as of December 9, 2005 with respect to the ownership of our common stock by:

•

each person or group who beneficially owns more than 5% of our common stock,

•

each of our directors,

•

our chief executive officer and other executive officers whose total compensation exceeded $100,000 during the year ended December 31, 2004, and

•

all of our directors and officers as a group.

Applicable percentage of ownership for each holder is based on 2,970,390 shares of common stock outstanding on December 9, 2005 and 5,798,851 shares of common stock outstanding following the closing of this offering, in each case after giving effect to a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of this offering.

A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the exercise of stock options and warrants or the conversion of convertible securities. Accordingly, common stock issuable upon exercise of stock options and warrants that are currently exercisable or exercisable within 60 days after the date of this prospectus, and common stock issuable upon conversion of the 7% convertible promissory notes have been included in the table with respect to the beneficial ownership of the person owning the stock options, warrants and 7% convertible promissory notes, but not with respect to any other persons.

Unless otherwise indicated, we believe that all persons named in the table above have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Percentage of Common Stock
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Before the Offering	After the Offering
James D. Burchetta(2)	1,065,015	31.46%	13.08%
Charles S. Brofman(3)	1,415,015	41.80%	17.38%
Katherine A. Dering(4)	100,000	3.26%	1.28%
Richard G. Rosa(5)	330,000	10.15%	4.12%
Lawrence E. Dwyer, Jr.(6)	100,333	3.36%	1.30%
William M. Mooney, Jr.(7)	417,490	12.39%	5.14%
Alan M. Silberstein(8)	302,500	9.25%	3.77%
All directors and executive officers as a group (7 individuals)	3,730,353	76.15%	48.28%

——————

(1)

The business address of each individual is Debt Resolve, Inc., 707 Westchester Avenue, Suite L7, White Plains, New York 10604.

(2)

Includes stock options to purchase 415,015 shares of common stock, exercisable at $5.00 per share on a post-reverse split basis.

(3)

Includes 800,000 shares held by Arisean Capital Ltd., a corporation controlled by Mr. Brofman, and stock options to purchase 415,015 shares of common stock, exercisable at $5.00 per share on a post-reverse split basis.

(4)

Consists of stock options to purchase 100,000 shares of common stock, exercisable at $5.00 per share on a post-reverse split basis.

(5)

Includes stock options to purchase 280,000 shares of common stock, 50,000 exercisable at $10.00 per share, and 230,000 exercisable at $5.00 per share, both on a post-reverse split basis.

(6)

Includes stock options to purchase 18,333 shares of common stock, exercisable at $10.00 per share on a post-reverse split basis.

(7)

Includes stock options to purchase 400,000 shares of common stock, 43,500 exercisable at $2.00 per share, 60,000 exercisable at $10.00 per share, and 296,500 at $5.00 per share, all on a post-reverse split basis.

(8)

Includes stock options to purchase 300,000 shares of common stock, exercisable at $5.00 per share on a post-reverse split basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

License Agreement with Co-Founders

On February 20, 2003, we entered into a license agreement with James D. Burchetta and Charles S. Brofman, the co-chairmen of our company, for the licensed usage of the intellectual property rights relating to U.S. Patent No. 6,330,551 issued by the U.S. Patent and Trademark Office on December 11, 2001 for “Computerized Dispute and Resolution System and Method” worldwide. This patent, which expires August 5, 2018, covers automated and online, double blind-bid systems that generate high-speed settlements by matching offers and demands in rounds. In June 2005, we amended and restated the license agreement in its entirety. The licensed usage is limited to the creation of software and other code enabling an automated system used solely for the settlement and collection of credit card receivables and other consumer debt and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees of all types. The license usage also includes the creation, distribution and sale of software products or solutions for the same aim as above and with the same exclusions. In lieu of cash royalty fees, Messrs. Burchetta and Brofman have agreed to accept stock options for our common stock as follows:

•

on June 29, 2005, we granted to each of Messrs. Burchetta and Brofman a stock option for up to such number of shares of our common stock such that the stock option, when added to the number of shares of our common stock owned by each of Messrs. Burchetta and Brofman, and in combination with any shares owned by any of their respective immediate family members and affiliates, will equal 14.6% of the total number of our outstanding shares of common stock on a fully-diluted basis as of the closing of this offering, assuming the exercise of such stock option,

•

if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $10,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 1% of our total number of outstanding shares of common stock on a fully-diluted basis at such time,

•

if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $15,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 1.5% of our total number of outstanding shares of common stock on a fully-diluted basis at such time, and

•

if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $20,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 2% of our total number of outstanding shares of common stock on a fully-diluted basis at such time.

The stock options granted to Messrs. Burchetta and Brofman pursuant to the license agreement have an exercise price of $5.00 per share of common stock and are exercisable for ten years from the date of grant.

The term of the license agreement extends until the expiration of the last-to-expire patents licensed thereunder and is not terminable by Messrs. Burchetta or Brofman. The license agreement also provides that we will have the right to control the ability to enforce the patent rights licensed to us against infringers and defend against any third-party infringement actions brought with respect to the patent rights licensed to us subject, in the case of pleadings and settlements, to the reasonable consent of Messrs. Burchetta and Brofman. The terms of the license agreement, including the exercise price and number of stock options granted under the agreement, were negotiated in an arm’s length transaction between Messrs. Burchetta and Brofman, on the one hand, and our independent directors, on the other hand.

The license agreement may also present Messrs. Burchetta and Brofman with conflicts of interest, as described under “Risk Factors — Potential conflicts of interest exists with respect to the intellectual property rights that we license from our co-founders, and it is possible our interests and their interests may diverge.”

Sublease Agreement

On August 1, 2005, we entered into a sublease agreement with a company owned by James D. Burchetta, our Chief Executive Officer and Co-Chairman, as the sublessee. The president of this company is the son of Mr. Burchetta. The agreement calls for payments of $500 per month and requires the sublessee to supply its own equipment and utilities such as phone service. The agreement provides that we may cancel the sublease at any time on 30 days’ prior notice.

Loan from Director

On November 30, 2005, we borrowed $100,000 from a director and an existing stockholder of ours, due in three months and with an annual interest rate of 10%. Of this amount, $50,000 was borrowed from William M. Mooney, Jr., one of our directors. These loans are unsecured.

Other than described above, there have been no transactions during the last two years, or proposed transactions, to which we were or will be a party, in which any director, executive officer, beneficial owner of more than 5% of our common stock or any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of these persons, had or is to have a direct or indirect material interest.

DESCRIPTION OF SECURITIES

Our certificate of incorporation authorizes us to issue 50,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share. As of the date of this prospectus, 2,970,390 shares of common stock are outstanding, assuming a proposed 1-for-10 reverse stock split of our outstanding shares of common stock, held by approximately 70 record holders, and no shares of preferred stock are outstanding. In addition, $2,695,000 in principal amount of 7% convertible promissory notes are outstanding, held by 30 holders, a portion of which will automatically convert into 428,461 shares of common stock upon the closing of this offering.

Common Stock

Each share of common stock has one vote. Except as otherwise provided by law or by the resolution or resolutions adopted by our board of directors designating the rights, powers and preferences of any series of preferred stock, the common stock has the exclusive right to vote for the election of directors and for all other purposes, and holders of preferred stock will not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The holders of our common stock are entitled to any dividends as may be declared by our board of directors out of legally available funds. Our board of directors does not intend to declare any cash or other dividends in the foreseeable future, but intends instead to retain earnings, if any, for use in our business operations.

Provisions of our certificate of incorporation and by-laws make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. For example, we have authorized preferred stock that is undesignated, making it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. In addition, advanced notice is required prior to stockholder proposals. Delaware law also could make it more difficult for a third party to acquire us. Specifically, Section 203 of the Delaware General Corporation Law may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Preferred Stock

Our certificate of incorporation authorizes the issuance of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of our company. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

7% Convertible Promissory Notes and Warrants

At the closing of this offering, we will repay or convert into shares of common stock all of our outstanding 7% convertible promissory notes. The important terms of our 7% convertible promissory notes and warrants are set forth below.

Conversion. The principal amount and accrued interest under our 7% convertible promissory notes are convertible into shares of our common stock:

•

at any time at the option of the holder, and

•

automatically, contemporaneously with the closing of this offering, the principal and accrued interest under the notes from our April 2005 private financing and 50% of the principal and accrued interest under the notes from our June/September 2005 private financing will be converted into shares of common stock, and the remaining 50% of the principal and accrued interest under the notes from our June/September 2005 private financing will be repaid to the holders from the proceeds of this offering.

The conversion price of the notes is $4.25, in the case of a conversion at the option of the holder, and, in the case of an automatic conversion, 85% of the price per share of the common stock in this offering. The conversion price is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The conversion price is subject to further adjustment if, while the notes are outstanding, we issue any shares of our common stock or securities convertible or exercisable into our common stock (subject to customary exceptions for exchanges of securities, equity incentive plans and acquisition transactions) at a price per share less than the conversion price, the conversion price will be adjusted on a weighted-average basis, which takes into account both the lower price and the number of shares issued or issuable at the lower price.

Maturity. The principal amount and accrued interest under the notes are payable by us upon the earlier to occur of:

•

the closing of this offering, or

•

the first anniversary of the date of issuance.

Interest. The notes will receive interest at a cumulative annual rate of 7%, payable on the maturity date.

Liquidation. In the event of any liquidation, dissolution or winding up of our company, either voluntary or involuntary, the holders of the notes will receive, in preference to any distribution of any of our assets to the holders of any of our other debt or equity securities, an amount equal to the unpaid and unconverted principal face amount of their notes and any accrued and unpaid interest on the notes. The holders will be paid in preference to any of our unsecured creditors and will be paid pro rata in proportion to the principal amount of notes held by the holders if the available assets are not sufficient to repay the notes.

Warrants. Each investor in our April 2005 private financing was issued, for no additional consideration, three-year warrants, and in our June/September 2005 private financings was issued, for no additional consideration, five-year warrants to purchase that number of shares of our common stock as is equal to 50% of the number of shares of common stock into which the notes held by such holder is initially convertible. The warrants are exercisable commencing upon the earlier of:

•

the date of effectiveness of a registration statement under the Securities Act of 1933 covering the shares of common stock underlying the warrants, or

•

the first anniversary of the date of issuance.

The warrants have an exercise price per share equal to the conversion price of the notes, subject to adjustment in the event of specified dilutive or accretive events, such as stock splits or stock combinations. The exercise price is subject to further adjustment if, while the warrants are outstanding, we issue any shares of our common stock or securities convertible or exercisable into our common stock (subject to customary exceptions for exchanges of securities, equity incentive plans and acquisition transactions) at a price per share less than the exercise price, the exercise price will be adjusted on a weighted-average basis, which takes into account both the lower price and the number of shares issued or issuable at the lower price.

Cashless Exercise. If at any time after one year from the date of issuance of the warrants there is no effective registration statement on file with the SEC registering, or no current prospectus available for, the resale of the shares of our common stock issuable upon exercise of the warrants, then the warrants may be exercised at such time by means of a “cashless exercise.”

Registration Rights. The registration statement of which this prospectus forms a part also registers up to 779,119 shares of our common stock issuable upon conversion of the convertible promissory notes and exercise of the warrants purchased from us in private financings in April 2005 and in June/September 2005 as well as issuable upon the exercise of warrants issued to Maxim Group LLC in connection with acting as the placement agent in our June/September 2005 private financing.

Lock-up Agreements. In connection with the private financings, all of the investors entered into “lock-up agreements” with us that prohibit those investors from, directly or indirectly, offering, selling, pledging or otherwise transferring or disposing of any of the shares of our common stock underlying the notes and warrants for a period of six months following the effective date of this registration statement.

Warrants

In addition to the warrants issued in connection with our April 2005 and June/September 2005, we have issued warrants to purchase 366,720 shares of common stock with per share exercise price of $4.25. These warrants are exercisable for three years from the date of grant.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, 2,970,390 shares of our common stock are outstanding, held by approximately 70 record holders. Upon the consummation of this offering, no shares of preferred stock will be outstanding. After this offering, we will have 5,798,851 shares of common stock outstanding, or 6,158,851 shares if the underwriter’s over-allotment option is exercised in full. Of these shares, the 2,400,000 shares sold in this offering, and 360,000 shares of the over-allotment option if exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by holders subject to lock-up agreements or by any of our affiliates within the meaning of Rule 144 under the Securities Act, which generally includes executive officers, directors and 10% stockholders. Of the 5,798,851 shares of our common stock to be outstanding on the closing date of this offering, 2,043,990 shares will be locked-up as a result of agreements that existing stockholders have signed restricting their ability to transfer our stock for 15 months after the date of this prospectus, and 745,519 shares (including 317,058 shares issuable upon the exercise of outstanding warrants) being registered for sale under our selling stockholder resale prospectus will be similarly locked-up for six months after the date of this prospectus. All of the remaining 926,400 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All but 424,900 of those shares are currently eligible for sale under Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of the then average weekly trading volume or 1% of the total number of outstanding shares of the same class. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been one of our affiliates for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Securities issued in reliance on Rule 701 are also restricted and may be sold by stockholders other than affiliates of ours subject only to the manner of sale provisions of Rule 144 and by affiliates under Rule 144 without compliance with its one-year holding period requirement.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

American Stock Exchange Listing

There is presently no public market for our common stock. We have applied to list our common stock on the American Stock Exchange under the proposed symbol DRV.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

UNDERWRITING

Subject to the terms and conditions of an underwriting agreement, dated               , 2006, the underwriter, Maxim Group LLC, has agreed to purchase from us 2,400,000 shares of our common stock, and will purchase such shares at the public offering price, less the underwriting discount set forth on the cover page of this prospectus.

Nature of Underwriting Commitment

The underwriting agreement provides that the underwriter is committed to purchase all shares of common stock offered in this offering, other than those covered by the over-allotment option described below, if the underwriter purchases any of these securities. The underwriting agreement provides that the obligations of the underwriter to purchase the shares of common stock offered hereby are conditional and may be terminated at its discretion based on its assessment of the state of the financial markets. The obligations of the underwriter may also be terminated upon the occurrence of other events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to approval of certain legal matters by its counsel, including, without limitation, the authorization and the validity of the shares of common stock, and to various other customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions of our counsel.

Pricing of Securities

The underwriter has advised us that it proposes to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus, and to certain dealers that are members of the National Association of Securities Dealers, Inc., at such price less a concession not in excess of $________  per share. The underwriter may allow, and the selected dealers may reallow, a concession not in excess of $________  per share to certain brokers and dealers. After the offering, the offering price and concessions and discounts to brokers and dealers and other selling terms may from time to time be changed by the underwriter. These prices should not be considered an indication of the actual value of our shares of common stock and are subject to change as a result of market conditions and other factors. No variation in those terms will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

Prior to this offering, there was no public market for our common stock. The initial public offering price for our shares of common stock was determined by negotiation between us and the underwriter. The principal factors considered in determining the public offering price of the shares of common stock included:

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the information in this prospectus and otherwise available to the underwriter,

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the history and the prospects for the industry in which we will compete,

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valuation of our company based on, among other factors, the offering prices of our recent private offerings,

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our current financial condition and the prospects for our future cash flows and earnings,

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the present state of our development, the technological development of, and potential for, our DebtResolve system and our ability to enter into new client contracts relating to it,

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the general condition of the economy and the securities markets at the time of this offering,

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the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies, and

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the public demand for our securities in this offering.

We cannot be sure that the initial public offering price will correspond to the price at which our shares of common stock will trade in the public market following this offering or that an active trading market for our shares of common stock will develop and continue after this offering.

Commissions and Discounts

The following table summarizes the compensation to be paid to the underwriter by us and the selling stockholders and the proceeds, before expenses, payable to us and the selling stockholders. The information assumes either no exercise or full exercise by the underwriter of the over-allotment option.

		Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$5.00	$12,000,000	$13,800,000
Underwriting discount	$0.50	$1,200,000	$1,380,000
Non-accountable expense allowance(1)	$0.15	$360,000	$360,000
Proceeds, before expenses, to us(2)	$4.35	$10,440,000	$12,060,000

——————

(1)

The non-accountable expense allowance is not payable with respect to the shares of common stock sold upon exercise of the underwriter’s over-allotment option.

(2)

We estimate that the total expenses of this offering excluding the underwriter’s discount and the non-accountable expense allowance, will be approximately $580,000.

Over-allotment Option

We have granted the underwriter an option, exercisable for 45 days after the date of this prospectus, to purchase up to 360,000 additional shares of common stock solely to cover over-allotments, if any, at the same price as the initial shares of common stock offered. If the underwriter fully exercises the over-allotment option, the total public offering price, underwriting discounts and proceeds (before expenses) to us and proceeds (before expenses) to the selling stockholders will be $1,800,000, $180,000, $1,620,000 and $0, respectively.

Underwriter’s Warrant

We have agreed to issue to Maxim Group at the closing of this offering a warrant to purchase up to a total of 240,000 shares of common stock. The shares of common stock issuable upon exercise of the underwriter’s warrant are identical to those offered by this prospectus. The warrant is exercisable at an exercise price equal to 120% of the initial offering price per share in this offering commencing one year from the closing date of this offering and expiring five years from the closing date of this offering and provide for cashless exercise utilizing our securities. The warrant and the shares of common stock underlying the warrant may not be sold, transferred, assigned, pledged or hypothecated for a period of six months from the closing date of this offering except to officers and employees of the underwriter and members of the selling group and/or their respective officers and employees. The shares of common stock underlying the underwriter’s warrant have been registered as part of the registration statement of which this prospectus is a part, and the warrant also grants to holders thereof one demand registration right and unlimited “piggy back” rights for five years from the closing date of this offering with respect to the registration under the Securities Act of shares of our common stock issuable upon exercise of the warrant. We will set aside and at all times have available a sufficient number of shares of common stock to be issued upon exercise of the warrant. We will bear the fees and expenses attendant to the present registration, the one demand registration and any piggyback registration right, other than, in all cases, that underwriting commissions will be paid by the holders themselves. The exercise price and number of shares of common stock issuable upon exercise of the warrant will be subject to a “weighted average” anti-dilution adjustment for a period of two years following the closing of this offering and may also be adjusted for the entire term of the warrant in certain other circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation.

Lock-ups

We have agreed with the underwriter that, without the prior written consent of the underwriter, we will not, for a period of two years from the closing of this offering, offer, sell or distribute any of our securities, other than pursuant to our incentive compensation plan at the then fair market value. In addition, our executive officers, directors and other stockholders who own 5% or more of our outstanding common stock have agreed with the underwriter that, without the prior written consent of the underwriter, they will not, for a period of 15 months from the closing of this offering, offer, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities. There are no agreements between the underwriter and any of our stockholders, optionholders or affiliates releasing them from these lock-up agreements as of the date hereof.

Other Terms

Pursuant to the underwriting agreement, we have granted Maxim Group a 30-day right of first offer to act as lead underwriter or placement agent for any and all of our future public and private equity offerings during the two-year period commencing on the closing of this offering. Under the terms of such right of first offer, in the event that we and Maxim Group cannot agree on the terms of such subsequent offerings, we shall thereafter be precluded from engaging in an offering during such two-year period on investment banking and pricing terms more favorable to a subsequent banking firm than the most favorable terms negotiated with Maxim Group.

The underwriting agreement also provides that for a period of two years after the date of this prospectus, we will engage a designee of Maxim Group as an advisor to our board of directors. Such advisor shall attend meetings of the board and receive all notices and other correspondence and communications sent by us to our board. In addition, such advisor shall be entitled to receive reimbursement for all costs incurred in attending such meetings including, food, lodging and transportation. We have also agreed that, during such two-year period and in lieu of Maxim Group’s right to designate an advisor to our board of directors, Maxim Group shall have the right, in its sole discretion, to designate one person for election as a director of our company, and we have agreed to utilize our best commercial efforts to obtain the election of such person, who shall be entitled to receive compensation equal to the highest compensation of other non-employee directors, excluding the Chairman of the audit committee of the board, expense reimbursements and other benefits as any other non-employee director.

In connection with this offering, the underwriter or certain of the securities dealers may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

The underwriter has informed us that it does not expect to confirm sales of shares of common stock offered by this prospectus to accounts over which it exercises discretionary authority without obtaining the specific approval of the account holder.

Stabilization

Until the distribution of the shares of common stock offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriter to bid for and to purchase our shares of common stock. As an exception to these rules, the underwriter may engage in transactions effected in accordance with Regulation M under the Securities Exchange Act of 1934 that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

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Stabilizing transactions permit bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, so long as stabilizing bids do not exceed a specified maximum.

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Over-allotment involves sales by the underwriter of shares of common stock in excess of the number of shares of common stock the underwriter is obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriter is not greater than the number of shares of common stock that it may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option or purchasing shares of our common stock in the open market.

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Covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which it may purchase securities through the over-allotment option. If the underwriter sells more shares of common stock than could be covered by the over-allotment option, creating a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

•

Penalty bids permit the underwriter to reclaim a selling concession from a selected dealer when the shares of common stock originally sold by the selected dealer are purchased in a stabilizing covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our common stock. These transactions may occur on the American Stock Exchange or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Regulatory Restrictions on the Purchase of our Common Stock

France. The shares of common stock offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the shares offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monétaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the shares offered by this prospectus may be effected only in compliance with the above mentioned regulations.

Germany. The offering of the shares of common stock is not a public offering in the Federal Republic of Germany. The shares of common stock may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaudfspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market the shares of common stock in or out of the Federal Republic of Germany. The shares of common stock are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The shares of common stock will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third party’s account.

Israel. The shares of common stock offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The shares of common stock offered by this prospectus may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the common stock or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common stock being offered. Any resale, directly or indirectly, to the public of the common stock offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy. This offering of our common stock has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no shares of common stock may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the shares of common stock be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the shares of common stock or distribution of copies of this prospectus or any other document relating to the shares of common stock in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Switzerland. This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The shares of common stock are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a pubic offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom. In the United Kingdom, the shares of common stock offered by this prospectus will only be available for purchase to a person who represents and agrees that: (a) it has not offered or sold, and for up to six months following the consummation of this offering, will not offer or sell, any shares of common stock offered by this prospectus to persons in the United Kingdom except to persons whose ordinary activities involve them acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995; (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, or the FSMA, in respect of anything done by it in relation to the shares of common stock offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity, within the meaning of Section 21 of the FSMA, received by it in connection with the shares of common stock offered by this prospectus in circumstances where Section 21(1) of the FSMA does not apply to our company, to persons who fall within the exemption to Section 21 of the FSMA set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, or the Order, including to persons exempted under Article 19 (Investment Professionals) or Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Order, or to persons to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated.

Indemnification

The underwriting agreement provides for indemnification between us and the underwriter against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriter to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the securities offered by this prospectus are being passed upon for us by our counsel, Greenberg Traurig, LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the underwriter in this offering.

EXPERTS

Our financial statements as of December 31, 2004 and 2003 and for the years then ended have been included in this prospectus and in the registration statement in reliance upon the reports of Marcum & Kliegman LLP, independent registered public accounting firm, appearing elsewhere in this prospectus and upon the authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 with the SEC for the securities we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to that registration statement. A copy of the registration statement may be inspected by anyone without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We are, and will remain following the closing of this offering, subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, we file annual and quarterly reports, proxy statements and other information with the SEC. We intend to furnish to our stockholders annual reports containing audited financial statements and may furnish interim reports as we deem appropriate. You will be able to inspect and copy these reports, proxy statements and other information at the addresses set forth above.

You should rely only on the information provided in this prospectus, any prospectus supplement or as part of the registration statement filed on Form SB-2 of which this prospective is a part, as such registration statement is amended and in effect with the SEC. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

DEBT RESOLVE, INC.

FINANCIAL STATEMENTS

Condensed Financial Statements for the nine months ended September 30, 2005 and 2004 and Cumulative from Inception (April 21, 1997 to September 30, 2005) (Unaudited)

Condensed Balance Sheet at September 30, 2005	F-2
Condensed Statements of Operations for the nine months ended September 30, 2005 and 2004 and Cumulative from Inception (April 21, 1997 to September 30, 2005)	F-3
Condensed Statements of Cash Flows for the nine months ended September 30, 2005 and 2004 and Cumulative from Inception (April 21, 1997 to September 30, 2005)	F-4
Notes to Condensed Financial Statements	F-5

Financial Statements for the years ended December 31, 2004 and 2003 and Cumulative from Inception (April 21, 1997 to December 31, 2004)

Report of Independent Registered Public Accounting Firm	F-15
Balance Sheet as of December 31, 2004	F-16
Statements of Operations for the years ended December 31, 2004 and 2003 and Cumulative from Inception (April 21, 1997 to December 31, 2004)	F-17
Statements of Stockholders’ Equity Cumulative from Inception (April 21, 1997 to December 31, 2004)	F-18
Statements of Cash Flows for the year ended December 31, 2004 and 2003 and Cumulative from Inception (April 21, 1997 to December 31, 2004)	F-19
Notes to Financial Statements	F-20

F-1

DEBT RESOLVE, INC.
(A Development Stage Company)
Condensed Balance Sheet
(UNAUDITED)

	September 30, 2005	September 30, 2005
	as reported	pro forma
ASSETS

Current assets:
Cash	$639,214
Accounts receivable, net	7,216
Prepaid expenses and other current assets	81,845
Total current assets	728,275

Fixed assets, net	159,043

Other assets:
Deferred offering costs	516,397
Deferred financing costs	207,698
Deposits and other assets	93,605
Total other assets	817,700
Total assets	$1,705,018

LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY)

Current liabilities:
Accounts payable	$343,213
Accrued expenses	124,219
Convertible notes, net of deferred debt discount of $913,577	1,781,423
Total liabilities	$2,248,855

Commitments and contingencies

Stockholders’ equity:

Preferred stock, 10,000,000 shares authorized,
$.001 par value, none issued and outstanding

—	—

Common stock, 50,000,000 shares authorized,
$.001 par value, 29,703,900 and 3,398,851
shares issued and outstanding, respectively(1)

	29,704	3,399
Additional paid-in capital	6,260,417	8,107,688
Deficit accumulated during the development stage	(6,833,958)	(7,955,233)
Total stockholders’ (deficiency) equity	(543,837)	155,854
Total liabilities and stockholders’ deficiency	$1,705,018

——————

(1)

Pro forma stockholders’ equity reflects the impact of the 1-for-10 reverse stock split, the accelerated amortization of $207,698 in deferred financing costs and $913,577 in accrued deferred debt discount and beneficial conversion feature of convertible notes to the accumulated deficit, and the inclusion in stock and additional paid-in capital of $428 and $1,820,537, respectively, for the issuance of 428,461 shares of common stock upon conversion of the convertible notes payable.

The accompanying notes are an integral part of these condensed financial statements.

F-2

DEBT RESOLVE, INC.
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

	Nine months ended September 30,		Cumulative from Inception (April 21, 1997) to September 30,
	2004	2005	2005
Revenues	$2,088	$9,833	$12,620

Costs and expenses:
Payroll and related expenses	$681,854	$942,785	$2,592,067
General and administrative expenses(1)	690,755	857,141	2,648,850
Waived royalty fees -related parties	—	—	600,000
Research and development expenses	46,022	—	499,323
Depreciation and amortization expenses	33,051	25,794	77,672

Total expenses	1,451,682	1,825,720	6,417,912

Loss from Operations	(1,449,594)	(1,815,887)	(6,405,292)

Interest income (expense)(2)	4,483	(438,489)	(438,489)
Other income	—	1,000	9,823
Total other income (expense)	4,483	(437,489)	(428,666)

Net loss	(1,445,111)	(2,253,376)	(6,833,958)

Per share data:
Basic and diluted net loss per common share	$(0.05)	$(0.08)
Basic and diluted weighted average number of common shares outstanding	29,060,248	29,653,096

Pro forma per share data:(3)
Pro forma basic and diluted net loss per common share		$(0.66)
Pro forma basic and diluted weighted average number of common shares outstanding		3,393,791

——————

(1)

Stock based compensation totaled $26,143 in the nine months ended September 30, 2004 and $93,722 in the nine months ended September 30, 2005, and $432,851 since inception.

(2)

Included in interest expense is the amortization of the value of the beneficial conversion feature of the convertible notes and the deferred debt discount recorded on those notes, which was $322,310 in the nine months ended September 30, 2005, respectively, and $322,310 since inception.

(3)

Pro forma weighted average shares outstanding include 428,461 shares issued to convertible note holders upon completion of the proposed public offering and the effect of the 1-for-10 reverse stock split of outstanding shares of common stock.

The accompanying notes are an integral part of these condensed financial statements.

F-3

DEBT RESOLVE, INC.
(A Development Stage Company)
Condensed Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,		Cumulative from Inception (April 21, 1997) to September 30,
	2004	2005	2005
Cash flows from operating activities:
Net loss	$(1,445,111)	$(2,253,376)	$(6,833,958)
Adjustments to reconcile net loss to net cash used in operating activities:
Non cash stock based compensation	26,143	93,722	432,851
Capital contribution from waived and imputed compensation and royalty fees	337,500	112,500	1,983,809
Amortization of deferred debt discount	—	322,310	322,310
Amortization of deferred financing costs	—	51,858	51,858
Depreciation and amortization	33,050	25,794	77,672
Loss on disposal of fixed assets	—	14,954	14,954
Changes in operating assets & liabilities
Accounts receivable	(2,088)	(5,997)	(7,216)
Prepaid expenses and other current assets	(30,604)	(6,495)	(56,845)
Deposits and other assets	—	(93,605)	(93,605)
Accounts payable	42,811	263,192	343,213
Accrued expenses	42,962	43,414	208,219
Net cash used in operating activities	(995,337)	(1,431,729)	(3,556,738)

Cash flows from investing activities:
Purchases of fixed assets	(9,995)	(137,291)	(251,669)
Net cash used in investing activities	(9,995)	(137,291)	(251,669)

Cash flows from financing activities:
Proceeds from issuance of convertible notes	—	2,695,000	2,695,500
Repayment of loans payable to stockholders, net	—	(10,000)	(10,000)
Proceeds from issuance of common stock, net of costs	234,000	224,900	2,432,574
Proceeds from stockholders’ loans	—	—	110,000
Stock offering costs	(43,540)	(517,063)	(560,603)
Deferred financing costs	—	(219,350)	(219,350)
Net cash provided by financing activities	190,460	2,173,487	4,447,621
Net (decrease) increase in cash	(814,872)	604,467	639,214
Cash at beginning of period	1,040,210	34,747	—
Cash at end of period	$225,338	$639,214	$639,214
Non cash investing and financing activities:
Conversion of stockholder’s loan to common stock	$100,000	$—	$100,000
Issuance of common stock for accrued compensation	$—	$84,000	$84,000
Issuance of warrants for deferred financing fees	$—	$40,207	$40,207
Capital contribution from waived royalty fees	$—	$—	$600,000
Capital contribution from waived and imputed compensation	$337,500	$112,500	$1,383,809

The accompanying notes are an integral part of these condensed financial statements.

F-4

DEBT RESOLVE, INC.
(A Development Stage Company)
Notes to Condensed Financial Statements
(Unaudited)
S eptember 30, 2005

NOTE 1. DESCRIPTION OF BUSINESS, ORGANIZATION AND DEVELOPMENT STAGE ACTIVITIES:

Description of business

Debt Resolve, Inc. (“Debt Resolve” or the “Company”), is a Delaware corporation formed on April 21, 1997. The Company provides banks, lenders, credit card issuers, third party collection agencies and purchasers of charged-off debt an Internet-based online system (“the Debt Resolve system”) for the collection of past due consumer debt. The Company offers its service as an Application Service Provider (“ASP”) model, enabling clients to introduce this collection option with no modifications to their existing collections computer systems. Its products capitalize on using the Internet as a tool for communication, resolution, settlement and payment of delinquent debts. The Debt Resolve system features, at its core, a patented online bidding system.

Organization

Until February 24, 2003, the Company, formerly named Lombardia Acquisition Corp., was inactive and had no significant assets, liabilities or operations. On February 24, 2003, James D. Burchetta, Charles S. Brofman, and Michael S. Harris (collectively, the “Principal Stockholders”) purchased 22,500,000 newly-issued shares of the Company’s common stock, representing 84.6% of the then outstanding shares, pursuant to a Stock Purchase Agreement effective January 13, 2003 between the Company and each of the Principal Stockholders. The Company received an aggregate cash payment of $22,500 in consideration for the sale of such shares to the Principal Stockholders. The Board of Directors was then reconstituted. On May 7, 2003, following approvals by the Board of Directors and holders of a majority of the Company’s common stock, the Company’s Certificate of Incorporation was amended to change the Company’s corporate name to Debt Resolve, Inc. and increase the number of the Company’s authorized shares of common stock from 20,000,000 to 50,000,000 shares.

Development stage activities

In accordance with Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises, the Company is considered to be in the development stage since it is devoting substantially all of its efforts to establishing a new business and its planned principal operations have not produced any significant revenues. Since February 24, 2003, the Company has devoted substantially all of its efforts to planning and budgeting, research and product development, and raising capital. In January 2004, the Company substantially completed the development of its online system for the settlement of credit card and other consumer debt and began marketing to banks, collection agencies, debt buyers and other creditors. In February 2004, the Company implemented its online system, on a test basis, with a collection agency and completed a successful systems test. Since that time, the Company has continued to devote substantial time and assets on marketing its product to credit card companies, collection agencies, and other holders of delinquent consumer debt. As of September 30, 2005, the Debt Resolve system is being used by five clients, consisting of three lenders and two collection agencies on certain limited portfolios, and has begun to generate some revenue for the Company.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Going concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As of September 30, 2005 the Company’s working capital is not sufficient to fund its plan of operations beyond the end of December 2005. This factor raises substantial doubt about the Company’s ability to continue as a going concern. In separate financing transactions in April and June/September of 2005, the Company received proceeds from the issuance of 7% convertible promissory notes in the total aggregate principal amount of $2,695,000 (see Note 5). In addition, the Company has entered into a non-binding letter of intent with an investment banking firm to explore the possibility of raising additional capital in the public equity markets and filed with the Securities and Exchange Commission on Form SB-2 with that intention (see Note 4). However, there can be no assurance that the Company will be able to raise sufficient additional capital as needed to execute its business plan. The Company

F-5

continues to experience losses, recording a losses of $2,253,376 for the nine months ended September 30, 2005. As of that date, it has incurred an accumulated deficit of $6,833,958 and it has still not recorded any significant revenue. The Company is currently negotiating with current shareholders and other qualified investors to arrange a private debt financing. If the Company is unable to raise sufficient additional capital before the end of December 2005, it will have to develop and implement a plan to extend payables and reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Interim periods

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005 or for any other interim period. On August 19, 2005 the Company filed a report on Form 8-K with the Securities and Exchange Commission disclosing that the Company will restate previously issued financial statements for the years ended December 31, 2004 and 2003 and the three months ended March 31, 2005. In conjunction with the re-audit of Debt Resolve’s financial statements for the years ended December 31, 2003 and December 31, 2004 and a review of the quarter ended March 31, 2005 by the Company’s independent registered public accounting firm, the Company determined that adjustments were necessary to recognize the cumulative impact of correcting its computation for stock-based compensation to consultants and advisory board members. Specifically, it was determined that Debt Resolve should have recorded an expense for stock-based compensation to consultants and advisory board members during those accounting periods. The Company had disclosed these costs on a pro forma basis, only. Based on the reclassification of employee and consultant status for stock-based compensation to these persons, Debt Resolve has restated the periods impacted by these adjustments. The restatement adjustments related to computation for stock-based compensation to consultants and advisory board members increased net loss by $26,143 for the nine months ended September 30, 2004 and $31,756 for the year ended December 31, 2004 and increased net loss by $109,491 for the year ended December 31, 2003. The adjustments did not change net loss per share for the nine months ended September 30, 2004 or for the year ended December 31, 2004, but increased net loss per share by $0.01 to ($0.10) for the year ended December 31, 2003. These adjustments also increased the beginning accumulated deficit and additional paid-in capital by $141,247 as of January 1, 2005. In addition, the Company recorded an increase in net loss for the quarter ended March 31, 2005 of $97,136 and an increase in net loss per share of $0.01 to ($0.02) related to stock-based compensation and deferred offering costs.

Reclassifications

Certain amounts in the financial statements for the nine months ended September 30, 2004 have been reclassified for comparative purposes to conform to the presentation in the financial statements for the nine months ended September 30, 2005.

Cash

For purposes of the condensed statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. From time to time, the Company has balances in excess of federally insured limits.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management’s judgment and available information and, consequently, actual results could be different from these estimates.

F-6

Revenue recognition

The Company earned revenue during the nine months ended September 30, 2005 from five clients, consisting of three lenders and two collection agencies that have implemented the Company’s online system. The Company’s current contracts provide for revenue based on a percentage of the amount of debt collected from accounts submitted on the DebtResolve system or based on recurring license fees coupled with transaction fees. Although other revenue models have been proposed, all revenue earned to date has been determined using this method, and such revenue is recognized when the settlement amount of debt is collected by the client. For the early adopters of the Company’s product, the Company waived set-up fees and other transactional fees that the Company anticipates charging in the future. While the percent of debt collected will continue to be a revenue recognition method going forward, other payment models are also being offered to clients and could possibly become our preferred revenue model. Dependent on the structure of future contracts, revenue may be derived from set up fees or monthly licensing fees with transaction fees upon debt settlement.

Imputed salary expense

Under the terms of employment agreements (see Note 9) the Company has had with its Co-chairman and CEO and with its general counsel during the nine months ended September 30, 2004 and until April 1, 2005 and July 1, 2005, respectively the Company did not pay these officers a salary, due to certain conditions as specified in the agreements. The Company recorded compensation expense and a capital contribution in an amount equal to the salary that would have been paid during those periods, representing an imputed compensation expense for the minimum base salary amounts under the agreement with them, as if the Company had met the condition for paying their salaries. As of April 1, 2005, pursuant to a decision made by the Board of Directors of the Company and a revised employment agreement, the Company began to pay the Co-Chairman and Chief Executive Officer a salary of $250,000 per year. As of June 30, 2005, the Company’s general counsel resigned his position.

Waived royalty fees

Under the terms of a license agreement that the Company has with its Co-Chairmen, royalty fees were due to Messrs. Burchetta and Brofman. However, these payments were not made since they were waived by the Co-Chairmen. The Company recorded royalty expense and a capital contribution in an amount equal to the waived payments.

Research and development

Research and development expenses in the nine months ended September 30, 2004 consisted primarily of payroll and related expenses and consulting fees incurred in connection with employees and consultants involved in the development of the Company’s online software product. The Company follows the guidelines of Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, and Statement of Financial Accounting Standards No. 2, Accounting for Research and Development Costs. Since the Company intended and has begun to market its online product, these costs were charged to expense as incurred and classified as research and development expenses. In January 2004, the Company substantially completed the development of and began marketing its online product. Commencing February 2004, and for the nine months ended September 30, 2005, costs incurred in connection with the operation, maintenance, modification, and customization of the Company’s product have been charged to expense as incurred, and are not classified as research and development expenses.

Fixed assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful life of each class of assets using the straight-line method. Expenditures for maintenance and repairs are charged to expense as incurred. Additions and betterments that substantially extend the useful life of the asset are capitalized. Upon the sale, retirement, or other disposition of property and equipment, the cost and related accumulated depreciation are removed from the balance sheet, and any gain or loss on the transaction is included in the statement of operations.

Income taxes

In accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, the Company uses an asset and liability approach for financial accounting and reporting for income taxes. The basic

F-7

principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. The Company has had net losses since inception and the resulting deferred tax asset is offset by a corresponding valuation allowance.

Stock-based compensation

Stock options issued under stock-based compensation plans are accounted for under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in the net loss, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock, as determined by the board of directors, on the date of grant. Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure — an Amendment of FASB Statement No. 123, requires the disclosure of the effect on net loss and loss per share had the Company applied the minimum value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation. The minimum value of each option granted is estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 0%, risk-free interest rates for individual options ranging from 1.66% to 4.12%, and an expected life of each option, ranging from three to ten years. Since there is no public market for the Company’s stock, the Company does not consider volatility in estimating the value of each option; the Company follows the minimum value method. The estimated minimum value of the options granted is amortized to expense over the option vesting periods.

As of September 30, 2005, the weighted average exercise price and the weighted average expected life of the stock options granted to employees were $0.62 and 5.48 years, respectively.

The following table illustrates the pro forma effects on net loss and net loss per common share for the nine months ended September 30, 2004 and 2005 and the period cumulative from inception as if the Company had applied the fair value recognition provisions of FASB Statement No. 123 to stock-based compensation.

	Nine months ended September 30,		Cumulative from Inception (April 21, 1997) to September 30,
	2004	2005	2005

Net loss – as reported	$(1,445,111)	$(2,253,376)	$(6,833,958)
Deduct: Stock based employee compensation expense determined under minimum-value based method for all awards	149,962	1,842	589,220
Net loss – pro forma	$(1,595,073)	$(2,255,218)	$(7,423,178)

Basic and diluted net loss per common share – as reported	$(0.05)	$(0.08)

Basic and diluted net loss common share – pro forma	$(0.05)	$(0.08)

Net loss per share of common stock

Basic net loss per share excludes dilution for potentially dilutive securities and is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per share reflects the potential dilution that could occur if securities or other instruments to issue common stock were exercised or converted into common stock. Potentially dilutive securities realizable from the exercise of options, warrants and convertible notes of 8,633,333, 4,506,593, and 6,341,177, respectively, at September 30, 2005 and 5,333,333, 0 and 0, respectively at September 30, 2004 are excluded from the computation of diluted net loss per share as their inclusion would be antidilutive. The potentially dilutive securities

F-8

noted above exclude options to be issued under the amended and restated licensing agreement (see Note 8) or options relating to the anti dilution provision (see Note 4).

NOTE 3. FIXED ASSETS:

Fixed assets as of September 30, 2005 are summarized as follows:

	Useful life
Computer equipment	3 years	$84,236
Computer software	3 years	1,919
Telecommunication equipment	5 years	2,685
Office equipment	3 years	2,192
Furniture and fixtures	5 years	103,355
Leasehold improvements	Lease term	17,986
		212,373
Less: accumulated depreciation		(53,330)
		$159,043

Concurrent with the Company’s move to new premises on July 29, 2005, certain assets were taken out of service and the original cost and related accumulated depreciation were removed from the balance sheet.  Removing the original cost of $39,296 and the related accumulated depreciation of $24,342 resulted in a net charge of $14,954 to the September 30, 2005 Statement of Operations.  Depreciation expense totaled $33,051 for the nine months ended September 30, 2004 and $25,794 for the nine months ended September 30, 2005, and $77,672 since inception.

NOTE 4. LETTER OF INTENT AND REGISTRATION STATEMENT ON FORM SB-2:

On March 4, 2005, the Company entered into a non-binding letter of intent with an investment banking firm to explore the possibility of raising additional capital in the public equity markets. The Company has not entered into any definitive agreements to raise capital in the public equity markets as a result of this letter of intent, but is exploring the possibility of doing so. On September 30, 2005, the Company filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission. The Company anticipates that it will issue from 2,400,000 to 3,000,000 shares of common stock in a proposed public offering. However, there can be no assurance that the Company will be able to raise additional capital in the public equity markets as a result of the proposed offering or any other agreements the Company may enter into. In connection with this letter of intent, the Company has incurred deferred offering costs of $516,397 as of September 30, 2005. Also in connection with the proposed offering, and in the event of a decrease in stockholder value resulting from a lower per share offering price at the time of a public offering of the Company’s common stock, the Company intends to issue to investors who had participated in its private placement of stock at $1.00 per share in 2003 and 2004, warrants to purchase common stock in a quantity sufficient to restore some portion of their pre-offering value, and has entered into a non-binding agreement to that effect. The Company also intends to issue stock options to purchase common stock to certain employees and consultants of the Company for the same purpose. These “make-whole” warrants and stock options are anticipated to be exercisable from three to five years at the same price as the per share offering price at the time of a public offering.

NOTE 5. CONVERTIBLE NOTES:

On April 21, 2005, in a private financing that involved the issuance of 7% senior convertible promissory notes due one year from the date of issuance, the company received proceeds of $800,000, initially convertible into 1,882,352 shares of common stock.  As part of the private financing, the Company issued to the investors warrants to purchase 941,176 warrants to purchase common stock, exercisable for a period of three years at $0.425 per share.

On June 28, 2005, the Company received proceeds from an additional private financing of 7% senior convertible promissory notes in the aggregate principal amount of $1,250,000, due one year from the date of issuance, convertible into 2,941,176 shares of common stock. As part of the private financing, the Company issued to the investors warrants to purchase 1,470,590 shares of common stock, exercisable for a period of five years at $0.425 per share. terms of the notes and warrants issued in the June 1, 2005 private financing were substantially identical to those issued in the April 2005 private financing, except with respect to the conversion provision for the notes and the exercise period of the warrants.

F-9

On September 6, 2005, the Company received proceeds from an additional private financing of 7% senior convertible promissory notes in the aggregate principal amount of $645,000, due one year from the date of issuance, initially convertible into 1,517,649 shares of common stock. As part of this private financing, the Company issued to the investors warrants to purchase 758,827 shares of common stock exercisable for a period of five years at $0.425 per share.  The terms of the notes and warrants issued in the September 2005 private financing were identical to those issued in the June 2005 private financing.

The principal amount and accrued interest under the April and the June/September notes are convertible into shares of common stock at any time at the option of the holder, and automatically, in the case of a public offering of the Company’s common stock, in which case (i) for the April 2005 notes, all of the outstanding principal amount and accrued interest under the notes will be converted into shares of common stock, and (ii) for the June and September 2005 notes, 50% of the outstanding principal amount and accrued interest under the notes will be converted into shares of common stock, and the remaining 50% of the outstanding principal amount and accrued interest under the notes will be repaid to the holders from the proceeds of such public offering.

In accordance with Emerging Issues Task Force (“EITF”) 98-5 and EITF 00-27, the convertible notes are considered to have an embedded beneficial conversion feature because the conversion price is less than the fair market value at the issuance date and the contingent conversion price will be less than the initial public offering price.  The Company has recorded a beneficial conversion feature and a deferred debt discount in connection with the value of the notes and related investor warrants of $1,235,887, and this amount is being amortized over the life of the notes.  Amortization of the beneficial conversion feature and deferred debt discount totaled $322,310 for the nine months ended September 30, 2005 and $322,310 since inception.

Maxim Group LLC acted as the placement agent in the June/September 2005 private financing and received placement fees of $142,800 and non-accountable expenses of $53,550. In addition, Maxim Group received warrants to purchase 336,000 shares of common stock, valued at $40,207, exercisable for a period of three years at $0.425 per share. Total cash fees associated with this offering were $219,350, including the above-mentioned fees paid to Maxim Group and also including other fees of $23,000, paid to underwriter’s attorneys and a stock transfer agent. The total of fees and the value of the warrants have been recorded as deferred financing costs and will be amortized over the life of the notes. Amortization of deferred financing costs totaled $51,858 for the nine months ended September 30, 2005 and $51,858 since inception.

NOTE 6. ACCRUED COMPENSATION EXPENSE AND LOANS PAYABLE TO STOCKHOLDERS:

As of June 30, 2005, the Company resolved an outstanding debt owed to a former employee. Danilo Cacciamatta, the Company’s former CFO, accepted payments of options to purchase 700,000 shares of common stock, exercisable at $0.425 per share, valued at $84,000, as well as cash payments of $38,400, as part of a package resolution of unpaid compensation of $95,677, a $10,000 loan, and interest owed on these balances. These options are exercisable for three years from the date of grant and vested upon issuance.

NOTE 7. STOCKHOLDERS’ EQUITY:

During the nine months ended September 30, 2005, the Company issued 224,900 shares of common stock through a private placement for a total of $224,900 and incurred expenses of the private placement of $19,206. In connection with this private placement, the Company issued warrants to purchase 1,000,000 shares of common stock to one investor, exercisable at $0.425 per share. These warrants are exercisable for three years from the date of grant and vested upon issuance.

During the nine months ended September 30, 2005, the Company recorded imputed compensation expense of $112,500 related to salaries for the CEO and the General Counsel of the Company as if the Company had met the terms for the payment of their salaries as stipulated in their employment agreements, and recorded the waived salary as a contribution to paid-in capital.

During the nine months ended September 30, 2005, the Company issued options to purchase 600,000 shares of common stock, exercisable at $1.00 per share, to a board member as consideration for consulting services, valued at $66,000. These options are exercisable for three years from the date of grant and vested upon issuance.

During the nine months ended September 30, 2005, the Company issued options to purchase 200,000 shares of common stock, exercisable at $1.00 per share, to a consultant as consideration for services as an advisory

F-10

board member valued at $19,000. These options are exercisable for three years from the date of grant and vested upon issuance.

During the nine months ended September 30, 2005, the Company recorded an expense of $8,722 for options to purchase 200,000 shares of common stock, exercisable at $1.00 per share, granted to an advisory board member in 2004, vesting during the nine-month period. These options are exercisable for three years from the date of grant, and 100,000 vested on each of March 31, 2005 and June 30, 2005.

During the nine months ended September 30, 2005, two stockholders reimbursed the Company for $25,000 of deferred offering costs. Such amount has been credited to additional paid-in capital.

During the nine months ended September 30, 2005, effective as of the date the Company’s proposed public stock offering is declared effective and assuming a proposed 1-for-10 reverse stock split, the Company granted its Senior Vice President and Chief Technology Officer and its Chief Financial Officer, Treasurer and Secretary options to purchase 230,000 and 100,000 shares, respectively, of Company common stock. These stock options are exercisable at $5.00 per share (subject to adjustment), will have a term of five years from their date of grant and will vest with the proposed public offering. The initial number of shares and the exercise price per share thereof subject to each option assume that the Company completes a proposed 1-for-10 reverse stock split of its outstanding shares of common stock prior to the date of grant, and in the event the stock split actually effected by the Company is in a different ratio than 1-for-10, the number of shares and the exercise price per share thereof subject to each option will automatically be adjusted accordingly. These stock options will be fair valued at the date the proposed public stock offering is declared effective.  In the event the Company’s proposed public stock offering does not take place by March 31, 2006, the options terminate and become null and void.

NOTE 8. RELATED PARTY TRANSACTIONS:

a) License Agreement

The Company originally entered into a license agreement in February 2003 with Messrs. Burchetta and Brofman for the licensed usage of the intellectual property rights relating to U.S. Patent No. 6,330,551 issued by the U.S. Patent and Trademark Office on December 11, 2001 for “Computerized Dispute and Resolution System and Method” worldwide. In June 2005, subsequent to an interim amendment in February 2004, the Company amended and restated the license agreement in its entirety. The licensed usage is limited to the creation of software and other code enabling an automated system used solely for the settlement and collection of credit card receivables and other consumer debt and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees of all types. The license usage also includes the creation, distribution and sale of software products or solutions for the same aim as above and with the same exclusions. In lieu of cash royalty fees, Messrs. Burchetta and Brofman have agreed to accept stock options for the Company’s common stock as follows:

On June 29, 2005, the Company granted to each of Messrs. Burchetta and Brofman a stock option for up to such number of shares of common stock such that the stock option, when added to the number of shares of common stock owned by each of Messrs. Burchetta and Brofman, and in combination with any shares owned by any of their respective immediate family members and affiliates, will equal 14.6% of the total number of outstanding shares of common stock on a fully-diluted basis as of the closing of a potential public offering of the Company’s common stock, assuming the exercise of such stock option. The value of these options will be recorded as a prepaid royalty and classified as contra-equity once the number of options has been determined, and will be amortized over the life of the underlying patent.

If, and upon, the Company reaching (in combination with any subsidiaries and other sub-licensees) $10,000,000, $15,000,000, and $20,000,000 in gross revenues derived from the licensed usage in any given fiscal year, the Company will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 1%, 1.5%, and 2%, respectively, of the total number of outstanding shares of common stock on a fully-diluted basis at such time.

The stock options granted to Messrs. Burchetta and Brofman pursuant to the license agreement will have an exercise price equal to the offering price per share in such potential public offering of the Company’s common stock and are exercisable for ten years from the date of grant.

The term of the license agreement extends until the expiration of the last-to-expire patents licensed thereunder and is not terminable by Messrs. Burchetta and Brofman, the licensors. The license agreement also provides that the

F-11

Company will have the right to control the ability to enforce the patent rights licensed to the Company against infringers and defend against any third-party infringement actions brought with respect to the patent rights licensed to the Company, subject, in the case of pleadings and settlements, to the reasonable consent of Messrs. Burchetta and Brofman.

b) Sublease

On August 1, 2005, the Company entered into a sublease agreement with a company owned by the Company’s CEO and Co-Chairman. The President of this company is the son of the CEO and Co-Chairman of Debt Resolve. The agreement calls for payments of $500 per month and requires the sublessee to supply its own equipment and utilities such as phone service. The agreement provides that Debt Resolve may cancel the sublease at anytime on 30 days notice.

NOTE 9. EMPLOYMENT AGREEMENTS:

The Co-Chairman and Chief Executive Officer has an employment agreement with the Company, and under the terms of this employment agreement, no salary payments were made to him during the three months ended March 31, 2005. The Company recorded compensation expense and a capital contribution of $37,500 during that period, representing an imputed compensation expense for the minimum base salary amounts under the agreement with him, as if the Company had met the condition for paying his salary. As of April 1, 2005, pursuant to a decision made by the Board of Directors of the Company, the Company began to pay the Co-Chairman and Chief Executive Officer a salary of $ 250,000 per year. On June 6, 2005, the Company entered into a revised employment agreement with him.

The employment agreement with the Co-Chairman and Chief Executive Officer is effective through July 2008. The agreement provides him with an initial annual compensation of $ 250,000 and contains provisions for annual increases based on ‘cost-of-living’ changes. The employment agreement with him contains provisions under which his annual compensation may increase to $600,000 if the Company achieves specified operating milestones and also provides for additional compensation based on the value of a transaction that results in a change of control, as that term is defined in the agreement.

The Company recorded compensation expense and a capital contribution totaling $75,000 in the nine months ended September 30 2004, representing an imputed compensation expense for the minimum base salary amounts under the agreement with the Co-Chairman and Chief Executive Officer, as if the Company had met the condition for paying his salary. Under the terms of his employment agreement, no cash payments for salary were made to the Co-Chairman and Chief Executive Officer during the nine months ended September 30, 2004.

NOTE 10. OFFICE LEASE:

Prior to July 31, 2005, the Company had leased its office facilities under a non-cancelable operating lease through July 2005. Beginning August 1, 2005, the Company entered into a five year lease which includes annual escalations in rent. Since that date, in accordance with SFAS No. 13, “Accounting for Leases,” the Company accounts for rent expense using the straight line method of accounting, accruing the difference between actual rent due and average rent to be paid. Rent expense for the nine months ended September 30, 2005 was $51,696. Rent expense for the nine months ended September 30, 2004 was $50,396, and has been $154,282 since inception. Future aggregate minimum lease payments over the remaining 58 months of the lease period total $595,904, of which $80,000 has been prepaid as a deposit.

NOTE 11. WEB HOSTING COMMITMENT:

On October 31, 2003, the Company entered into a web hosting agreement with AT&T Corporation. The agreement became effective in April, 2004, when the Company began to service their first customer, and provided for the purchase of certain equipment and start up charges at the time of the agreement and a combination of monthly variable expenses, dependent on volumes, going forward. Expenses for web hosting services totaled $75,606 for the nine months ended September 30, 2004 and $129,324 for the nine months ended September 30, 2005, and $268,100 since inception. The agreement is in effect until April 2006, and based on current volumes, the Company expects to incur expenses of from $15,000 to $18,000 per month going forward.

F-12

NOTE 12. RECENTLY ISSUED AND PROPOSED ACCOUNTING PRONOUNCEMENTS:

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123 - Revised”). SFAS 123 - Revised is a revision of SFAS 123, Accounting For Stock-Based Compensation (“SFAS 123”), and supersedes APB Opinion No. 25, Accounting For Stock Issued To Employees (“APB 25”), and its related implementation guidance. SFAS 123 - Revised establishes accounting standards for recording any transaction in which an entity exchanges its equity instrument for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. It does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, Accounting For Equity Instruments That Are Issued To Other Than Employees For Acquiring, Or In Conjunction With Selling, Goods Or Services. SFAS 123 - Revised requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). The grant-date fair value of employee stock options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). SFAS 123 - Revised eliminates the alternative to use APB 25’s intrinsic value method of accounting that was provided in SFAS 123 as originally issued. Under APB 25, issuing stock options to employees generally resulted in recognition of no compensation cost. SFAS 123 - Revised requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. SFAS 123 - Revised is effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

Currently, the Company accounts for stock options issued under stock-based compensation plans under the recognition and measurement principles of APB 25. No stock-based employee compensation cost is reflected in the net loss, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock, as determined by the board of directors, on the date of grant. Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of FASB Statement No. 123, requires the disclosure of the effect on net loss and loss per share had the Company applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation.

The Company will evaluate the requirements of SFAS 123 - Revised and plans to adopt its provisions as soon as practicable. The Company believes that the effect of implementing SFAS 123 - Revised will result in the recording of additional stock compensation expense.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets — An Amendment Of Apb No. 29 (“SFAS 153”). SFAS 153 amends APB No. 29 to eliminate the exception of non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expect to change significantly as a result of the exchange. SFAS 153 and APB No. 29 do not apply to the acquisition of non-monetary assets or services on issuance of the capital stock of an entity. Currently, the Company has not had any exchanges of non-monetary assets within the meaning of SFAS 153 and adoption of SFAS 153 has had no effect on the Company’s financial position or results of operations.

In October 2004, the FASB ratified the consensus reached in EITF Issue No. 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share.” The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus became effective for reporting periods ending after December 15, 2004. The adoption of this pronouncement did not have a material effect on the Company’s financial statements.

On September 28, 2005, the FASB ratified the following consensus reached in EITF Issue 05-8 (“Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature”): a) The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying FASB Statement of Financial Accounting Standards SFAS No. 109, Accounting for Income Taxes . Recognition of such a feature effectively

F-13

creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes. b) The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled. c) Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27, “Application of Issue No. 98-5 to Certain Convertible Debt Instruments” (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements). The adoption of this pronouncement is not expected to have a material impact on the Company’s financial statements.

In May 2005, SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes and FASB Statement No. 3” was issued which, among other things, changes the accounting and reporting requirements for a change in accounting principle and provides guidance on error corrections. SFAS No. 154 requires retrospective application to prior period financial statements of a voluntary change in accounting principle unless impracticable to determine the period-specific effects or cumulative effect of the change, and restatement with respect to the reporting of error corrections. SFAS No. 154 applies to all voluntary changes in accounting principles, and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 also requires that a change in method of depreciation or amortization for long-lived, non-financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. At this time, adoption of SFAS No. 154 is not expected to significantly impact the Company’s financial statements or future results of operations.

NOTE 13. SUBSEQUENT EVENTS:

a) Short Term Financing

On November 30, 2005 , the Company borrowed $100,000 from a director and an existing stockholder of the Company for a term of three months at an annual interest rate of 10%.

F-14

Report of Independent Registered Public Accounting Firm

To the Audit Committee of the Board of Directors of
Debt Resolve, Inc.

We have audited the accompanying balance sheets of Debt Resolve, Inc (a development stage company) (the “Company”) as of December 31, 2004 and 2003, and the related statements of operations, stockholders’ equity (deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of the Company for the period from April 21, 1997 (inception) to December 31, 2002 were audited by other auditors whose report, dated March 17, 2003, expressed an unqualified opinion on those statements and included an explanatory paragraph regarding the Company’s ability to continue as a going concern. The statements for the period from April 21, 1997 (inception) to December 31, 2002 reflect a deficit accumulated during the development stage of $5,742. The other auditors’ report has been furnished to us, and our opinion, insofar as it related to the amounts included for such prior periods, is based solely on the report of such other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Debt Resolve, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2b, the accompanying financial statements as of December 31, 2004, and 2003, and for each of the years then ended, have been restated.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2a, the Company has no significant revenues and has incurred significant losses since inception, which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2a. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP

New York, NY

July 26, 2005 (except for Note 13f, as to which the date is August 1, 2005, Note 2b, as to which the date is August 16, 2005, Note 13b, as to which the date is September 6, 2005, Note 13e, as to which the date is September 28, 2005, Note 2a and Note 13a, as to which the date is September 30, 2005, and Note 13g, as to which the date is November 30, 2005).

F-15

DEBT RESOLVE, INC.
(A Development Stage Company)
Balance Sheets

	December 31,		December 31,
	2003	2004	2004
			pro forma
ASSETS

Current assets:
Cash	$1,040,210	$34,747
Accounts receivable	—	1,219
Prepaid expenses and other current assets	26,468	30,951

Total current assets	1,066,678	66,917

Fixed assets, net	90,517	62,500

Other assets:
Deferred offering costs	—	43,540
Deposits and other assets	5,594	19,399
Total other assets	5,594	62,939
Total assets	$1,162,789	$192,356

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

Current liabilities:
Accounts payable	$95,643	$80,021
Accrued compensation expenses	95,667	95,667
Accrued expenses	86,641	69,138
Loan payable to stockholder	10,000	10,000

Total liabilities	287,951	254,826

Commitments and contingencies

Stockholders’ equity (deficiency):
Preferred stock, 10,000,000 shares authorized, $.001 par value, none issued and outstanding	—	—
Common stock, 50,000,000 shares authorized, $0.001 par value, 29,020,000 and 29,479,000 shares issued and outstanding, respectively(1)	29,020	29,479	3,376
Additional paid-in capital	3,423,954	4,488,633	6,335,701
Deficit accumulated during the development stage	(2,578,136)	(4,580,582)	(4,580,582)

Total stockholders’ equity (deficiency)	874,838	(62,470)	1,758,495

Total liabilities and stockholders’ equity (deficiency)	$1,162,789	$192,356

——————

(1)

Pro forma stockholders’ equity (deficiency) reflects the impact of the 1-for-10 reverse stock split and the inclusion in stock and additional paid-in capital of $428 and $1,820,537, respectively, for the issuance of 428,461 shares of common stock upon the conversion of the convertible notes payable.

The accompanying notes are an integral part of these condensed financial statements.

F-16

DEBT RESOLVE, INC.
(A Development Stage Company)
Statements of Operations

	Years ended December 31,		Cumulative from Inception (April 21, 1997) to December 31,
	2003	2004	2004

Revenues	$—	$2,787	$2,787

Costs and expenses:
Payroll and related expenses	742,845	906,437	1,649,282
General and administrative expenses(1)	766,361	1,019,606	2,391,709
Waived royalty fees – related parties	600,000	—	600,000
Research and development expenses	453,301	46,022	499,323
Depreciation expenses	13,865	38,013	51,878
Total expenses	2,576,372	2,010,078	4,592,192

Loss from Operations	(2,576,372)	(2,007,291)	(4,589,405)

Net interest income	3,978	4,845	8,823
Net loss	$(2,572,394)	$(2,002,446)	$(4,580,582)

Per Share Data:
Basic and diluted net loss per common share	$(0.10)	$(0.07)

Basic and diluted weighted average number of common shares outstanding	26,852,041	29,133,746

Pro forma per share data:(2)
Pro forma basic and diluted net loss per common share		$(0.60)

Pro forma basic and diluted weighted average number of common shares outstanding		3,341,836

——————

(1)

Includes stock based compensation of $136,491 and $193,638 for the years ended 2003 and 2004, respectively, and $330,129 since inception.

(2)

Pro forma weighted average shares outstanding include 428,461 shares issued to convertible note holders upon completion of the proposed public offering  and the effect of the 1-for-10 reverse stock split of outstanding shares of common stock.

The accompanying notes are an integral part of these condensed financial statements.

F-17

DEBT RESOLVE, INC.
(A Development Stage Company)
Statements of Stockholders’ Equity
From Inception (April 21, 1997) To December 31, 2004

	Preferred Stock		Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total
	Number of Shares	Amount	Number of Shares	Amount
INCEPTION, APRIL 21, 1997	—	$—	—	$—	$—	$—	$—
Issuance of common stock	—	—	500,000	500	—	—	500
Net loss	—	—	—	—	—	(330)	(330)
Balance at December 31, 1997	—	—	500,000	500	—	(330)	170
Capital contribution		—	—	—	20	—	20
Net loss	—	—	—	—	—	(190)	(190)
Balance at December 31, 1998	—	—	500,000	500	20	(520)	—
Capital contribution		—	—	—	209	—	209
Net loss	—	—	—	—	—	(209)	(209)
Balance at December 31, 1999	—	—	500,000	500	229	(729)	—
Capital contribution		—	—	—	1,387	—	1,387
Net loss	—	—	—	—	—	(1,387)	(1,387)
Balance at December 31, 2000	—	—	500,000	500	1,616	(2,116)	—
Capital contribution		—	—	—	1,225	—	1,225
Net loss	—	—	—	—	—	(1,225)	(1,225)
Balance at December 31, 2001	—	—	500,000	500	2,841	(3,341)	—
Capital contribution		—	—	—	2,401	—	2,401
Net loss	—	—	—	—	—	(2,401)	(2,401)
Balance at December 31, 2002	—	—	500,000	500	5,242	(5,742)	—
Sales of Common stock to principal stockholders	—	—	22,500,000	22,500	—	—	22,500
Sales of Common stock	—	—	3,600,000	3,600	—	—	3,600
Common stock issued to pay consulting fees	—	—	135,000	135	26,865	—	27,000
Common stock issued to pay compensation	—	—	145,000	145	28,855	—	29,000
Conversion of loan into Common stock	—	—	500,000	500	99,500	—	100,000
Conversion of loan into Common stock	—	—	50,000	50	9,950	—	10,000
Rescinded Common stock issued to pay compensation	—	—	(145,000)	(145)	(28,855)	—	(29,000)
Rescinded conversion of loan into Common stock	—	—	(50,000)	(50)	(9,950)	—	(10,000)
Capital contributed from the waiver of accrued compensation and consulting fees	—	—	—	—	853,567	—	853,567
Capital contributed from the waiver of royalty fee	—	—	—	—	600,000	—	600,000
Capital contributed from the grant of stock options to pay for consulting services	—	—	—	—	109,491	—	109,491
Sales of Common stock in private placement	—	—	1,785,000	1,785	1,783,215	—	1,785,000
Offering costs of private placement	—	—	—	—	(53,926)	—	(53,926)
Net loss	—	—	—	—	—	(2,572,394)	(2,572,394)
Balance at December 31, 2003	—	$—	29,020,000	$29,020	$3,423,954	$(2,578,136)	$874,838
Common stock issued to pay c onsulting fees	—	—	9,000	9	8,991	—	9,000
Sales of common stock in private placement	—	—	450,000	450	449,550	—	450,000
Capital contributed from imputed compensation	—	—	—	—	412,500	—	412,500
Capital contributed from the grant of stock options to pay for consulting services	—	—	—	—	193,638	—	193,638
Net loss	—	—	—	—	—	(2,002,446)	(2,002,446)
Balance at December 31, 2004	—	$—	29,479,000	$29,479	$4,488,633	$(4,580,582)	$(62,470)

The accompanying notes are an integral part of these condensed financial statements.

F-18

DEBT RESOLVE, INC.
(A Development Stage Company)
Statements of Cash Flows

	Year ended December 31,		Cumulative from Inception (April 21, 1997) to December 31, 2004
	2003	2004
Cash flows from operating activities:
Net loss	$(2,572,394)	$(2,002,446)	$(4,580,582)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	13,866	38,012	51,878
Capital contributions from waived and imputed compensation and waived royalty and consulting fees	1,453,567	412,500	1,871,309
Non cash stock-based compensation	136,491	202,638	339,129
Changes in operating assets and liabilities:
Accounts receivable	—	(1,219)	(1,219)
Prepaid expenses	(32,062)	(18,288)	(50,350)
Accounts payable	95,643	(15,622)	80,020
Accrued expenses	182,308	(17,503)	164,805
Net cash used in operating activities	(722,581)	(1,401,928)	(2,125,010)
Cash flows from investing activities:
Purchases of fixed assets	(104,383)	(9,995)	(114,377)

Cash flows from financing activities:
Issuance of common stock	1,811,100	450,000	2,207,674
Stockholders’ loans	110,000	—	110,000
Deferred offering expense	(53,926)	(43,540)	(43,540)
Net cash provided by financing activities	1,867,174	406,460	2,274,134
Net increase (decrease) in cash	1,040,210	(1,005,463)	34,747
Cash at beginning of period	—	1,040,210	—
Cash at end of period	$1,040,210	$34,747	$34,747

There were no cash payments for interest.

Non cash investing and financing activities:
Conversion of stockholder’s loan to common stock	$100,000	$—	$100,000
Capital contribution from waived royalty fees	$600,000	$—	$600,000
Capital contribution from waived and imputed compensation	$853,567	$412,500	$1,271,309

The accompanying notes are an integral part of these condensed financial statements.

F-19

DEBT RESOLVE, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004

1. ORGANIZATION AND DEVELOPMENT STAGE ACTIVITIES:

Description of business

Debt Resolve, Inc. (“Debt Resolve” or the “Company”), is a Delaware corporation formed on April 21, 1997. The Company provides banks, lenders, credit card issuers, third party collection agencies and purchasers of charged-off debt an Internet-based online system (‘the DebtResolve system’) for the collection of past due consumer debt. The Company offers its service as an Application Service Provider (“ASP”) model, enabling clients to introduce this collection option with no modifications to their existing collections computer systems. Its products capitalize on using the Internet as a tool for communication, resolution, settlement and payment of delinquent debts. The DebtResolve system features, at its core, a patented online bidding system.

Organization

Until February 24, 2003, the Company, formerly named Lombardia Acquisition Corp., was inactive and had no significant assets, liabilities or operations. On February 24, 2003, James D. Burchetta, Charles S. Brofman, and Michael S. Harris (collectively, the “Principal Stockholders”) purchased 22,500,000 newly-issued shares of the Company’s common stock, representing 84.6% of the then outstanding shares, pursuant to a Stock Purchase Agreement effective January 13, 2003 between the Company and each of the Principal Stockholders. The Company received an aggregate cash payment of $22,500 in consideration for the sale of such shares to the Principal Stockholders. The Board of Directors was then reconstituted. On May 7, 2003, following approvals by the Board of Directors and holders of a majority of the Company’s common stock, the Company’s Certificate of Incorporation was amended to change the Company’s corporate name to Debt Resolve, Inc. and increase the number of the Company’s authorized shares of common stock from 20,000,000 to 50,000,000 shares.

Development stage activities

In accordance with Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises, the Company is considered to be in the development stage since it is devoting substantially all of its efforts to establishing a new business and its planned principal operations have not produced any significant revenues. Since February 24, 2003, the Company has devoted substantially all of its efforts to planning and budgeting, research and development activities, and raising capital. In January 2004, the Company substantially completed the development of an online system for the settlement of credit card and other consumer debt and began marketing its product to banks and other creditors. In February 2004, the Company implemented its online system, on a test basis, with a collection agency. In July 2004, the Company implemented its online system with a second client and began generating revenue based on a percentage of the amount of debt collected by this client. In December 2004, a major commercial bank signed an agreement to use the DebtResolve system. The Company did not earn, nor did it expect to generate, significant revenues from these clients during the initial start-up periods.

2. GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

a. Going concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. As of December 31, 2004, the Company had incurred an accumulated deficit of $4,580,582 and its working capital was not sufficient to fund its plan of operations beyond the next fiscal year. Subsequent to that date, however, the Company has been successful in raising additional capital through private equity investments of $224,900 and aggregate debt financing of $2,695,000. In addition, the Company has entered into a non-binding letter of intent with an investment banking firm to explore the possibility of raising additional capital in the public equity markets and filed with the Securities and Exchange Commission on From SB-2 on September 30, 2005 with that intention. However, there can be no assurance that the Company will be able to raise sufficient additional capital as needed to execute its business plan. The Company recorded losses of $2,572,394 and $2,002,446 for the years ended December 31, 2003 and 2004, respectively, and it still has not recorded any significant revenue. The Company’s

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working capital is not sufficient to fund its plan of operations beyond the end of December 2005. The Company is currently negotiating with current shareholders and other qualified investors to arrange a private debt financing. If the Company is unable to raise sufficient additional capital before the end of December 2005, it will have to develop and implement a plan to extend payables and reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful. These factors continue to raise substantial doubt about the Company’s ability to continue as a going concern.

b. Prior period adjustments/restatement

Effective August 16, 2005, the Company corrected two errors, (1) relating to stock based compensation expense for options granted to consultants and advisory board members for which the Company did not record a compensation charge during fiscal 2003 and 2004 and the three months ended March 31, 2005, and (2) relating to reimbursement for deferred offering costs which had been improperly credited against general and administrative expenses rather than additional paid in capital. In addition, the Company made a number of reclassifications within the various statements. Amounts reflected herein for the years ended December 31, 2003 and 2004 represent the restated financial information rather than financial information included in the respective Forms 10-KSB which were filed with the SEC on March 30, 2004 and March 30, 2005.

c. Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. From time to time, the Company has balances in excess of the federally insured limit.

d. Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management’s judgment and available information and, consequently, actual results could be different from these estimates.

e. Revenue recognition

The Company earned revenue from clients that have implemented the Company’s online system. The Company’s preliminary contracts provide for revenue based on a percentage of the amount of debt collected from accounts submitted on the DebtResolve system. Although other revenue models have been proposed, all revenue earned to date has been determined using this method, and such revenue is recognized when the settlement amount of debt is collected by the client. For the early adopters of the Company’s product, the Company waived set-up fees and other transactional fees that the Company anticipates charging in the future.   While the percent of debt collected will continue to be a revenue recognition method going forward, other payment models are also being offered to clients and may possibly become the Company’s preferred revenue model.  Dependent on the structure of future contracts, revenue may be derived from set up fees or monthly licensing fees with transaction fees upon debt settlement.

f. Imputed salary expense

Under the terms of employment agreements (see Note 7) the Company has had with its Co-Chairman and Chief Executive Officer and with its Executive Vice President, General Counsel and Secretary during the years ended December 31, 2003 and 2004, the Company has not paid these officers a salary, due to certain conditions as specified in the agreements. The Company recorded compensation expense and a capital contribution in an amount equal to the salary that would have been paid during those periods, representing an imputed compensation expense for the minimum base salary amounts under the agreement with them, as if the Company had met the condition for paying their salaries. See Note 4.

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g. Waived royalty fees

Under the terms of a license agreement that the Company has with its Co-Chairmen, royalty fees were due to Messrs. Burchetta and Brofman. However, these payments were not made since they were waived by the Co-Chairmen. The Company recorded royalty expense and a capital contribution in an amount equal to the waived payments.

h. Research and development expenses

Research and development expenses consist primarily of payroll and related expenses and consulting fees incurred in connection with employees and consultants involved in the development of the Company’s online software product. The Company follows the guidelines of Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, and Statement of Financial Accounting Standards No. 2, Accounting for Research and Development Costs. Since the Company intended and has begun to market its online product, these costs have been charged to expense as incurred and classified as research and development expenses. In January 2004, the Company substantially completed the development of and began marketing its online product. Commencing February 2004, costs incurred in connection with the operation, maintenance, modification, and customization of the Company’s product have been charged to expense as incurred, but are not classified as research and development expenses.

i. Fixed assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful life of each class of assets using the straight-line method. Expenditures for maintenance and repairs are charged to expense as incurred. Additions and betterments that substantially extend the useful life of the asset are capitalized.

j. Income taxes

In accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, the Company uses an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

k. Stock-based compensation

Stock options issued under stock-based compensation plans are accounted for under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in the net loss, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock, as determined by the board of directors, on the date of grant. Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of FASB Statement No. 123, requires the disclosure of the effect on net loss and loss per share had the Company applied the minimum value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation. The minimum value of each option granted is estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 0%, risk-free interest rates for individual options ranging from 1.66% to 4.12%, and an expected life of each option, ranging from three to ten years. Since there is no public market for the Company’s stock, the Company does not consider volatility in estimating the value of each option; the Company follows the minimum value method. The estimated minimum value of the options granted is amortized to expense over the option vesting periods.

During 2003, the Company granted employee options to purchase a total of 3,200,000 shares of common stock. During 2004, the Company granted employee options to purchase 1,140,000 shares of its common stock. The following table illustrates the pro forma effects on net loss and net loss per common share for the years ended December 31, 2004 and 2003 as if the Company had applied the minimum value recognition provisions of FASB Statement No. 123 to stock-based compensation issued to employees.

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	Year ended December 31,
	2003	2004
	(restated)	(restated)
Net loss - as reported	$(2,572,394)	$(2,002,446)
Stock based employee compensation expense determined under minimum-value based methods for all awards	355,999	231,378
Net loss - pro forma	$(2,928,394)	$(2,233,824)
Basic and diluted net loss per common share - as reported	$(0.10)	$(0.07)
Basic and diluted net loss per common share - pro forma	$(0.11)	$(0.08)
Basic and diluted weighted average number of common shares outstanding	26,852,041	29,133,746

l. Net loss per share of common stock

Basic net loss per share excludes dilution for potentially dilutive securities and is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per share reflects the potential dilution that could occur if securities or other instruments to issue common stock were exercised or converted into common stock. Potentially dilutive securities realizable from the exercise of employee and consultant options of 4,393,333 at December 31, 2003 and 7,133,333 at December 31, 2004, respectively, are excluded from the computation of diluted net loss per share as their inclusion would be antidilutive. The potentially dilutive securities noted above exclude options to be issued under the amended and restated licensing agreement (see Note 13d) and options relating to the anti dilution provision (see Note 13a).

3. FIXED ASSETS:

Fixed assets consist of the following:

	Useful life	December 31, 2003	December 31, 2004

Computer equipment	3 years	$60,975	$70,971
Computer software	3 years	1,919	1,919
Office equipment	3 years	2,192	2,192
Furniture and fixtures	5 years	24,250	24,250
Leasehold improvements	Lease term	15,046	15,046
		104,382	114,378
Less: accumulated depreciation		(13,865)	(51,878)
		$90,517	$62,500

Depreciation expense totaled $38,012 and $13,865 for the years ended December 31, 2004 and 2003, respectively.

4. STOCKHOLDERS’ EQUITY:

On February 24, 2003, the Principal Stockholders purchased 22,500,000 newly-issued shares of the Company’s common stock, representing 84.6% of the then outstanding shares, pursuant to a Stock Purchase Agreement effective January 13, 2003 between the Company and each of the Principal Stockholders. The Company received an aggregate cash payment of $22,500 in consideration for the sale of such shares to the Principal Stockholders. On February 14, 2003, but effective January 13, 2003, five other individuals, consisting of consultants to the Company and members of the Company’s management team, purchased an aggregate of 3,600,000 newly-issued shares of the Company’s common stock for an aggregate cash payment of $3,600.

In April 2003 and May 2003, the Company issued 135,000 shares and 500,000 shares, respectively, of its common stock at $0.20 per share (representing fair value at that time as agreed upon between management and the consultant) to a consultant to the Company as full consideration for $27,000 in accrued consulting fees and as repayment for a $100,000 loan.

In April 2003 and May 2003, the Company agreed to issue 145,000 shares and 50,000 shares, respectively, of its common stock at $0.20 per share (representing fair value at that time as determined by the board of directors) to its former Chief Financial Officer, Mr. Cacciamatta, as full consideration for $29,000 in accrued compensation and

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as repayment for a $10,000 loan. In August 2003, Mr. Cacciamatta, in accordance with the terms of his agreement, rescinded his acceptance of the Company’s common stock as full consideration for his accrued compensation and repayment for his loan. Because the shares of the Company’s common stock were never formally issued to him in connection with this transaction, the Company reversed the original transaction as of the effective rescission date, and restored the original accrued compensation expense and loan payable to stockholder amounts. The matter was subsequently resolved (see Note 13c).

Five executive officers and members of the board of directors of the Company waived the entire amount of their compensation and consulting fees accrued under the terms of their employment and consulting agreements for 2003, aggregating $853,567, resulting in a capital contribution of $853,567.

Effective September 30 and December 31, 2003, Messrs. Brofman and Burchetta waived the entire amount of their royalty fee (see Note 6) accrued under the terms of their Limited License Agreement for the three months ended September 30 and December 31, 2003, aggregating $600,000, resulting in a capital contribution of $600,000.

During 2003, the Company issued an aggregate of 1,785,000 shares of its common stock in a series of private placement closings at a price of $1.00 per share. During 2003, the Company charged $53,926 of offering costs relating to the private placement of its common stock to additional paid-in capital, resulting in net proceeds of $1,731,074.

In March 2004, the Company issued 9,000 shares of its common stock to two consultants for services provided to the Company in connection with the preparation of a private placement memorandum.

During 2004, the Company issued an aggregate of 450,000 shares of its common stock in a series of private placement closings at a price of $1.00 per share.

Under the terms of their amended employment agreements, no salary payments were made to Messrs. Burchetta, Harris and Silberstein during 2004 (see Note 7). The Company recorded compensation expense and a capital contribution totaling $412,500 during 2004, representing an imputed compensation expense for the minimum base salary amounts under the agreements with Messrs. Burchetta, Harris and Silberstein, as if the Company had met the condition for paying their salaries.

5. STOCK OPTIONS:

During 2003, the Company granted non-employee options to consultants to purchase a total of 1,193,333 shares of common stock valued at $109,491 and granted employee options to purchase a total of 3,200,000 shares of common stock. As of December 31, 2003, there were options to purchase 4,393,333 shares outstanding, of which 3,118,333 had vested. As of December 31, 2003, the weighted average exercise price and the weighted average expected life of these options and warrants were $0.57 and 8.44 years, respectively.

During 2004, the Company granted non-employee options to purchase 600,000 shares of common stock valued at $49,600 to two members of its Board of Advisors, exercisable at $1.00 per share. During 2004, the Company also granted non-employee options to purchase 1,000,000 shares of its common stock to a consultant in order to settle a dispute regarding unpaid consulting fees and expenses and in exchange for the consultant’s agreement to continue to seek additional investors for the Company. These options are fully vested as of the grant date, November 9, 2004, are exercisable at $1.00 per share and expire on November 9, 2009. The minimum value of these options was estimated to be $161,882 as of the grant date using the Black-Scholes option pricing model. The Company recorded a capital contribution of $161,882, relieved $83,653 from accounts payable and accrued expenses related to this consultant and charged $78,229 to general and administrative expenses. The Company also granted employee options to purchase 1,140,000 shares of its common stock during the year ended December 31, 2004. As of December 31, 2004, there were options to purchase 7,133,333 shares outstanding, of which 6,783,333 had vested.

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As of December 31, 2004, the weighted average exercise price and the weighted average expected life of the options granted were $0.74 and 5.96 years, respectively.

The following table summarizes stock option activity:

	Number of Options	Weighted average exercise price per share
Outstanding at December 31, 2002	—	$—

Granted	4,393,333	0.58
Exercised	—	—
Forfeited	—	—
Expired	—	—
Outstanding at December 31, 2003	4,393,333	$0.58

Granted	2,740,000	1.00
Exercised	—	—
Forfeited	—	—
Expired	—	—
Outstanding at December 31, 2004	7,133,333	$0.74

The following table summarizes information about stock options outstanding at December 31, 2004:

	Stock options outstanding			Stock options exercisable
Exercise Price	Number of shares	Weighted average remaining life	Weighted average exercise price	Number of Shares	Weighted average exercise price
$0.20	435,000	8.27	$0.20	435,000	$0.20
$0.50	3,000,000	8.44	$0.50	3,000,000	$0.50
$1.00	3,698,333	3.68	$1.00	3,348,333	$1.00
	7,133,333	5.96	$0.74	6,783,333	$0.73

6. RELATED PARTY LICENSE AGREEMENT:

On February 20, 2003, the Company entered into a Limited License Agreement (the “License”) with Messrs. Brofman and Burchetta (together, the “Licensors”) for the licensed usage (the “Licensed Usage”) of the intellectual property rights relating to U.S. Patent No. 6,330,551 issued by the U.S. Patent and Trademark Office on December 11, 2001 (the “Patent”) for “Computerized Dispute and Resolution System and Method.” The Licensed Usage is limited to the creation of software and other code enabling an automated system used solely for the settlement and collection of credit card receivables and other consumer debt, and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees of all types. In February 2004, the License was amended (the “Amendment”) to modify the royalty fee obligations and the termination rights. Pursuant to the Amendment, the Company will pay a royalty fee to the Licensors as follows: (1) in 2004, the Company will pay no royalties; (2) in 2005, the Company will pay a royalty fee of 10% of the Company’s annual gross revenues attributable to the use of the patented computerized dispute resolution system and method (the “Fee”); (3) in 2006, the Company will pay the Fee with a minimum guaranteed royalty payment of $300,000; and (4) in 2007 and thereafter, the Company will pay the Fee with a minimum guaranteed royalty payment of $600,000 annually, subject to certain conditions relating to the Licensors’ continued affiliation with the Company, or potentially as much as $3,000,000 in the aggregate, depending on the circumstances of their separation from the Company. In addition, pursuant to the Amendment, if the Company’s annual gross revenues do not exceed one hundred and ten percent (110%) of the Company’s annual gross revenues for the immediately preceding calendar year (the “Minimum Annual Gross Revenue Clause”), the Licensors may not terminate the License prior to January 1, 2006, provided that the Company has not breached its obligations to pay the Fee.

In 2003, prior to the Amendment, the License provided for a royalty fee, payable to the Licensors, of ten percent (10%) of the Company’s annual gross revenues attributable to the Licensed Usage commencing July 1, 2003 and continuing until the expiration of the Patent. The minimum annual royalty for any fiscal year was $600,000. Under certain circumstances, if Mr. Burchetta was no longer employed as a director and officer of the Company, or

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if Mr. Brofman was no longer retained as a consultant to the Company, the minimum annual royalty fee for any fiscal year would be $3,000,000. The Licensors had the right to terminate the License if, among other reasons, the Company had not developed and produced a fully functional and commercially usable system contemplated by the License on or before September 30, 2003 (which was extended to March 31, 2004), or the Company’s annual gross revenues during any calendar year did not exceed $500,000 through December 31, 2004, or if the Company failed to meet the Minimum Annual Gross Revenue Clause.

Royalty fee expense, which is included in general and administrative expenses, totaled $-0- and $600,000 for the years ended December 31, 2004 and 2003, respectively. The Licensors waived the entire amount of the royalty fee for the year ended December 31, 2003, resulting in a capital contribution of $600,000. The License agreement was subsequently amended during June 2005 (see Note 13d).

7. EMPLOYMENT AGREEMENTS:

The Company has entered into employment agreements with four executives. Future aggregate minimum compensation under these agreements as of December 31, 2004 is as follows:

2005	$473,014
2006	300,000
2007	300,000
2008	16,438
Total	$1,089,452

The employment agreements with Messrs. Burchetta and Harris are effective through January 13, 2008. The employment agreement with Mr. Silberstein, originally effective through December 31, 2004 was terminated in October 2004 coincident with his resignation. These agreements provide each executive with an initial annual compensation of $240,000 and contain provisions for annual increases based on “cost-of-living” changes. The employment agreements with Messrs. Burchetta and Harris contain provisions under which their annual compensation may increase to $600,000 if the Company achieves certain operating milestones and also provide for additional compensation based on the value of a transaction that results in a change of control, as that term is defined in their agreements. Compensation expense under the agreements with Messrs. Burchetta, Harris and Silberstein totaled $586,167 for the year ended December 31, 2003. Messrs. Burchetta, Harris and Silberstein are three of the executives mentioned in Note 4 who waived the entire amount of their compensation during 2003.

Each of Messrs. Burchetta, Harris and Silberstein amended their employment agreements on February 25, 2004, with each agreeing to modify their respective level of compensation, subject to the Company meeting certain financial and performance milestones. The employment agreements, as amended, provide that the base salary for each of Messrs. Burchetta, Harris and Silberstein will be as follows: (1) if at the date of any salary payment, the aggregate amount of the Company’s net cash on hand provided from operating activities and net cash and/or investments on hand provided from financing activities is sufficient to cover the Company’s projected cash flow requirements (as established by the Company’s Board of Directors in good faith from time to time) for the following succeeding 12 months (the “Projected Cash Requirement”), the annual base salary will be $150,000; and (2) if at the date of any salary payment, the Company’s net cash on hand provided from operating activities is sufficient to cover the Company’s Projected Cash Requirement, the annual base salary will be $240,000, and increased to $450,000 upon the later to occur of (a) January 1, 2004 and (b) the date upon which the Company completes the sale or license of its system with respect to 400,000 consumer credit accounts. Since the annual base salaries of Messrs. Burchetta and Harris are subject to the Company meeting these specified financial and performance milestones, any salary payments to Messrs. Burchetta and Harris will be allocated equally among each of them at the time payment is made.

Under the terms of the amended employment agreements, no salary payments were made to Messrs. Burchetta, Harris and Silberstein during 2004. The Company recorded compensation expense and a capital contribution totaling $412,500 in 2004, representing an imputed compensation expense for the minimum base salary amounts under the agreements with Messrs. Burchetta, Harris and Silberstein, as if the Company had met the condition for paying their salaries. These employment agreements were subsequently amended during June 2005 (see Note 13e).

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8. OFFICE LEASE:

The Company leases office facilities under a non-cancelable operating lease through July 2005. Rent expense and utilities for the years ended December 31, 2004 and 2003 was $72,721 and $39,603, respectively. Future aggregate minimum lease payments as of December 31, 2004 are $39,158 for 2005. On August 1, 2005, the Company moved its headquarters to a larger space in the same building and entered into a new lease agreement (see Note 13f).

9. INCOME TAXES:

For U.S. Federal income tax purposes, expenses of the Company have been capitalized as start-up costs and are subject to amortization once business begins.

The reconciliation of the statutory U.S. Federal income tax rate to the Company’s effective income tax rate is as follows:

	Year ended December 31,
	2003	2004
Statutory federal income tax rate (benefit)	(34.00)%	(34.00)%
Nondeductible expenses:
Permanent differences	19.21	7.00
Deferred start up costs	5.74	—
Stock based compensation	1.45	3.29
Accrued expenses and other	1.54	—
Net operating loss carryforward	6.06	23.71
Effective tax rate	0.00%	0.00%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets for financial reporting purposes and the amount used for income tax purposes. The Company’s deferred tax assets are as follows:

	December 31,
	2003	2004
Deferred tax asset:
Deferred start up costs	$173,624	$173,624
Stock based compensation	43,796	121,251
Accrued expenses and other	46,537	—
Net operating loss carryforward	185,871	744,394
Deferred tax asset	449,828	1,039,269
Less: valuation allowance	(449,828)	(1,039,269)
Net deferred tax asset	$—	$—
Increase in valuation allowance	$(447,531)	$(589,441)

Due to the uncertainty surrounding the realization of the benefits of deferred start-up costs and net operating loss carryforward, the Company provided a valuation allowance for the entire amount of the deferred tax asset at December 31, 2003 and 2004. At December 31, 2004, the Company had net operating loss carryforwards of approximately $1,861,000 which expire at various dates through 2024.

10. TRANSACTIONS WITH RELATED PARTIES:

Effective January 13, 2003, the Company entered into a consulting agreement with Mr. Brofman as non-executive Co-Chairman of the Board. The consulting fee expense under this agreement, which is included in general and administrative expenses, totaled $222,000 for year ended December 31, 2003. Mr. Brofman is one of the individuals mentioned in Note 4 above, who waived the entire amount of his consulting fee during 2003. The Company and Mr. Brofman mutually agreed to terminate the consulting agreement on February 25, 2004. Although the consulting agreement has been terminated, Mr. Brofman continues to serve as the Co-Chairman of the Board.

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11. WEB HOSTING COMMITMENT:

On October 31, 2003, the Company entered into a two year web hosting agreement with AT&T Corporation. The agreement became effective in April 2004, when the Company began to service their first customer, and provided for the purchase of certain equipment and start up charges at the time of the agreement and a combination of monthly variable expenses, dependent on volumes, going forward. Expenses for web hosting services totaled $14,180 and $124,595 for the years ended December 31, 2003 and 2004, respectively. The agreement is in effect until April 2006, and based on current volumes, the Company expects to incur expenses of $15,000 to $18,000 per month going forward.

12. RECENTLY ISSUED AND PROPOSED ACCOUNTING PRONOUNCEMENTS:

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123 - Revised”). SFAS 123 - Revised is a revision of SFAS 123, Accounting For Stock-Based Compensation (“SFAS 123”), and supersedes APB Opinion No. 25, Accounting For Stock Issued to Employees (“APB 25”), and its related implementation guidance. SFAS 123 - Revised establishes accounting standards for recording any transaction in which an entity exchanges its equity instrument for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. It does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, Accounting for Equity Instruments that Are Issued to Other Than Employees for Acquiring, or In Conjunction with Selling, Goods or Services. SFAS 123 - Revised requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). SFAS 123 - Revised eliminates the alternative to use APB 25’s intrinsic value method of accounting that was provided in SFAS 123 as originally issued. Under APB 25, issuing stock options to employees generally resulted in recognition of no compensation cost. SFAS 123 - Revised requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. SFAS 123 - Revised is effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

Currently, the Company accounts for stock options issued under stock-based compensation plans under the recognition and measurement principles of APB 25. No stock-based employee compensation cost is reflected in the net loss, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock, as determined by the board of directors, on the date of grant. Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of FASB Statement No. 123, requires the disclosure of the effect on net loss and loss per share had the Company applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation.

The Company will evaluate the requirements of SFAS 123 - Revised and plans to adopt its provisions as soon as practicable. The Company believes that the effect of implementing SFAS 123 - Revised will result in the recording of additional stock compensation expense.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets — An Amendment of APB No. 29 (“SFAS 153”). SFAS 153 amends APB No. 29 to eliminate the exception of non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expect to change significantly as a result of the exchange. SFAS 153 and APB No. 29 do not apply to the acquisition of non-monetary assets or services on issuance of the capital stock of an entity. Currently, the Company has not had any exchanges of non-monetary assets within the meaning of SFAS 153 and adoption of SFAS 153 has had no effect on the Company’s financial position or results of operations.

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In October 2004, the FASB ratified the consensus reached in EITF Issue No. 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share.” The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus became effective for reporting periods ending after December 15, 2004. The adoption of this pronouncement did not have a material effect on the Company’s financial statements.

In May 2005, SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes and FASB Statement No. 3” was issued which, among other things, changes the accounting and reporting requirements for a change in accounting principle and provides guidance on error corrections. SFAS No. 154 requires retrospective application to prior period financial statements of a voluntary change in accounting principle unless impracticable to determine the period-specific effects or cumulative effect of the change, and restatement with respect to the reporting of error corrections. SFAS No. 154 applies to all voluntary changes in accounting principles, and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 also requires that a change in method of depreciation or amortization for long-lived, non-financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. At this time, adoption of SFAS No. 154 is not expected to significantly impact the Company’s financial statements or future results of operations.

In September 2005, the FASB ratified the following consensus reached in EITF Issue 05-8 (“Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature”):  a)  The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying FASB Statement of Financial Accounting Standards SFAS No. 109, Accounting for Income Taxes . Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes.  b)  The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled.  c)  Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27, “Application of Issue No. 98-5 to Certain Convertible Debt Instruments” (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements).  The adoption of this pronouncement is not expected to have a material impact on the Company’s financial statements.

13. SUBSEQUENT EVENTS:

a. Letter of Intent:

On March 4, 2005, the Company entered into a non-binding letter of intent with an investment banking firm to explore the possibility of raising additional capital in the public equity markets. The Company has not entered into any definitive agreements to raise capital in the public equity markets as a result of this letter of intent, but is exploring the possibility of doing so. On September 30, 2005, the Company filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission. The Company anticipates that it will issue 2,400,000 shares of common stock in a proposed public offering. However, there can be no assurance that the Company will be able to raise additional capital in the public equity markets as a result of the proposed offering or any other agreements the Company may enter into. In connection with the proposed offering, and in the event of a decrease in stockholder value resulting from a lower per share offering price at the time of a public offering of the Company’s common stock, the Company intends to issue to investors who had participated in its private placement of stock at $1.00 per share in 2003 and 2004, warrants to purchase common stock in a quantity sufficient to restore some portion of their pre-offering value, and has entered into a non-binding agreement to that effect. The Company also intends to issue stock options to purchase common stock to certain employees and consultants of the Company for the same purpose. These “make-whole” warrants and stock options are anticipated to be exercisable from three to five years at the same price as the per share offering price at the time of a public offering.

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b. Convertible Notes:

On April 21, 2005, in a private financing that involved the issuance of 7% senior convertible promissory notes due one year from the date of issuance, the company received proceeds of $800,000, initially convertible into 1,882,352 shares of common stock. As part of the private financing, the Company issued to the investors warrants to purchase 941,176 warrants to purchase common stock, exercisable for a period of three years at $0.425 per share.

On June 28, 2005, the Company received proceeds from an additional private financing of 7% senior convertible promissory notes in the aggregate principal amount of $1,250,000, due one year from the date of issuance, initially convertible into 2,941,176 shares of common stock. As part of the private financing, the Company issued to the investors warrants to purchase 1,470,590 shares of common stock, exercisable for a period of five years at $0.425 per share. The terms of the notes and warrants issued in the June 2005 private financing were substantially identical to those issued in the April 2005 private financing, except with respect to the conversion provision for the notes and the exercise period of the warrants.

On September 6, 2005, the Company received proceeds from a further private financing of 7% senior convertible promissory notes in the aggregate principal amount of $645,000, due one year from the date of issuance, initially convertible into 1,517,649 shares of common stock.  As part of this private financing, the Company issued to the investors warrants to purchase 758,827 shares of common stock exercisable for a period of five years at $0.425 per share.  The terms of the notes and warrants issued in the September 2005 private financing were identical to those issued in the June 2005 private financing.

The principal amount and accrued interest under the April and the June /September notes are convertible into shares of common stock at any time at the option of the holder, and automatically, in the case of a public offering of the Company’s common stock, in which case (i) for the June and September 2005 notes, 50% of the outstanding principal amount and accrued interest under the notes will be converted into shares of common stock, and the remaining 50% of the outstanding principal amount and accrued interest under the notes will be repaid to the holders from the proceeds of such public offering, and (ii) for the April 2005 notes, all of the outstanding principal amount and accrued interest under the notes will be converted into shares of common stock.

In accordance with Emerging Issues Task Force (“EITF”) 98-5 and EITF 00-27, the convertible notes are considered to have an embedded beneficial conversion feature because the conversion price is less than the fair market value at the issuance date and the contingent conversion price will be less than the initial public offering price. The Company has recorded a beneficial conversion feature and a deferred debt discount in connection with the value of the notes and related investor warrants of $1,235,887, and this amount will be amortized over the life of the notes.

Maxim Group LLC acted as the placement agent in the June/September 2005 private financing and received placement fees of $142,800 and non-accountable expenses of $53,550. In addition, Maxim Group received warrants to purchase 336,000 shares of common stock, valued at $40,207, exercisable for a period of three years at $0.425 per share. Total cash fees associated with this offering were $219,350, including the above-mentioned fees paid to Maxim Group and also including other fees of $23,000, paid to underwriter’s attorneys and a stock transfer agent. The total of fees and the value of the warrants have been recorded as deferred financing cost and will be amortized over the life of the notes.

c. Accrued Compensation Expense and Loans Payable To Stockholders:

As of June 30, 2005, the Company had reached an agreement to resolve an outstanding debt owed to a former employee. Danilo Cacciamatta, the Company’s former CFO, accepted payments of options to purchase 700,000 shares of common stock, valued at $84,000, as well as cash payments of $38,400, as part of a package resolution of unpaid compensation of $95,667 a $10,000 loan, as reflected on the Statements of Financial Condition as of December 31, 2003 and 2004, plus and interest owed on these balances.

d. Related Party Transactions:

(i) License Agreement

The Company originally entered into a license agreement in February 2003 with Messrs. Burchetta and Brofman for the licensed usage of the intellectual property rights relating to U.S. Patent No. 6,330,551 issued by the U.S. Patent and Trademark Office on December 11, 2001 for “Computerized Dispute and Resolution System and

F-30

Method” worldwide. In June 2005, subsequent to an interim amendment in February 2004, the Company amended and restated the license agreement in its entirety. The licensed usage is limited to the creation of software and other code enabling an automated system used solely for the settlement and collection of credit card receivables and other consumer debt and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees of all types. The license usage also includes the creation, distribution and sale of software products or solutions for the same aim as above and with the same exclusions. In lieu of cash royalty fees, Messrs. Burchetta and Brofman have agreed to accept stock options for the Company’s common stock as follows:

On June 29, 2005, the Company granted to each of Messrs. Burchetta and Brofman a stock option for up to such number of shares of common stock such that the stock option, when added to the number of shares of common stock owned by each of Messrs. Burchetta and Brofman, and in combination with any shares owned by any of their respective immediate family members and affiliates, will equal 14.6% of the total number of outstanding shares of common stock on a fully-diluted basis as of the closing of a public offering of the Company’s common stock, assuming the exercise of such stock option. The value of these options will be recorded as pre-paid royalty and classified as contra-equity once the number of options has been determined, and will be amortized over the life of the underlying patent.

If, and upon, the Company reaching (in combination with any subsidiaries and other sub-licensees) $10,000,000, $15,000,000, and $20,000,000 in gross revenues derived from the licensed usage in any given fiscal year, the Company will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 1%, 1.5%, and 2%, respectively, of the total number of outstanding shares of common stock on a fully-diluted basis at such time.

The stock options granted to Messrs. Burchetta and Brofman pursuant to the license agreement will have an exercise price equal to the offering price per share in such potential public offering of the Company’s common stock and are exercisable for ten years from the date of grant.

The term of the license agreement extends until the expiration of the last-to-expire patents licensed thereunder and is not terminable by Messrs. Burchetta and Brofman, the licensors. The license agreement also provides that the Company will have the right to control the ability to enforce the patent rights licensed to the Company against infringers and defend against any third-party infringement actions brought with respect to the patent rights licensed to the Company, subject, in the case of pleadings and settlements, to the reasonable consent of Messrs. Burchetta and Brofman.

(ii) Sublease

On August 1, 2005, the Company entered into a sublease agreement with a company owned by the Company’s CEO and Co-Chairman. The President of this company is the son of the CEO and Co-Chairman of Debt Resolve. The agreement calls for payments of $500 per month and requires the sublessee to supply its own equipment and utilities such as phone service. The agreement provides that Debt Resolve may cancel the sublease at anytime on 30 days notice.

e.

Employment Agreements:

On June 6, 2005, at a meeting of the Board of Directors, the Company entered into a revised employment agreement with the Co-Chairman and Chief Executive Officer. The action modified an employment agreement which is effective through July 2008. The agreement provides him with an initial annual compensation of $250,000 and contains provisions for annual increases based on “cost-of-living” changes. The modification allowed him to begin receiving cash payments of his salary effective as of April 1, 2005. Prior to this date, the CEO’s salary was waived. The employment agreement with him contains provisions under which his annual compensation may increase to $600,000 if the Company achieves specified operating milestones and also provides for additional compensation based on the value of a transaction that results in a change of control, as that term is defined in the agreement.

In addition to the agreements above, the Company has an employment agreement with the Senior Vice President and Chief Technology Officer that became effective December 1, 2003 and remains in effect until December 1, 2005. This employment agreement provides for annual compensation of $200,000 and other considerations. On August 1, 2005, the Company also entered into an employment agreement with the Chief Financial Officer, Treasurer and Secretary. This employment agreement provides for annual compensation of

F-31

$150,000 and other considerations, and remains in effect until July 31, 2006. On September 28, 2005, effective as of the date the Company’s proposed public stock offering is declared effective and assuming a proposed 1-for-10 reverse stock split, the Company granted these officers options to purchase 230,000 and 100,000 shares, respectively, of Company common stock. These stock options are exercisable at $5.00 per share and will have a term of five years from their date of grant and will vest with the proposed public offering. The initial number of shares and the exercise price per share thereof subject to each option assume that the Company completes a proposed 1-for-10 reverse stock split of its outstanding shares of common stock prior to the date of grant, and in the event the stock split actually effected by the Company is in a different ratio than 1-for-10, the number of shares and the exercise price per share thereof subject to each option will automatically be adjusted accordingly. In the event the Company’s proposed public stock offering does not take place by March 31, 2006, the options terminate and become null and void.

f. Leased Facilities:

On August 1, 2005, the Company moved its headquarters to a larger space in the same building. The Company leases this office facility under a non-cancelable operating lease through July 2010. Future aggregate minimum lease payments over the 60 months of the lease period is $616,456, of which $80,000 has been prepaid as a deposit.

g. Short Term Financing:

On November 30, 2005, the Company borrowed $100,000 from a director and an existing stockholder of the Company for a term of three months at an annual interest rate of 10%.

F-32

No dealer, salesman or any other person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this prospectus. This prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of our company or the facts herein set forth since the date hereof.

		2,400,000 Shares Debt Resolve, Inc. Common Stock

Until         , 2006, 25 days after the date of this offering, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS		PROSPECTUS
	Page
Prospectus Summary	1	Maxim Group LLC
The Offering	5
Selected Summary Financial Data	7
Risk Factors	9
Note on Forward-Looking Statements	21
Use of Proceeds	22
Dilution	23
Capitalization	24
Management’s Discussion and Analysis or Plan of Operation	25
Business	35
Management	50
Principal Stockholders	60
Certain Relationships and Related Transactions	61
Description of Securities	63
Shares Eligible for Future Sale	65
Underwriting	66
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	71
Legal Matters	71	, 2006
Experts	71
Where You Can Find More Information	71
Index to Financial Statements	F-1

The information in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion dated December 9, 2005

Prospectus

DEBT RESOLVE, INC.

779,119 Shares of Common Stock

This prospectus relates to 779,119 shares of common stock, par value $.001 per share, of Debt Resolve, Inc. for the sale from time to time by certain selling stockholders of our securities, or by their pledgees, donees, transferees or other successors in interests. Of the shares, 428,461 will be issuable to certain of the selling stockholders upon the conversion of the principal and accrued interest through January 15, 2005 on an aggregate of $800,000 of our 7% convertible promissory notes issued in connection with our private financing in April 2005 based on a conversion price of $4.25 per share, and 50% of the principal and accrued interest through December 15, 2005 on an aggregate of $1,895,000 of our 7% convertible promissory notes issued in connection with our private financing in June/September 2005 based on a conversion price of $4.25 per share. 317,058 shares are issuable upon the exercise of warrants issued in connection with our private financings in April 2005 and in June/September 2005. The remaining 33,600 shares are issuable upon the exercise of warrants issued to Maxim Group LLC in connection with acting as the placement agent in our June/September 2005 private financing. See “Description of Securities - 7% Convertible Promissory Notes and Warrants.”

The distribution of shares offered hereby may be effected in one or more transactions that may take place on the American Stock Exchange, the over-the-counter market or wherever the shares are then traded or quoted, including ordinary brokers’ transactions, in privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders.

The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the shares offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

On          , 2006, a registration statement under the Securities Act with respect to an initial public offering by us underwritten by Maxim Group LLC of 2,400,000 shares of common stock, was declared effective by the U.S. Securities and Exchange Commission. We will receive approximately $9,860,000 of net proceeds from the offering (assuming no exercise of the underwriter’s over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the offering.

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These securities involve a high degree of risk. See “Risk Factors” beginning on page SS-9 of this prospectus.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2006

SS-i

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You should rely only on the information contained in this prospectus in deciding whether or not to purchase our shares. We have not authorized anyone to provide you with information different from that contained in this prospectus.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data and we do not make any representation as to the accuracy of that information.

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SS-ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our common stock. Before making a decision to purchase our shares, you should read this entire prospectus, including the financial statements and related notes and risk factors.

Overview

We are a development stage company providing a software solution to consumer lenders based on our licensed, proprietary DebtResolve® system. Our Internet-based system facilitates the settlement and collection of defaulted consumer debt through the Internet. According to a U.S. Federal Reserve Statistical Release dated September 8, 2005, consumer credit extended to individuals totaled $2.2 trillion as of June 30, 2005, and consumer revolving credit, the bulk of which is consumer credit card debt, approximated $806 billion. The management and collection of that debt has become a large and sophisticated industry. We focus on solutions that facilitate the settlement and collection of consumer debt from borrowers who have defaulted.

Our DebtResolve system was originally conceived by James D. Burchetta and Charles S. Brofman, the co-chairmen of our company, who founded Cybersettle, Inc. in 1997, which we believe was the first company to settle insurance claims over the Internet. At the core of the DebtResolve system is a patent-protected bidding methodology licensed on an exclusive, irrevocable basis from Messrs. Burchetta and Brofman. Utilizing that methodology, we have developed a comprehensive suite of proprietary service modules that enable our creditor clients to settle and collect debts online. Our clients include banks and other credit originators, credit card issuers and third party collection agencies, as well as assignees and buyers of charged-off consumer debt.

Despite the magnitude of defaulted consumer debt, we believe that the collections industry has taken limited advantage of new technologies, relying instead on traditional mail and phone calls. However, given the level of uncollected defaulted consumer debt, we believe these traditional methods have not proven effective in settling and collecting a significant amount of defaulted consumer debt. Moreover, according to an October 2004 report on a survey of 1,000 consumers conducted by FiSite Research, an independent financial services research company, 84% of respondents rated the concept of an online collection service as excellent or good, and 83% chose the Internet as their preferred means to resolve a debt, as compared to a call from a collections agent. We believe that an Internet-based system like ours will result in more efficient and effective debt collection and resolution.

The DebtResolve system, which is primarily offered through an application service provider, or ASP, model, enables our clients to introduce this collections option with no modifications to their existing collections computer systems. By using the Internet, we believe that the DebtResolve system provides our clients a less intrusive way of pursuing delinquent debts, which is also secure, less expensive and more efficient than traditional labor-intensive methods. We believe that a key advantage of our online DebtResolve system, both for our consumer creditor clients and consumer debtors, is that it allows debtors to maintain their personal dignity while working through what is often a troubling and embarrassing matter. As a result, we believe we are the only company offering a comprehensive online solution for consumer debt settlement and collection.

We have only recently completed development and commenced licensing our software solution, and have generated nominal revenues to date. The DebtResolve system went live with a pilot program in February 2004. We currently have written contracts in place with, and have begun processing select portfolios for, HSBC Technology and Services (USA), Inc., a unit of HSBC Bank plc, one of the largest financial institutions in the world, Premier Bankcard, Inc., a unit of First Premier Bank, a major credit card issuer, and CLK Management, LLC, a provider of personal loans through subsidiaries such as One Click Cash. In addition to lenders, we provide services to collection agencies such as Plaza Associates and Receivables Management Solutions Inc. We also have written contracts in place with, but have not yet begun processing debt for, collection agencies ARS National Services, Inc. , DAR Services, Inc. (doing business as Foremost Search & Recovery), and Creditor Interchange Receivable Management, LLC, as well as Lloyds TSB Bank plc, the United Kingdom’s fifth largest bank by market value, and Bank of America, N.A. These contracts relate to defaulted credit card receivables and other consumer debt and provide us with a success fee (ranging from 4% to 15% of the collected amounts, with the average approximating 10%) or recurring license fees coupled with success or other transaction fees. In establishing our fees, we consider the expected account volumes and balances, the age and other characteristics of the consumer debt and our relationship with the creditor client involved.

Under the terms of our written contracts with our clients, we create a series of web pages using our DebtResolve system that are branded with the client’s trademarks and logos. We host the resulting customized client website on servers that we maintain. The client periodically forwards to us debtor account information, and sets settlement parameters using a desktop portal. The client neither receives nor needs any software for utilization of the customized DebtResolve system. The only license the client receives is to use, and for its debtors to use, the DebtResolve system during the term of the contract. Upon sending debtor account information to us, the client is responsible for contacting the debtors and inviting them to the client-branded website. As a condition to using our DebtResolve system, our clients agree to be bound by any settlement within the parameters established by the client and also to hold us harmless from any claims or losses that arise as a result of settlement, or attempted settlement, of a debtor account through the DebtResolve system. Following the initial term, which is negotiated between us and the client, the contract typically renews automatically.

At the November 2005 Collection Advisor Technology Expo, organized by Collection Advisor, a collections industry management and technology magazine, our DebtResolve system was selected as one of Collection Advisor’s Top 100 Technology Products of 2005.

The DebtResolve System

Our DebtResolve system brings creditors and consumer debtors together to resolve defaulted consumer debt through a series of steps. The process is initiated when one of our clients electronically forwards to us a file of debtor accounts and sets rules or parameters for handling each class of accounts. The client then invites its customer (the debtor) to visit a client-branded website, developed and hosted by us, where the customer is presented with an opportunity to satisfy the defaulted debt through the DebtResolve system. Through the website, the debtor is allowed to make three or four offers, or select other options, to resolve or settle the obligation. If the debtor makes an offer acceptable to our creditor client, payment can then be collected directly through the DebtResolve system and deposited into the client’s own account. We then bill our client for the applicable fee. The entire resolution process is accomplished in real-time, online.

We believe the DebtResolve system offers significant benefits to our creditor clients, enabling them to:

•

reduce the cost of collecting defaulted consumer debt by minimizing the need for collectors on the phone,

•

easily implement and test different collection strategies, potentially increasing current rates of return on defaulted consumer debt,

•

achieve real-time settlements with consumer debtors,

•

add a new and cost-effective communication channel for better communication with debtors,

•

appeal to new segments of debtors who do not respond to traditional collection techniques,

•

improve compliance with applicable federal and state debt collection laws and regulations through the use of a controlled script, and

•

preserve and enhance client brand name by providing a positive tool for communicating with consumers.

Through formal focus groups and one-on-one user studies conducted by us with consumer debtors who would be potential candidates to use the DebtResolve system, we designed the system to be user-friendly and easily navigated. We believe the main advantages to consumer debtors in using the DebtResolve system are:

•

greater feeling of dignity and control over the debt collection process,

•

confidentiality, security, ease of use and 24-hour access, and

•

a less threatening experience than dealing directly with debt collectors.

Despite these advantages, neither we nor any other company has established a firm foothold in the potential new market for online debt collection. Effective utilization of our system will require a change in thinking on the part of the debt collection industry, and the market for online collection of defaulted consumer debt may never develop to the extent that we envision or that is required for us to become a viable, long-term business.

We also do not have sufficient data to quantify if, and to what extent, our DebtResolve system offers long-term benefits to clients. For example, although we have data to suggest that our clients and consumer debtors may find online debt collection to be preferable to traditional methods, we cannot say for certain whether our DebtResolve system actually reduces the collection cost of defaulted consumer debt over the long run or will potentially increase the current rates of return on defaulted consumer debt. We expect, over time, that we will accumulate a sufficient amount of such data so we can reach meaningful conclusions on these and related matters, but we are too early in our business to be able to do so at this time.

Growth Strategy

Our goal is to make the DebtResolve system a key collection tool at all stages of delinquency across all categories of consumer debt. The key elements of our growth strategy are:

•

Accelerate our marketing efforts. Initially, we are marketing our DebtResolve system to credit issuers, their collection agencies and the buyers of their defaulted debt in the United States, Canada and the United Kingdom. In 2006, we intend to target additional markets in the United States and also abroad. We believe that our system will be especially valuable for the collection of low balance debt, such as that held by utilities, telecommunication companies and online service providers, where the cost of traditionally labor intensive collection efforts may exceed the value collected. Other markets in the United States may include student loan debt and automobile loans.

•

Expand our service offerings. In 2006, we plan to build a scoring model based on aggregate customer data collected. This scoring model will identify customers based on their propensity to use the Internet versus other channels offered and, we believe, will help our creditor clients determine to what degree settlement should be offered as an option.

•

Seek strategic acquisitions. We may seek to make strategic acquisitions of businesses, assets and technologies that complement our business, including possible acquisitions of, or investments in, defaulted consumer debt portfolios that we can manage and collect through our DebtResolve system.

We believe our growth will be facilitated by the fact that we have already established “proof of concept” of our system with our initial national clients, the increasing level of consumer debt both in the United States and internationally, the significant level of charge-offs by consumer debt originators and recent major changes in consumer bankruptcy laws. The Bankruptcy Abuse Prevention and Consumer Protection Act, which became effective in October 2005, significantly limits the availability of relief under Chapter 7 of the U.S. Bankruptcy Code, where consumer debts can be discharged without any effort at repayment. Under this new law, consumer debtors with some ability to repay their debts are either be barred from bankruptcy relief or forced into repayment plans under Chapter 13 of the U.S. Bankruptcy Code. In addition, this law imposes mandatory budget and credit counseling as a precondition to filing bankruptcy. We expect that these more stringent requirements will make bankruptcy a much less attractive option for most consumer debtors to resolve outstanding debt and will increase the pool of accounts suitable for the DebtResolve system and potentially lead more creditors to utilize our system.

Private Financings

We completed two private financing transactions in April 2005 and in June and September 2005, in which we raised total gross proceeds of $2,695,000 from accredited investors. An aggregate of 428,461 shares of our common stock are issuable upon the conversion, at a conversion ratio equal to 85% of an assumed initial public offering price of $5.00 per share, of the principal and accrued interest on $800,000 of 7% convertible promissory notes purchased in a private financing in April 2005 and 50% of the principal and accrued interest on $1,895,000 of 7% convertible notes purchased in a private financing in June/September 2005, and an aggregate of 317,058 shares of our common stock are issuable upon the exercise of outstanding three- and five-year warrants, exercisable at $4.25 per share at an assumed initial public offering price of $5.00 per share, issued in connection with the two private financings. The remainder of the principal and accrued interest on the convertible promissory notes purchased in our June/September 2005 private financing will be repaid in cash from the proceeds of this offering. The investors in these financings have entered into agreements with us to not publicly sell any of the shares of our common stock underlying the convertible promissory notes and warrants during the six-month period after the closing of this offering. Maxim Group LLC, the underwriter of our concurrent public offering of 2,400,000 shares of common stock, acted as the placement agent in the June/September 2005 private financing and received placement fees of $142,800 and non-accountable expenses of $53,550. In addition, Maxim Group LLC received a warrant to purchase up to 33,600 shares of our common stock.

Corporate Information

We were incorporated as a Delaware corporation in April 1997 under our former name, Lombardia Acquisition Corp. In 2000, we filed a registration statement on Form 10-SB with the Securities and Exchange Commission, or SEC, and became a reporting, non-trading public company. Through February 24, 2003, we were inactive and had no significant assets, liabilities or operations. On February 24, 2003, James D. Burchetta and Charles S. Brofman, directors of our company, and Michael S. Harris, a former director of our company, purchased 22,500,000 newly-issued shares of our common stock, representing 84.6% of the then outstanding shares. We received an aggregate cash payment of $22,500 in consideration for the sale of such shares to Messrs. Burchetta, Brofman and Harris. Our board of directors was then reconstituted and we began our current business and product development. On May 7, 2003, following approvals by our board of directors and holders of a majority of our outstanding shares of common stock, our certificate of incorporation was amended to change our corporate name to Debt Resolve, Inc. and increase the number of our authorized shares of common stock from 20,000,000 to 50,000,000 shares. In June 2005, our board of directors and holders of a majority of our outstanding shares of common stock approved a reverse stock split, which will become effective prior to the closing of this offering. A proposed 1-for-10 reverse stock split of our outstanding shares of common stock would reduce our outstanding shares of common stock from 29,703,900 to 2,970,390 shares.

Our principal executive offices are located at 707 Westchester Avenue, Suite L7, White Plains, New York 10604, and our telephone number is (914) 949-5500. Our website is located at “http://www.debtresolve.com.” Information contained in our website is not part of this prospectus.

THE OFFERING

Securities offered	779,119 shares of common stock

Common stock outstanding before the offering	2,970,390 shares(1)(2)

Common stock to be outstanding after the offering	5,798,851 shares(2)(3)

Use of proceeds

We will receive none of the proceeds from the sale of the shares by the selling stockholders, except upon exercise of the warrants, which would be used for working capital and general corporate purposes.

Proposed American Stock Exchange symbol	DRV

Risk factors

As part of your evaluation of our company, you should take into account not only our business plan and strategy, but also special risks we face in our business, including:

•

our limited operating history,

•

our history of significant losses,

•

our business is in the development stage and it may be difficult to assess and evaluate our company based upon our financial statements,

•

our business is dependent on technology licensed from our co-chairmen, which may create conflicts of interest,

•

our working capital deficit, and

•

our accounting firm’s concern about our ability to continue as a “going concern.”

For a detailed discussion of these and other risks, see “Risk Factors” beginning on page SS-10.

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(1)

Does not include 428,461 shares of our common stock issuable upon the conversion of the principal and accrued interest on $800,000 of our 7% convertible promissory notes issued in our April 2005 private financing and 50% of the principal and accrued interest to January 15, 2006 on $1,895,000 of our 7% convertible promissory notes issued in our June/September 2005 private financing.

(2)

Assumes a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of our concurrent public offering of 2,400,000 shares of common stock.

(3)

Includes the issuance of 428,461 shares of our common stock upon the conversion, contemporaneously with the closing of our concurrent public offering of 2,400,000 shares of common stock, of the principal and accrued interest on $800,000 of our 7% convertible promissory notes issued in our April 2005 private financing and 50% of the principal and accrued interest to January 15, 2006 on $1,895,000 of our 7% convertible promissory notes issued in our June/September 2005 private financing.

Except as set forth in our financial statements or as otherwise specifically stated, all information in this prospectus assumes:

•

an initial public offering price of $5.00 per share in our concurrent public offering of 2,400,000 shares of common stock,

•

a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of our concurrent public offering of 2,400,000 shares of common stock,

•

no exercise of the underwriter’s over-allotment option to purchase up to 360,000 additional shares of our common stock, or the underwriter’s warrant to purchase up to 240,000 shares of our common stock in our concurrent public offering of 2,400,000 shares of common stock,

•

the exclusion of 2,005,623 shares of common stock reserved for issuance upon the exercise of outstanding stock options with a weighted average exercise price of $6.03 per share, and 900,000 shares of common stock reserved for issuance of stock options, stock appreciation rights, restricted stock and other awards available for future grant under our 2005 Incentive Compensation Plan,

•

the exclusion of 366,720 shares of common stock reserved for issuance upon the exercise of outstanding warrants issued to investors who invested prior to 2005 with an exercise price of $4.25 per share,

•

the exclusion of 830,030 shares of our common stock reserved for issuance upon the exercise of outstanding stock options issued to James D. Burchetta and Charles S. Brofman as part of their patent license agreement with us with an exercise price of $5.00 per share,

•

the exclusion of 317,058 shares of common stock issuable upon the exercise of warrants issued in connection with our private financings in April 2005 and in June/September 2005, including accrued interest through January 15, 2006, with an exercise price of $4.25 per share,

•

the exclusion of 33,600 shares of common stock issuable upon the exercise of warrants issued to Maxim Group LLC in connection with acting as the placement agent in our June/September 2005 private financing with an exercise price of $4.25 per share, and

•

the issuance of 428,461 shares of our common stock upon the conversion, contemporaneously with the closing of our concurrent public offering of 2,400,000 shares of common stock, of the principal and accrued interest on $800,000 of our 7% convertible promissory notes issued in our April 2005 private financing and 50% of the principal and accrued interest on $1,895,000 of our 7% convertible promissory notes issued in our June/September 2005 private financing.

SELECTED SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements and related notes, which are included in this prospectus.

	Year ended December 31,		Nine months ended September 30,
	2003	2004	2004	2005
			(unaudited)	(unaudited)

Statement of operations data:
Revenues	$—	$2,787	$2,088	$9,833

Costs and expenses:
Payroll and related expenses	742,845	906,437	$681,854	$942,785
General and administrative expenses	766,361	1,019,606	690,755	857,141
Waived royalty fees-related parties	600,000	—	—	—
Research and development expenses	453,301	46,022	46,022	—
Depreciation expense	13,865	38,013	33,051	25,794

Total expenses	2,576,372	2,010,078	1,451,682	1,825,720

Loss from operations	(2,576,372)	(2,007,291)	(1,449,594)	(1,815,887)

Interest Income (expense)	3,978	4,845	4,483	(438,489)
Other income	—	—	—	1,000
Total other income (expense)	3,978	4,845	4,483	(437,489)

Net loss	$(2,572,394)	$(2,002,446)	$(1,445,111)	$(2,253,376)

Basic and diluted net loss per common share	$(0.10)	$(0.07)	$(0.05)	$(0.08)

Basic and diluted weighted average number of common shares outstanding (1)	26,852,041	29,133,746	29,060,248	29,653,096

——————

(1)

Does not reflect a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of our concurrent public offering of 2,400,000 shares of common stock.

The following table summarizes our balance sheet data as of December 31, 2004 and September 30, 2005. The as adjusted information gives effect to:

•

receipt of net proceeds of approximately $9,860,000 from the sale of 2,400,000 shares of our common stock at an assumed offering price of $5.00 per share in our concurrent public offering,

•

the issuance to James D. Burchetta and Charles S. Brofman of stock options to purchase an estimated 830,030 shares of our common stock as part of their patent license agreement with us, and

•

the conversion of the principal and accrued interest on $800,000 of our 7% convertible promissory notes issued in our April 2005 private financing and 50% of the principal and accrued interest to January 15, 2006 on $1,895,000 of our 7% convertible promissory notes issued in our June/September 2005 private financing into 428,461 shares of common stock.

	As of September 30, 2005
	Actual	As Adjusted
	(unaudited)	(unaudited)

Balance sheet data:
Cash and cash equivalents	$639,214	$9,519,519
Working capital	(1,520,580)	9,246,809
Total assets	1,705,018	9,861,228
Total liabilities	2,248,855	361,771
Total stockholders’ (deficiency) equity	(543,837)	9,499,457

Restatement of Financial Results

On August 19, 2005, we filed a current report on Form 8-K with the Securities and Exchange Commission disclosing that we would restate previously issued financial statements for the years ended December 31, 2004 and 2003 and the three months ended March 31, 2005. In conjunction with the re-audit of our financial statements for the years ended December 31, 2003 and December 31, 2004 and a review of the three months ended March 31, 2005 by our independent registered public accounting firm, we determined that adjustments were necessary to recognize the cumulative impact of correcting our computation for stock-based compensation to consultants and advisory board members.

Specifically, it was determined that we should have recorded an expense for stock-based compensation to consultants and advisory board members during those periods. Accounting principles generally accepted in the United States require us to record compensation expense for options granted to consultants. We had disclosed these costs on a pro forma basis only. Based on the reclassification of employee and consultant status for stock-based compensation to these persons, we have restated the periods impacted by these adjustments. The restatement adjustments related to computation for stock-based compensation to consultants and advisory board members increased net loss by $213,383 since inception, including $109,491 during the year ended December 31, 2003, $31,756 during the year ended December 31, 2004, and $72,136 during the three months ended March 31, 2005. In addition, the adjustment to an entry recording offering expenses increased net loss by $25,000 for the quarter ended March 31, 2005 and increased net loss by $25,000 to $238,383 since inception through March 31, 2005. We also corrected a computation error in the calculation of weighted average shares outstanding for the year ended December 31, 2003. The adjustments to the recording of expense for the issuance of options to consultants and the correction of the computation of average shares outstanding in 2003 did not change net loss per share for the nine months ended September 30, 2004 or for the year ended December 31, 2004, but increased net loss per share by $0.01 to ($0.10) for the year ended December 31, 2003. The adjustments to the recording of expense for the issuance of options to consultants and recording of offering expenses increased net loss per share for the three months ended March 31, 2005 by $(0.01) to $(0.02).

In addition, we made certain reclassifications to certain historical balance sheets and statements of cash flows. Within the balance sheets as of December 31, 2003 and 2004, $5,594 and $62,939, respectively, of assets that had been formerly classified as current were reclassified as long-term, including $0 and $43,540, respectively, of deferred offering expenses and $5,594 and $19,399, respectively, of deposits and other assets. Within the statements of cash flows, certain items were reclassified between financing activities and operating activities, with the most significant being the reclassification of waived and imputed compensation and royalty fees from financing activities to an adjustment to reconcile net loss to net cash used in operating activities. The net effect was a reduction in the cash provided by financing activities, with a corresponding reduction in the cash used in operating activities, of $0 and $52,540 for the years ended December 31, 2003 and 2004, and $52,540 from inception to December 31, 2004.

Amounts reflected in the financial pages of this prospectus for the fiscal years ended December 31, 2003 and 2004 represent the reclassified and restated financial information rather than financial information included in the original annual reports on Forms 10-KSB for the years ended December 31, 2003 and 2004, which were filed with the SEC on March 30, 2004 and March 30, 2005, respectively. Amended financial reports on Form 10-KSB/A for the fiscal year ended December 31, 2004 and on Form 10-QSB/A for the three months ended March 31, 2005 have been filed December 8, 2005. We believe we have put processes in place to begin to remedy the financial reporting deficiencies which caused the errors that required these restatements, but no assurances can be given that we will not be faced with these or other financial reporting deficiencies in the future. See “Management’s Discussion and Analysis or Plan of Operation – Internal Control Over Financial Reporting.”

RISK FACTORS

An investment in our shares of common stock involves a high degree of risk and should not be purchased by anyone who cannot afford to lose their entire investment. You should consider carefully the material risks set forth in this section, together with the other information contained in this prospectus, before making a decision to invest in our shares. Our business, operating results and financial condition could be seriously harmed and you could lose your entire investment by the occurrence of any of the following material risks.

Risks Related to Our Business

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of September 30, 2005, our total stockholders’ deficiency was $543,837 and we had a working capital deficit of $1,520,580. Primarily as a result of our losses, limited cash balances and debt obligations, our independent registered public accounting firm has included in its report for the year ended December 31, 2004 an explanatory paragraph expressing substantial doubt about our ability to continue as a “going concern.” Our ability to continue as a going concern is contingent upon, among other factors, the closing of our concurrent public offering of 2,400,000 shares of common stock or obtaining alternate financing. If we are not able to complete our concurrent public offering of 2,400,000 shares of common stock or obtain alternate financing, we may be forced to cease our operations.

We have a limited operating history on which to evaluate our potential for executing our business strategy. This makes it difficult to evaluate our future prospects and the risk of success or failure of our business.

We began our operations in February 2003 and your evaluation of our business and prospects will be based on our limited operating history. Consequently, our historical results of operations may not give you an accurate indication of our future results of operations or prospects. You must consider our business and prospects in light of the risks and difficulties we will encounter as an development stage company in a new and rapidly evolving market. We may not be able to address these risks and difficulties, which makes it difficult to evaluate our future prospects and the viability of our business.

We have experienced significant and continuing losses from operations. From inception through September 30, 2005, we have incurred accumulated net losses of $6,833,958 If such losses continue, we may not be able to continue our operations and you may lose your entire investment.

We incurred losses from operations of $1,815,887 in the nine months ended September 30, 2005, $2,007,291 for the year ended December 31, 2004 and $2,576,372 for the year ended December 31, 2003. From February 2003 to date, our operations have been funded almost entirely through the proceeds of approximately $2,400,000 that we have received from the issuance of our common stock in private placements, and $1,695,000 that we have received from the issuance of our 7% convertible promissory notes in two private financings in 2005. From inception through September 30, 2005, we incurred accumulated net losses of $6,833,958. If we continue to experience losses, we may not be able to continue our operations and you may lose your entire investment.

If we do not begin to generate meaningful revenues, we will need to seek additional financing which we may be unable to obtain on favorable terms when required, or at all, and we may therefore be unable to continue funding our operations.

We currently anticipate that the net proceeds of our concurrent public offering of 2,400,000 shares of common stock, together with our available funds, will be sufficient to meet our anticipated needs for working capital and capital expenditures through at least the 18 months following the closing of our concurrent public offering. However, we may need to raise additional funds prior to the end of this period or at a later date. We cannot be certain that additional financing will be available to us on favorable terms when required, or at all, and we may therefore be unable to continue funding our operations.

If we are unable to retain current clients and attract new clients, or if our clients do not actively submit defaulted consumer debt accounts on our DebtResolve system, we will not be able to generate revenues or continue our business.

We expect that our revenue will come from taking a success fee equal to a percentage of defaulted consumer debt accounts that are settled and collected through our online DebtResolve system, or from recurring license fees for the use of our system coupled with success or other transaction fees. We depend on our creditor clients, who include banks, lenders, credit card issuers, third-party collection agencies and purchasers of charged-off debt, to initiate the process by submitting defaulted consumer debt accounts on our system along with the settlement offers. We cannot be sure that we will be able to retain our existing, and enter into new, relationships with creditor clients in the future. In addition, we cannot be certain that we will be able to establish these creditor client relationships on favorable economic terms. Finally, we cannot control the number of accounts that our clients will submit on our system or whether the use of our system will result in any increase in recovery over traditional collection methods. If our client base, and their corresponding claims submission, does not increase significantly or experience favorable results, we will not be able to generate sufficient revenues to continue and sustain our business.

If we are unable to implement our marketing program, we will not be able to grow our client base and generate revenues.

Marketing our services in order to grow our client base of consumer creditors and generate revenues is crucial to the viability of our business. Currently, we are targeting our marketing efforts towards the settlement and collection of defaulted consumer debt accounts generated primarily in the United States. To grow our business, we will have to achieve market penetration in this segment and expand our service offerings and client base to include other segments and international creditor clients. We have limited previous experience marketing our services and may not be able to implement our sales and marketing initiatives. We may be unable to hire, retain, integrate and motivate sales and marketing personnel. Any new sales and marketing personnel may also require a substantial period of time to become effective. There can be no assurance that our marketing efforts will result in our obtaining new creditor clients or that we will be able to grow the base of creditors and consumers who use our services.

We may not be able to protect the intellectual property rights upon which our business relies, including our licensed patents, trademarks, domain name, proprietary technology and confidential information, which could result in our inability to utilize our technology platform, licensed patents or domain name, without which we may not be able to provide our services.

Our ability to compete in our sector depends in part upon the strength of our proprietary rights in our technologies. We consider our intellectual property to be critical to our viability. We do not hold patents on our consumer debt-related product, but rather license technology for our DebtResolve system from James D. Burchetta and Charles S. Brofman, the co-chairmen of our company, whose patented technology is now, and is anticipated to continue to be, incorporated into our service offerings as a key component. Unauthorized use by others of our proprietary technology could result in an increase in competing products and a reduction in our sales. We rely on patent, trademark, trade secret and copyright laws to protect our licensed and proprietary technology and other intellectual property. We cannot be certain, however, that the steps that we have taken to protect our proprietary rights to date will provide meaningful protection from unauthorized use by others. If we must pursue litigation in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others, we may not prevail and we are likely to incur substantial expenditures and divert valuable resources in the process. In addition, many foreign countries’ laws may not protect us from improper use of our proprietary technologies. Consequently, we may not have adequate remedies if our proprietary rights are breached or our trade secrets are disclosed.

If we are unable to build brand awareness for our company and our services, demand for our services will be limited.

We believe that building brand awareness of our DebtResolve system is important to increase demand for our services. Furthermore, we believe that brand awareness is a key differentiating factor among providers of online services, and given this, we believe that brand awareness will become increasingly important as competition is introduced in our target market. In order to increase brand awareness, we must devote significant time and resources in our marketing efforts, provide high-quality client support and increase the number of creditors and consumers using our services. While we may maintain a “Powered by Debt Resolve” logo on each screen that consumers view when they log on to the DebtResolve system, this logo may be inadequate to build brand awareness among consumers. If initial users do not perceive our services to be of high quality, the value of our brand could be diluted, which could decrease the attractiveness of our services to creditors and consumers. If we fail to promote and maintain our brand, our ability to generate revenues could be negatively affected. Moreover, if we incur significant expenses in promoting our brand and are unable to generate a corresponding increase in revenue as a result of our branding efforts, our operating results would be negatively impacted.

The intellectual property rights that we license from our co-founders are limited in industry scope, and it is possible these limits could constrain the expansion of our business.

We do not hold patents on our consumer debt-related product, but rather license technology for our DebtResolve system from James D. Burchetta and Charles S. Brofman, the co-chairmen of our company, whose patented technology is now, and is anticipated to continue to be, incorporated into our service offerings as a key component. This license agreement limits usage of the technology to the creation of software and other code enabling an automated system used solely for the settlement and collection of credit card receivables and other consumer debt and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees of all types. The terms of the license agreement, which was amended and restated in June 2005, are described under “Business – Technology License and Proprietary Technology.” These limitations on usage of the licensed technology could constrain the expansion of our business by limiting the different types of debt for which our DebtResolve system can potentially be used, and limiting the potential clients that we could service.

In the future, we may be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to use certain technologies in the future and thereby result in loss of clients and revenue.

Litigation regarding intellectual property rights is common in the Internet and technology industries. We expect that Internet technologies and software products and services may be increasingly subject to third-party infringement claims as the number of competitors in our industry segment grows and the functionality of products and services in different industry segments overlaps. Under our license agreement, we have the right and obligation to control and defend against third-party infringement claims against us with respect to the patent rights that we license. Any claims relating to our services or intellectual property could result in costly litigation and be time consuming to defend, divert management’s attention and resources, cause delays in releasing new or upgrading existing products and services or require us to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may not be available on acceptable terms, if at all. There can be no assurance that our services or intellectual property rights do not infringe the intellectual property rights of third parties. A successful claim of infringement against us and our failure or inability to license the infringed or similar technology or content could prevent us from continuing our business.

Potential conflicts of interest exist with respect to the intellectual property rights that we license from our co-founders, and it is possible our interests and their interests may diverge.

We do not hold patents on our consumer debt-related product, but rather license technology for our DebtResolve system from James D. Burchetta and Charles S. Brofman, the co-chairmen of our company, whose patented technology is now, and is anticipated to continue to be, incorporated into our service offerings as a key component. This license agreement presents the possibility of a conflict of interest in the event that issues arise with respect to the licensed intellectual property rights, including the prosecution or defense of intellectual property infringement actions, where our interests may diverge from those of Messrs. Burchetta and Brofman. The license agreement provides that we will have the right to control and defend or prosecute, as the case may require, the patent rights licensed to us subject, in the case of pleadings and settlements, to the reasonable consent of Messrs. Burchetta and Brofman. Our interests with respect to such pleadings and settlements may be at odds with those of Messrs. Burchetta and Brofman, requiring them to recuse themselves from our decisions relating to such pleadings and settlements, or even from further involvement with our company. The terms of the license agreement, which was amended and restated in June 2005, are described under “Business – Technology License and Proprietary Technology.”

Upon completion of our concurrent public offering of 2,400,000 shares of common stock, Messrs. Burchetta and Brofman will beneficially own approximately 30.5% of our outstanding shares of common stock. They have controlled our company since its inception. Under the terms of our license agreement, Messrs. Burchetta and

Brofman will be entitled to receive stock options to purchase shares of our common stock if and to the extent the licensed technology produces specific levels of revenue for us. They will not be entitled receive any stock options for other debt collection activities such as off-line settlements. Messrs. Burchetta and Brofman will be substantially responsible for selecting the business direction we take, the products and services we may develop and the mix of businesses we may pursue. The license agreement may present Messrs. Burchetta and Brofman with conflicts of interest.

We have not made any previous acquisitions, and we may fail to successfully integrate acquisitions and reduce our operating expenses.

The integration of the businesses, assets and technologies we may acquire is critical to our strategy. Integrating the management and operations of these businesses, assets and technologies is time consuming, and we cannot guarantee we will achieve any of the anticipated synergies and other benefits expected to be realized from acquisitions. We have no experience with making acquisitions and we expect to face one or more of the following difficulties:

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difficulty integrating the products, services, financial, operational and administrative functions of acquired businesses, especially those larger than us,

•

delays in realizing the benefits of our strategies for an acquired business which fails to perform in accordance with expectations,

•

diversion of management’s attention from our existing operations since acquisitions often require substantial management time, and

•

acquiring businesses with unknown liabilities, software bugs or adverse litigation and claims.

We may pay too much for, or collect too little on, defaulted consumer debt portfolios that we may purchase.

We may pursue the acquisition of defaulted consumer debt portfolios to process through our DebtResolve system, an area in which we have little experience. These are consumer debt portfolios that the credit originator has deemed uncollectible and has charged-off, generally after making numerous attempts to collect on them. We may not be able to consummate any acquisitions of defaulted consumer debt portfolios on favorable terms, if at all, and our inexperience may impair our ability to manage and collect on such consumer debt portfolios. These defaulted consumer debt portfolios are difficult to collect and we may not collect even a sufficient amount to cover the cost of acquiring them. Also, as we have no experience with pricing defaulted consumer debt portfolios, we may pay too much for these portfolios and, consequently, we may not generate a profit from these consumer debt portfolio acquisitions.

Moreover, if we decide to pursue the acquisition of defaulted consumer debt portfolios to process through our DebtResolve system, we will: (i) have to expand our operations, (ii) face new operational risks that we cannot predict at this time, (iii) become subject to increased government regulation and (iv) be subject to material changes in our financial statements and financial reporting. Specifically:

•

our expansion into this line of business could result in the need to enter into potentially complex financing arrangements, resulting in the need to manage those relationships and the potential interest rate risk and credit risk associated with them,

•

accounting for this activity would require that we become familiar with the applicable accounting regulations, with which we are not currently familiar,

•

our accounting would also become more complex, requiring the consolidation of results of our proposed debt-buying subsidiary into the financial statements of the rest of the company, and

•

we would incur additional costs associated with the start up of our proposed debt-buying subsidiary, including legal, filing fees and other start up costs associated with establishing this potential line of business.

In addition:

•

federal, state, local and foreign laws may limit our ability to recover and enforce any acquired defaulted consumer debt portfolios regardless of any act or omission on our part,

•

some laws and regulations applicable to credit originators may preclude us from collecting on defaulted consumer debt portfolios we may purchase if the credit originator previously failed to comply with applicable law in generating or servicing those consumer debt receivables,

•

collection laws and regulations may also directly apply to our business,

•

additional consumer protection and privacy protection laws may be enacted that would impose additional requirements on the enforcement of and collection on defaulted consumer debt, and any new laws, rules or regulations that may be adopted, as well as existing consumer protection and privacy protection laws, may adversely affect our ability to collect on any acquired defaulted consumer debt portfolios, and

•

federal and state governmental bodies are considering, and may consider in the future, other legislative proposals that would regulate the collection of any acquired defaulted consumer debt portfolios, and although we cannot predict if or how any future legislation would impact this proposed expansion of our business, our failure to comply with any current or future laws or regulations applicable to us could limit our ability to collect on any acquired defaulted consumer debt portfolios.

If any of these or similar risks materialize, we may have to scale back or eliminate our proposed debt portfolio acquisitions and business.

If we cannot compete against competitors that enter our market, demand for our services will be limited, which would likely result in our inability to continue our business.

We are aware of two companies that have recently announced software offerings that may be competitive with the DebtResolve system and which may compete with us for market share. Incurrent Solutions, Inc., a division of Online Resources Corp., announced a collection offering in fall 2004, and Apollo Enterprises Solutions, LLC announced an online collection offering in fall 2004. Their offerings are described under “Business – Competition.” Additional competitors could emerge in the online defaulted consumer debt market. These and other possible new competitors may have substantially greater financial, personnel and other resources, greater adaptability to changing market needs, longer operating histories and more established relationships in the banking industry than we currently have. In the future, we may not have the resources or ability to compete. As there are few significant barriers for entry to new providers of defaulted consumer debt services, there can be no assurance that additional competitors with greater resources than ours will not enter our market. Moreover, there can be no assurance that our existing or potential creditor clients will continue to use our services on an increasing basis, or at all. If we are unable to develop and expand our business or adapt to changing market needs as well as our competitors are able to do, now or in the future, we may not be able to continue our business.

We are dependent upon maintaining and expanding our computer and communications systems. Failure to do so could result in interruptions and failures of our services which would make our services less attractive to consumers, and therefore subject us to lost revenue as a result of a possible loss of creditor clients.

Our ability to provide high-quality client support largely depends on the efficient and uninterrupted operation of our computer and communications systems to accommodate the creditor clients and consumers using our system. In the terms and conditions of our standard form of licensing agreement with our clients, we agree to make commercially reasonable efforts to maintain uninterrupted operation of our DebtResolve system 99.99% of the time, except for scheduled system maintenance. In the normal course of our business, we must record and process significant amounts of data quickly and accurately to access, maintain and expand our DebtResolve system. Any failure of our information systems, software or backup systems would interrupt our operations and could cause us to lose clients. We are exposed to the risk of network and Internet failure, both through our own systems and those of our service providers. While our utilization of redundant transmission systems can improve our network’s reliability, we cannot be certain that our network will avoid downtime. Substantially all of our computer and communications hardware systems are hosted in leased facilities with AT&T in New Jersey, and under the terms of our hosting service level agreement with AT&T, AT&T will provide network connectivity availability 99.9% of the time from the connection off their backbone to our hosted infrastructure. Our disaster recovery plan may not be adequate and our business interruption insurance may not adequately compensate us for losses that could occur as a result of a network-related business interruption. The occurrence of a natural disaster or unanticipated problems at our facilities or those of our service providers could cause interruptions or delays in use of our DebtResolve system and loss of data. Additionally, we rely on third parties to facilitate network transmissions and telecommunications. We cannot assure you that these transmissions and telecommunications will remain either reliable or secure. Any transmission or telecommunications problems, including computer viruses and other cyberattacks, particularly if those problems persist or recur frequently, could result in lost business from creditor clients and consumers. Network failures of any sort could seriously affect our client relations, potentially causing clients to cancel or not renew contracts with us.

We may not be able to anticipate, manage or adopt technological advances within our industry, which could result in our services becoming obsolete and no longer in demand.

Our business relies on computer and telecommunications technologies. Our ability to integrate these technologies into our business is essential to our competitive position and our ability to execute our business strategy. Computer and telecommunications technologies are evolving rapidly and are characterized by short product life cycles. We may not be able to anticipate, manage or adopt technological changes on a timely basis. While we believe that our existing information systems are sufficient to meet our current demands and continued expansion, our future growth may require additional investment in these systems so we are not left with obsolete computer and telecommunications technologies. We depend on having the capital resources necessary to invest in new technologies for our business. We cannot assure you that adequate capital resources will be available to us at the appropriate time.

James D. Burchetta and Richard G. Rosa possess specialized knowledge about our business and we would be adversely impacted if either one were to become unavailable to us.

We believe that our ability to execute our business strategy will depend to a significant extent upon the efforts and abilities of James D. Burchetta, our Chief Executive Officer, and Richard G. Rosa, our Senior Vice President and Chief Technology Officer. Mr. Burchetta, who is a licensor of key intellectual property to us, has knowledge regarding online debt collection technology and business contacts that would be difficult to replace. Mr. Rosa has technical expertise regarding our system that our other officers do not possess. If Messrs. Burchetta or Rosa were to become unavailable to us, our operations would be adversely affected. We are in the process of obtaining “key-man” life insurance for our benefit in the amount of $1,000,000 on the lives of each of Messrs. Burchetta and Rosa, but not for any other officer. This insurance may be inadequate to compensate us for the loss of either Mr. Burchetta or Mr. Rosa. Moreover, we have no insurance to compensate us for the loss of any other of our named executive officers or key employees.

Risks Related to Our Industry

Our clients’ ability to recover and enforce defaulted consumer debt may be limited under federal, state, local and foreign laws, which would negatively impact our revenues.

Federal, state, local and foreign laws may limit our creditor clients’ ability to recover and enforce defaulted consumer debt regardless of any act or omission on their part or our part. Additional consumer protection and privacy protection laws may be enacted that would impose additional requirements on the enforcement and collection of consumer debt. Any new laws, rules or regulations that may be adopted, as well as existing consumer protection and privacy protection laws, may adversely affect our ability to settle defaulted consumer debt accounts on behalf of our clients and could result in decreased revenues to us. We cannot predict if or how any future legislation would impact our business or our clients. In addition, we cannot predict how foreign laws will impact our ability to expand our business internationally, and the cost of such expansion. Our failure to comply with any current or future applicable laws or regulations could limit our ability to settle defaulted consumer debt claims on behalf of our clients, which could adversely affect our revenues.

Government regulation and legal uncertainties regarding consumer credit and debt collection practices may require us to incur significant expenses in complying with any new regulations.

A number of our existing and potential creditor clients, such as banks and credit card issuers, operate in highly regulated industries. We are indirectly impacted by consumer credit and debt collection practices laws, both in the United States and abroad. The relationship of a consumer and a creditor is extensively regulated by federal, state, local and foreign consumer credit and protection laws and regulations. Governing laws include the Fair Debt Collection Practices Act, Fair Credit Reporting Act, the Federal Truth-In-Lending Act, the Fair Credit Billing Act and the Gramm-Leach-Bliley Act, as well as applicable comparable statutes in the states in which consumers reside. Failure of these parties to comply with applicable federal, state, local and foreign laws and regulations could have a negative impact on us. For example, applicable laws and regulations may limit our ability to collect amounts owing with respect to defaulted consumer debt accounts, regardless of any act or omission on our part. We cannot assure you that any indemnities received from the financial institutions which originated the consumer debt account will be adequate to protect us from liability to consumers. Any new laws or rulings that may be adopted, and existing consumer credit and protection laws, may adversely affect our ability to collect and settle defaulted consumer debt accounts. In addition, any failure on our part to comply with such requirements could adversely affect our ability to settle defaulted consumer debt accounts and result in liability. In addition, state or foreign regulators may take the position that our system effectively constitutes the collection of debts that is subject to licensing and other laws regulating the activities of collection agencies. If so, we may need to obtain licenses from such states, or such foreign countries where we may engage in business. Until licensed, we will not be able to lawfully deal with consumers in such states or foreign countries. Moreover, we will likely have to incur expenses in obtaining licenses, including applications fees and post statutorily required bonds for each license.

We face potential liability that arises from our handling and storage of personal consumer information concerning disputed claims and other privacy concerns.

Any penetration of our network security or other misappropriation of consumers’ personal information could subject us to liability. Other potential misuses of personal information, such as for unauthorized marketing purposes, could also result in claims against us. These claims could result in litigation. In addition, the Federal Trade Commission and several states have investigated the use by certain Internet companies of personal information. Legislation has been introduced in the U.S. Senate that would mandate data-security management steps for many businesses and a nationwide standard for notifying consumers of security breaches. The legislation would require companies that store information on more than 10,000 people to create a data privacy and protection program, including assessing, maintaining and controlling risks to data privacy and security. Businesses would have to provide employee training, perform vulnerability tests and ensure that third-party service providers have adequate security programs. We could incur unanticipated expenses, especially in connection with our settlement database, if and when new regulations regarding the use of personal information are enacted.

In addition, pursuant to the Gramm-Leach-Bliley Act, our financial institution clients must require us to include in their contracts with us that we have appropriate data security standards in place. The Gramm-Leach-Bliley Act stipulates that we must protect against unauthorized access to, or use of, consumer debtor information that could be detrimentally used against or result in substantial inconvenience to any consumer debtor. Detrimental use or substantial inconvenience is most likely to result from improper access to sensitive consumer debtor information because this type of information is most likely to be misused, as in the commission of identity theft. We believe we have adequate policies and procedures in place to protect this information; however, if we experience a data security breach that results in any penetration of our network security or other misappropriation of consumers’ personal information, or if we have an inadequate data security program in place, our financial institution clients may consider us to be in breach of our agreements with them.

Government regulation and legal uncertainties regarding the Internet may require us to incur significant expenses in complying with any new regulations.

The laws and regulations applicable to the Internet and our services are evolving and unclear and could damage our business. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. This legislation could expose us to substantial liability or require us to incur significant expenses in complying with any new regulations. Local telephone carriers have petitioned the Federal Communications Commission to regulate the Internet and to impose access fees. Increased regulation or the imposition of access fees could substantially increase the costs of communicating on the Internet, potentially decreasing the demand for our services. A number of proposals have been made at the federal, state and local level and in foreign countries that would impose additional taxes on the sale of goods and services over the Internet. Such proposals, if adopted, could adversely affect us. Moreover, the applicability to the Internet of existing laws governing issues such as personal privacy is uncertain. We may be subject to claims that our services violate such laws. Any new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could adversely affect our business.

Risks Related to the Offering

There has previously been no active public market for our common stock and our stockholders may not be able to resell their shares at or above the price at which they purchased them, or at all.

Prior to our concurrent public offering of 2,400,000 shares of common stock, there has been no active public market for our common stock. We cannot predict the extent to which a trading market will develop or how liquid that market may become. The initial public offering price in our concurrent public offering of 2,400,000 shares of common stock may not be indicative of prices that will prevail in the trading market. The trading price of our common stock following our concurrent public offering of 2,400,000 shares of common stock is therefore likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

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quarterly variations in our results of operations or those of our competitors,

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announcements by us or our competitors of acquisitions, new products or services, significant contracts, commercial relationships or capital commitments,

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disruption to our operations or our data centers,

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declines in accounts submitted by our creditor clients for settlement through our DebtResolve system,

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declines in collections through our DebtResolve system,

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commencement of, or our involvement in, litigation,

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any major change in our board of directors or management,

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changes in governmental regulations or in the status of our regulatory approvals, and

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general economic market conditions and other factors, including factors unrelated to our own operating performance.

In addition, the stock market in general and, in particular, stock prices for technology-based companies have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the underlying companies. Such fluctuations may be even more pronounced in the trading market shortly following our concurrent public offering of 2,400,000 shares of common stock. These broad market and industry factors may seriously impact negatively the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

We were recently required to restate our financial results due to insufficient internal controls. No assurances can be given that we will be able to remedy these deficiencies or that similar restatements will not be required in the future.

On August 16, 2005, our independent auditors reported to our audit committee certain matters involving internal controls that our independent auditors considered to be reportable conditions and a material weakness under standards established by the American Institute of Certified Public Accountants. The reportable conditions and material weakness related to the June 30, 2005, March 31, 2005, December 31, 2004 and December 31, 2003 financial closing process and inadequate reviews and approvals of transactions and accounting entries, as well as errors which resulted in financial reports that will be restated for these periods. These reportable conditions and material weakness also existed in part as of September 30, 2005. The restated financial reports for the years ended December 31, 2004 and 2003 are included in the financial pages of this prospectus, and the impact of the restatement to the March 31, 2005 financial statements is included in our September 30, 2005 financial information included in the financial pages of this prospectus. While we believe we have put processes in place to begin to remedy these deficiencies, no assurance can be given that we will not be faced with these or other financial reporting deficiencies in the future. Any such deficiencies may require us to restate our financial results again, which could adversely effect the credibility of our reported results and the price of our common stock.

Given these reportable conditions and material weakness, our Chief Executive Officer and our Chief Financial Officer concluded that our disclosure controls and procedures were not effective at the “reasonable assurance” level due to reporting errors which occurred with respect to our financial reports for the years ended December 31, 2004 and 2003 and the three months ended March 31, 2005, which required the restatement of these reports.   Our management has since devoted additional resources to resolving questions that arose during the preparation of our quarterly report on Form 10-QSB for the nine months ended September 30, 2005. As a result, our executive and financial officers have, as required, certified that our financial statements for the nine months ended September 30, 2005 and 2004, as well as our restated financial statements for the years ended December 31, 2004 and 2003, fairly present, in all material respects, our financial condition and results of operations. Our management believes that the reportable conditions noted above stem from our operational growth. Our management has worked closely with our audit committee to develop improved internal controls, including hiring additional accounting staff and documenting accounting control procedures. Our management believes that this new infrastructure will assist in alleviating these weaknesses going forward, but we cannot assure you that weaknesses will never occur.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions. Commencing the year ending December 31, 2007, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. Assigned to accounting issues at present are only our Chief Financial Officer and one staff accountant, which may be deemed to be inadequate. Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses, which as a smaller public company may be disproportionately high.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, new SEC regulations and stock market rules, are creating uncertainty for development stage companies like us. These new and changing laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards will likely result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In particular, our efforts to comply with Section 404 of the Sarbanes-Oxley Act and the related regulations regarding our required assessment of our internal controls over financial reporting and our independent registered public accounting firm’s audit of that assessment will require the commitment of significant financial and managerial resources. We expect these efforts to require the continued commitment of significant resources.

Further, our board members, chief executive officer and chief financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified board members and executive officers, which could slow down our business and potentially cause us to not comply with the American Stock Exchange’s, or AMEX, requirement that a majority of our board of directors must be composed of “independent directors,” which is defined under the American Stock Exchange listing standards generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. While a company listing in connection with an initial public offering is not required to have a majority of independent directors until one year after listing, it must phase in the members of its audit, compensation, and nominations and governance committees with one independent member upon listing, a majority of independent members within 90 days after listing, and all independent members within one year after listing. Currently, only two of our five directors are considered to be “independent,” and we may not be able to attract or retain additional independent directors to join our board and board committees, which could potentially cause the American Stock Exchange to delist our stock. If we are unable to fully comply with new or changed laws, regulations and standards, or if our efforts differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be negatively affected and our stock price may suffer.

If we cannot meet the continuing listing requirements of the American Stock Exchange and related rules, such exchange may delist our securities, which could negatively affect the price of our securities and your ability to sell our securities.

Simultaneously with the closing of our concurrent public offering of 2,400,000 shares of common stock, our shares of common stock are expected to trade on AMEX. In the future, we may not be able to meet the continuing listing requirements of AMEX and AMEX rules, which require, among other things, a majority of “independent” directors on our board of directors and timely filing of our quarterly and annual reports with the SEC. AMEX will consider the suspension in trading in, or removal from listing of, our securities when, in the opinion of AMEX our financial condition or operating results appear to be unsatisfactory (for example, if we do not have at least $4,000,000 in stockholders’ equity and have net losses or losses from continuing operations in the last five fiscal years), the public distribution or aggregate market value of our securities has become so reduced as to make further dealings on AMEX inadvisable (for example, if the number of our publicly-held shares, excluding any held by affiliates and controlling stockholders, is less than 200,000, our total number of public stockholders is less than 300 or the aggregate market value of our publicly-held shares is less than $1,000,000 for 90 days), we have disposed of our principal operating assets or ceased to be an operating company, we fail to comply with our listing agreements with AMEX, or any other event occurs or any condition exists that makes further dealings on AMEX unwarranted. If we are unable to satisfy AMEX criteria for continued listing, our common stock could be subject to delisting. Trading, if any, of our common stock would thereafter be conducted in the National Association of Securities Dealers, Inc.’s “over-the-counter bulletin board” or on the “pink sheets.” As a consequence of any such delisting, the public price of our common stock could be adversely affected and a stockholder would likely find it more difficult to dispose of, or to obtain accurate quotations as to the prices of, our common stock.

You may suffer substantial dilution in the shares you purchase.

The exercise of outstanding and reserved stock options to purchase 2,835,653 shares of common stock and warrants to purchase 1,057,378 shares of common stock, and future stock issuances as well as additional potential future issuances of stock options under our licensing agreement, may result in significant dilution to existing stockholders. Of these securities, we expect to issue stock options to purchase 1,873,336 shares of common stock and warrants to purchase 366,720 shares of common stock prior to the completion of our concurrent public offering of 2,400,000 shares of common stock.

There may be substantial sales of our common stock after the expiration of lock-up periods, which could cause our stock price to fall.

After our concurrent public offering of 2,400,000 shares of common stock, 5,798,851 shares of our common stock will be outstanding. All of the shares of our common stock sold in our concurrent public offering of 2,400,000 shares of common stock will be freely tradable, except for shares purchased by any of our existing “affiliates,” as that term is defined in Rule 144 under the Securities Act, which generally includes executive officers, directors and 10% stockholders. Of the 5,798,851 shares of our common stock to be outstanding on the closing date of our concurrent public offering of 2,400,000 shares of common stock, 2,043,990 shares will be locked-up as a result of agreements that existing stockholders have signed restricting their ability to transfer our stock for 15 months after the date of this prospectus, and 745,519 shares (including 317,058 shares issuable upon the exercise of outstanding warrants) being registered for sale under this prospectus will be similarly locked-up for six months after the date of this prospectus. In addition, the potential future exercise of stock options to purchase our common stock, including stock options that may be earned by Messrs. Burchetta and Brofman as part of our license agreement with them, could result in our issuing a significant number of additional shares of common stock. Sales of a substantial number of shares of our common stock could cause the price of our common stock to fall and could impair our ability to raise capital by selling additional securities.

Our principal stockholders have significant voting power and may take actions that may not be in the best interest of all other stockholders.

Our executive officers, directors and 5% stockholders will control approximately 31.1% of our outstanding shares following the closing of our concurrent public offering of 2,400,000 shares of common stock. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

Our common stock may be considered a “penny stock” and may be difficult to trade.

The SEC has adopted regulations which generally define “penny stock” as an equity security with a market or exercise price of less than $5.00 per share, subject to specific exemptions. The offering price of our shares in our concurrent public offering of 2,400,000 shares of common stock is $5.00 per share. The market price of our common stock is likely to fluctuate and could drop below $5.00 per share in the future and, consequently, may be designated as a “penny stock” according to SEC rules. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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make a special written suitability determination for the purchaser,

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receive the purchaser’s written agreement to a transaction prior to sale,

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provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies, and

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obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities. In addition, you may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. In addition, advanced notice is required prior to stockholder proposals.

Delaware law also could make it more difficult for a third party to acquire us. Specifically, Section 203 of the Delaware General Corporation Law may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus are forward-looking statements that involve risks and uncertainties. In some cases, you can identify forward-looking statements by our use of words such as “may,” “could,” “should,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue” or the negative or other variations of these words and other similar words. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance, achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other factors include, among others, those discussed in more detail under the heading “Risk Factors” and elsewhere in this prospectus.

Our forward-looking statements are based on our current expectations, intentions and beliefs as of the date of this prospectus. Although we believe that the expectations reflected in our forward-looking statements are reasonable as of the date of this prospectus, we cannot guarantee future results, acquisitions of new creditor clients, settlement volumes or amounts, levels of activity, performance or achievements or other future events. You should not place undue reliance on our forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ seriously from expectations are:

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changes in the business practices of credit originators in terms of outsourcing defaulted consumer debt settlement and collection to third-party service providers,

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changes in government regulations that affect our ability to collect sufficient amounts for our clients on defaulted consumer debt,

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our ability to employ and retain qualified employees,

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changes in the credit or capital markets, which affect our ability to borrow money or raise capital to service defaulted consumer debt or purchase portfolios of defaulted consumer debt,

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the degree and nature of our competition,

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our ability to comply with the provisions of the Sarbanes-Oxley Act of 2002,

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our ability to make strategic acquisitions or purchase defaulted consumer debt portfolios at appropriate prices,

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the sufficiency of our funds generated from operations, existing cash and available borrowings to finance our current operations, and

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the other factors referenced in this prospectus, such as those described under “Risk Factors,” “Management’s Discussion and Analysis or Plan of Operation” and “Business.”

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will receive none of the proceeds from the sale of the shares by the selling stockholders, except upon exercise of the warrants currently outstanding. In that case, we could receive a maximum of $1,347,496 (317,058 shares at $4.25 per share), which would be used for working capital and general corporate purposes.

We will bear all expenses incident to the registration of the shares of our common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling stockholders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included in this prospectus. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We a are development stage company. Since our inception, we have devoted substantially all of our efforts to planning, research and development activities, and raising capital. In February 2004, we implemented the DebtResolve system on a test basis with a collection agency. In June and November 2004, we implemented our system with our second and third clients, respectively, and began generating nominal revenue based on a percentage of the amount of debt collected by these clients. To date, we have eight clients under contract, five of which are operational.

Since completing initial product development in early 2004, we have marketed our service primarily to consumer credit card issuers, collection agencies and the buyers of defaulted debt in the United States and Europe. We intend to market our service to other segments served by the collections industry worldwide. For example, we believe that our system will be especially valuable for the collection of low balance debt, such as that held by utility companies and online service providers, where the cost of traditionally labor intensive collection efforts may exceed the value collected. We also intend to pursue past-due Internet-related debt, such as that held by sellers of sales and services online. We believe that consumers who incurred their debt over the Internet will be likely to respond favorably to an Internet-based collection solution. In addition, creditors of Internet-related debt usually have access to debtors’ e-mail addresses, facilitating the contact of debtors directly by e-mail. We believe that expanding to more recently past-due portfolios of such debt will result in higher settlement volumes, improving our clients’ profitability by increasing their collections while reducing their cost of collections. We do not anticipate any material incremental costs associated with developing our capabilities and marketing to these creditors, as our existing DebtResolve system can already handle this type of debt and we make contact with these creditors in our normal course of business.

We have prepared for our entry into the European debt collection market by reviewing our mode of business and modifying our contracts to comply with appropriate European privacy, debtor protection and other applicable regulations. We expect that, initially, our expenses associated with servicing our United Kingdom and other European clients will be minimal, consisting primarily of travel expense to meet with those clients and additional legal fees, as our European contracts, although already written to conform to European regulations, may require further customization. We have begun identifying and preliminarily negotiating with companies that have the capability to provide local, outsourced European customer service support for us on an as-needed basis, the expense of which will be variable with the level of business activity. We may incur additional costs, which we cannot anticipate at this time, if we determine to expand into Canada and other foreign countries.

Our revenues to date have been insignificant. We have financed our activities to date through our management’s contributions of cash, the forgiveness of royalty and consulting fees, the proceeds from sales of our common stock in private placement financings and the proceeds of our 7% convertible promissory notes in two private financings. In connection with our marketing and client support goals, we expect our operating expenses to be approximately $950,000 per quarter, and to increase as we employ additional technicians, sales staff and client support representatives. We expect that salaries and other compensation expenses will continue to be our largest category of expense, while travel, legal and other sales and marketing expenses will increase as we expand our sales, marketing and support capabilities. Our web hosting expense will also grow in tandem with expanded usage, but will be a minor expense compared to expected revenues associated with that growth. Effective utilization of our system will require a change in thinking on the part of the collection industry, but we believe the effort will result in new collection benchmarks. We intend to provide detailed advice and hands-on assistance to clients to help them make the transition to our system.

Our current contracts provide that we will earn revenue based on a percentage of the amount of debt collected from accounts submitted on our DebtResolve system or based on recurring license fees coupled with success or other transaction fees. Although other revenue models have been proposed, all revenue earned to date has been determined using the “percent of debt collected” method, and such revenue is recognized when the settlement amount of debt is collected by our client. For the early adopters of our system, we waived set-up fees and other transactional fees that we anticipate charging on a going-forward basis. While the “percent of debt collected” model will continue to be a revenue recognition method going forward, other payment models are also being offered to clients and could possibly become our preferred revenue model. Most contracts currently in process include provisions for set up fees, and base revenue on a monthly licensing fee per account with a small transaction fee on debt settlement. In addition, with respect to our DR Prevent module, we expect that a licensing fee per account on our system, and/or the hybrid revenue model which will include both fees per account and transaction fees at settlement, may become the preferred revenue methods. As we expand our knowledge of the industry, we have become aware that different revenue models may be more appropriate for the individual circumstances of our potential clients, and our expanded choice of revenue models reflects that knowledge.

We have also made plans to enter into the business of purchasing and collecting debt. Through a subsidiary we propose to form for this purpose, we plan to buy portfolios of charged-off debts at a significant discount to their face value and, through subcontracted, licensed debt collectors, attempt to collect on that debt by utilizing both our DebtResolve system and also traditional collection methods. We believe that, in addition to the actual revenues earned from this venture, by buying and settling these consumer debts, and especially opportunistic, internet related debt, such as debts associated with ISPs and e-commerce merchants, we will develop a new paradigm for the collection of such debts, as well as develop “best practice” usage methods, which we can then share with our core clients.

Our plans call for us to co-own these charged-off debt portfolios along with investment partners, enabling us to diversify our investment and potentially mitigate risks in this sector by taking small percentage positions in many larger pools. Revenue streams associated with this business will include servicing fees earned and paid, collections of principal in excess of the price paid, interest earned on purchased debt and paid to investment partners, and, from time to time, gains on the resale of remaining balances. We may also expect to earn increased revenues from the use of our DebtResolve system by the agencies subcontracted to collect the debts. We expect that revenues earned from our proposed debt purchase and collection business will develop slowly, over several months or longer, beginning from the time we first capitalize the subsidiary, which is expected to be sometime in 2006. We have already hired experienced staff and incurred certain legal expenses to prepare for entering this business. Until we achieve certain scale in these operations, early revenues will at first only cover those costs.

Our financial statements were prepared using principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We had $639,214 in cash and cash equivalents at September 30, 2005. Our working capital deficit at September 30, 2005 was $1,520,580. In April 2005 and in June/September 2005, we issued $2,695,000 of our 7% convertible promissory notes as part of two separate private financing arrangements. We believe that our working capital as of the date of this prospectus is not sufficient to fund our plan of operations beyond December 2005. While revenues and cash from revenues may increase during the last month of 2005, we do not expect this growth, even when combined with our cash management efforts and the $100,000 loan we received in late November 2005, to be sufficient to satisfy our near term cash requirements. Thus, our ability to continue as a “going concern” is contingent upon the successful completion of our concurrent public offering of 2,400,000 shares of common stock or obtaining alternate financing. These factors raise substantial doubt as to our ability to continue as a going concern if our concurrent public offering of 2,400,000 shares of common stock is not consummated, and our most recent independent registered public accounting firm’s report contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements do not include adjustments to the value or classification of our assets and liabilities that we may need to make if we are unable to continue operating as a going concern.

Plan of Operation

Nine Months ended September 30, 2005 Compared to Nine Months ended September 30, 2004

Revenues

Revenue totaled $9,833 and $2,088 for the nine months ended September 30, 2005 and 2004, respectively. We earned revenue during the nine months ended September 30, 2005 from five clients, consisting of three lenders and two collection agencies that implemented our online system on selected portfolios. Revenue was earned based on a percentage of the amount of debt collected from accounts placed on our DebtResolve system.

Our current contracts provide that we will earn revenue based on a percentage of the amount of debt collected from accounts submitted on our DebtResolve system or based on recurring license fees coupled with success or other transaction fees. Although other revenue models have been proposed, all revenue generated through September 30, 2005 was generated using the “percent of debt collected” model, and such revenue is recognized when the settlement amount of debt is collected by our client. For the early adopters of our system, we waived set-up fees and other transactional fees that we anticipate charging on a going-forward basis.  While the percent of debt collected will continue to be a revenue recognition method going forward, other payment models are also being offered to clients and could possibly become our preferred revenue model. Most contracts currently in process include set up fees, and base revenue on a monthly licensing fee per account with a small transaction fee on settlement.

Costs and Expenses

Payroll and related expenses. Payroll and related expenses totaled $942,785 for the nine months ended September 30, 2005, an increase of $260,931 over payroll and related expenses of $681,854 for the nine months ended September 30, 2004 due primarily to an increase in staffing as well as to the change in accounting for salaries and expenses of our technical staff which were charged to research and development for a portion of 2004. For the nine months ended September 30, 2005 and September 30, 2004, these expenses include $112,500 and $337,500, respectively, of imputed compensation expense for the minimum base salary amounts under the employment agreements with Messrs. Burchetta and Harris in 2005, and with Messrs. Burchetta, Harris and Silberstein in 2004, as if we had met the condition for paying the salaries. The employment agreements contained provisions regarding minimum revenues and available working capital before any salaries could be paid. No salary payments were made to Messrs. Burchetta, Harris and Silberstein during the first three months of 2005 or the nine months ended September 30, 2004, and we recorded the imputed compensation as a capital contribution. Beginning April 1, 2005, we began to pay Mr. Burchetta a salary, in accordance with a revised employment agreement entered into during the period. The nine months ended September 30, 2005 also includes salaries for finance and accounting, information technology, administrative and marketing staff who were not yet employed in 2004. Mr. Silberstein and Mr. Harris left employment with our company in October 2004 and September 2005, respectively.

General and administrative expenses. General and administrative expenses totaled $857,141 for the nine months ended September 30, 2005, an increase of $166,386 over general and administrative expenses of $690,755 for the nine months ended September 30, 2004. For the nine months ended September 30, 2005, telecommunication costs including website hosting were $149,225, an increase of $45,704 over telecommunication expenses of $103,522 for the nine months ended September 30, 2004, as we have increased our website hosting capacity to prepare for higher volumes and have added security and backup features to our website. Audit fees totaled $109,935 for the nine months ended September 30, 2005, an increase of $66,078 over audit fees of $43,857 for the nine months ended September 30, 2004, as in 2005 we employed the services of a new audit firm to re-audit our prior year financial statements. Insurance expense totaled $78,404 for the nine months ended September 30, 2005, an increase of $39,718 over insurance expense of $38,686 for the nine months ended September 30, 2004, as in 2005 we increased our directors and officers liability coverage in preparation for the public offering described in this prospectus and our other coverages saw increased rates. Consulting fees, including legal fees, declined to $163,145 for the nine months ended September 30, 2005, a decrease of $90,688 from consulting fees of $253,833 for the nine months ended September 30, 2004, as in 2004 we employed a greater number of consultants to help in the preparation of our business plan and strategic positioning, while in the current year our employees perform these services. In addition, for the nine months ended September 30, 2005, we incurred $80,339 for travel and entertainment costs, $50,929 for marketing and promotion costs, and $93,722 in stock-based compensation expense. For the nine months ended September 30, 2004, general and administrative expenses included $94,950 for marketing and promotion costs, $58,362 for travel and entertainment costs, and $27,146 for capital-raising costs. The remaining general and administrative expenses for both periods consisted primarily of tax preparation fees, office supplies and occupancy costs.

Research and development expenses. We did not incur research and development expenses for the nine months ended September 30, 2005. These expenses totaled $46,022 for the nine months ended September 30, 2004. In January 2004, we substantially completed the development of, and began marketing, our online product. Commencing February 2004, costs incurred in connection with the operation, maintenance, modification, and customization of our online product have been charged to expense as incurred, but are not classified as research and development expenses.

Other income (expense). Other expenses totaled $437,489 for the nine months ended September 30, 2005, consisting primarily of $50,885 in accrued interest expense on convertible notes, $322,310 for the amortization of the beneficial conversion feature and deferred debt discount related to convertible notes issued in April and June/September of 2005, $51,858 for the amortization of financing costs associated with the debt offerings and $500 in interest income on cash. During the nine months ended September 30, 2004, we earned $4,483 in interest income on cash held in a bank money market account.

Year ended December 31, 2004 Compared to Year ended December 31, 2003

Revenues

We earned nominal revenues of $2,787 in 2004 and no revenues in 2003, as our DebtResolve system was still in development. Revenue was earned based on a percentage of the amount collected from accounts submitted on our DebtResolve system by two collection agencies.

Our current contracts provide that we will earn revenue based on a percentage of the amount of debt collected from accounts submitted on our DebtResolve system or based on recurring license fees coupled with success or other transaction fees. Although other revenue models have been proposed, all revenue generated through December 31, 2004 was generated using the “percent of debt collected” model, and such revenue is recognized when the settlement amount of debt is collected by our client. For the early adopters of our system, we waived set-up fees and other transactional fees that we anticipate charging on a going-forward basis. While the percent of debt collected will continue to be a revenue recognition method going forward, other payment models are also being offered to clients and could possibly become our preferred revenue model. Most contracts currently in process include set up fees, and base revenue on a monthly licensing fee per account with a small transaction fee on settlement.

Costs and Expenses

Payroll and related expenses. Payroll and related expenses totaled $906,437 for the year ended December 31, 2004, an increase of $163,592 over payroll and related expenses of $742,845 for the year ended December 31, 2003. The increase was due primarily to the classification of a large percentage of employee salaries to research and development expense in 2003, as well as to an increase in the number of employees in 2004, net of a decrease in waived compensation to executives, due to modifications to their employment agreements. Included in these expenses in 2004 are $412,500 of imputed compensation incurred in connection with employment agreements with members of our executive management team. Our executive officers waived their contractual salaries during our development period and we accrued their salaries as imputed compensation. As of December 31, 2004, we had eight full-time employees.

The payroll and related expenses of $742,845 for the year ended December 31, 2003 primarily consisted of compensation incurred in connection with employment agreements with members of our executive management team. As described in “Management-Executive Compensation,” three executives waived the entire amount of their compensation during 2003 and were not paid, resulting in a capital contribution of $586,167.

General and administrative expenses. General and administrative expenses, including stock-based compensation, totaled $1,019,606 for the year ended December 31, 2004, an increase of $253,245 compared to general and administrative expenses of $766,361 for the year ended December 31, 2003. General and administrative expenses in the year ended December 31, 2004 consisted of $285,677 for service fees, including legal, consulting and accounting fees, $158,346 for telecommunication costs, including web hosting services, $123,013 for marketing expenses, $95,440 for travel-related expenses, $72,721 for rent and occupancy expenses, and $81,771 for other general expenses. Also recorded in this category was $202,638 in stock-based compensation expense for options and warrants granted in payment for consulting services.

General and administrative expenses, including stock-based compensation, totaled $766,361 for the year ended December 31, 2003, of which $376,891 were non-cash items, including $136,491 in stock-based compensation expense for options granted in payment for consulting services. In addition, two directors waived the entire amount of their consulting fees during 2003 and were not paid, resulting in a capital contribution of $267,400. Also recorded in this category were $396,613 for consulting fees incurred in connection with business advisory and marketing services, incurred as part of our start up, and $258,855 for other general expenses, primarily consisting of legal fees, occupancy costs and travel-related expenses.

Waived royalty fees – related parties. Waived royalty fees – related parties were $600,000 for the year ended December 31, 2003. Royalty fees were not accrued in the year ended December 31, 2004 due to a change in the license agreement. The licensors of our technology waived the entire amount of the royalty fee for 2003 and were not paid, resulting in a capital contribution of $600,000.

Research and development expenses. Research and development expenses totaled $46,022 for the year ended December 31, 2004, a decrease of $407,279 from research and development expenses of $453,301 for the year ended December 31, 2003. These expenses in both years consisted of payroll and related expenses and consulting fees incurred in connection with employees and consultants involved in the development of our DebtResolve system. In January 2004, we substantially completed development and began marketing our services. Commencing February 2004, costs incurred in connection with the operation, maintenance, modification and customization of our DebtResolve system were charged to expense as incurred, but were not classified as research and development expenses.

Off-Balance Sheet Arrangements

We have not entered into any transactions with unconsolidated entities in which we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support.

Liquidity and Capital Resources

To fund our development activities and operations, we issued shares of our capital stock in private placement financings. The approximately $2,200,000 in proceeds from 2003 and 2004 private placement financings, together with limited revenues generated from licensing our system, has provided us with working capital.

We used $1,401,928 of cash in funding operating activities during the year ended December 31, 2004, as compared to $722,581 in the year ended December 31, 2003.

We completed two private financing transactions in April 2005 and in June/September 2005, in which we raised total gross proceeds of $2,695,000 from accredited investors. An aggregate of 426,018 shares of our common stock are issuable upon the conversion, at a conversion ratio equal to 85% of the assumed initial public offering price of $5.00 per share, of the principal and accrued interest through January 15, 2006 on $800,000 of 7% convertible promissory notes purchased in a private financing in April 2005 and 50% of the principal and accrued interest through January 15, 2006 on $1,895,000 of 7% convertible notes purchased in a private financing in June/September 2005, and an aggregate of 317,058 shares of our common stock are issuable upon the exercise of outstanding three- and five-year warrants, exercisable at $4.25 per share at an assumed initial public offering price of $5.00 per share, issued in connection with the two private financings. The remainder of the principal and accrued interest on the convertible promissory notes purchased in our June/September 2005 private financing will be repaid in cash from the proceeds of our concurrent public offering of 2,400,000 shares of common stock.

In order to pay for our near term capital needs, including primarily for system security audits by an outside vendor and certain up-front client system implementation costs which required payment in December 2005, we borrowed, on an unsecured basis, $100,000 on November 30, 2005 from a director and an existing stockholder of ours, due in three months and with an annual interest rate of 10%.

Our cash needs will increase as we meet our compensation obligations for sales, accounting and client support staff hired in September and October 2005, combined with the expense of additional staff hired going forward. Of the anticipated $900,000 to $950,000 in operating expenses that we expect to incur per quarter for the year following this offering, more than half of it will be salary and compensation expense related to current employees. Also significant will be the expense of legal, audit and consulting services to meet the requirements of the Sarbanes-Oxley Act as well as listing expenses and other expenses of being a publicly-traded company. While our web hosting arrangements include significant excess capacity at this time, as our client base grows, we may need to add additional web space to accommodate this growth, and incur corresponding expense. This additional web hosting expense will not be significant; however, we will also have to add staff to provide our planned levels of client support. In addition, we will incur additional sales and marketing expense to increase our client base, as well as travel and other expenses to service our client base.

We have made certain commitments which require us to make payments going forward. Our web hosting agreement with AT&T Corporation is in effect until April 2006, and based on current volumes, we expect to incur expenses over the next few months of $15,000 to $18,000 per month. We expect to renew or replace our web hosting contract on or before April 2006 in the ordinary course of business with similar payment terms. Increased volumes will result in higher expenses, but these are expected to be paid by revenues associated with the increased volumes. As with the web hosting expense, most additional client service related expenses, described above, are expected to eventually be paid by the revenues earned from new clients. We have also entered into a non-cancelable, five-year operating lease for our office facilities, which will be in effect until July 31, 2010. Aggregate minimum lease payments over the 60 months of the lease total $616,452, of which we have prepaid $80,000 as a deposit. We have also, in consideration for our technology license agreement, issued stock options and made a commitment to issue additional stock options to purchase shares of our common stock to the licensors, our two co-chairmen. This will result in the recognition of royalty fee expense over the term of the related patent, but this will not be a cash obligation.

We also anticipate additional increased costs associated with the start-up of our proposed debt-buying subsidiary. Before we begin to recognize revenue, we will incur some legal, filing fees and other start-up costs associated with establishing this potential line of business before we begin to recognize revenue.

Internal Control over Financial Reporting

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

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pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets,

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provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors, and

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provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

We maintain accounting records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets. We have also established policies and procedures, including access controls, to provide reasonable assurance that transactions are recorded only as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures are made only in accordance with authorizations of management and directors. Access to assets is permitted only in accordance with management’s general or specific authorization. In addition, the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

As of the date of this prospectus, we believe we have made certain positive changes in our internal control procedures that have improved those controls and related material weakness. Recently, we hired two additional, experienced accounting staff members and enlisted the services of an experienced accounting consultant to assist with financial reporting issues. We have also begun to document and apply transactional and periodic controls procedures, including periodic closing checklists and sign-offs, permitting a better review and approval process and improved quality of accounting reports. We have also begun to prepare to meet the more rigid requirements of Section 404 of the Sarbanes-Oxley Act of 2002, performing research and analysis of the controls over expenditures and revenue recognition.

It is the responsibility of our management to establish and maintain adequate internal control over financial reporting. However, due to our small size and limited financial resources, our Chief Executive Officer, or CEO, who is our principal executive officer, and our Chief Financial Officer, or CFO, who is our principal financial officer, have been the only employees principally involved in accounting and financial reporting. At the time of the material weakness noted below, both our CFO and our bookkeeper worked independently, primarily from their homes, and there was limited opportunity for a review and approval process. Our audit committee has recognized that, as a result, there was inadequate segregation of duties within the accounting function, leaving most aspects of financial reporting in the hands of our CEO and CFO. Although we have recently hired two experienced staff members to help with accounting duties, they have taken on only limited duties. The new accounting staff members provide a degree of segregation of duties over cash, and have begun to help write and implement documented control procedures. Based on procedures already in place and the fact that, except for the items noted below, no other material errors or irregularities were noted during repeated reviews, our audit committee has expressed its belief that there have been no irregularities in our financial reporting or in the protection of our assets.

Our independent registered public accounting firm has reported to our audit committee certain matters involving internal controls that this firm considered to be reportable conditions and a material weakness, under standards established by the American Institute of Certified Public Accountants. The reportable conditions and material weakness relate to the March 31, 2005, December 31, 2004 and December 31, 2003 financial close process and inadequate reviews and approvals of transactions and accounting entries as well as errors, related primarily to the accounting for stock options granted to consultants and advisory board members in lieu of compensation, which resulted in financial reports that are being restated for these periods. During those time periods, only a part-time CFO and bookkeeper provided the bulk of accounting controls and reports, with inadequate review and advisement concerning advanced accounting topics. The combination of this absence of a review and approval process, combined with the reporting errors, were sufficient to be deemed a material weakness. The adjustments related to these matters have been made by us in connection with the restatement of the audited financial statements for the years ended December 31, 2004 and 2003 and the quarterly statement for the three months ended March 31, 2005. Although our management has demonstrated certain improvements in controls over the preparation of our financial reports, as described above, these reported conditions and material weaknesses still exist, as the additional accounting staff members have only recently been hired, and new review procedures are incomplete and not all have been fully implemented. Our management expects that most issues will be resolved by the time of the financial close process related to the filing of our annual report on Form 10-KSB for the year ending December 31, 2005.

Given these reportable conditions and material weakness, our management has devoted additional resources to resolving questions that arose during the audit review described above. Our management believes that the reportable conditions noted above stem from our operational growth. Beginning during the summer of 2005, our management committed to working with our audit committee to develop improved internal controls, including hiring additional accounting staff and documenting written accounting control procedures. We have also begun to prepare to meet the more rigid requirements of Section 404 of the Sarbanes-Oxley Act of 2002, performing analysis of the controls over expenditures and revenue recognition. Going forward, our management anticipates that the changes already begun, as well as other planned improvements, will correct any material issues. Recently, we have begun to document and apply transactional and periodic controls procedures, permitting a better review and approval process and improved quality of accounting reports. Our management believes that this new infrastructure will assist in alleviating control weaknesses going forward. As a result, we believe that our financial statements for the nine months ended September 30, 2005 and 2004, fairly present, in all material respects, our financial condition and results of operations.

Commencing the year ending December 31, 2007, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. Our accounting staff is small, and although we recently begun to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could also cause investors to lose confidence in our reported financial information.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on our management’s judgment and available information and, consequently, actual results could be different from these estimates. The significant accounting policies that we believe are the most critical to aid in fully understanding and evaluating our reported financial results are as follows:

Going concern

The financial statements included as part of this prospectus have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate our continuation as a going concern. As of December 31, 2004, our working capital was not sufficient to fund our plan of operations beyond the next fiscal year. This factor raises substantial doubt about our ability to continue as a going concern. Subsequent to that date, however, we have been successful in raising additional capital through private equity investments of $224,900 and aggregate convertible debt financing of $2,695,000. However, we cannot assure you that we will be able to raise sufficient additional capital as needed to execute our business plan. As of September 30, 2005, our working capital is not sufficient to fund our plan of operations beyond the end of December 2005. This factor continues to raise substantial doubt about our ability to continue as a going concern.

We continued to experience losses, recording losses of $2,572,394 and $2,002,446 for the years ended December 31, 2003 and 2004, respectively, $2,253,376 for the nine months ended September 30, 2005, an accumulated deficit from inception to September 30, 2005 of $6,833,958, and we have not recorded any significant revenue. As of December 31, 2004, we have incurred an accumulated deficit of $4,580,582, and have not recorded any significant revenue. If we are unable to raise sufficient additional capital before the end of December 2005, we will have to develop and implement a plan to extend payables and reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Imputed salary expense

Under the terms of the employment agreements we have with our co-chairman and chief executive officer and had with our former executive vice president, general counsel and secretary during the years ended December 31, 2003 and 2004, we have not paid these officers a salary, due to certain conditions as specified in the agreements. We recorded compensation expense and a capital contribution in an amount equal to the salary that would have been paid during those periods, representing an imputed compensation expense for the minimum base salary amounts under the agreement with them, as if we had met the condition for paying their salaries.

Waived royalty fees

Under the terms of a license agreement that we have with our co-chairmen, royalty fees were due to Messrs. Burchetta and Brofman. However, these payments were not made since they were waived by the co-chairmen. We recorded royalty expense and a capital contribution in an amount equal to the waived payments.

Research and development

We follow the guidelines of Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed,” and Statement of Financial Accounting Standards No. 2, “Accounting for Research and Development Costs.” Research and development expenses in the three months ended March 31, 2004 and in the period since inception consisted primarily of payroll and related expenses and consulting fees incurred in connection with employees and consultants involved in the development of our online software product prior to establishing technological feasibility. In January 2004, we substantially completed the development of and began marketing our online product. In our management’s opinion, the software became available for general release concurrent with the establishment of technological feasibility. As a result, no software development costs were capitalized. Commencing February 2004, costs incurred in connection with the operation, maintenance, modification, and customization of our product have been charged to expense as incurred, and are neither capitalized nor classified as research and development expenses.

Fixed assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful life of each class of assets using the straight-line method. Expenditures for maintenance and repairs are charged to expense as incurred. Additions and betterments that substantially extend the useful life of the asset are capitalized. Upon the sale, retirement, or other disposition of property and equipment, the cost and related accumulated depreciation are removed from the balance sheet, and any gain or loss on the transaction is included in the statement of operations.

Income taxes

In accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” we use an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. We have had net losses since inception and the resulting deferred tax asset is offset by a corresponding valuation allowance.

Stock-based compensation

Stock options issued under stock-based compensation plans are accounted for under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations. No stock-based employee compensation cost is reflected in the net loss, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock, as determined by the board of directors, on the date of grant. Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure — an Amendment of FASB Statement No. 123,” requires the disclosure of the effect on net loss and loss per share had we applied the minimum value recognition provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation,” to stock-based employee compensation. The minimum value of each option granted is estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 0%, risk-free interest rates for individual options ranging from 1.66% to 4.12%, and an expected life of each option, ranging from three to ten years. Since there is no public market for our stock, we do not consider volatility in estimating the value of each option, and we follow the minimum value method. The estimated minimum value of the options granted is amortized to expense over the option vesting periods. At an estimated public offering price of $5.00 per share, and following our proposed 1-for-10 reverse stock split, the intrinsic value of the 863,333 stock options and 450,658 warrants outstanding as of September 30, 2005 was $520,994.

Recently Issued Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123 - Revised”). SFAS 123 - Revised is a revision of SFAS 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and its related implementation guidance. SFAS 123 - Revised establishes standards for the accounting for transactions in which an entity exchanges its equity instrument for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. It does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments that are Issued to other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” SFAS 123 - Revised requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). SFAS 123 - Revised eliminates the alternative to use APB 25’s intrinsic value method of accounting that was provided in SFAS 123 as originally issued. Under APB 25, issuing stock options to employees generally resulted in recognition of no compensation cost. SFAS 123 - Revised requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. SFAS 123 - Revised is effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. We will evaluate the requirements of SFAS 123 - Revised and plan to adopt its provisions as soon as practicable. We expect that its adoption will result in increased expenses going forward.

In October 2004, the FASB ratified the consensus reached in EITF Issue No. 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share.” The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus became effective for reporting periods ending after December 15, 2004. The adoption of this pronouncement did not have a material effect on our financial statements.

In May 2005, SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes and FASB Statement No. 3” was issued which, among other things, changes the accounting and reporting requirements for a change in accounting principle and provides guidance on error corrections. SFAS No. 154 requires retrospective application to prior period financial statements of a voluntary change in accounting principle unless impracticable to determine the period-specific effects or cumulative effect of the change, and restatement with respect to the reporting of error corrections. SFAS No. 154 applies to all voluntary changes in accounting principles, and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 also requires that a change in method of depreciation or amortization for long-lived, non-financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. At this time, adoption of SFAS No. 154 is not expected to significantly impact our financial statements or future results of operations.

In September 2005, the FASB ratified the following consensus reached in EITF Issue 05-8 (“Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature”): a) The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying FASB Statement of Financial Accounting Standards SFAS No. 109, Accounting for Income Taxes . Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes. b) The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled. c) Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27, “Application of Issue No. 98-5 to Certain Convertible Debt Instruments” (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements). The adoption of this pronouncement is not expected to have a material impact on our financial statements.

BUSINESS

General

We are a development stage company providing a software solution to consumer lenders based on our licensed, proprietary DebtResolve® system. Our Internet-based system facilitates the settlement and collection of defaulted consumer debt via the Internet. Our existing and target creditor clients include banks and other credit originators, credit card issuers and third-party collection agencies, as well as assignees and buyers of charged-off consumer debt. By using our client-branded, user friendly web interface, we believe that the Debt Resolve system will provide our clients with a less intrusive, less expensive, more secure and more efficient way of pursuing delinquent debts than traditional labor-intensive methods. At the November 2005 Collection Advisor Technology Expo, organized by Collection Advisor, a collections industry management and technology magazine, our DebtResolve system was selected as one of Collection Advisor’s Top 100 Technology Products of 2005.

Our DebtResolve system brings creditors and consumer debtors together to resolve defaulted consumer debt through a series of steps. The process is initiated when one of our creditor clients electronically forwards to us a file of debtor accounts, and sets rules or parameters for handling each class of accounts. The client then invites its customer debtor to visit a client-branded website, developed and hosted by us, where the customer is presented with an opportunity to satisfy the defaulted debt through the DebtResolve system. Through the website, the debtor is allowed to make three or four offers, or select other options, to resolve or settle the obligation. If the debtor makes an offer acceptable to our creditor client, payment can then be collected directly through the DebtResolve system and deposited into the client’s account. We then bill our client for the applicable fee. The entire resolution process is accomplished in real-time, online.

We have only recently completed development and commenced licensing our software solution, and have generated nominal revenues to date. We currently have contracts in place with, and have begun processing select portfolios for, HSBC Technology and Services (USA), Inc., a unit of HSBC Bank plc, one of the largest financial institutions in the world, Premier Bankcard, Inc., a unit of First Premier Bank, a major credit card issuer, and CLK Management, LLC, a provider of personal loans through subsidiaries such as One Click Cash. In addition to lenders, we also provide services to collection agencies such as Plaza Associates and Receivables Management Solutions Inc. We also have contracts in place with, but have not yet begun processing debt for, collection agencies ARS National Services, Inc., DAR Services, Inc. (doing business as Foremost Search & Recovery), and Creditor Interchange Receivable Management, LLC, as well as Lloyds TSB Bank plc, the United Kingdom’s fifth largest bank by market value, and Bank of America, N.A. These are the only contracts we currently have in place and we are dependent on these few contracts for the revenues we have generated to date.

We intend to form a subsidiary that will focus on purchasing or investing in defaulted consumer debt portfolios that we can manage and collect through our DebtResolve system. We believe that some debt portfolios, such as the debt of internet service providers, e-commerce companies, online lenders or any other debt in which there is a high concentration of Internet usage, particularly lend themselves to electronic resolution using our DebtResolve system. This subsidiary will be headed by an individual with extensive experience in the debt buying and debt collection industries.

Industry Background and Trends

Growth of Consumer Debt

The DebtResolve system was developed to provide increased efficiency and performance for the collection of consumer debt, which is a large and fast-growing market. Growth in the collections industry is driven by increasing levels of consumer debt, significant charge-offs of the underlying receivables by credit originators, and reliance on third-party providers to execute the recovery of defaulted receivables. In addition, recent legislation makes it more difficult for U.S. consumers to declare bankruptcy.

As reported in a U.S. Federal Reserve Statistical Release updated November 7, 2005, consumer revolving credit, the bulk of which is consumer credit card debt, rose from $624 billion at the end of 1999 to almost $806 billion at June 30, 2005. As consumer debt reached these levels, the management and collection of that debt has become a large and sophisticated industry.

The Bankruptcy Abuse Prevention and Consumer Protection Act, which became effective in October 2005, significantly limits the availability of relief under Chapter 7 of the U.S. Bankruptcy Code, where consumer debts can be discharged without any effort at repayment. Under the new Act, consumer debtors with some ability to repay their debts are either be barred from bankruptcy relief or forced into repayment plans under Chapter 13 of the U.S. Bankruptcy Code. In addition, the Act imposes mandatory budget and credit counseling as a precondition to filing bankruptcy. We expect that these more stringent requirements will make bankruptcy a much less attractive option for most consumer debtors to resolve outstanding debt and will increase the pool of accounts suitable for the DebtResolve system and potentially lead more creditors to utilize our system.

Collection and Recovery

Typically, lenders categorize defaulted consumer debt by the age, or stage, of the debt. The goals and treatments at each stage of debt vary.

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Early-stage Delinquency. This stage is characterized by late payment or payments, when a borrower has failed to make the required payment for 30, 60 or 90 days. The lenders at this stage usually focus on collecting one or more payments to bring the account current, or “cure” the account. Their prime concern is bringing the account up-to-date while retaining the customer. The original lender may work these accounts in-house or place them with an outside collection agency.

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Late-stage Collections. Typically, after 90 days the debt is considered in serious default, and lenders step up the severity of efforts to collect. This function is often performed by outside collection agencies on either a contingency or fee basis.

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Charged-off Accounts. After a certain period of non-payment, the delinquent accounts must be charged off according to applicable accounting rules and conventions. By regulation, U.S. banks are required to charge off balances that are deemed uncollectible, usually after 120 to 180 days without payment. These accounts may be outsourced for collection to one or more outside collection agencies, usually on a contingency fee basis.

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Purchased Debts. The final stage a lender may go through with a portfolio of delinquent debt is to sell the uncollected debts to a debt purchaser. In this segment of the collection and recovery industry, credit originators sell off their defaulted consumer debt at a discount to third parties who buy these portfolios of debt and attempt to collect a targeted “cents on the dollar” amount over a period of time.

We believe that our DebtResolve solution can be a highly effective collections tool at all of the stages noted above, and with each class of potential DebtResolve system users we have identified: credit originators, outside collection agencies and debt buyers. The means by which collections have traditionally been pursued, by phone and mail, are, we believe, perceived by debtors as intrusive and intimidating. There is strong support among consumers for the type of alternate approach that we offer. In October 2004, FiSite Research, an independent financial services research company, published findings of its survey on consumers’ interest in using the Internet to resolve overdue accounts. Of 1,000 respondents, 84% rated the concept of an online collection service as excellent or good, and 83% chose an Internet site to settle a debt over a call from a collections agent.

In addition, the general trend in the collections industry is moving towards outsourcing of collections efforts to third parties. While precise data is not available for total collections revenue among internal collectors, collection agencies and debt buyers, the Kaulkin Report (April 2005), a collections industry publication, reported that companies providing third-party collection services in the United States generated revenue of $9.5 billion in 2004. Using industry data, we estimate that the outsourced collections market is growing annually at a rate of 7%.

The DebtResolve Solution

For our creditor clients, we believe the benefits of the DebtResolve system are numerous. The DebtResolve system:

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Potentially improves returns. The DebtResolve system can improve yields in two ways. First, the system allows creditors to quickly learn the effectiveness of tactics and policies, and immediately incorporate changes. We believe this quick evaluation and modification of tactics, and immediate access to results, is attractive to our creditor clients. Second, we believe the nature of the online bidding module encourages debtors to offer more than the creditors’ floors or limits.

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Reduces costs. Because of the personnel-intensive nature of current collection efforts, we believe that salaries for collectors represent the single largest segment of expense for most collection companies and internal collection departments. In addition, there are overhead costs associated with each employee. Collections made through the DebtResolve system substantially reduce these expenses. The inherent economics of the Internet allows our clients to negotiate with thousands of consumer debtors simultaneously, using the DebtResolve system instead of live collections personnel.

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Ensures compliance. The collections industry is highly regulated and collectors who violate fair debt collection laws can be subject to fines or lawsuits. The DebtResolve system is automated and all system screens are usually reviewed by the clients’ attorneys; therefore, a consistent and approved message is presented to every consumer debtor who logs in, avoiding exposure to individual interpretations or mistakes that human collection agents can make in telephone conversations with consumer debtors. The communication with debtors is consistent and compliance risk is significantly reduced.

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Adds a new communication channel. Our Internet-based system provides collectors with an additional, cost-effective channel by which to communicate with debtors, one which can be perceived as preferable and non-judgmental by consumer debtors.

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Appeals to new segments of debtors. The privacy of the DebtResolve system and 24-hour availability appeal to many debtors who do not respond to traditional collection techniques.

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Maintains and enhances brand. The web pages that consumers view when they log on to the DebtResolve system are designed in the client’s name and according to client specifications. Branding, screen wording and layout are client-driven (though we may maintain a “Powered by Debt Resolve” logo on each screen). For credit card issuers, retailers and other creditors who emphasize brand recognition, the ability to control the appearance of, and information included on, the DebtResolve system are important attributes.

While our targeted clients are creditors and other collectors of consumer debt, we believe that an important element of our business model is the attractiveness of our solution to consumers. Consumers’ motivations for resolving delinquent debt are varied, and debt collectors use an array of collection techniques to exploit these motivations. Letters, telephone calls and legal action are among the more common methods of collecting debts. Our offerings leverage the Internet to provide an additional collection method that we believe is effective by virtue of its consumer-friendly orientation. We believe the DebtResolve system enables debtors to exercise a greater degree of control, negotiate with their creditors in a non-judgmental, non-emotional environment and retain a greater sense of dignity than is possible with traditional collection methods.

Debt Resolve Growth Strategy

Our goal is to make the DebtResolve system a key collection tool at all stages of delinquency across all categories of consumer debt. We believe that we can play an important role in the receivables recovery and collections industry due to the compelling methodology and innovative approach of our solution. The key elements of our growth strategy are:

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Accelerate our marketing efforts. We intend to aggressively market our DebtResolve system to new clients. Accordingly, we plan to expand our sales and account service staff. Initially, we are marketing our DebtResolve system to credit issuers, their collection agencies and the buyers of their defaulted debt in the United States, Canada and the United Kingdom. In 2006, we intend to target additional markets in the United States and also abroad. We believe that our system will be especially valuable for the collection of low balance debt, such as that held by utilities, telecommunication companies and online service providers, where the cost of traditionally labor intensive collection efforts may exceed the value collected. Other markets in the United States may include student loan debt and automobile loans.

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Expand our service offerings. We intend to expand our offerings to our clients. In 2006, we plan to build a scoring model based on aggregate customer data collected. This scoring model will identify customers based on their propensity to use the Internet versus other channels offered and help our clients determine to what degree settlement should be offered as an option. Our goal is to make the DebtResolve system a key collection tool at all stages of delinquency across all categories of consumer debt.

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Seek strategic acquisitions. We may seek to make strategic acquisitions of businesses, assets and technologies that complement our business, including possible acquisitions of, or investments in, defaulted consumer debt portfolios that we can manage and collect through our DebtResolve system. We have no commitments or agreements at this time with regard to any acquisitions or investments. With respect to possible acquisitions of, or investments in, defaulted consumer debt portfolios that we can manage and collect through our DebtResolve system, we have not as of yet fully evaluated the effects and risks of expanding our business to include such activities. We anticipate that if we decide to do so, we will have to expand our operations, we will face new operational risks that we cannot predict at this time, we will be subject to increased government regulation and our financial statements and financial reporting will likely be affected. See also “– Regulation of our Clients’ and Our Business” below.

We believe our growth will be facilitated by:

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our having already established “proof of concept” of our system with our initial clients,

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the increasing level of consumer debt both in the United States and internationally,

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the significant level of charge-offs by consumer debt originators,

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recent amendments to consumer bankruptcy laws as enacted by the Bankruptcy Abuse Prevention and Consumer Protection Act, which became effective in October 2005, that make it more difficult for individuals to seek discharge of their debts and instead require them to make larger payments to creditors that may likely push more debtors into default.

We believe that international markets also represent a significant opportunity for us. International Visa and Mastercard credit card purchases are approximately equal to those in the United States. In 2002, over one-half of non-U.S. credit card transactions were concentrated in seven countries, according to the Nilson Report (October 2003, the latest date for which such information is available), an independent market research publication: the United Kingdom, France, South Korea, Canada, Japan, Australia and Spain. We believe the DebtResolve system can be an effective tool for collecting delinquent credit card debt in each of these markets.

Possible Acquisitions of Defaulted Consumer Debt Portfolios

We may seek to make acquisitions of, or investments in, defaulted consumer debt portfolios that we can manage and collect through our DebtResolve system. These would likely consist of consumer debt portfolios that the credit originator has deemed uncollectible and has charged-off, generally after making attempts to collect on them. We have no commitments or agreements at this time with regard to any acquisitions or investments.

This is an area in which we have little current experience. We may not be successful in completing any acquisitions of defaulted consumer debt portfolios, and our inexperience may impair our ability to manage and collect on acquired consumer debt portfolios. These defaulted consumer debt portfolios are difficult to collect and we may not collect even a sufficient amount to cover the cost of acquiring them. We have no experience with pricing defaulted consumer debt portfolios. We may pay too much for these portfolios and, consequently, we may not generate a profit from these consumer debt portfolio acquisitions. In addition, we may be faced with new regulatory requirements that apply to buyers of defaulted debt. See also “– Regulation of our Clients’ and Our Business.”

The expansion into this line of business could result in the need to enter into potentially complex financing arrangements, resulting in the need to manage those relationships and the potential interest rate risk and credit risk associated with them. We would attempt to mitigate the credit risk of the portfolios by selling large percentages of each purchased portfolio to outside investors, thus allowing us to purchase small percentages of many portfolios instead of larger percentages of a smaller number of portfolios. The resale of these portions and the accounting for this activity would require that we become familiar with the applicable accounting regulations, with which we are not currently familiar. Our accounting would also become more complex, requiring combining the results of our proposed debt-buying subsidiary into our consolidated financial statements.

We anticipate additional increased costs associated with the start-up of our proposed debt-buying subsidiary. Before we begin to recognize revenue, we expect to incur legal, filing fees and other start-up costs associated with establishing this potential line of business.

The DebtResolve System

Overview of the Process

The DebtResolve system is centered on our online bidding module, DR Settle™, which allows debtors to make offers, or “bids,” on what they can pay against their total overdue balance. We have developed a suite of modules to complement the core DR Settle module. These modules include DR Pay™ for online payments, DR Control™ for system administration, DR Mail™ as our secure e-mail methodology and DR Prevent™ for early stage collections treatments. These modules and their features together allow our clients to:

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request payment in full,

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request a single payment to bring an account current,

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offer debtors a bidding process leading to settlement for a portion of the total balance due,

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accept free-form offers through email, and accept or reject those e-mail offers by e-mail,

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queue unresolved accounts for immediate follow-up by a collector,

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accept consumer disputes online and respond electronically,

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notify consumers of upcoming promised payments through e-mail and accept the payments due online,

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immediately collect payments online, and

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“earn out” treatments including a promise to pay, change of terms , payment hiatus and interest waiver requests.

The DebtResolve system works through a series of steps, initiated when our client sends a file of accounts to us and, using the online portal from their desktop, sets the rules for collection on each account. We build and host a website in the name of our client where the consumer debtor can log on to resolve his or her account. The steps are simple and are described below.

Connect. The client invites the delinquent consumer debtor to the website by mail, e-mail or by phone. Each invitation has a personal invitation code to identify the account. The consumer debtor logs in, verifies his or her identity and updates personal contact information.

Resolve. Based on the rules our client has set, the consumer debtor is presented with a series of screens. In early-stage collections, for example, this may be a request for a minimum payment to bring the account current or an offer by the creditor client to make some accommodation like a reduction in fees.

In settlement, the consumer debtor is presented with three chances to make an offer of what he or she can pay to settle the entire debt. This is a percentage of the total due, and the minimum acceptable percentage is set in advance by our creditor client (but is not revealed to the consumer debtor). The consumer debtor gains a sense of control in making offers rather than responding to a collector’s offer in a telephone conversation. Our clients can view results of the bidding process and review individual accounts in real time.

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Company Name - Credit Card Name
Account Number: 0000-0000-0000-0000

Amount Outstanding: $4,351.00

Your Offer History

Round	Timeframe	Payment Amount	Total Offer
✕ Round 1: Unsuccessful	3 Months	$400.00	$1,200.00
➡ Round 2: In Progress	6 Months	$533.33	$3,200.00
Round 3:			

✕ We're sorry - your first offer was rejected

You can make up to two more offers to resolve your debt. Please try again. To help expedite this process, view our tips for making offers.

Round 2: In Progress

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Step 1: Timeframe (Months to Pay)

We are offering you the timeframe(s) shown below for making payments on this debt. Please select the one that matches your ability to pay. Without exception, the total you agree to pay must be paid off within this timeframe.

- ○ Immediately
- ○ 3 Months
- ◉ 6 Months

Step 2: Amount to be Paid

Enter EITHER the total you can pay to completely settle this obligation OR the amount you can pay each month. Remember, your outstanding balance is $4,351.00

Total Offer $ $3,200.00

Monthly Payments $ $ 533.33

Submit Offer

Collect. If a successful resolution is reached, the consumer debtor can pay online and conclude the transaction, again in real time.

Even if the consumer debtor is not able to reach a satisfactory resolution online or fails to proceed past the sign-in process, our clients gain valuable information. They know that the consumer debtor has gotten the initial invitation to the website and has some interest or willingness to resolve the delinquency. Our creditor clients may also get updated contact information on the consumer debtor, and they can view all of the consumer debtor’s bidding attempts. In addition, consumer debtors can register disputes or send their own offers by e-mail if their bids fail.

System and Data Security

We have in place a comprehensive security policy and set of practices regarding system and data security. We rely on a distributed security framework, with our board of directors approving all policy and standards. Our management of these policies and practices is intended to ensure compliance with policy, the assignment of security roles and the coordination of the implementation of security across our organization. In addition, we have retained the services of Protiviti Inc., a nationally-recognized independent risk consulting firm, to perform a Visa PCI (payment card industry) and ISO 17799 data security standards audit to verify our compliance with industry standards with respect to data security. We are not reliant on the services provided by Protiviti as these audit services can be provided by any one of a number of qualified security risk management firms.

We use AT&T Corp. secure facilities for hosting our clients’ websites and maintaining customer data. AT&T holds a SAS 70 Type II Audit qualification for the facilities where our servers are housed. AT&T provides managed security services for us including server hardening, patch management, firewall monitoring and administration, incident detection and reporting, remote access support, system back-up and recovery, and assistance with change control. See also “– Technology and Service Providers.” We are responsible for our development and test servers, e-mail, the buffer between our internal networks and external networks, and our administrative computer systems.

We have adopted a security strategy which combines the capabilities of people, operations and security technologies to establish multiple layers of protection for our computer systems and data. Under this security strategy, we actively monitor our infrastructure and implement cyber defenses at multiple levels to ensure that our critical systems and data are protected, and that we can continue to operate in the event that any one or more defenses fail or are circumvented.

The Gramm-Leach-Bliley Act stipulates that we must protect against unauthorized access to, or use of, consumer debtor information that could result in detrimental use against or substantial inconvenience to any consumer debtor. Detrimental use or substantial inconvenience is most likely to result from improper access to sensitive consumer debtor information because this type of information is most likely to be misused, as in the commission of identity theft. We believe we have adequate policies and procedures in place to protect this information. Sensitive data communicated with consumer debtors is encrypted using the secure sockets layer (SSL) specification, and sensitive data stored on servers is encrypted using industry accepted algorithms or toolkits. For file transfer, we use the most secure method of file sharing available from our client (originator) systems and their internal processes.

Our creditor clients may audit our premises and review security procedures at any time. Our clients also determine the retention/destruction timetables of the consumer debtor data we receive from them.

Product Development and Enhancements

We continually evaluate the software modules that comprise our DebtResolve system and, where possible, work to improve them and expand on their functionality. The DR Settle module allows debtors to make offers, or “bids,” on what they can pay against their total overdue balance in includes our licensed patent-protected bidding technology. Currently there are no major development items in process for this module. The DR Pay module provides the integration between our DebtResolve system and our clients EPGs (electronic payment gateways). We are regularly adding new payment providers as we get new clients who utilize different EPG vendors. In the latest release of this module, we added support for the production of a payment client-branded payment coupon for customer remittance. The DR Control module allows clients to review and create reports using the data that is captured through their customers’ usage of the DebtResolve system. It also gives each client the ability to manage all collections treatments for its customers through the DR Control portal. Currently, we are developing reporting and modeling enhancements to this module in anticipation of an interim release available in early 2006. The DR Mail module provides email communication between our clients and their customers. During 2005, we added the ability for a client to produce outbound email campaigns to their customers, in addition to the core functionality of the client being able to leave email messages for their customers on the DebtResolve system. Currently there are no major development items in process for this module. The DR Prevent module focuses on early stage collections treatments. Our latest version contains several enhancements including improved dispute capture that provides for identity theft reporting to the creditor, and additional “earn-out” treatments including promise to pay, change of terms, payment hiatus, and interest waiver requests. Currently there are no major development items in process for this module.

We also intend to expand our offerings to include an interactive voice response telephone capability. This will allow consumer debtors who do not have internet access to resolve and settle defaulted consumer debt over the telephone through an interactive voice response system using a methodology similar to our existing DebtResolve system.

In May 2005, we entered into an agreement with Intelligent Results, Inc., a provider of customer analytics solutions to clients throughout the financial services, insurance and telecommunications industries, to provide mutual client referrals. We believe that the use of the DebtResolve online settlement system with Intelligent Results’ analytics will provide our creditor clients with an expanded solution for better predicting risk, optimizing settlement offers and more accurately identifying probability of payment.

In 2006, we expect to have sufficient data to create a scoring system, which we refer to as DR IQ™ or DR Internet Quotient, which will help our creditor clients determine which of their customers are most likely to use the Internet channel.

Sales and Marketing

Our current sales efforts are focused on United States consumer credit issuers, collection agencies and the buyers of defaulted consumer debt. Our primary targets are the major companies in each of these segments: the top ten credit card issuers, which account for approximately 86% of all credit card balances outstanding according to the Nilson Report (February 2005), as well as the most significant outside collection agencies and purchasers of charged-off debt. Because of industry concentration of outside collection agencies and consumer debt buyers, we believe we can reach a large number of individual consumers by securing relationships with just the top few companies in each of these segments.

We chose to focus initially on the United States credit card market for the following reasons:

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Credit card spending volume and related debt is a large and growing market. Revolving consumer debt in the United States, the bulk of which is credit card debt, totaled $806 billion at the end of the second quarter of 2005 according to a U.S. Federal Reserve Statistical Release dated September 8, 2005. Total expenditures for transactions using charge or credit card-based systems by United States consumers are expected to grow from $1.6 trillion in 2002 to $2.3 trillion in 2007 according to the Nilson Report (October 2003).

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Charge-offs of credit card debts by the issuers are increasing. Non - fraud charge-offs by Visa and MasterCard alone totaled $37.5 billion in 2002, with an estimated compound annual growth rate of 15% for the period 1991 to 2002, according to Bank Technology News (March 2004).

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Financial firms actively outsource. United States financial service firms, perhaps more than other industry segments, value new technology that can help them improve operations and better serve their customers, particularly for the high volume/low dollar value transactions typical of the consumer lending industry.

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Consumers are increasingly turning to the Internet to manage and conduct financial transactions. According to Nielsen/Net Ratings (March 18, 2004), a media ratings company for the Internet, 75% of Americans have Internet access at home and, according to a recent poll, approximately two-thirds of respondents reported that their household uses the Internet to manage or access checking accounts for obtaining information or doing banking according to Bank Technology News (January 2004).

Our initial sales and marketing efforts have been limited to securing significant early adopters. Senior management and members of our board of directors have all been involved in high-level sales to our core target market, which includes the top ten banks, collection agencies and consumer debt buyers. We added a full-time business development manager, with compensation based solely on sales commissions, in the summer of 2004 and a full-time senior vice president and director of sales in July 2005. We intend to expand our sales team following the closing of our concurrent public offering of 2,400,000 shares of common stock.

The economics of an Internet model means that our fixed costs will be relatively stable in relation to growth of our business. It is our intention to base pricing on the value gained by clients rather than on our direct costs. In general, we believe that if our services are priced at a substantial discount to the relative cost of traditional collections, the economic advantages will be sufficiently compelling to persuade clients to offer the DebtResolve system to a majority of their target debtors as a preferred or alternate channel.

Consumer Creditor Clients and Pricing

Our target creditor clients include banks and other lenders, credit card issuers, third party collection agencies and purchasers of charged-off consumer debt. The DebtResolve system, which is offered through an ASP model, enables a client to introduce this collections option with no modifications to its existing collections computer systems. By using the Internet, we believe the DebtResolve system provides our clients a less intrusive, less expensive and more efficient means of pursuing delinquent debts as compared with traditional labor-intensive methods.

The DebtResolve system went live with a pilot program in February 2004. We currently have written contracts in place with, and have begun processing select portfolios for, HSBC Technology and Services (USA), Inc., a unit of HSBC Bank plc, one of the largest financial institutions in the world, Premier Bankcard, Inc., a unit of First Premier Bank, a major credit card issuer, and CLK Management, LLC, a provider of personal loans through subsidiaries such as One Click Cash, as well as with collection agencies Plaza Associates and Receivables Management Solutions Inc. to process a growing number of defaulted credit card receivables and other consumer debt. In addition, we have written contracts in place with, but have not yet begun processing debt for, collection agencies ARS National Services, Inc., DAR Services, Inc. (doing business as Foremost Search & Recovery), and Creditor Interchange Receivable Management, LLC, as well as Lloyds TSB Bank plc, the United Kingdom’s fifth largest bank by market value, and Bank of America, N.A. Our nominal 2004 revenues were attributable to Receivables Management Solutions, our first client. These contracts provide us with a success fee (ranging from 4% to 15% of the collected amounts, with the average approximating 10%) or recurring license fees coupled with success or other transaction fees. In establishing our fees, we consider the expected account volumes and balances, the age and other characteristics of the consumer debt and our relationship with the creditor client involved.

Under our standard licensing agreement with clients, we create a series of web pages using our DebtResolve system that are branded with the client’s trademarks and logos. We host the resulting customized client website on servers that we maintain. The client periodically forwards to us debtor account information, and sets settlement parameters using a desktop portal. The client neither receives nor needs any software for utilization of the customized DebtResolve system. The only license the client receives is to use, and for its debtors to use, the DebtResolve system during the term of the contract. Upon sending debtor account information to us, the client is responsible for contacting the debtors and inviting them to the client-branded website. As a condition to using our DebtResolve system, the client agrees to be bound by any settlement within the parameters the client provided to us and also to hold us harmless from any claims or losses that arise as a result of settlement, or attempted settlement, of a debtor account through the DebtResolve system. Following the initial term, which is negotiated between us and the client, the contract typically renews automatically.

The following is a summary of our signed client contracts to date:

Client	Commencement of Service	Portfolios

Receivables Management Solutions Inc.	June 2004	Charged-off credit card accounts
Plaza Associates	November 2004	Retail credit cards-major national chains
HSBC Technology and Services (USA), Inc.	June 2005	Personal loan accounts
CLK Management, LLC	June 2005	“Fast Cash” payday and auto equity loan accounts; consists of six different portfolios
Premier Bankcard, Inc.	August 2005	Subprime credit card accounts
ARS National Services, Inc.	December 2005	Credit cards for a top ten card issuer and a major debt purchaser
Creditor Interchange Receivable Management, LLC	January 2006	Defaulted credit cards and other accounts
DAR Services, Inc. (d/b/a Foremost Search & Recovery)	First Quarter 2006	Variety of credit issuers
Lloyds TSB Bank plc	First Quarter 2006	Various consumer credit account placed with Lloyds-designated collection agencies
Bank of America, N.A.	First Quarter 2006	Delinquent credit card accounts

Currently, we are processing accounts and generating revenues under our contracts with Household Finance/HSBC Group, First Premier Bank, CLK Management, Plaza Associates and Receivables Management Solutions. We are in the process of implementing operations under the ARS National, DAR Services, Creditor Interchange Receivable Management, Lloyds TSB Bank and Bank of America contracts and expect to begin to process accounts and generate revenues under those contracts later this year or in the first quarter of 2006. To date we have not generated significant revenues from these contracts.

Pricing Structure

We priced our services under existing client contracts on a contingency success fee basis, averaging 10% of the dollars settled through our DebtResolve system, or recurring license fees coupled with success or other transaction fees. All current contracts call for our services to be provided on an ASP model, and are hosted at our web hosting facility. Our current pricing model has expanded to be a blend of the following:

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Set-up charge. A one-time set-up charge ranging from $5,000 to $25,000, depending on the degree of customization required and the anticipated annual volume.

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Recurring license fee. Based on the type of client portfolio and number of accounts in the DebtResolve system.

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Success/Transaction fee. A contingent success fee or flat fee based on successful resolutions and settlements. Other transaction-based fees may also be utilized.

Client Support and Training

We make responsive and effective client support one of our top priorities. Client support is provided to our creditor clients by our technical support group based in White Plains, New York. Client support consists of technical phone and e-mail support by a member of that group. We also provide system and file conversion training to our clients, both onsite and at our corporate headquarters.

Technology License and Proprietary Technology

At the core of our DebtResolve system is a patent-protected bidding methodology co-invented by James D. Burchetta and Charles S. Brofman, the co-chairmen of our company. We originally entered into a license agreement in February 2003 with Messrs. Burchetta and Brofman for the licensed usage of the intellectual property rights relating to U.S. Patent No. 6,330,551 issued by the U.S. Patent and Trademark Office on December 11, 2001 for “Computerized Dispute and Resolution System and Method” worldwide. This patent, which expires August 5, 2018, covers automated and online, double blind-bid systems that generate high-speed settlements by matching offers and demands in rounds. In June 2005, we amended and restated the license agreement in its entirety. The licensed usage is limited to the creation of software and other code enabling an automated system used solely for the settlement and collection of delinquent, defaulted and other types of credit card receivables and other consumer debt and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees of all types. The licensed usage also includes the creation, distribution and sale of software products or solutions for the same aim as above and with the same exclusions. In lieu of cash royalty fees, Messrs. Burchetta and Brofman have agreed to accept stock options for our common stock as follows:

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on June 29, 2005, we granted to each of Messrs. Burchetta and Brofman a stock option for up to such number of shares of our common stock such that the stock option, when added to the number of shares of our common stock owned by each of Messrs. Burchetta and Brofman, and in combination with any shares owned by any of their respective immediate family members and affiliates, will equal 14.6% of the total number of our outstanding shares of common stock on a fully-diluted basis as of the closing of our concurrent public offering of 2,400,000 shares of common stock, assuming the exercise of such stock option,

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if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $10,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 1% of our total number of outstanding shares of common stock on a fully-diluted basis at such time,

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if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $15,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 1.5% of our total number of outstanding shares of common stock on a fully-diluted basis at such time, and

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if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $20,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 2% of our total number of outstanding shares of common stock on a fully-diluted basis at such time.

The stock options granted to Messrs. Burchetta and Brofman pursuant to the license agreement have an exercise price of $5.00 per share of common stock and are exercisable for ten years from the date of grant.

The term of the license agreement extends until the expiration of the last-to-expire patents licensed thereunder and is not terminable by Messrs. Burchetta and Brofman, the licensors. The license agreement also provides that we will have the right to control the ability to enforce the patent rights licensed to us against infringers and defend against any third-party infringement actions brought with respect to the patent rights licensed to us subject, in the case of pleadings and settlements, to the reasonable consent of Messrs. Burchetta and Brofman. The terms of the license agreement, including the exercise price and number of stock options granted under the agreement, were negotiated in an arm’s-length transaction between Messrs. Burchetta and Brofman, on the one hand, and our independent directors, on the other hand.

Cybersettle, Inc. also licenses and utilizes the patent-protected bidding methodology co-invented by Messrs. Burchetta and Brofman, exclusive to the settlement of personal injury, property and worker’s compensation claims between claimants and insurance companies, self-insured corporations and municipalities. Cybersettle is controlled by XL Capital Ltd., one of the world’s largest insurance providers, and Mr. Brofman, our co-chairman, is the President and Chief Executive Officer of Cybersettle. Cybersettle is not affiliated with us.

In addition, we have developed our own software based on the licensed intellectual property rights. We regard our software as proprietary and rely primarily on a combination of copyright, trademark and trade secret laws of general applicability, employee confidentiality and invention assignment agreements and other intellectual property protection methods to safeguard our technology and software. We have not applied for patents on any of our own technology. We have obtained through the U.S. Patent and Trademark Office a registered trademark for our DebtResolve corporate and system name as well as our slogan “Debt Resolve – Settlement with Dignity.” “DR Settle,” “DR Pay,” “DR Control,” “DR Mail,” “DR Prevent,” “Debt Resolve – Resolved. With Dignity.” and “Connect. Resolve. Collect.” are our trademarks/service marks, and we intend to attempt to register them with the U.S. Patent and Trademark Office as well.

Research and Development

We have devoted a significant portion of our resources to designing and developing new offerings, maintaining and enhancing existing offerings, expanding and improving our core technology and strengthening our technological expertise. In 2003 and 2004, we spent $453,301 and $46,022, respectively, on research and development of our offerings and services. In January 2004, we substantially completed the development of, and began marketing, our online service. Commencing February 2004, costs incurred in connection with the operation, maintenance, modification and customization of our software were charged to expense as incurred, and are not classified as research and development expenses. We have developed internally, acquired or licensed the software and services we offer.

Technology and Service Providers

We outsource our web hosting to AT&T Corp. at the rate of $15,000 to $18,000 per month, based on current volumes. The AT&T hosting facility is located in Secaucus, New Jersey. We use servers operated by AT&T to operate our proprietary software developed in our facility. Our agreement with AT&T extends through April 2006, but is subject to earlier termination if we breach the terms of that agreement. Under the terms of our agreement with AT&T, AT&T will provide network connectivity availability 99.9% of the time from the connection off their backbone to our hosted infrastructure. Web hosting services are generally available from multiple sources and we believe that we can readily renew our contract prior to April 2006 or replace AT&T if it can no longer supply web hosting services to us on acceptable terms.

Regulation of Clients’ and Our Business

We believe that our business activities are subject to no particular regulation by governmental agencies other than that routinely imposed on corporate and Internet-based businesses. Although we believe it is unlikely, state or foreign regulators may take the position that our system effectively constitutes the collection of debts that is subject to licensing and other laws regulating the activities of collection agencies. If so, we might need to obtain licenses from such states, or such foreign countries where we may engage in business. Until licensed, if necessary, we would not be able to lawfully deal with consumers in such states or foreign countries. Moreover, we would likely have to incur expenses in obtaining licenses, including applications fees and post statutorily required bonds for each license.

A number of our existing and potential clients, such as credit card issuers, are in highly regulated industries. We will be indirectly impacted by consumer credit and debt collection practices laws, both in the United States and abroad. The relationship of a customer and a creditor is extensively regulated by federal, state and foreign consumer credit and protection laws and regulations. Significant laws include the Fair Debt Collection Practices Act, Fair Credit Reporting Act, the Federal Truth-In-Lending Act, the Fair Credit Billing Act and the Gramm-Leach-Bliley Act, as well as applicable comparable statutes in the states in which consumers reside. Failure of these parties to comply with applicable federal, state and foreign laws and regulations could have a negative impact on us. For example, applicable laws and regulations may limit our ability to collect amounts owing with respect to receivables, regardless of any act or omission on our part. No assurance can be given that any indemnities received from the financial institutions which originated the credit account will be adequate to protect us from losses on the receivables or liabilities to consumers. Any new laws or rulings that may be adopted, and existing consumer credit and protection laws, may adversely affect our ability to collect the receivables; and any failure on our part to comply with such requirements could adversely affect our ability to enforce the receivables and result in liability. While we are not a collection agency and do not operate as such, we cannot predict the impact of future regulations on either us or our existing or potential clients.

Any penetration of our network security or other misappropriation of consumers’ personal information could subject us to liability. Other potential misuses of personal information, such as for unauthorized marketing purposes, could also result in claims against us. These claims could result in litigation. In addition, the Federal Trade Commission and several states have investigated the use by certain Internet companies of personal information. Legislation has been introduced in the U.S. Senate that would mandate data-security management steps for many businesses and a nationwide standard for notifying consumers of security breaches. The legislation would require companies that store information on more than 10,000 people to create a data privacy and protection program, including assessing, maintaining and controlling risks to data privacy and security. Businesses would have to provide employee training, perform vulnerability tests and ensure that third-party service providers have adequate security programs. We could incur unanticipated expenses, especially in connection with our settlement database, if and when new regulations regarding the use of personal information are enacted.

In addition, pursuant to the Gramm-Leach-Bliley Act, our financial institution clients must require us to include in their contracts with us that we have appropriate data security standards in place. The Gramm-Leach-Bliley Act stipulates that we must protect against unauthorized access to, or use of, consumer debtor information that could result in detrimental use against or substantial inconvenience to any consumer debtor. Detrimental use or substantial inconvenience is most likely to result from improper access to sensitive consumer debtor information because this type of information is most likely to be misused, as in the commission of identity theft. We believe we have adequate policies and procedures in place to protect this information; however, if we experience a data security breach that results in any penetration of our network security or other misappropriation of consumers’ personal information, or if we have an inadequate data security program in place, our financial institution clients may consider us to be in breach of our agreements with them.

Federal, state, local and foreign laws may limit our creditor clients’ ability to recover and enforce defaulted consumer debt regardless of any act or omission on their part or our part. Additional consumer protection and privacy protection laws may be enacted that would impose additional requirements on the enforcement and collection of consumer debt. Any new laws, rules or regulations that may be adopted, as well as existing consumer protection and privacy protection laws, may adversely affect our ability to settle defaulted consumer debt accounts on behalf of our clients and could result in decreased revenues to us. We cannot predict if or how any future legislation would impact our business or our clients. In addition, we cannot predict how foreign laws will impact our ability to expand our business internationally, and the cost of such expansion. Our failure to comply with any current or future applicable laws or regulations could limit our ability to settle defaulted consumer debt claims on behalf of our clients, which could adversely affect our revenues.

The laws and regulations applicable to the Internet and our services are evolving and unclear and could damage our business. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. This legislation could expose us to substantial liability or require us to incur significant expenses in complying with any new regulations. Local telephone carriers have petitioned the Federal Communications Commission to regulate the Internet and to impose access fees. Increased regulation or the imposition of access fees could substantially increase the costs of communicating on the Internet, potentially decreasing the demand for our services. A number of proposals have been made at the federal, state and local level and in foreign countries that would impose additional taxes on the sale of goods and services over the Internet. Such proposals, if adopted, could adversely affect us. Moreover, the applicability to the Internet of existing laws governing issues such as personal privacy is uncertain. We may be subject to claims that our services violate such laws. Any new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could adversely affect our business.

We may also pursue the acquisition of defaulted consumer debt portfolios to process through our DebtResolve system as part of our growth strategy. If we decide to pursue the acquisition of defaulted consumer debt portfolios to process through our DebtResolve system, federal, state, local and foreign laws may limit our ability to recover and enforce any acquired defaulted consumer debt portfolios regardless of any act or omission on our part. Some laws and regulations applicable to credit originators may preclude us from collecting on defaulted consumer debt portfolios we may purchase if the credit originator previously failed to comply with applicable law in generating or servicing those consumer debt receivables. Collection laws and regulations may also directly apply to our business. Additional consumer protection and privacy protection laws may be enacted that would impose additional requirements on the enforcement of and collection on defaulted consumer debt, and any new laws, rules or regulations that may be adopted, as well as existing consumer protection and privacy protection laws, may adversely affect our ability to collect on any acquired defaulted consumer debt portfolios. Finally, federal and state governmental bodies are considering, and may consider in the future, other legislative proposals that would regulate the collection of any acquired defaulted consumer debt portfolios, and although we cannot predict if or how any future legislation would impact this proposed expansion of our business, our failure to comply with any current or future laws or regulations applicable to us could limit our ability to collect on any acquired defaulted consumer debt portfolios.

Competition

We believe that we are the first company to introduce an Internet-based online system designed to facilitate the collection of consumer debt. However, we are aware of two other companies that have recently announced offerings that may touch on some aspects of our market. Incurrent Solutions, Inc., a division of Online Resources Corp., is a supplier of customer relationship management systems and front-end web applications for banks. It announced a collection offering in fall 2004. We believe the Online Resources product is tightly integrated into the creditors’ computer system and rules for treatment of accounts must be entered by Incurrent, not the client. Also, in fall 2004, Apollo Enterprises Solutions, LLC, a provider of enterprise-class web-hosted solutions for a variety of industries involved in receivables management and debt collection, announced an online collection offering. Its offering ties directly into the credit rating bureaus and incorporates real-time credit scoring. Based on our research, we are aware of only one client using the Apollo system to settle and collect consumer debt. Because the entire area of Internet-based online systems designed to facilitate the collection of consumer debt is a new offering in the collections industry, we are not aware of any market data that is presently available with respect to market share or other similar industry metrics.

Presently, other technology-based offerings introduced by other participants in our general market have related to credit and collections scoring, which differs from our system and strategic direction. Several companies offer collections management and payment software systems designed to support direct-mail and telephone collection efforts. These companies may add Internet-based payment and automated settlement mechanisms to their systems. Creditor institutions themselves may also consider developing systems similar to those offered by us internally, although such systems may be limited by the breadth of the patent upon which our DebtResolve system is based. Even if creditor institutions ultimately do not decide to develop systems similar to those offered by us internally, many large creditor insitutions have the financial and technical resources to do so which may cause them to delay or decline to use the DebtResolve system for an extended period while they evaluate the merits of internal development. In addition, a number of creditor institutions have already developed Internet-based payment sites and could decide that such sites are sufficient for their collection purposes. To date, however, creditor financial institutions’ new development efforts appear to have been focused on their non-delinquent customers, where they have the largest revenue opportunity, and we are not aware of any creditor financial institutions working to develop a system that is directly competetive with our DebtResolve system. However, this may change as the effectiveness of the DebtResolve system is established.

We intend to continuously enhance and extend our offerings and develop significant expertise in customer behavior with respect to online debt payment to remain ahead of these potential competitors. In addition, we believe we have the following key competitive advantages:

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to our knowledge, we are the first to market an integrated set of Internet-based consumer debt collection tools,

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as the first to market, we have developed early expertise which we expect will allow us to keep our technology on the leading edge and develop related offerings and services to meet our clients’ needs,

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the patent license to the Internet bidding process protects the DebtResolve system’s key methodology and limits what future competitors may develop,

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the effectiveness of the Internet bidding model to settle claims has already been shown in the insurance industry by Cybersettle, Inc. (with respect to insurance claims), and

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the industry reputation of our management team and the extensive consumer debt research we have conducted provide us with credibility with potential clients.

Facilities

Our corporate headquarters and research and development facility are located at 707 Westchester Avenue, Suite L7, White Plains, New York. We occupy 4,912 square feet of space occupied under a lease with a monthly rental rate of approximately $9,400, subject to annual increases of approximately 4%, that expires in August 2010. We believe that our facilities are in good condition and adequate for our current needs.

Employees

As of December 9, 2005, we had 15 full-time employees, all of whom are based at our corporate headquarters in White Plains, New York. None of our employees is subject to a collective bargaining agreement and we believe that our relations with our employees are very good.

Organizational History

Debt Resolve, Inc., formerly Lombardia Acquisition Corp., is a Delaware corporation and was formed on April 21, 1997. The company was inactive and had no significant assets, liabilities or operations through February 24, 2003. Lombardia was a reporting, non-trading public company in which our business was begun.

On February 24, 2003, James D. Burchetta, Charles S. Brofman and Michael S. Harris, our principal stockholders, purchased 22,500,000 newly-issued shares of our common stock, representing 84.6% of the then outstanding shares, pursuant to a Stock Purchase Agreement effective January 13, 2003 between each of the them and us. We received an aggregate cash payment of $22,500 from Messrs. Burchetta, Brofman and Harris in consideration for the sale of such shares.

On February 24, 2003, in accordance with our by-laws for filling newly-created board vacancies, Danilo Cacciamatta, the sole existing director, appointed Messrs. Burchetta, Brofman, Harris and Lawrence E. Dwyer, Jr. to our board of directors. Mr. Burchetta was named Co-Chairman of the Board and Chief Executive Officer, Mr. Brofman was named non-executive Co-Chairman of the Board, Mr. Harris was named Executive Vice President and General Counsel, and Mr. Cacciamatta resigned his position as Chief Executive Officer. On April 7, 2003, William M. Mooney, Jr. was elected to our board of directors. Effective June 9, 2003, Alan M. Silberstein was elected to our board of directors and was appointed President and Chief Operating Officer. Mr. Silberstein submitted his resignation as President and Chief Operating Officer, effective October 15, 2004, but he continues to serve as a member of our board of directors. Mr. Harris submitted his resignation as Executive Vice President and General Counsel and as a director, effective June 30, 2005. Mr. Harris entered into a consulting agreement with us at such time which extends through February 28, 2006, under which he provides advisory services.

On May 7, 2003, following approvals by our board of directors and holders of a majority of our common stock, we amended our certificate of incorporation to change our corporate name to Debt Resolve, Inc. and increase the number of authorized shares of common stock from 20,000,000 to 50,000,000 shares.

In June 2005, our board of directors and holders of a majority of our outstanding shares of common stock approved a reverse stock split, which will become effective prior to the closing of our concurrent public offering of 2,400,000 shares of common stock. A proposed 1-for-10 reverse stock split would reduce our outstanding shares of common stock from 29,703,900 to 2,970,390 shares.

On June 16, 2005, our board of directors voted to approve the replacement of Becher, Della Torre, Gitto & Company and to retain Marcum & Kliegman LLP as our independent registered public accounting firm. We have not had any disagreements with our former accounting firm on accounting and financial disclosures, nor have we had any other changes in our accountants, during our two most recent fiscal years or any later interim period.

Legal Proceedings

We are not involved in any pending or threatened litigation or other legal proceedings.

MANAGEMENT

Executive Officers, Directors and Key Employees

The names, ages and positions of our executive officers, directors and key employees are as follows:

Name	Age	Position

James D. Burchetta	56	Co-Chairman of the Board, President and Chief Executive Officer
Charles S. Brofman	48	Co-Chairman of the Board
Katherine A. Dering	57	Chief Financial Officer, Treasurer and Secretary
Richard G. Rosa	38	Senior Vice President and Chief Technology Officer
Lawrence E. Dwyer, Jr.	61	Director
William M. Mooney, Jr.	65	Director
Alan M. Silberstein	57	Director
Sandra L. Styer	57	Senior Vice President and Director of Client Services
James T. Mahoney	49	Senior Vice President and Director of Sales
Howard C. Knauer	58	Senior Vice President and Director of Collection Strategies and President of our proposed debt buying subsidiary

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers, directors and key employees are as follows:

James D. Burchetta has been our Co-Chairman of the Board, President and Chief Executive Officer since January 2003. Mr. Burchetta was the co-founder of Cybersettle, Inc., which settles insurance claims over the Internet, and served as its Chairman of the Board and Co-Chief Executive Officer from 1997 to August 2000 and as its Vice Chairman from August 2000 to February 2002. Prior to founding Cybersettle, Mr. Burchetta was a Senior Partner in the New York law firm of Burchetta, Brofman, Collins & Hanley, LLP, where he practiced insurance and corporate finance law. Mr. Burchetta received a B.A. degree from Villanova University and a J.D. degree from Fordham University Law School and is a member of the New York State Bar. Mr. Burchetta is a frequent speaker at industry conferences.

Charles S. Brofman has been our non-executive Co-Chairman of the Board since January 13, 2003. Mr. Brofman was the co-founder of Cybersettle and has served as a director and its President and Co-Chief Executive Officer since 1997, becoming its Chief Executive Officer in August 2000. Prior to founding Cybersettle, Mr. Brofman was a Senior Partner in the New York law firm of Burchetta, Brofman, Collins & Hanley, LLP and, prior to that, was an Assistant District Attorney in New York. Mr. Brofman received a B.S. degree from Brooklyn College, City University of New York and a J.D. degree from Fordham University Law School and is a member of the New York State Bar.

Katherine A. Dering has been our Chief Financial Officer since April 2005 and our Treasurer and Secretary since July 2005. Ms. Dering was, from 1994 to March 2003, Senior Vice President and Chief Financial Officer of Provident Bank, where she provided financial and strategic leadership as part of the bank’s senior management team. Between April 2003 and April 2005, Ms. Dering was an independent financial consultant. Prior to 1994, Ms. Dering was Senior Vice President and Chief Financial Officer at Great Country Bank, Vice President and Divisional Controller at First American Bank of New York, and First Vice President, Accounting Operations of Dollar Dry Dock Bank. Ms. Dering received a B.A. degree from Le Moyne College, M.A. degrees from the State University of New York at Buffalo and Manhattanville College, and an M.B.A. from the University of Minnesota with a concentration in accounting and economics.

Richard G. Rosa has been our Senior Vice President and Chief Technology Officer since February 2003. He most recently served as the Senior Director of Technology for Scholastic Inc.’s Software and Internet Group from November 2000 to May 2002. Mr. Rosa was responsible for all website-related application development, networking and hosting infrastructure and operations. Mr. Rosa was previously Chief Technology Officer of BabyGear.com (a Bertelsmann venture capital investment), responsible for the technical integration of iBaby.com, as well as improving all facets of transaction processing and warehouse data management and fulfillment, from July to November 2000. Mr. Rosa was also Director of Online Operations at 1800Flowers.com, where he oversaw all phases of applications development, web hosting infrastructure and technical operations, from early 1999 to June 2000. Mr. Rosa has been involved with technology and Internet service businesses since February 1995, when he founded Netamorphasis Corp., a provider of application development and Internet-based infrastructure consulting services. Mr. Rosa received a B.A. degree from the City University of New York, Queens College.

Lawrence E. Dwyer, Jr. has been a member of our board of directors since February 2003. Mr. Dwyer is the former President of The Westchester County Association Inc., having served from 1994 to 2003, and is active in local, state and national politics. The Westchester County Association is a member of the Business Council of New York State and its membership includes many Fortune 500 companies. Mr. Dwyer also presently serves on two regional task forces for New York Governor George Pataki. Mr. Dwyer has been the Chairman of the Westchester, Nassau & Suffolk Municipal Officials Association, New York State Ethics Advisory Board and presently serves on the board of directors of the Lubin School of Business at Pace University, The Westchester Land Trust, Westchester Business Accelerator, Transportation Management Organization, The Lyndhurst Council, The Westchester Housing Fund and Westchester Community College Foundation. Mr. Dwyer received an M.A. degree in education and an M.A. degree in administration from Teachers College, Columbia University.

William M. Mooney, Jr. has been a member of our board of directors since April 2003. Mr. Mooney is currently President of The Westchester County Association and also serves as a Senior Vice President at Independence Community Bank. Mr. Mooney has been involved in the banking sector in an executive capacity for more than 30 years. Prior to joining Independence Community Bank, he served for four years as an Executive Vice President and member of the management committee of Union State Bank, responsible for retail banking, branch banking and all marketing activity. Mr. Mooney also spent 23 years at Chemical Bank and, following its merger with Chase Manhattan Bank, he was a Senior Vice President with responsibilities including oversight of all retail business. Mr. Mooney was the President of the Westchester Partnership for Economic Development. He also held the position of Chairman for the Westchester County Association, past Chairman of the United Way Westchester and Chairman of St. Thomas Aquinas College. He has served on the board of trustees for New York Medical College, St. Agnes Hospital, the Board of Dominican Sisters and the Hispanic Chamber of Commerce. Mr. Mooney received a B.A. degree in business administration from Manhattan College. He also attended the Harvard Management Program and the Darden Graduate School at the University of Virginia.

Alan M. Silberstein has been a member of our board of directors since June 2003. Mr. Silberstein served as our President and Chief Operating Officer from June 2003 until October 2004. Mr. Silberstein is currently President of Silco Associates, a management advisory firm in the financial services industry. Alan has worked in the financial services sector for more than 30 years, including as President and Chief Executive Officer of Western Union, a subsidiary of First Data Corporation. He served as Chairman and CEO of Claim Services at Travelers Property Casualty Insurance. He headed consumer banking at Midlantic Bank (now PNC) and Chemical Bank (now JPMorgan Chase) with executive experience in consumer credit, technology, finance and operations. Mr. Silberstein serves as a director of Global Payments Inc., and of Capital Access Network, Inc. He also serves on numerous university-related advisory boards. He is a member of the Council on Foreign Relations and also of Business Executives for National Security. He holds a B.S. degree in engineering from Columbia University and an M.B.A. from Harvard Business School.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by our board of directors and serve at the discretion of the board. There are no family relationships among our directors and officers.

Key Employees

Sandra L. Styer was appointed our Chief Marketing Officer and Director of Consumer Research in July 2003. In September 2005, she was appointed our Senior Vice President and Director of Client Services. Ms. Styer has more than 20 years of experience in management and consumer marketing over a broad range of industries from telecommunications to banking. Between 1999 and April 2002, she served as the Director of Marketing for the U.S. branch of MYOB Limited, an international software developer, and from May 2002 to June 2003, she was an independent sales consultant. At American Airlines from 1979 to 1987, she held a number of positions in finance and marketing. At American, she led the creation of the first Internet reservations and ticket sales service, now known as Travelocity. Ms. Styer received a B.A. degree from Indiana University and an M.B.A. from Harvard Business School.

James T. Mahoney was appointed our Senior Vice President and Director of Sales in July 2005. Prior to joining us, Mr. Mahoney was Vice President / Manager of the Equity Derivatives Sales/Trading Department for Chapdelaine Corporate Securities from August 2002 to June 2005. Between March 2001 and August 2002, he was an independent consultant. Prior to that, Mr. Mahoney was Vice President of Sales and Marketing at OneBond.com LLC from July 2000 to March 2001 where he was responsible for the launch of an electronic communication platform. From 1986 to May 2000, Mr. Mahoney held numerous positions at Liberty Brokerage Investment Corporation, where he was Executive Vice President and a member of its board of directors. He also held the title of President for three different divisions within Liberty Brokerage which included spearheading LibertyDirect and @Liberty, the firm’s e-commerce division. Mr. Mahoney also directly supervised the government, corporate and mortgage divisions, which had approximately 365 registered representatives. He is a member of the Board of Directors of the New York Special Olympics. Mr. Mahoney received a B.A. degree from St. Bonaventure University.

Howard C. Knauer was appointed our Senior Vice President and Director of Collection Strategies and President of our proposed debt buying subsidiary in September 2005. He previously served as Chairman of our Advisory Board from September 2004 to August 2005. Mr. Knauer served as President and Chief Operating Officer of Receivables Management Solutions, Inc. from July 2004 to July 2005. Prior to that, he managed a $2 billion portfolio of purchased debt as a Managing Director for Bear Stearns & Co., Inc. from January 2002 to May 2004. Mr. Knauer was a Senior Vice President and Collections Manager for Fleet Credit Card Services from April 1996 to July 2001. He was Senior Vice President of Marketing/Operations at National Credit Services Corporation from March 1995 to March 1996, and Senior Vice President/Credit Policy Manager at Metropolitan Federal Savings Bank in St. Paul, Minnesota from July 1994 to January 1995. From 1992 to 1994 he served as Vice President for Associated Bureaus, Inc., a national collections agency. Between 1975 and 1989 Mr. Knauer held positions as Vice President, Consumer Recovery Manager at Chemical Bank, Vice President, Credit Operations at American Express Travel Related Services, and Vice President at Citibank, N.A. Mr. Knauer received a B.A. degree from The City College of the City University of New York and an M.B.A. in finance from the Barnard M. Baruch College of the City of New York.

We are in the process of obtaining “key-man” life insurance for our benefit in the amount of $1,000,000 on the lives of James D. Burchetta and Richard G. Rosa.

We have agreed with Maxim Group LLC, the underwriter of our concurrent public offering of 2,400,000 shares of common stock, that, for a period of two years after the date of this prospectus, we will engage a designee of Maxim Group as an advisor to our board of directors where the advisor shall attend meetings of the board and receive all notices and other correspondence and communications sent by us to members of our board of directors. In addition, the advisor will be reimbursed for expenses incurred in attending any meeting. In lieu of Maxim Group’s right to designate an advisor to our board, Maxim Group shall have the right during the two-year period after the date of this prospectus, in its sole discretion, to designate one person for election as a director to our board of directors, which we have agreed to use our best efforts to obtain the election of the Maxim Group’s nominee, who shall be entitled to receive the same compensation, expenses reimbursements and other benefits as any other non-employee director. To date, Maxim Group has not designated an advisor or member to our board of directors.

Advisory Board

We have established an advisory board comprised of four members with experience in the debt collection, credit card and banking businesses. Our advisory board meets periodically with our board of directors and management to discuss matters relating to our business activities and to establishing commercial business alliances and working projects with banks, other lenders and debt collection companies on an international basis. Members of our advisory board will be reimbursed by us for out-of-pocket expenses incurred in serving on our advisory board.

Some of the members of our advisory board may serve as our consultants under consulting agreements for which they will receive compensation To date, however, none of our advisory board members have served as consultants to us and we have not entered into any consulting agreements with any of them. To our knowledge, none of our advisory board members has any conflict of interest between their obligations to us and their obligations to others. Companies with which advisory board members are involved may in the future have commercial relationships with us.

The members of our advisory board and their primary professional affiliations are as follows:

Jeff Bernstein is a global solutions leader in global risk management at MasterCard Advisors, overseeing consulting engagements and outsourcing opportunities in the delinquency risk management practice area. Prior to joining MasterCard, Mr. Bernstein was the founder and Chief Executive Officer of Acadia Consulting Group, an international consulting firm that specialized in credit management, operations research, collections and risk management in the banking, financial services, healthcare and collections industries. He previously served as a senior consultant and strategic alliance manager with Fair Isaac Corporation.

Jamie T. Buckley has worked in the credit card industry for 22 years, including a position as Senior Vice President and Operations Head at Providian Financial. He previously headed credit card servicing for Bank of America and new account acquisition at Citibank N.A.

Robert Dunham is the founder of Receivables Management Solutions, a company he formed after ten years of collections experience at other agencies. He is a columnist for Collection Advisor magazine, a leading publication in the debt collection industry.

Don Whittaker is the President of Risk Management Resources, Inc. He has managed consulting projects in Europe, Asia, North and South America. These projects have included business operational reviews, business strategy and objectives establishment, credit and risk policy reviews, effectiveness testing and operational policy implementation.

Director Compensation

During the year ended December 31, 2004, we did not grant any stock options to our directors. Non-employee directors currently receive no cash compensation for serving on our board of directors other than reimbursement of all reasonable expenses for attendance at board and board committee meetings. Under our 2005 Incentive Compensation Plan, non-employee directors will be entitled to receive stock options to purchase shares of common stock or restricted stock grants. See “— 2005 Incentive Compensation Plan.”

Director Independence

The American Stock Exchange requires that a majority of our board of directors must be composed of “independent directors,” which is defined under the American Stock Exchange listing standards generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. However, a company listing in connection with an initial public offering is not required to have a majority of independent directors until one year after listing and may phase in the members of its audit, compensation, and nominations and governance committees with one independent member upon listing, a majority of independent members within 90 days after listing, and all independent members within one year after listing. Currently, two of our five directors are considered to be “independent.” These independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Committees of the Board

Audit Committee. In September 2004, we established an audit committee of the board of directors, which consists of Lawrence E. Dwyer, Jr. and William M. Mooney, Jr., each of whom is an independent director under the American Stock Exchange’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•

reviewing and discussing with management and the independent accountants our annual and quarterly financial statements,

•

directly appointing, compensating, retaining, and overseeing the work of the independent auditor,

•

approving, in advance, the provision by the independent auditor of all audit and permissible non-audit services,

•

establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters,

•

the right to engage and obtain assistance from outside legal and other advisors as the audit committee deems necessary to carry out its duties,

•

the right to receive appropriate funding from us to compensate the independent auditor and any outside advisors engaged by the committee and to pay the ordinary administrative expenses of the audit committee that are necessary or appropriate to carrying out its duties, and

•

reviewing and approving all related party transactions unless the task is assigned to a comparable committee or group of independent directors.

Compensation Committee. In May 2004, we established a compensation committee of the board of directors, which consists of Messrs. Dwyer and Mooney, each of whom is an independent director. The compensation committee reviews and approves our salary and benefits policies, including compensation of executive officers. The compensation committee also administers our incentive compensation plan, and recommends and approves grants of stock options and restricted stock grants under that plan.

Nominations and Governance Committee. In June 2005, we established a nominations and governance committee of the board of directors, which consists of Messrs. Dwyer and Mooney, each of whom is an independent director. The purpose of the nominations and governance committee is to select, or recommend for our entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board. The nominations and governance committee’s duties, which are specified in our Nominating/Corporate Governance Committee Charter, include, but are not limited to:

•

establishing criteria for the selection of new directors,

•

considering stockholder proposals of director nominations,

•

committee selection and composition,

•

considering the adequacy of our corporate governance,

•

overseeing and approving management continuity planning process, and

•

reporting regularly to the board with respect to the committee’s duties.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors believes that Mr. Mooney satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Code of Ethics

In May 2003, we adopted a Code of Ethics and Business Conduct that applies to all of our executive officers, directors and employees. The Code of Ethics and Business Conduct codifies the business and ethical principles that govern all aspects of our business.

Executive Compensation

The table below summarizes the compensation earned for services rendered to us in all capacities for the year ended December 31, 2004 by our Chief Executive Officer and any other officer whose 2004 compensation exceeded $100,000. No other individuals employed by us received a salary and bonus in excess of $100,000 during 2004.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)

James D. Burchetta Chief Executive Officer, President and Co-Chairman of the Board(1)	2004	150,000	—	—	—	—	—	—
	2003	222,000	—	—	—	—	—	—
	2002	—	—	—	—	—	—	—
Alan M. Silberstein Director, former President and Chief Operating Officer(2)	2004	112,500	—	—	—	—	—	—
	2003	134,667	—	—	—	300,000	—	—
	2002	—	—	—	—	—	—	—
Richard G. Rosa Senior Vice President and Chief Technology Officer	2004	150,000	—	—	—	50,000	—	—
	2003	150,000	—	—	—	—	—	—
	2002	—	—	—	—	—	—	—

——————

(1)

Mr. Burchetta has an employment agreement with us, but waived his compensation during the year ended December 31, 2003 and was not paid. In addition, under the terms of his amended employment agreement, no salary payments were made to Mr. Burchetta during the year ended December 31, 2004. We recorded compensation expense and a capital contribution during the year ended December 31, 2004, representing an imputed compensation expense for the minimum base salary under the agreement with Mr. Burchetta, as if we had met the condition for paying his salary. The agreement with Mr. Burchetta is described in the section “Employment Agreements” below and in Note 6 to the notes to our financial statements.

(2)

Mr. Silberstein had an employment agreement with us, which terminated with his resignation in October 2004. Mr. Silberstein waived his compensation during the year ended December 31, 2003 and was not paid. Under the terms of his employment agreement, no salary payments were made to Mr. Silberstein during the year ended December 31, 2004. We recorded compensation expense and a capital contribution during the year ended December 31, 2004, representing an imputed compensation expense for the minimum base salary under the agreement with Mr. Siberstein, as if we had met the condition for paying his salary.

The aggregate amount of benefits in each of the years indicated did not exceed the lesser of $50,000 or 10% of the compensation of any named officer.

Employment Agreements

We have entered into an employment agreement with James D. Burchetta under which he will devote substantially all of his business and professional time to us and our business development. The employment agreement with Mr. Burchetta is effective through July 2008. The agreement provided Mr. Burchetta with an initial annual base salary of $240,000 and contains provisions for minimum annual increases based on changes in an applicable “cost-of-living” index. The employment agreement with Mr. Burchetta contains provisions under which his annual salary may increase to $600,000 if we achieve specified operating milestones and also provides for additional compensation based on the value of a transaction that results in a change of control, as that term is defined in the agreement. In the event of a change of control, Mr. Burchetta would be entitled to receive 25% of the sum of $250,000 plus 2.5% of the transaction value, as that term is defined in the agreement, between $5,000,000 and $15,000,000 plus 1% of the transaction value above $15,000,000. Compensation expense under the agreement with Mr. Burchetta totaled $150,000 and $222,000 for the years ended December 31, 2004 and 2003, respectively. However, Mr. Burchetta waived the entire amount of his compensation during both 2004 and 2003.

We amended the employment agreement with Mr. Burchetta in February 2004, agreeing to modify his level of compensation, subject to our meeting specified financial and performance milestones. The employment agreement, as amended, provided that the base salary for Mr. Burchetta will be as follows: (1) if at the date of any salary payment, the aggregate amount of our net cash on hand provided from operating activities and net cash and/or investments on hand provided from financing activities is sufficient to cover our projected cash flow requirements (as established by our board of directors in good faith from time to time) for the following 12 months (the “projected cash requirement”), the annual base salary will be $150,000; and (2) if at the date of any salary payment, our net cash on hand provided from operating activities is sufficient to cover our projected cash requirement, the annual base salary will be $250,000, and increased to $450,000 upon the date upon which we complete the sale or license of our DebtResolve system with respect to 400,000 consumer credit accounts. Under the terms of the amended employment agreement, no salary payments were made to Mr. Burchetta during 2004. We recorded compensation expense and a capital contribution totaling $150,000 in 2004, representing an imputed compensation expense for the minimum base salary amounts under the agreement with Mr. Burchetta, as if we had met the condition for paying his salary.

We amended the employment agreement with Mr. Burchetta again in June 2005, agreeing that (1) as of April 1, 2005 and through the closing of our concurrent public offering of 2,400,000 shares of common stock, we will pay Mr. Burchetta an annual base salary of $250,000 per year, and thereafter his base salary will continue at that level, subject to adjustments approved by the compensation committee of our board of directors, and (2) the employment term will extend for five years after the final closing of our June/September 2005 private financing.

In addition to the agreement above, we have entered into employment agreements with Katherine A. Dering, our Chief Financial Officer, Treasurer and Secretary, and Richard G. Rosa, our Senior Vice President and Chief Technology Officer. Under the employment agreements with Ms. Dering and Mr. Rosa, which have one-year terms that expire on August 1, 2006 and February 20, 2006, respectively, they receive an annual salary of $150,000 and $200,000, respectively. The employment agreements with Ms. Dering and Mr. Rosa require the full-time services of such employees. The employment agreement with Ms. Dering provides that if her position is eliminated due to a merger or other business combination, we will provide her with a severance payment equal to one month of compensation and benefits for every month of employment with us through the elimination date, up to a maximum of 12 months, and all stock options previously granted to her will immediately vest and remain exercisable for their full term. The employment agreement with Mr. Rosa does not have any change of control provisions.

Each of the employment agreements with Mr. Burchetta, Ms. Dering and Mr. Rosa also contains covenants (a) restricting the employee from engaging in any activities competitive with our business during the term of their employment agreements, (b) prohibiting the employee from disclosure of our confidential information and (c) confirming that all intellectual property developed by the employee and relating to our business constitutes our sole property.

Sandra L. Styer, our Senior Vice President and Director of Client Services, James T. Mahoney, our Senior Vice President and Director of Sales, and Howard C. Knauer, our Senior Vice President and Director of Collection Strategies and President of our proposed debt-buying subsidiary, receive annual salaries of $150,000, $175,000 and $180,000, respectively, as part of our “employee at will” arrangements with each of them.

Existing Stock Options

We did not grant any stock options to our directors and executive officers during the year ended December 31, 2004. The following table sets forth certain information regarding the number and value of stock options held by the named directors and executive officers at December 31, 2004 and reflects a proposed 1-for-10 reverse stock split of our outstanding shares of common stock, prior to the closing of our concurrent public offering of 2,400,000 shares of common stock. No stock options were exercised by the named directors and executive officers during the year ended December 31, 2004. The stock options shown below are all currently exercisable. The values of unexercised in-the-money stock options shown below are presented pursuant to SEC rules and represent the positive difference between the exercise price and the assumed initial public offering price of $5.00 per share. The values of unexercised in-the-money options shown below may not be realized.

Name	Number of Unexercised Options at Fiscal Year End	Value of Unexercised in-the-money Options at Fiscal Year End

Lawrence E. Dwyer, Jr.	18,333	—
William M. Mooney, Jr.	43,500	$130,500
Alan M. Silberstein	300,000	—
John M. Porta	20,000	—
Richard G. Rosa	50,000	—

2005 Incentive Compensation Plan

On June 14, 2005, our board of directors and holders of a majority of our outstanding shares of common stock adopted and approved a new 2005 Incentive Compensation Plan. The purpose of our Incentive Compensation Plan is to assist us in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to us. No awards under the Plan have been made to date.

Administration. Our Incentive Compensation Plan is to be administered by our Compensation Committee, provided, however, that except as otherwise expressly provided in the Plan, the board of directors may exercise any power or authority granted to the committee under our Plan. Subject to the terms of our Plan, the committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the Plan, construe and interpret the Plan and award agreements, and correct defects, supply omissions or reconcile inconsistencies in them, and make all other decisions and determinations as the committee may deem necessary or advisable for the administration of our Plan.

Eligibility. The persons eligible to receive awards under our Incentive Compensation Plan are the officers, directors, employees, consultants and other persons who provide services to us. An employee on leave of absence may be considered as still in the employ of our company for purposes of eligibility for participation in our Plan.

Types of Awards. Our Incentive Compensation Plan will provide for the issuance of stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, dividend equivalents, bonus stock and awards in lieu of cash compensation, other stock-based awards and performance awards. Performance awards may be based on the achievement of specified business or personal criteria or goals, as determined by the committee.

Shares Available for Awards; Annual Per-Person Limitations. The total number of shares of common stock that may be subject to the granting of awards under our Incentive Compensation Plan at any time during the term of the Plan will be equal to 900,000 shares. This limit will be increased by the number of shares with respect to which awards previously granted under our Plan that are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares, and the number of shares that are tendered (either actually or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements.

Our Incentive Compensation Plan imposes individual limitations on the amount of certain awards. Under these limitations, during any 12-month period, the number of options, stock appreciation rights, shares of restricted stock, shares of deferred stock, performance shares and other stock based-awards granted to any one participant under the Plan may not exceed 400,000 shares, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units in any 12-month period is $2,000,000 multiplied by the number of full years in the performance period.

The committee is authorized to adjust the limitations described in the two preceding paragraphs. The committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Stock Options and Stock Appreciation Rights. The committee is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation rights are determined by the committee, but in the case of an ISO must not be less than the fair market value of a share of common stock on the date of grant. For purposes of our Incentive Compensation Plan, the term “fair market value” means the fair market value of common stock, awards or other property as determined by the committee or under procedures established by the committee. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the committee, except that no option or stock appreciation right may have a term exceeding ten years.

Restricted and Deferred Stock. The committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of a stockholder of our company, unless otherwise determined by the committee. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents. The committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the committee.

Bonus Stock and Awards in Lieu of Cash Obligations. The committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of our obligations to pay cash under our Incentive Compensation Plan or other plans or compensatory arrangements, subject to such terms as the committee may specify.

Other Stock-Based Awards. The committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The committee determines the terms and conditions of such awards.

Performance Awards. The committee is authorized to grant performance awards to participants on terms and conditions established by the committee. Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the committee. Performance awards granted to persons whom the committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Internal Revenue Code Section 162(m).

The committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards. Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the committee. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under our Incentive Compensation Plan.

Awards under our Incentive Compensation Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may, however, grant awards in exchange for other awards under our Plan, awards under other company plans or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control. The committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement or otherwise determined by the committee, vesting will occur automatically in the case of a “change in control” of our company, as defined in our Incentive Compensation Plan (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.”

Amendment and Termination. The board of directors may amend, alter, suspend, discontinue or terminate our Incentive Compensation Plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to our Plan which might increase the cost of our Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the board of directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Our Plan will terminate at the earliest of (a) such time as no shares of common stock remain available for issuance under our Plan, (b) termination of our Plan by the board of directors, or (c) the tenth anniversary of the effective date of the Plan. Awards outstanding upon expiration of our Plan will remain in effect until they have been exercised or terminated, or have expired.

PRINCIPAL STOCKHOLDERS

The table and accompanying footnotes set forth information as of December 9, 2005 with respect to the ownership of our common stock by:

•

each person or group who beneficially owns more than 5% of our common stock,

•

each of our directors,

•

our chief executive officer and other executive officers whose total compensation exceeded $100,000 during the year ended December 31, 2004, and

•

all of our directors and officers as a group.

Applicable percentage of ownership for each holder is based on 2,970,390 shares of common stock outstanding on December 9, 2005 and 5,798,851 shares of common stock outstanding following the closing of our concurrent public offering of 2,400,000 shares of common stock, in each case after giving effect to a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of our concurrent public offering.

A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the exercise of stock options and warrants or the conversion of convertible securities. Accordingly, common stock issuable upon exercise of stock options and warrants that are currently exercisable or exercisable within 60 days after the date of this prospectus, and common stock issuable upon conversion of the 7% convertible promissory notes have been included in the table with respect to the beneficial ownership of the person owning the stock options, warrants and 7% convertible promissory notes, but not with respect to any other persons.

Unless otherwise indicated, we believe that all persons named in the table above have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Percentage of Common Stock
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Before the Offering	After the Offering

James D. Burchetta(2)	1,065,015	31.46%	13.08%
Charles S. Brofman(3)	1,415,015	41.80%	17.38%
Katherine A. Dering(4)	100,000	3.26%	1.28%
Richard G. Rosa(5)	330,000	10.15%	4.12%
Lawrence E. Dwyer, Jr.(6)	100,333	3.36%	1.30%
William M. Mooney, Jr.(7)	417,490	12.39%	5.14%
Alan M. Silberstein(8)	302,500	9.25%	3.77%
All directors and executive officers as a group (7 individuals)	3,730,353	76.15%	48.28%

——————

(1)

The business address of each individual is Debt Resolve, Inc., 707 Westchester Avenue, Suite L7, White Plains, New York 10604.

(2)

Includes stock options to purchase 415,015 shares of common stock, exercisable at $5.00 per share on a post-reverse split basis.

(3)

Includes 800,000 shares held by Arisean Capital Ltd., a corporation controlled by Mr. Brofman, and stock options to purchase 415,015 shares of common stock, exercisable at $5.00 per share on a post-reverse split basis.

(4)

Consists of stock options to purchase 100,000 shares of common stock, exercisable at $5.00 per share on a post-reverse split basis.

(5)

Includes stock options to purchase 280,000 shares of common stock, 50,000 exercisable at $10.00 per share, and 230,000 exercisable at $5.00 per share, both on a post-reverse split basis.

(6)

Includes stock options to purchase 18,333 shares of common stock, exercisable at $10.00 per share on a post-reverse split basis.

(7)

Includes stock options to purchase 400,000 shares of common stock, 43,500 exercisable at $2.00 per share, 60,000 exercisable at $10.00 per share, and 296,500 at $5.00 per share, all on a post-reverse split basis.

(8)

Includes stock options to purchase 300,000 shares of common stock, exercisable at $5.00 per share on a post-reverse split basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

License Agreement with Co-Founders

On February 20, 2003, we entered into a license agreement with James D. Burchetta and Charles S. Brofman, the co-chairmen of our company, for the licensed usage of the intellectual property rights relating to U.S. Patent No. 6,330,551 issued by the U.S. Patent and Trademark Office on December 11, 2001 for “Computerized Dispute and Resolution System and Method” worldwide. This patent, which expires August 5, 2018, covers automated and online, double blind-bid systems that generate high-speed settlements by matching offers and demands in rounds. In June 2005, we amended and restated the license agreement in its entirety. The licensed usage is limited to the creation of software and other code enabling an automated system used solely for the settlement and collection of credit card receivables and other consumer debt and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees of all types. The license usage also includes the creation, distribution and sale of software products or solutions for the same aim as above and with the same exclusions. In lieu of cash royalty fees, Messrs. Burchetta and Brofman have agreed to accept stock options for our common stock as follows:

•

on June 29, 2005, we granted to each of Messrs. Burchetta and Brofman a stock option for up to such number of shares of our common stock such that the stock option, when added to the number of shares of our common stock owned by each of Messrs. Burchetta and Brofman, and in combination with any shares owned by any of their respective immediate family members and affiliates, will equal 14.6% of the total number of our outstanding shares of common stock on a fully-diluted basis as of the closing of our concurrent public offering of 2,400,000 shares of common stock, assuming the exercise of such stock option,

•

if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $10,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 1% of our total number of outstanding shares of common stock on a fully-diluted basis at such time,

•

if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $15,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 1.5% of our total number of outstanding shares of common stock on a fully-diluted basis at such time, and

•

if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $20,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 2% of our total number of outstanding shares of common stock on a fully-diluted basis at such time.

The stock options granted to Messrs. Burchetta and Brofman pursuant to the license agreement have an exercise price of $5.00 per share of common stock and are exercisable for ten years from the date of grant.

The term of the license agreement extends until the expiration of the last-to-expire patents licensed thereunder and is not terminable by Messrs. Burchetta or Brofman. The license agreement also provides that we will have the right to control the ability to enforce the patent rights licensed to us against infringers and defend against any third-party infringement actions brought with respect to the patent rights licensed to us subject, in the case of pleadings and settlements, to the reasonable consent of Messrs. Burchetta and Brofman. The terms of the license agreement, including the exercise price and number of stock options granted under the agreement, were negotiated in an arm’s length transaction between Messrs. Burchetta and Brofman, on the one hand, and our independent directors, on the other hand.

The license agreement may also present Messrs. Burchetta and Brofman with conflicts of interest, as described under “Risk Factors – Potential conflicts of interest exists with respect to the intellectual property rights that we license from our co-founders, and it is possible our interests and their interests may diverge.”

Sublease Agreement

On August 1, 2005, we entered into a sublease agreement with a company owned by James D. Burchetta, our Chief Executive Officer and Co-Chairman, as the sublessee. The president of this company is the son of Mr. Burchetta. The agreement calls for payments of $500 per month and requires the sublessee to supply its own equipment and utilities such as phone service. The agreement provides that we may cancel the sublease at any time on 30 days’ prior notice.

Loan from Director

On November 30, 2005, we borrowed $100,000 from a director and an existing stockholder of ours, due in three months and with an annual interest rate of 10%. Of this amount, $50,000 was borrowed from William M. Mooney, Jr., one of our directors. These loans are unsecured.

Other than described above, there have been no transactions during the last two years, or proposed transactions, to which we were or will be a party, in which any director, executive officer, beneficial owner of more than 5% of our common stock or any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of these persons, had or is to have a direct or indirect material interest.

SELLING STOCKHOLDERS

An aggregate of up to 779,119 shares may be offered by certain stockholders who received 7% convertible promissory notes and warrants in connection with our private financings in April 2005 and in June/September 2005 as well as by Maxim Group LLC, which received warrants in connection with acting as the placement agent in our June/September 2005 private financing. See “Prospectus Summary – Private Financings” and “Description of Securities – 7% Convertible Promissory Notes and Warrants.”

Pursuant to our June/September 2005 private financing, on June 28, 2005, we received proceeds from a private placement of 7% senior convertible promissory notes in the aggregate principal amount of $1,250,000, initially convertible into 294,117 shares of our common stock, pursuant to a securities purchase agreement. As part of the private financing, we issued to the investors warrants to purchase 147,058 shares of common stock. On September 6, 2005, we completed a second closing of the private financing. In the second closing, we received proceeds from a private placement of 7% senior convertible promissory notes in the aggregate principal amount of $645,000, initially convertible into 1,517,647 shares of our common stock. As part of the private financing, we issued to the investors warrants to purchase 758,824 shares of common stock.

The securities purchase agreement and other documents relating to the June/September private financing provide that simultaneously with the closing of an underwritten initial public offering of our common stock , 50% of the outstanding principal amount of and accrued interest on the 7% senior convertible promissory notes will be converted into common stock, and the remaining balance of principal of and accrued interest will be repaid in cash from the proceeds of the public offering. The number of shares of common stock issuable upon conversion of the 7% senior convertible promissory notes will be based on a conversion price equal to a 15% discount to the public offering price. If a public offering never occurs, the conversion price will equal $4.25 per share (assuming a 1-for-10 reverse stock split of our outstanding shares). The 7% senior convertible promissory notes contain “weighted average” anti-dilution protection for pre-public offering financings of ours at less than the conversion price (to be applied retroactively at the time of the public offering or to the $4.25 per share conversion price if the pubic offering never occurs) and also customary anti-dilution provisions to cover stock dividends, stock splits, combinations of shares and recapitalizations. The 7% senior convertible promissory notes pay 7% annual interest and are due and payable the earlier of the consummation of a public offering or one year after the date of issuance. The 7% senior convertible promissory notes rank senior to any current or future debt obligations of ours as long as they are outstanding. With each 7% senior convertible promissory note, we issued to each investor warrants to purchase a number of shares of common stock equal to 50% of the number of shares of common stock that would be issuable if the note were converted at the date of the closing. The warrants are exercisable at any time, commencing upon the earlier of the effectiveness of a registration statement covering the shares of common stock underlying the warrants or one year after the closing of the private financing, and from time to time for a period of five years, at an exercise price equal to the lesser of a 15% discount to the public offering price or $4.25 per share (assuming a 1-for-10 reverse stock split of our outstanding shares). The warrants contain anti-dilution provisions consistent with those applicable to the conversion features of the 7% senior convertible promissory notes and also contain “weighted average” anti-dilution protection during the term of the warrant for post-public offering financings at below the applicable exercise price. The registration rights agreement provides that subject to customary underwriter’s cutbacks, the investors in the private financing would have the right to have the shares of common stock to be received by them upon conversion of the 7% senior convertible promissory notes and exercise of the warrants registered in connection with a public offering by us. It also provides for unlimited “piggyback” registration rights following a public offering.

We had separately completed in April 2005 an private financing that also involved the issuance of 7% senior convertible promissory notes, in the aggregate principal amount of $800,000, and warrants to purchase common stock. The notes and warrants issued in the April 2005 private financing were substantially identical to those issued in the June/September 2005 private financing.

Maxim Group LLC, the underwriter of our concurrent public offering of 2,400,000 shares of common stock, acted as the placement agent in the June/September 2005 private financing and received placement fees of $142,800 and non-accountable expenses of $53,550. In addition, Maxim Group LLC received a warrant to purchase up to 33,600 shares of our common stock.

The table below sets forth:

•

the name of the selling stockholders,

•

the number of shares of common stock beneficially owned by the selling stockholders as of December 9, 2005,

•

the maximum number of shares of common stock that may be offered for the account of the selling stockholders under this prospectus, and

•

the number of shares of common stock that would be owned by the selling stockholders after completion of the offering, assuming a sale of all of the common stock that may be offered by this prospectus (assuming a sale of all of the common stock that may be offered by this prospectus, each of the selling stockholders beneficially owning shares after the offering would own less than 1% of outstanding shares).

No material relationships exist between any of the selling stockholders and us nor have any such material relationships existed within the past three years, except as described above with respect to Maxim Group LLC. With the exception of Maxim Group LLC, which is a member of the National Association of Securities Dealers, Inc., none of the selling stockholders are members of the National Association of Securities Dealers, Inc. or affiliates of such members.

Beneficial ownership is determined under the rules of the SEC. The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options and other derivative securities to acquire our common stock held by that person that are currently exercisable or convertible within 60 days after December 9, 2005. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

Selling Stockholder	Number of Shares Beneficially Owned	Maximum Number to be Sold	Number of Shares Beneficially Owned after the Offering

Dr. Steven Berkowitz	5,956	5,956	0
Betsy Boruchoff	11,912	11,912	0
Edward Cohen	23,983	23,983	0
Donald Asher Family Trust(1)	23,825	23,825	0
John A. Dorman	46,508	36,508	10,000
Generation Capital Associates(2)	11,912	11,912	0
Lawrence Greene	5,956	5,956	0
Kenneth Greif	5,956	5,956	0
Jeffrey A. Grossman	11,912	11,912	0
Grossman Family Trust(3)	23,983	23,983	0
Rudy Guerrino	36,508	36,508	0
High Capital Funding LLC(4)	11,912	11,912	0

Selling Stockholder	Number of Shares Beneficially Owned	Maximum Number to be Sold	Number of Shares Beneficially Owned after the Offering

Adam Hutt and Didi Hutt	5,956	5,956	0
George Karfunkel	59,958	59,958	0
Liebler Investments Ltd.(5)	11,991	11,991	0
Massabni Family Trust(6)	11,912	11,912	0
Maxim Group LLC(7)	33,600	33,600	0
Ronald Nash	71,949	71,949	0
Gilad Ottensoser	5,956	5,956	0
Leon Racanati	59,958	59,958	0
Michael Rapoport	11,991	11,991	0
Mauro C. Romita	46,508	36,508	10,000
Dr. Mauro C. Romita	36,508	36,508	0
Michael Romita	46,508	36,508	10,000
Robert Rosenberg	11,991	11,991	0
John Saraceno	28,590	28,590	0
Murray Stark	46,508	36,508	10,000
Vintage Filings LLC(8)	17,998	17,998	0
Stephen M. Watters	5,996	5,996	0
Robert Weisz	72,016	72,016	0
Dr. Jay Youngerman	11,912	11,912	0
TOTAL	819,119	779,119	40,000

——————

(1)

Donald Ascher is the trustee of the Donald Ascher Family Trust and has sole voting and disposition power of the shares owned by the trust.

(2)

David Rapaport is the General Counsel of Generation Capital Associates and has sole voting and investment power over the shares owned by Generation Capital Associates.

(3)

Raphael Grossman is the trustee of the Grossman Family Trust and has sole voting and disposition power of the shares owned by the trust.

(4)

Frank Hart is the President of High Capital Funding LLC and has sole voting and investment power over the shares owned by High Capital Funding LLC.

(5)

Gary Liebler is the Director of Liebler Investments Ltd. and has sole voting and investment power over the shares owned by Liebler Investments Ltd.

(6)

Edgar Massabni is the trustee of the Massabni Family Trust and has sole voting and disposition power of the shares owned by the trust.

(7)

James Orazio is the President of Maxim Group LLC and has sole voting and investment power over the shares owned by Maxim Group LLC. The shares registered in this prospectus represent shares of common stock issuable upon the exercise of warrants issued to Maxim Group LLC for acting as the placement agent in our June/September 2005 private financing. Maxim Group LLC is also acting as the underwriter of our concurrent offering described below in “Concurrent Offering.” Maxim Group LLC is a member of the National Association of Securities Dealers, Inc.

(8)

Seth Farbman is the President of Vintage Filings LLC and has sole voting and investment power over the shares owned by Vintage Filings LLC.

PLAN OF DISTRIBUTION

The sale of shares of common stock underlying the private financings convertible promissory notes and warrants by the selling stockholders may be effected from time to time in transactions (which may include block transactions by or for the account of the selling stockholders) on the American Stock Exchange, the over-the-counter market or wherever the shares are then traded or quoted, including ordinary brokers’ transactions, in privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

Selling stockholders may effect such transactions by selling their shares underlying private financings notes and warrants directly to purchasers, through broker-dealers acting as agents for the selling stockholders or to broker-dealers who may purchase such shares as principals and thereafter sell the shares underlying private financings notes and warrants from time to time on the American Stock Exchange, the over-the-counter market or wherever the shares are then traded or quoted, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

The selling stockholders and broker-dealers, if any, acting in connection with such sales might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.

CONCURRENT OFFERING

On the date of this prospectus, a registration statement was declared effective under the Securities Act with respect to an underwritten initial public offering of 2,400,000 shares of common stock. Sales of the common stock underlying the private financings convertible promissory notes and warrants by the selling stockholders after such dates, or the potential of such sales, could have an adverse effect on the market price of the common stock.

DESCRIPTION OF SECURITIES

Our certificate of incorporation authorizes us to issue 50,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share. As of the date of this prospectus, 2,970,390 shares of common stock are outstanding, assuming a proposed 1-for-10 reverse stock split of our outstanding shares of common stock, held by approximately 70 record holders, and no shares of preferred stock are outstanding. In addition, $2,695,000 in principal amount of 7% convertible promissory notes are outstanding, held by 30 holders, a portion of which will automatically convert into 428,461 shares of common stock upon the closing of our concurrent public offering of 2,400,000 shares of common stock.

Common Stock

Each share of common stock has one vote. Except as otherwise provided by law or by the resolution or resolutions adopted by our board of directors designating the rights, powers and preferences of any series of preferred stock, the common stock has the exclusive right to vote for the election of directors and for all other purposes, and holders of preferred stock will not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The holders of our common stock are entitled to any dividends as may be declared by our board of directors out of legally available funds. Our board of directors does not intend to declare any cash or other dividends in the foreseeable future, but intends instead to retain earnings, if any, for use in our business operations.

Provisions of our certificate of incorporation and by-laws make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. For example, we have authorized preferred stock that is undesignated, making it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. In addition, advanced notice is required prior to stockholder proposals. Delaware law also could make it more difficult for a third party to acquire us. Specifically, Section 203 of the Delaware General Corporation Law may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Preferred Stock

Our certificate of incorporation authorizes the issuance of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering or our concurrent public offering of 2,400,000 shares of common stock. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of our company. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

7% Convertible Promissory Notes and Warrants

At the closing of our concurrent public offering of 2,400,000 shares of common stock, we will repay or convert into shares of common stock all of our outstanding 7% convertible promissory notes. The important terms of our 7% convertible promissory notes and warrants are set forth below.

Conversion . The principal amount and accrued interest under our 7% convertible promissory notes are convertible into shares of our common stock:

•

at any time at the option of the holder, and

•

automatically, contemporaneously with the closing of our concurrent public offering of 2,400,000 shares of common stock, the principal and accrued interest under the notes from our April 2005 private financing and 50% of the principal and accrued interest under the notes from our June/September 2005 private financing will be converted into shares of common stock, and the remaining 50% of the principal and accrued interest under the notes from our June/September 2005 private financing will be repaid to the holders from the proceeds of our concurrent public offering of 2,400,000 shares of common stock.

The conversion price of the notes is $4.25, in the case of a conversion at the option of the holder, and, in the case of an automatic conversion, 85% of the price per share of the common stock in our concurrent public offering of 2,400,000 shares of common stock. The conversion price is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The conversion price is subject to further adjustment if, while the notes are outstanding, we issue any shares of our common stock or securities convertible or exercisable into our common stock (subject to customary exceptions for exchanges of securities, equity incentive plans and acquisition transactions) at a price per share less than the conversion price, the conversion price will be adjusted on a weighted-average basis, which takes into account both the lower price and the number of shares issued or issuable at the lower price.

Maturity . The principal amount and accrued interest under the notes are payable by us upon the earlier to occur of:

•

the closing of our concurrent public offering of 2,400,000 shares of common stock, or

•

the first anniversary of the date of issuance.

Interest . The notes will receive interest at a cumulative annual rate of 7%, payable on the maturity date.

Liquidation . In the event of any liquidation, dissolution or winding up of our company, either voluntary or involuntary, the holders of the notes will receive, in preference to any distribution of any of our assets to the holders of any of our other debt or equity securities, an amount equal to the unpaid and unconverted principal face amount of their notes and any accrued and unpaid interest on the notes. The holders will be paid in preference to any of our unsecured creditors and will be paid pro rata in proportion to the principal amount of notes held by the holders if the available assets are not sufficient to repay the notes.

Warrants . Each investor in our April 2005 private financing was issued, for no additional consideration, three-year warrants, and in our June/September 2005 private financings was issued, for no additional consideration, five-year warrants to purchase that number of shares of our common stock as is equal to 50% of the number of shares of common stock into which the notes held by such holder is initially convertible. The warrants are exercisable commencing upon the earlier of:

•

the date of effectiveness of a registration statement under the Securities Act of 1933 covering the shares of common stock underlying the warrants, or

•

the first anniversary of the date of issuance.

The warrants have an exercise price per share equal to the conversion price of the notes, subject to adjustment in the event of specified dilutive or accretive events, such as stock splits or stock combinations. The exercise price is subject to further adjustment if, while the warrants are outstanding, we issue any shares of our common stock or securities convertible or exercisable into our common stock (subject to customary exceptions for exchanges of securities, equity incentive plans and acquisition transactions) at a price per share less than the exercise price, the exercise price will be adjusted on a weighted-average basis, which takes into account both the lower price and the number of shares issued or issuable at the lower price.

Cashless Exercise . If at any time after one year from the date of issuance of the warrants there is no effective registration statement on file with the SEC registering, or no current prospectus available for, the resale of the shares of our common stock issuable upon exercise of the warrants, then the warrants may be exercised at such time by means of a “cashless exercise.”

Registration Rights . The registration statement of which this prospectus forms a part registers up to 779,119 shares of our common stock issuable upon conversion of the convertible promissory notes and exercise of the warrants purchased from us in private financings in April 2005 and in June/September 2005 as well as issuable upon the exercise of warrants issued to Maxim Group LLC in connection with acting as the placement agent in our June/September 2005 private financing.

Lock-Up Agreements . In connection with the private financings, all of the investors entered into “lock-up agreements” with us that prohibit those investors from, directly or indirectly, offering, selling, pledging or otherwise transferring or disposing of any of the shares of our common stock underlying the notes and warrants for a period of six months following the effective date of this registration statement.

Warrants

In addition to the warrants issued in connection with our April 2005 and June/September 2005, we have issued warrants to purchase 366,720 shares of common stock with per share exercise price of $4.25. These warrants are exercisable for three years from the date of grant.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, 2,970,390 shares of our common stock are outstanding, held by approximately 70 record holders. Upon the consummation of this offering and our concurrent public offering of 2,400,000 shares of common stock, no shares of preferred stock will be outstanding. After our concurrent public offering of 2,400,000 shares of common stock, we will have 5,798,851 shares of common stock outstanding, or 6,158,851 shares if the underwriter’s over-allotment option is exercised in full. Of these shares, the 2,400,000 shares sold in our concurrent public offering of 2,400,000 shares of common stock, and 360,000 shares of the over-allotment option if exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by holders subject to lock-up agreements or by any of our affiliates within the meaning of Rule 144 under the Securities Act, which generally includes executive officers, directors and 10% stockholders. Of the 5,798,851 shares of our common stock to be outstanding on the closing date of our concurrent public offering of 2,400,000 shares of common stock, 2,043,990 shares will be locked-up as a result of agreements that existing stockholders have signed restricting their ability to transfer our stock for 15 months after the date of this prospectus, and 745,519 shares (including 317,058 shares issuable upon the exercise of outstanding warrants) being registered for sale under our selling stockholder resale prospectus will be similarly locked-up for six months after the date of this prospectus. All of the remaining 926,400 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All but 424,900 of those shares are currently eligible for sale under Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of the then average weekly trading volume or 1% of the total number of outstanding shares of the same class. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been one of our affiliates for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Securities issued in reliance on Rule 701 are also restricted and may be sold by stockholders other than affiliates of ours subject only to the manner of sale provisions of Rule 144 and by affiliates under Rule 144 without compliance with its one-year holding period requirement.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

American Stock Exchange Listing

There is presently no public market for our common stock. We have applied to list our common stock on the American Stock Exchange under the proposed symbol DRV.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the securities offered by this prospectus are being passed upon for us by our counsel, Greenberg Traurig, LLP, New York, New York.

EXPERTS

Our financial statements as of December 31, 2004 and 2003 and for the years then ended have been included in this prospectus and in the registration statement in reliance upon the reports of Marcum & Kliegman LLP, independent registered public accounting firm, appearing elsewhere in this prospectus and upon the authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 with the SEC for the securities we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to that registration statement. A copy of the registration statement may be inspected by anyone without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We are, and will remain following the closing of this offering, subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, we file annual and quarterly reports, proxy statements and other information with the SEC. We intend to furnish to our stockholders annual reports containing audited financial statements and may furnish interim reports as we deem appropriate. You will be able to inspect and copy these reports, proxy statements and other information at the addresses set forth above.

You should rely only on the information provided in this prospectus, any prospectus supplement or as part of the registration statement filed on Form SB-2 of which this prospective is a part, as such registration statement is amended and in effect with the SEC. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

DEBT RESOLVE, INC.
FINANCIAL STATEMENTS

Condensed Financial Statements for the nine months ended September 30, 2005 and 2004 and Cumulative from Inception (April 21, 1997 to September 30, 2005) (Unaudited)
Condensed Balance Sheet at September 30, 2005	F-2
Condensed Statements of Operations for the nine months ended September 30, 2005 and 2004 and Cumulative from Inception (April 21, 1997 to September 30, 2005)	F-3
Condensed Statements of Cash Flows for the nine months ended September 30, 2005 and 2004 and Cumulative from Inception (April 21, 1997 to September 30, 2005)	F-4
Notes to Condensed Financial Statements	F-5
Financial Statements for the years ended December 31, 2004 and 2003 and Cumulative from Inception (April 21, 1997 to December 31, 2004)
Report of Independent Registered Public Accounting Firm	F-15
Balance Sheet as of December 31, 2004	F-16
Statements of Operations for the years ended December 31, 2004 and 2003 and Cumulative from Inception (April 21, 1997 to December 31, 2004)	F-17
Statements of Stockholders’ Equity Cumulative from Inception (April 21, 1997 to December 31, 2004)	F-18
Statements of Cash Flows for the year ended December 31, 2004 and 2003 and Cumulative from Inception (April 21, 1997 to December 31, 2004)	F-19
Notes to Financial Statements	F-20

DEBT RESOLVE, INC.
(A Development Stage Company)
Condensed Balance Sheet
(Unaudited)

	September 30, 2005 as reported	September 30, 2005 pro forma

Assets
Current assets:
Cash	$639,214
Accounts receivable, net	7,216
Prepaid expenses and other current assets	81,845
Total current assets	728,275

Fixed assets, net	159,043

Other assets:
Deferred offering costs	516,397
Deferred financing costs	207,698
Deposits and other assets	93,605
Total other assets	817,700
Total assets	$1,705,018

Liabilities and Stockholders’ Deficiency
Current liabilities:
Accounts payable	$343,213
Accrued expenses	124,219
Convertible notes, net of deferred debt discount of $913,577	1,781,423
Total liabilities	2,248,855

Commitments and contingencies

Stockholders’ deficiency:
Preferred stock, 10,000,000 shares authorized, $.001 par value, none issued and outstanding	—	—
Common stock, 50,000,000 shares authorized, $.001 par value, 29,703,900 and 3,398,851 shares issued and outstanding, respectively(1)	29,704	3,399
Additional paid-in capital	6,260,417	8,107,688
Deficit accumulated during the development stage	(6,833,958)	(7,955,233)
Total stockholders’ (deficiency) equity	(543,837)	155,854
Total liabilities and stockholders’ deficiency	$1,705,018

——————

(1)

Pro forma stockholders’ equity reflects the impact of the 1-for-10 reverse stock split, the accelerated amortization of $207,698 in deferred financing costs and $913,577 in accrued deferred debt discount and beneficial conversion feature of convertible notes to the accumulated deficit, and the inclusion in stock and additional paid-in capital of $428 and $1,820,537, respectively, for the issuance of 428,461 shares of common stock upon conversion of the convertible notes payable.

The accompanying notes are an integral part of these condensed financial statements.

DEBT RESOLVE, INC.
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

	Nine months ended September 30,		Cumulative from Inception (April 21, 1997) to September 30,
	2004	2005	2005

Revenues	$2,088	$9,833	$12,620

Costs and expenses:
Payroll and related expenses	$681,854	$942,785	$2,592,067
General and administrative expenses(1)	690,755	857,141	2,648,850
Waived royalty fees -related parties	—	—	600,000
Research and development expenses	46,022	—	499,323
Depreciation and amortization expenses	33,051	25,794	77,672

Total expenses	1,451,682	1,825,720	6,417,912

Loss from Operations	(1,449,594)	(1,815,887)	(6,405,292)

Interest Income (expense)(2)	4,483	(438,489)	(438,489)
Other income	—	1,000	9,823
Total other income (expense)	4,483	(437,489)	(428,666)

Net loss	(1,445,111)	(2,253,376)	(6,833,958)

Per share data:
Basic and diluted net loss per common share	$(0.05)	$(0.08)

Basic and diluted weighted average number of common shares outstanding	29,060,248	29,653,096

Pro forma per share data:(3)
Pro forma basic and diluted net loss per common share		$(0.66)

Pro forma basic and diluted weighted average number of common shares outstanding		3,393,791

——————

(1)

Stock based compensation totaled $26,143 in the nine months ended September 30, 2004 and $93,722 in the nine months ended September 30, 2005, and $432,851 since inception.

(2)

Included in interest expense is the amortization of the value of the beneficial conversion feature of the convertible notes and the deferred debt discount recorded on those notes, which was $322,310 in the nine months ended September 30, 2005, respectively, and $322,310 since inception.

(3)

Pro forma weighted average shares outstanding include 428,461 shares issued to convertible note holders upon completion of the proposed public offering and the effect of the 1-for-10 reverse stock split of outstanding shares of common stock.

The accompanying notes are an integral part of these condensed financial statements.

DEBT RESOLVE, INC.
(A Development Stage Company)
Condensed Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,		Cumulative from Inception (April 21, 1997) to September 30,
	2004	2005	2005

Cash flows from operating activities:
Net loss	$(1,445,111)	$(2,253,376)	$(6,833,958)
Adjustments to reconcile net loss to net cash used in operating activities:
Non cash stock based compensation	26,143	93,722	432,851
Capital contribution from waived and imputed compensation and royalty fees	337,500	112,500	1,983,809
Amortization of deferred debt discount	—	322,310	322,310
Amortization of deferred financing costs	—	51,858	51,858
Depreciation and amortization	33,050	25,794	77,672
Loss on disposal of fixed assets	—	14,954	14,954
Changes in operating assets & liabilities:
Accounts receivable	(2,088)	(5,997)	(7,216)
Prepaid expenses and other current assets	(30,604)	(6,495)	(56,845)
Deposits and other assets	—	(93,605)	(93,605)
Accounts payable	42,811	263,192	343,213
Accrued expenses	42,962	43,414	208,219

Net cash used in operating activities	(995,337)	(1,431,729)	(3,556,738)
Cash flows from investing activities:
Purchases of fixed assets	(9,995)	(137,291)	(251,669)

Net cash used in investing activities	(9,995)	(137,291)	(251,669)
Cash flows from financing activities:
Proceeds from issuance of convertible notes	—	2,695,000	2,695,000
Repayment of loans payable to stockholders, net	—	(10,000)	(10,000)
Proceeds from issuance of common stock, net of costs	234,000	224,900	2,432,574
Proceeds from stockholders’ loans	—	—	110,000
Stock offering costs	(43,540)	(517,063)	(560,603)
Deferred financing costs	—	(219,350)	(219,350)

Net cash provided by financing activities	190,460	2,173,487	4,447,621
Net (decrease) increase in cash	(814,872)	604,467	639,214
Cash at beginning of period	1,040,210	34,747	—
Cash at end of period	$225,338	$639,214	$639,214
Non cash investing and financing activities:
Conversion of stockholder’s loan to common stock	$100,000	$—	$100,000
Issuance of common stock for accrued compensation	$—	$84,000	$84,000
Issuance of warrants for deferred financing fees	$—	$40,207	$40,207
Capital contribution from waived royalty fees	$—	$—	$600,000
Capital contribution from waived and imputed compensation	$337,500	$112,500	$1,383,809

The accompanying notes are an integral part of these condensed financial statements.

DEBT RESOLVE, INC.
(A Development Stage Company)
Notes to Condensed Financial Statements
(Unaudited)
September 30, 2005

NOTE 1 — DESCRIPTION OF BUSINESS, ORGANIZATION AND DEVELOPMENT STAGE ACTIVITIES:

Description of business

Debt Resolve, Inc. (“Debt Resolve” or the “Company”), is a Delaware corporation formed on April 21, 1997. The Company provides banks, lenders, credit card issuers, third party collection agencies and purchasers of charged-off debt an Internet-based online system (“the Debt Resolve system”) for the collection of past due consumer debt. The Company offers its service as an Application Service Provider (“ASP”) model, enabling clients to introduce this collection option with no modifications to their existing collections computer systems. Its products capitalize on using the Internet as a tool for communication, resolution, settlement and payment of delinquent debts. The Debt Resolve system features, at its core, a patented online bidding system.

Organization

Until February 24, 2003, the Company, formerly named Lombardia Acquisition Corp., was inactive and had no significant assets, liabilities or operations. On February 24, 2003, James D. Burchetta, Charles S. Brofman, and Michael S. Harris (collectively, the “Principal Stockholders”) purchased 22,500,000 newly-issued shares of the Company’s common stock, representing 84.6% of the then outstanding shares, pursuant to a Stock Purchase Agreement effective January 13, 2003 between the Company and each of the Principal Stockholders. The Company received an aggregate cash payment of $22,500 in consideration for the sale of such shares to the Principal Stockholders. The Board of Directors was then reconstituted. On May 7, 2003, following approvals by the Board of Directors and holders of a majority of the Company’s common stock, the Company’s Certificate of Incorporation was amended to change the Company’s corporate name to Debt Resolve, Inc. and increase the number of the Company’s authorized shares of common stock from 20,000,000 to 50,000,000 shares.

Development stage activities

In accordance with Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises, the Company is considered to be in the development stage since it is devoting substantially all of its efforts to establishing a new business and its planned principal operations have not produced any significant revenues. Since February 24, 2003, the Company has devoted substantially all of its efforts to planning and budgeting, research and product development, and raising capital. In January 2004, the Company substantially completed the development of its online system for the settlement of credit card and other consumer debt and began marketing to banks, collection agencies, debt buyers and other creditors. In February 2004, the Company implemented its online system, on a test basis, with a collection agency and completed a successful systems test. Since that time, the Company has continued to devote substantial time and assets on marketing its product to credit card companies, collection agencies, and other holders of delinquent consumer debt. As of September 30, 2005, the Debt Resolve system is being used by five clients, consisting of three lenders and two collection agencies on certain limited portfolios, and has begun to generate some revenue for the Company.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Going concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As of September 30, 2005, the Company’s working capital is not sufficient to fund its plan of operations beyond the end of December 2005. This factor raises substantial doubt about the Company’s ability to continue as a going concern. In separate financing transactions in April and June/September of 2005, the Company received proceeds from the issuance of 7% convertible promissory notes in the total aggregate principal amount of $2,695,000 (see Note 5). In addition, the Company has entered into a non-binding letter of intent with an investment banking firm to explore the possibility of raising additional capital in the public equity markets and filed with the Securities and Exchange Commission on Form SB-2 with that intention (see Note 4). However, there can be no assurance that the Company will be able to raise sufficient additional capital as needed to execute its business plan. The Company continues to experience losses, recording losses of $2,253,376 for the nine months ended September 30, 2005. As of that date, it has incurred an accumulated deficit of $6,833,958, and it has still not recorded any significant revenue. The Company is currently negotiating with current shareholders and other qualified investors to arrange a private debt financing. If the Company is unable to raise sufficient additional capital before the end of December 2005, it will have to develop and implement a plan to extend payables and reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Interim periods

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005 or for any other interim period. On August 19, 2005 the Company filed a report on Form 8-K with the Securities and Exchange Commission disclosing that the Company will restate previously issued financial statements for the years ended December 31, 2004 and 2003 and the three months ended March 31, 2005. In conjunction with the re-audit of Debt Resolve’s financial statements for the years ended December 31, 2003 and December 31, 2004 and a review of the quarter ended March 31, 2005 by the Company’s independent registered public accounting firm, the Company determined that adjustments were necessary to recognize the cumulative impact of correcting its computation for stock-based compensation to consultants and advisory board members. Specifically, it was determined that Debt Resolve should have recorded an expense for stock-based compensation to consultants and advisory board members during those accounting periods. The Company had disclosed these costs on a pro forma basis, only. Based on the reclassification of employee and consultant status for stock-based compensation to these persons, Debt Resolve has restated the periods impacted by these adjustments. The restatement adjustments related to computation for stock-based compensation to consultants and advisory board members increased net loss by $26,143 for the nine months ended September 30, 2004 and $31,756 for the year ended December 31, 2004 and increased net loss by $109,491 for the year ended December 31, 2003. The adjustments did not change net loss per share for the nine months ended September 30, 2004 or for the year ended December 31, 2004, but increased net loss per share by $0.01 to ($0.10) for the year ended December 31, 2003. These adjustments also increased the beginning accumulated deficit and additional paid-in capital by $141,247 as of January 1, 2005. In addition, the Company recorded an increase in net loss for the quarter ended March 31, 2005 of $97,136 and an increase in net loss per share of $0.01 to ($0.02) related to stock-based compensation and deferred offering costs.

Reclassifications

Certain amounts in the financial statements for the nine months ended September 30, 2004 have been reclassified for comparative purposes to conform to the presentation in the financial statements for the nine months ended September 30, 2005.

Cash

For purposes of the condensed statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. From time to time, the Company has balances in excess of federally insured limits.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management’s judgment and available information and, consequently, actual results could be different from these estimates.

Revenue recognition

The Company earned revenue during the nine months ended September 30, 2005 from five clients, consisting of three lenders and two collection agencies that have implemented the Company’s online system. The Company’s current contracts provide for revenue based on a percentage of the amount of debt collected from accounts submitted on the DebtResolve system or based on recurring license fees coupled with transaction fees. Although other revenue models have been proposed, all revenue earned to date has been determined using this method, and such revenue is recognized when the settlement amount of debt is collected by the client. For the early adopters of the Company’s product, the Company waived set-up fees and other transactional fees that the Company anticipates charging in the future. While the percent of debt collected will continue to be a revenue recognition method going forward, other payment models are also being offered to clients and could possibly become our preferred revenue model. Dependent on the structure of future contracts, revenue may be derived from set up fees or monthly licensing fees with transaction fees upon debt settlement.

Imputed salary expense

Under the terms of employment agreements (see Note 9) the Company has had with its Co-chairman and CEO and with its general counsel during the nine months ended September 30, 2004 and until April 1, 2005 and July 1, 2005, respectively, the Company did not pay these officers a salary, due to certain conditions as specified in the agreements. The Company recorded compensation expense and a capital contribution in an amount equal to the salary that would have been paid during those periods, representing an imputed compensation expense for the minimum base salary amounts under the agreement with them, as if the Company had met the condition for paying their salaries. As of April 1, 2005, pursuant to a decision made by the Board of Directors of the Company and a revised employment agreement, the Company began to pay the Co-Chairman and Chief Executive Officer a salary of $250,000 per year. As of June 30, 2005, the Company’s general counsel resigned his position.

Waived royalty fees

Under the terms of a license agreement that the Company has with its Co-Chairmen, royalty fees were due to Messrs. Burchetta and Brofman. However, these payments were not made since they were waived by the Co-Chairmen. The Company recorded royalty expense and a capital contribution in an amount equal to the waived payments.

Research and development

Research and development expenses in the nine months ended September 30, 2004 consisted primarily of payroll and related expenses and consulting fees incurred in connection with employees and consultants involved in the development of the Company’s online software product. The Company follows the guidelines of Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, and Statement of Financial Accounting Standards No. 2, Accounting for Research and Development Costs. Since the Company intended and has begun to market its online product, these costs were charged to expense as incurred and classified as research and development expenses. In January 2004, the Company substantially completed the development of and began marketing its online product. Commencing February 2004, and for the nine months ended September 30, 2005, costs incurred in connection with the operation, maintenance, modification, and customization of the Company’s product have been charged to expense as incurred, and are not classified as research and development expenses.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful life of each class of assets using the straight-line method. Expenditures for maintenance and repairs are charged to expense as incurred. Additions and betterments that substantially extend the useful life of the asset are capitalized. Upon the sale, retirement, or other disposition of property and equipment, the cost and related accumulated depreciation are removed from the balance sheet, and any gain or loss on the transaction is included in the statement of operations.

Income taxes

In accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, the Company uses an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. The Company has had net losses since inception and the resulting deferred tax asset is offset by a corresponding valuation allowance.

Stock-based compensation

Stock options issued under stock-based compensation plans are accounted for under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in the net loss, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock, as determined by the board of directors, on the date of grant. Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure — an Amendment of FASB Statement No. 123, requires the disclosure of the effect on net loss and loss per share had the Company applied the minimum value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation. The minimum value of each option granted is estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 0%, risk-free interest rates for individual options ranging from 1.66% to 4.12%, and an expected life of each option, ranging from three to ten years. Since there is no public market for the Company’s stock, the Company does not consider volatility in estimating the value of each option; the Company follows the minimum value method. The estimated minimum value of the options granted is amortized to expense over the option vesting periods.

As of September 30, 2005, the weighted average exercise price and the weighted average expected life of the stock options granted to employees were $0.62 and 5.48 years, respectively.

The following table illustrates the pro forma effects on net loss and net loss per common share for the nine months ended September 30, 2004 and 2005 and the period cumulative from inception as if the Company had applied the fair value recognition provisions of FASB Statement No. 123 to stock-based compensation.

	Nine months ended September 30,		Cumulative from Inception (April 21, 1997) to September 30,
	2004	2005	2005

Net loss – as reported	$(1,445,111)	$(2,253,376)	$(6,833,958)

Deduct: Stock based employee compensation expense determined under minimum-value based method for all awards	149,962	1,842	589,220

Net Loss – pro forma	$(1,595,073)	$(2,255,218)	$(7,423,178)

Basic and diluted net loss per common share – as reported	$(0.05)	$(0.08)

Basic and diluted net loss common share – pro forma	$(0.05)	$(0.08)

Net Loss Per Share of Common Stock

Basic net loss per share excludes dilution for potentially dilutive securities and is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per share reflects the potential dilution that could occur if securities or other instruments to issue common stock were exercised or converted into common stock. Potentially dilutive securities realizable from the exercise of options, warrants and convertible notes of 8,633,333, 4,506,593, and 6,341,177, respectively, at September 30, 2005 and 5,333,333, 0 and 0, respectively at September 30, 2004 are excluded from the computation of diluted net loss per share as their inclusion would be antidilutive. The potentially dilutive securities noted above exclude options to be issued under the amended and restated licensing agreement (see Note 8) or options relating to the anti dilution provision (see Note 4).

NOTE 3 — FIXED ASSETS:

Fixed assets as of September 30, 2005 are summarized as follows:

	Useful life

Computer equipment	3 years	$84,236
Computer software	3 years	1,919
Telecommunication Equipment	5 years	2,685
Office equipment	3 years	2,192
Furniture and fixtures	5 years	103,355
Leasehold improvements	Lease term	17,986
		212,373
Less: accumulated depreciation		(53,330)
		$159,043

Concurrent with the Company’s move to new premises on July 29, 2005, certain assets were taken out of service and the original cost and related accumulated depreciation were removed from the balance sheet. Removing the original cost of $39,296 and the related accumulated depreciation of $24,342 resulted in a net charge of $14,954 to the September 30, 2005 Statement of Operations. Depreciation expense totaled $33,051 for the nine months ended September 30, 2004 and $25,794 for the nine months ended September 30, 2005, and $77,672 since inception.

NOTE 4 — LETTER OF INTENT AND REGISTRATION STATEMENT ON FORM SB-2:

On March 4, 2005, the Company entered into a non-binding letter of intent with an investment banking firm to explore the possibility of raising additional capital in the public equity markets. The Company has not entered into any definitive agreements to raise capital in the public equity markets as a result of this letter of intent, but is exploring the possibility of doing so. On September 30, 2005, the Company filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission. The Company anticipates that it will issue from 2,400,000 to 3,000,000 shares of common stock in a proposed public offering. However, there can be no assurance that the Company will be able to raise additional capital in the public equity markets as a result of the proposed offering or any other agreements the Company may enter into. In connection with this letter of intent, the Company has incurred deferred offering costs of $516,397 as of September 30, 2005. Also in connection with the proposed offering, and in the event of a decrease in stockholder value resulting from a lower per share offering price at the time of a public offering of the Company’s common stock, the Company intends to issue to investors who had participated in its private placement of stock at $1.00 per share in 2003 and 2004, warrants to purchase common stock in a quantity sufficient to restore some portion of their pre-offering value, and has entered into a non-binding agreement to that effect. The Company also intends to issue stock options to purchase common stock to certain employees and consultants of the Company for the same purpose. These “make-whole” warrants and stock options are anticipated to be exercisable from three to five years at the same price as the per share offering price at the time of a public offering.

NOTE 5 — CONVERTIBLE NOTES:

On April 21, 2005, in a private financing that involved the issuance of 7% senior convertible promissory notes due one year from the date of issuance, the company received proceeds of $800,000, initially convertible into 1,882,352 shares of common stock. As part of the private financing, the Company issued to the investors warrants to purchase 941,176 warrants to purchase common stock, exercisable for a period of three years at $0.425 per share.

On June 28, 2005, the Company received proceeds from an additional private financing of 7% senior convertible promissory notes in the aggregate principal amount of $1,250,000, due one year from the date of issuance, convertible into 2,941,176 shares of common stock. As part of the private financing, the Company issued to the investors warrants to purchase 1,470,590 shares of common stock, exercisable for a period of five years at $0.425 per share. The terms of the notes and warrants issued in the June l 2005 private financing were substantially identical to those issued in the April 2005 private financing, except with respect to the conversion provision for the notes and the exercise period of the warrants.

On September 6, 2005, the Company received proceeds from an additional private financing of 7% senior convertible promissory notes in the aggregate principal amount of $645,000, due one year from the date of issuance, initially convertible into 1,517,649 shares of common stock. As part of this private financing, the Company issued to the investors warrants to purchase 758,827 shares of common stock exercisable for a period of five years at $0.425 per share. The terms of the notes and warrants issued in the September 2005 private financing were identical to those issued in the June 2005 private financing,

The principal amount and accrued interest under the April and the June/September notes are convertible into shares of common stock at any time at the option of the holder, and automatically, in the case of a public offering of the Company’s common stock, in which case (i) for the April 2005 notes, all of the outstanding principal amount and accrued interest under the notes will be converted into shares of common stock, and (ii) for the June and September 2005 notes, 50% of the outstanding principal amount and accrued interest under the notes will be converted into shares of common stock, and the remaining 50% of the outstanding principal amount and accrued interest under the notes will be repaid to the holders from the proceeds of such public offering. .

In accordance with Emerging Issues Task Force (“EITF”) 98-5 and EITF 00-27, the convertible notes are considered to have an embedded beneficial conversion feature because the conversion price is less than the fair market value at the issuance date and the contingent conversion price will be less than the initial public offering price. The Company has recorded a beneficial conversion feature and a deferred debt discount in connection with the value of the notes and related investor warrants of $1,235,887, and this amount is being amortized over the life of the notes. Amortization of the beneficial conversion feature and deferred debt discount totaled $322,310 for the nine months ended September 30, 2005 and $322,310 since inception.

Maxim Group LLC acted as the placement agent in the June/September 2005 private financing and received placement fees of $142,800 and non-accountable expenses of $53,550. In addition, Maxim Group received warrants to purchase 336,000 shares of common stock, valued at $40,207, exercisable for a period of three years at $0.425 per share. Total cash fees associated with this offering were $219,350, including the above-mentioned fees paid to Maxim Group and also including other fees of $23,000, paid to underwriter’s attorneys and a stock transfer agent. The total of fees and the value of the warrants have been recorded as deferred financing costs and will be amortized over the life of the notes. Amortization of deferred financing costs totaled $51,858 for the nine months ended September 30, 2005 and $51,858 since inception.

NOTE 6 — ACCRUED COMPENSATION EXPENSE AND LOANS PAYABLE TO STOCKHOLDERS:

As of June 30, 2005, the Company resolved an outstanding debt owed to a former employee. Danilo Cacciamatta, the Company’s former CFO, accepted payments of options to purchase 700,000 shares of common stock, exercisable at $0.425 per share, valued at $84,000, as well as cash payments of $38,400, as part of a package resolution of unpaid compensation of $95,677, a $10,000 loan, and interest owed on these balances. These options are exercisable for three years from the date of grant and vested upon issuance.

NOTE 7 — STOCKHOLDERS’ EQUITY:

During the nine months ended September 30, 2005, the Company issued 224,900 shares of common stock through a private placement for a total of $224,900 and incurred expenses of the private placement of $19,206. In connection with this private placement, the Company issued warrants to purchase 1,000,000 shares of common stock to one investor, exercisable at $0.425 per share. These warrants are exercisable for three years from the date of grant and vested upon issuance.

During the nine months ended September 30, 2005, the Company recorded imputed compensation expense of $112,500 related to salaries for the CEO and the General Counsel of the Company as if the Company had met the terms for the payment of their salaries as stipulated in their employment agreements, and recorded the waived salary as a contribution to paid-in capital.

During the nine months ended September 30, 2005, the Company issued options to purchase 600,000 shares of common stock, exercisable at $1.00 per share, to a board member as consideration for consulting services, valued at $66,000. These options are exercisable for three years from the date of grant and vested upon issuance.

During the nine months ended September 30, 2005, the Company issued options to purchase 200,000 shares of common stock, exercisable at $1.00 per share, to a consultant as consideration for services as an advisory board member valued at $19,000. These options are exercisable for three years from the date of grant and vested upon issuance.

During the nine months ended September 30, 2005, the Company recorded an expense of $8,722 for options to purchase 200,000 shares of common stock, exercisable at $1.00 per share, granted to an advisory board member in 2004, vesting during the nine-month period. These options are exercisable for three years from the date of grant, and 100,000 vested on each of March 31, 2005 and June 30, 2005.

During the nine months ended September 30, 2005, two stockholders reimbursed the Company for $25,000 of deferred offering costs. Such amount has been credited to additional paid-in capital.

During the nine months ended September 30, 2005, effective as of the date the Company’s proposed public stock offering is declared effective and assuming a proposed 1-for-10 reverse stock split, the Company granted its Senior Vice President and Chief Technology Officer and its Chief Financial Officer, Treasurer and Secretary options to purchase 230,000 and 100,000 shares, respectively, of Company common stock. These stock options are exercisable at $5.00 per share (subject to adjustment), will have a term of five years from their date of grant and will vest with the proposed public offering. The initial number of shares and the exercise price per share thereof subject to each option assume that the Company completes a proposed 1-for-10 reverse stock split of its outstanding shares of common stock prior to the date of grant, and in the event the stock split actually effected by the Company is in a different ratio than 1-for-10, the number of shares and the exercise price per share thereof subject to each option will automatically be adjusted accordingly. These stock options will be fair valued at the date the proposed public stock offering is declared effective. In the event the Company’s proposed public stock offering does not take place by March 31, 2006, the options terminate and become null and void.

NOTE 8 — RELATED PARTY TRANSACTIONS:

a) License Agreement

The Company originally entered into a license agreement in February 2003 with Messrs. Burchetta and Brofman for the licensed usage of the intellectual property rights relating to U.S. Patent No. 6,330,551 issued by the U.S. Patent and Trademark Office on December 11, 2001 for “Computerized Dispute and Resolution System and Method” worldwide. In June 2005, subsequent to an interim amendment in February 2004, the Company amended and restated the license agreement in its entirety. The licensed usage is limited to the creation of software and other code enabling an automated system used solely for the settlement and collection of credit card receivables and other consumer debt and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees of all types. The license usage also includes the creation, distribution and sale of software products or solutions for the same aim as above and with the same exclusions. In lieu of cash royalty fees, Messrs. Burchetta and Brofman have agreed to accept stock options for the Company’s common stock as follows:

On June 29, 2005, the Company granted to each of Messrs. Burchetta and Brofman a stock option for up to such number of shares of common stock such that the stock option, when added to the number of shares of common stock owned by each of Messrs. Burchetta and Brofman, and in combination with any shares owned by any of their respective immediate family members and affiliates, will equal 14.6% of the total number of outstanding shares of common stock on a fully-diluted basis as of the closing of a potential public offering of the Company’s common stock, assuming the exercise of such stock option. The value of these options will be recorded as a prepaid royalty and classified as contra-equity once the number of options has been determined, and will be amortized over the life of the underlying patent.

If, and upon, the Company reaching (in combination with any subsidiaries and other sub-licensees) $10,000,000, $15,000,000, and $20,000,000 in gross revenues derived from the licensed usage in any given fiscal year, the Company will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 1%, 1.5%, and 2%, respectively, of the total number of outstanding shares of common stock on a fully-diluted basis at such time.

The stock options granted to Messrs. Burchetta and Brofman pursuant to the license agreement will have an exercise price equal to the offering price per share in such potential public offering of the Company’s common stock and are exercisable for ten years from the date of grant.

The term of the license agreement extends until the expiration of the last-to-expire patents licensed thereunder and is not terminable by Messrs. Burchetta and Brofman, the licensors. The license agreement also provides that the Company will have the right to control the ability to enforce the patent rights licensed to the Company against infringers and defend against any third-party infringement actions brought with respect to the patent rights licensed to the Company, subject, in the case of pleadings and settlements, to the reasonable consent of Messrs. Burchetta and Brofman.

b) Sublease

On August 1, 2005, the Company entered into a sublease agreement with a company owned by the Company’s CEO and Co-Chairman. The President of this company is the son of the CEO and Co-Chairman of Debt Resolve. The agreement calls for payments of $500 per month and requires the sublessee to supply its own equipment and utilities such as phone service. The agreement provides that Debt Resolve may cancel the sublease at anytime on 30 days notice.

NOTE 9 — EMPLOYMENT AGREEMENTS:

The Co-Chairman and Chief Executive Officer has an employment agreement with the Company, and under the terms of this employment agreement, no salary payments were made to him during the three months ended March 31, 2005. The Company recorded compensation expense and a capital contribution of $37,500 during that period, representing an imputed compensation expense for the minimum base salary amounts under the agreement with him, as if the Company had met the condition for paying his salary. As of April 1, 2005, pursuant to a decision made by the Board of Directors of the Company, the Company began to pay the Co-Chairman and Chief Executive Officer a salary of $250,000 per year. On June 6, 2005, the Company entered into a revised employment agreement with him. The employment agreement with the Co-Chairman and Chief Executive Officer is effective through July 2008. The agreement provides him with an initial annual compensation of $250,000 and contains provisions for annual increases based on ‘cost-of-living’ changes. The employment agreement with him contains provisions under which his annual compensation may increase to $600,000 if the Company achieves specified operating milestones and also provides for additional compensation based on the value of a transaction that results in a change of control, as that term is defined in the agreement.

The Company recorded compensation expense and a capital contribution totaling $75,000 in the nine months ended September 30, 2004, representing an imputed compensation expense for the minimum base salary amounts under the agreement with the Co-Chairman and Chief Executive Officer, as if the Company had met the condition for paying his salary. Under the terms of his employment agreement, no cash payments for salary were made to the Co-Chairman and Chief Executive Officer during the nine months ended September 30, 2004.

NOTE 10 — OFFICE LEASE:

Prior to July 31, 2005, the Company had leased its office facilities under a non-cancelable operating lease through July 2005. Beginning August 1, 2005, the Company entered into a five year lease which includes annual escalations in rent. Since that date, in accordance with SFAS No. 13, “Accounting for Leases,” the Company accounts for rent expense using the straight line method of accounting, accruing the difference between actual rent due and average rent to be paid. Rent expense for the nine months ended September 30, 2005 was $51,696. Rent expense for the nine months ended September 30, 2004 was $50,396, and has been $154,282 since inception. Future aggregate minimum lease payments over the remaining 58 months of the lease period total $595,904, of which $80,000 has been prepaid as a deposit.

NOTE 11 — WEB HOSTING COMMITMENT:

On October 31, 2003, the Company entered into a web hosting agreement with AT&T Corporation. The agreement became effective in April 2004, when the Company began to service their first customer, and provided for the purchase of certain equipment and start up charges at the time of the agreement and a combination of monthly variable expenses, dependent on volumes, going forward. Expenses for web hosting services totaled $75,606 for the nine months ended September 30, 2004 and $129,324 for the nine months ended September 30, 2005, and $268,100 since inception. The agreement is in effect until April 2006, and based on current volumes, the Company expects to incur expenses of from $15,000 to $18,000 per month going forward.

NOTE 12 — RECENTLY ISSUED AND PROPOSED ACCOUNTING PRONOUNCEMENTS:

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123 -Revised”). SFAS 123 - Revised is a revision of SFAS 123, Accounting For Stock-Based Compensation (“SFAS 123”), and supersedes APB Opinion No. 25, Accounting For Stock Issued To Employees (“APB 25”), and its related implementation guidance. SFAS 123 — Revised establishes accounting standards for recording any transaction in which an entity exchanges its equity instrument for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. It does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, Accounting For Equity Instruments That Are Issued To Other Than Employees For Acquiring, Or In Conjunction With Selling, Goods Or Services. SFAS 123- Revised requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). The grant-date fair value of employee stock options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). SFAS 123 - Revised eliminates the alternative to use APB 25’s intrinsic value method of accounting that was provided in SFAS 123 as originally issued. Under APB 25, issuing stock options to employees generally resulted in recognition of no compensation cost. SFAS 123 - Revised requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. SFAS 123 - Revised is effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

Currently, the Company accounts for stock options issued under stock-based compensation plans under the recognition and measurement principles of APB 25. No stock-based employee compensation cost is reflected in the net loss, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock, as determined by the board of directors, on the date of grant. Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation- Transition and Disclosure - an Amendment of FASB Statement No. 123, requires the disclosure of the effect on net loss and loss per share had the Company applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation.

The Company will evaluate the requirements of SFAS 123 - Revised and plans to adopt its provisions as soon as practicable. The Company believes that the effect of implementing SFAS 123 - Revised will result in the recording of additional stock compensation expense.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153, Exchanges Of Non-monetary Assets - An Amendment Of APB No. 29 (“SFAS 153”). SFAS 153 amends APB No. 29 to eliminate the exception of non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expect to change significantly as a result of the exchange. SFAS 153 and APB No. 29 do not apply to the acquisition of non-monetary assets or services on issuance of the capital stock of an entity. Currently, the Company has not had any exchanges of non-monetary assets within the meaning of SFAS 153 and adoption of SFAS 153 has had no effect on the Company’s financial position or results of operations.

In October 2004, the FASB ratified the consensus reached in EITF Issue No. 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share.” The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus became effective for reporting periods ending after December 15, 2004. The adoption of this pronouncement did not have a material effect on the Company’s financial statements.

On September 28, 2005, the FASB ratified the following consensus reached in EITF Issue 05-8 (“Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature”): a) The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying FASB Statement of Financial Accounting Standards SFAS No. 109, Accounting for Income Taxes . Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes. b) The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled. c) Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27 , “Application of Issue No. 98-5 to Certain Convertible Debt Instruments” (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements). The adoption of this pronouncement is not expected to have a material impact on the Company’s financial statements.

In May 2005, SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes and FASB Statement No. 3” was issued which, among other things, changes the accounting and reporting requirements for a change in accounting principle and provides guidance on error corrections. SFAS No. 154 requires retrospective application to prior period financial statements of a voluntary change in accounting principle unless impracticable to determine the period-specific effects or cumulative effect of the change, and restatement with respect to the reporting of error corrections. SFAS No. 154 applies to all voluntary changes in accounting principles, and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 also requires that a change in method of depreciation or amortization for long-lived, non-financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. At this time, adoption of SFAS No. 154 is not expected to significantly impact the Company’s financial statements or future results of operations.

NOTE 13 — SUBSEQUENT EVENTS:

a) Short Term Financing:

On November 30, 2005 , the Company borrowed $100,000 from a director and an existing stockholder of the Company for a term of three months at an annual interest rate of 10%.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors of
Debt Resolve, Inc.

We have audited the accompanying balance sheets of Debt Resolve, Inc (a development stage company) (the “Company”) as of December 31, 2004 and 2003, and the related statements of operations, stockholders’ equity (deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of the Company for the period from April 21, 1997 (inception) to December 31, 2002 were audited by other auditors whose report, dated March 17, 2003, expressed an unqualified opinion on those statements and included an explanatory paragraph regarding the Company’s ability to continue as a going concern. The statements for the period from April 21, 1997 (inception) to December 31, 2002 reflect a deficit accumulated during the development stage of $5,742. The other auditors’ report has been furnished to us, and our opinion, insofar as it related to the amounts included for such prior periods, is based solely on the report of such other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Debt Resolve, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2b, the accompanying financial statements as of December 31, 2004 and 2003, and for each of the years then ended, have been restated.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2a, the Company has no significant revenues and has incurred significant losses since inception, which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2a. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP

New York, NY

July 26, 2005 (except for Note 13f, as to which the date is August 1, 2005, Note 2b, as to which the date is August 16, 2005, Note 13b, as to which the date is September 6, 2005, Note 13e, as to which the date is September 28, 2005, Note 2a and Note 13a, as to which the date is September 30, 2005, and Note 13g, as to which the date is November 30, 2005).

DEBT RESOLVE, INC.
(A Development Stage Company)
Balance Sheet

	December 31,		December 31,
	2003	2004	2004
			pro forma

Assets
Current assets:
Cash	$1,040,210	$34,747
Accounts receivable	—	1,219
Prepaid expenses and other current assets	26,468	30,951

Total current assets	1,066,678	66,917

Fixed assets, net	90,517	62,500

Other assets:
Deferred offering costs	—	43,540
Deposits and other assets	5,594	19,399
Total other assets	5,594	62,939
Total assets	$1,162,789	$192,356

Liabilities and Stockholders’ Equity (Deficiency)
Current liabilities:
Accounts payable	$95,643	$80,021
Accrued compensation expenses	95,667	95,667
Accrued expenses	86,641	69,138
Loan payable to stockholder	10,000	10,000

Total liabilities	287,951	254,826

Commitments and contingencies

Stockholders’ equity (deficiency):
Preferred stock, 10,000,000 shares authorized, $.001 par value, none issued and outstanding	—	—	—
Common stock, 50,000,000 shares authorized, $0.001 par value, 29,020,000, 29,479,000 and 3,376,361 shares issued and outstanding, respectively(1)	29,020	29,479	3,376
Additional paid-in capital	3,423,954	4,488,633	6,335,701
Deficit accumulated during the development stage	(2,578,136)	(4,580,582)	(4,580,582)

Total stockholders’ equity (deficiency)	874,838	(62,470)	1,758,495

Total liabilities and stockholders’ equity (deficiency)	$1,162,789	$192,356

——————

(1)

Pro forma stockholders’ equity (deficiency) reflects the impact of the 1-for-10 reverse stock split and the inclusion in stock and additional paid-in capital of $428 and $1,820,537, respectively, for the issuance of 428,461 shares of common stock upon conversion of the convertible notes payable.

The accompanying notes are an integral part of these financial statements.

DEBT RESOLVE, INC.
(A Development Stage Company)
Statements of Operations

	Years ended December 31		Cumulative from inception (April 21, 1997) to December 31,
	2003	2004	2004

Revenues	$—	$2,787	$2,787

Costs and expenses:
Payroll and related expenses	742,845	906,437	1,649,282
General and administrative expenses(1)	766,361	1,019,606	1,791,709
Waived royalty fees – related parties	600,000	—	600,000
Research and development expenses	453,301	46,022	499,323
Depreciation expenses	13,865	38,013	51,878

Total expenses	2,576,372	2,010,078	4,592,192

Loss from operations	(2,576,372)	(2,007,291)	(4,589,405)

Net interest income	3,978	4,845	8,823

Net loss	$(2,572,394)	$(2,002,446)	$(4,580,582)

Per share data:

Basic and diluted net loss per common share	$(0.10)	$(0.07)

Basic and diluted weighted average number of common shares outstanding	26,852,041	29,133,746

Pro forma per share data:(2)

Pro forma basic and diluted net loss per common share		$(0.60)

Pro forma basic and diluted weighted average number of common shares outstanding		3,341,836

——————

(1)

Includes stock based compensation of $136,491 and $193,638 for the years ended 2003 and 2004, respectively, and $330,129 since inception.

(2)

Pro forma weighted average shares outstanding include 428,461 shares issued to convertible note holders upon completion of the proposed public offering and the effect of the 1-for-10 reverse stock split of outstanding shares of common stock.

The accompanying notes are an integral part of these financial statements.

DEBT RESOLVE, INC.
(A Development Stage Company)
Statements of Stockholders’ Equity
From Inception (April 21, 1997) to December 31, 2004

	Preferred Stock		Common Stock		Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total
	Number of Shares	Amount	Number of Shares	Amount

Inception, April 21, 1997	—	$—	—	$—	$—	$—	$—
Issuance of common stock	—	—	500,000	500	—	—	500
Net loss	—	—	—	—	—	(330)	(330)
Balance at December 31, 1997	—	—	500,000	500	—	(330)	170
Capital contribution		—	—	—	20	—	20
Net loss	—	—	—	—	—	(190)	(190)
Balance at December 31, 1998	—	—	500,000	500	20	(520)	—
Capital contribution		—	—	—	209	—	209
Net loss	—	—	—	—	—	(209)	(209)
Balance at December 31, 1999	—	—	500,000	500	229	(729)	—
Capital contribution		—	—	—	1,387	—	1,387
Net loss	—	—	—	—	—	(1,387)	(1,387)
Balance at December 31, 2000	—	—	500,000	500	1,616	(2,116)	—
Capital contribution		—	—	—	1,225	—	1,225
Net loss	—	—	—	—	—	(1,225)	(1,225)
Balance at December 31, 2001	—	—	500,000	500	2,841	(3,341)	—
Capital contribution	—	—	—	—	2,401	—	2,401
Net loss	—	—	—	—	—	(2,401)	(2,401)
Balance at December 31, 2002	—	—	500,000	500	5,242	(5,742)	—
Sales of Common stock to principal stockholders	—	—	22,500,000	22,500	—	—	22,500
Sales of Common stock	—	—	3,600,000	3,600	—	—	3,600
Common stock issued to pay consulting fees	—	—	135,000	135	26,865	—	27,000
Common stock issued to pay compensation	—	—	145,000	145	28,855	—	29,000
Conversion of loan into Common stock	—	—	500,000	500	99,500	—	100,000
Conversion of loan into Common stock	—	—	50,000	50	9,950	—	10,000
Rescinded Common stock issued to pay compensation	—	—	(145,000)	(145)	(28,855)	—	(29,000)
Rescinded conversion of loan into Common stock	—	—	(50,000)	(50)	(9,950)	—	(10,000)
Capital contributed from the waiver of accrued compensa-tion and consulting fees	—	—	—	—	853,567	—	853,567
Capital contributed from the waiver of royalty fee	—	—	—	—	600,000	—	600,000
Capital contributed from the grant of stock options to pay for consulting services	—	—	—	—	109,491	—	109,491
Sales of Common stock in private placement	—	—	1,785,000	1,785	1,783,215	—	1,785,000
Offering costs of private placement	—	—	—	—	(53,926)	—	(53,926)
Net loss	—	—	—	—	—	(2,572,394)	(2,572,394)
Balance at December 31, 2003	—	$—	29,020,000	$29,020	$3,423,954	$(2,578,136)	$874,838
Common stock issued to pay consulting fees	—	—	9,000	9	8,991	—	9,000
Sales of common stock in private placement	—	—	450,000	450	449,550	—	450,000
Capital contributed from imputed compensation	—	—	—	—	412,500	—	412,500
Capital contributed from the grant of stock options to pay for consulting services	—	—	—	—	193,638	—	193,638
Net loss	—	—	—	—	—	(2,002,446)	(2,002,446)
Balance at December 31, 2004	—	$—	29,479,000	$29,479	$4,488,633	$(4,580,582)	$(62,470)

The accompanying notes are an integral part of these financial statements.

DEBT RESOLVE, INC.
(A Development Stage Company)
Statements of Cash Flows

	Year ended December 31,		Cumulative from inception (April 21, 1997 to December 31, 2004)
	2003	2004

Cash flows from operating activities:
Net loss	$(2,572,394)	$(2,002,446)	$(4,580,582)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	13,866	38,012	51,878
Capital contributions from waived and imputed compensation and waived royalty and consulting fees	1,453,567	412,500	1,871,309
Non cash stock-based compensation	136,491	202,638	339,129
Changes in operating assets and liabilities:
Accounts receivable	—	(1,219)	(1,219)
Prepaid expenses and other current assets	(26,468)	(4,483)	(30,951)
Deposits and other assets	(5,594)	(13,805)	(19,399)
Accounts payable	95,643	(15,622)	80,020
Accrued expenses	182,308	(17,503)	164,805
Net cash used in operating activities	(722,581)	(1,401,928)	(2,125,010)
Cash flows from investing activities:
Purchases of fixed assets	(104,383)	(9,995)	(114,377)

Cash flows from financing activities:
Issuance of common stock	1,811,100	450,000	2,207,674
Stockholders’ loans	110,000	—	110,000
Deferred offering expense	(53,926)	(43,540)	(43,540)
Net cash provided by financing activities	1,867,174	406,460	2,274,134
Net increase (decrease) in cash	1,040,210	(1,005,463)	34,747
Cash at beginning of period	—	1,040,210	—
Cash at end of period	$1,040,210	$34,747	$34,747

There were no cash payments for interest or income taxes

Non cash investing and financing activities:
Conversion of stockholder’s loan to common stock	$100,000	$—	$100,000
Capital contribution from waived royalty fees	$600,000	$—	$600,000
Capital contribution from waived and imputed compensation	$853,567	$412,500	$1,271,309

The accompanying notes are an integral part of these financial statements.

DEBT RESOLVE, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004

1. ORGANIZATION AND DEVELOPMENT STAGE ACTIVITIES:

Description of business

Debt Resolve, Inc. (“Debt Resolve” or the “Company”), is a Delaware corporation formed on April 21, 1997. The Company provides banks, lenders, credit card issuers, third party collection agencies and purchasers of charged - off debt an Internet-based online system (‘the DebtResolve system’) for the collection of past due consumer debt. The Company offers its service as an Application Service Provider (“ASP”) model, enabling clients to introduce this collection option with no modifications to their existing collections computer systems. Its products capitalize on using the Internet as a tool for communication, resolution, settlement and payment of delinquent debts. The DebtResolve system features, at its core, a patented online bidding system.

Organization

Until February 24, 2003, the Company, formerly named Lombardia Acquisition Corp., was inactive and had no significant assets, liabilities or operations. On February 24, 2003, James D. Burchetta, Charles S. Brofman, and Michael S. Harris (collectively, the “Principal Stockholders”) purchased 22,500,000 newly-issued shares of the Company’s common stock, representing 84.6% of the then outstanding shares, pursuant to a Stock Purchase Agreement effective January 13, 2003 between the Company and each of the Principal Stockholders. The Company received an aggregate cash payment of $22,500 in consideration for the sale of such shares to the Principal Stockholders. The Board of Directors was then reconstituted. On May 7, 2003, following approvals by the Board of Directors and holders of a majority of the Company’s common stock, the Company’s Certificate of Incorporation was amended to change the Company’s corporate name to Debt Resolve, Inc. and increase the number of the Company’s authorized shares of common stock from 20,000,000 to 50,000,000 shares.

Development stage activities

In accordance with Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises, the Company is considered to be in the development stage since it is devoting substantially all of its efforts to establishing a new business and its planned principal operations have not produced any significant revenues. Since February 24, 2003, the Company has devoted substantially all of its efforts to planning and budgeting, research and development activities, and raising capital. In January 2004, the Company substantially completed the development of an online system for the settlement of credit card and other consumer debt and began marketing its product to banks and other creditors. In February 2004, the Company implemented its online system, on a test basis, with a collection agency. In July 2004, the Company implemented its online system with a second client and began generating revenue based on a percentage of the amount of debt collected by this client. In December 2004, a major commercial bank signed an agreement to use the DebtResolve system. The Company did not earn, nor did it expect to generate, significant revenues from these clients during the initial start-up periods.

2. GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

a. Going concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. As of December 31, 2004, the Company had incurred an accumulated deficit of $4,580,582 and its working capital was not sufficient to fund its plan of operations beyond the next fiscal year. Subsequent to that date, however, the Company has been successful in raising additional capital through private equity investments of $224,900 and aggregate debt financing of $2,695,000. In addition, the Company has entered into a non-binding letter of intent with an investment banking firm to explore the possibility of raising additional capital in the public equity markets and filed with the Securities and Exchange Commission on Form SB-2 on September 30, 2005 with that intention. However, there can be no assurance that the Company will be able to raise sufficient additional capital as needed to execute its business plan. The Company recorded losses of $2,572,394 and $2,002,446 for the years ended December 31, 2003 and 2004, respectively, and it still has not recorded any significant revenue. The Company’s working capital is not sufficient to fund its plan of operations beyond the end of December 2005. The Company is currently negotiating with current shareholders and other qualified investors to arrange a private debt financing. If the Company is unable to raise sufficient additional capital before the end of December 2005, it will have to develop and implement a plan to extend payables and reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful. These factors continue to raise substantial doubt about the Company’s ability to continue as a going concern.

b. Prior period adjustments/restatement

Effective August 16, 2005, the Company corrected two errors, (1) relating to stock based compensation expense for options granted to consultants and advisory board members for which the Company did not record a compensation charge during fiscal 2003 and 2004 and the three months ended March 31, 2005, and (2) relating to reimbursement for deferred offering costs which had been improperly credited against general and administrative expenses rather than additional paid in capital. In addition, the Company made a number of reclassifications within the various statements. Amounts reflected herein for the years ended December 31, 2003 and 2004 represent the restated financial information rather than financial information included in the respective Forms 10-KSB which were filed with the SEC on March 30, 2004 and March 30, 2005.

c. Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. From time to time, the Company has balances in excess of the federally insured limit.

d. Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management’s judgment and available information and, consequently, actual results could be different from these estimates.

e. Revenue recognition

The Company earned revenue from clients that have implemented the Company’s online system. The Company’s preliminary contracts provide for revenue based on a percentage of the amount of debt collected from accounts submitted on the DebtResolve system. Although other revenue models have been proposed, all revenue earned to date has been determined using this method, and such revenue is recognized when the settlement amount of debt is collected by the client. For the early adopters of the Company’s product, the Company waived set-up fees and other transactional fees that the Company anticipates charging in the future.  While the percent of debt collected will continue to be a revenue recognition method going forward, other payment models are also being offered to clients and may possibly become the Company’s preferred revenue model. Dependent on the structure of future contracts, revenue may be derived from set up fees or monthly licensing fees with transaction fees upon debt settlement.

f. Imputed salary expense

Under the terms of employment agreements (see Note 7) the Company has had with its Co-Chairman and Chief Executive Officer and with its Executive Vice President, General Counsel and Secretary during the years ended December 31, 2003 and 2004, the Company has not paid these officers a salary, due to certain conditions as specified in the agreements. The Company recorded compensation expense and a capital contribution in an amount equal to the salary that would have been paid during those periods, representing an imputed compensation expense for the minimum base salary amounts under the agreement with them, as if the Company had met the condition for paying their salaries. (See Note 4)

g. Waived royalty fees

Under the terms of a license agreement that the Company has with its Co-Chairmen, royalty fees were due to Messrs. Burchetta and Brofman. However, these payments were not made since they were waived by the Co-

Chairmen. The Company recorded royalty expense and a capital contribution in an amount equal to the waived payments.

h. Research and development expenses

Research and development expenses consist primarily of payroll and related expenses and consulting fees incurred in connection with employees and consultants involved in the development of the Company’s online software product. The Company follows the guidelines of Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, and Statement of Financial Accounting Standards No. 2, Accounting for Research and Development Costs. Since the Company intended and has begun to market its online product, these costs have been charged to expense as incurred and classified as research and development expenses. In January 2004, the Company substantially completed the development of and began marketing its online product. Commencing February 2004, costs incurred in connection with the operation, maintenance, modification, and customization of the Company’s product have been charged to expense as incurred, but are not classified as research and development expenses.

i. Fixed assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful life of each class of assets using the straight-line method. Expenditures for maintenance and repairs are charged to expense as incurred. Additions and betterments that substantially extend the useful life of the asset are capitalized.

j. Income taxes

In accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, the Company uses an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (C) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

k. Stock-based compensation

Stock options issued under stock-based compensation plans are accounted for under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in the net loss, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock, as determined by the board of directors, on the date of grant. Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation- Transition and Disclosure - an Amendment of FASB Statement No. 123, requires the disclosure of the effect on net loss and loss per share had the Company applied the minimum value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation. The minimum value of each option granted is estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 0%, risk-free interest rates for individual options ranging from 1.66% to 4.12%, and an expected life of each option, ranging from three to ten years. Since there is no public market for the Company’s stock, the Company does not consider volatility in estimating the value of each option; the Company follows the minimum value method. The estimated minimum value of the options granted is amortized to expense over the option vesting periods.

During 2003, the Company granted employee options to purchase a total of 3,200,000 shares of common stock. During 2004, the Company granted employee options to purchase 1,140,000 shares of its common stock. The following table illustrates the pro forma effects on net loss and net loss per common share for the years ended December 31, 2004 and 2003 as if the Company had applied the minimum value recognition provisions of FASB Statement No. 123 to stock-based compensation issued to employees.

	Year ended December 31,
	2003	2004
	(restated)	(restated)

Net loss - as reported	$(2,572,394)	$(2,002,446)
Stock based employee compensation expense determined under minimum-value based methods for all awards	355,999	231,378
Net loss - pro forma	$(2,928,394)	$(2,233,824)
Basic and diluted net loss per common share - as reported	$(0.10)	$(0.07)
Basic and diluted net loss per common share - pro forma	$(0.11)	$(0.08)
Basic and diluted weighted average number of common shares outstanding	26,852,041	29,133,746

l. Net loss per share of common stock

Basic net loss per share excludes dilution for potentially dilutive securities and is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per share reflects the potential dilution that could occur if securities or other instruments to issue common stock were exercised or converted into common stock. Potentially dilutive securities realizable from the exercise of employee and consultant options of 4,393,333 at December 31, 2003 and 7,133,333 at December 31, 2004, respectively, are excluded from the computation of diluted net loss per share as their inclusion would be antidilutive. The potentially dilutive securities noted above exclude options to be issued under the amended and restated licensing agreement (see Note 13d) and options relating to the anti dilution provision (see Note 13a).

3. FIXED ASSETS:

Fixed assets consist of the following:

		December 31,
	Useful life	2003	2004

Computer equipment	3 years	$60,975	$70,971
Computer software	3 years	1,919	1,919
Office equipment	3 years	2,192	2,192
Furniture and fixtures	5 years	24,250	24,250
Leasehold improvements	Lease term	15,046	15,046
		104,382	114,378
Less: accumulated depreciation		(13,865)	(51,878)
		$90,517	$62,500

Depreciation expense totaled $38,012 and $13,865 for the years ended December 31, 2004 and 2003, respectively.

4. STOCKHOLDERS’ EQUITY:

On February 24, 2003, the Principal Stockholders purchased 22,500,000 newly-issued shares of the Company’s common stock, representing 84.6% of the then outstanding shares, pursuant to a Stock Purchase Agreement effective January 13, 2003 between the Company and each of the Principal Stockholders. The Company received an aggregate cash payment of $22,500 in consideration for the sale of such shares to the Principal Stockholders. On February 14, 2003, but effective January 13, 2003, five other individuals, consisting of consultants to the Company and members of the Company’s management team, purchased an aggregate of 3,600,000 newly-issued shares of the Company’s common stock for an aggregate cash payment of $3,600.

In April 2003 and May 2003, the Company issued 135,000 shares and 500,000 shares, respectively, of its common stock at $0.20 per share (representing fair value at that time as agreed upon between management and the consultant) to a consultant to the Company as full consideration for $27,000 in accrued consulting fees and as repayment for a $100,000 loan.

In April 2003 and May 2003, the Company agreed to issue 145,000 shares and 50,000 shares, respectively, of its common stock at $0.20 per share (representing fair value at that time as determined by the board of directors) to its former Chief Financial Officer, Mr. Cacciamatta, as full consideration for $29,000 in accrued compensation and as repayment for a $10,000 loan. In August 2003, Mr. Cacciamatta, in accordance with the terms of his agreement, rescinded his acceptance of the Company’s common stock as full consideration for his accrued compensation and repayment for his loan. Because the shares of the Company’s common stock were never formally issued to him in connection with this transaction, the Company reversed the original transaction as of the effective rescission date, and restored the original accrued compensation expense and loan payable to stockholder amounts. The matter was subsequently resolved (see Note 13c).

Five executive officers and members of the board of directors of the Company waived the entire amount of their compensation and consulting fees accrued under the terms of their employment and consulting agreements for 2003, aggregating $853,567, resulting in a capital contribution of $853,567.

Effective September 30 and December 31, 2003, Messrs. Brofman and Burchetta waived the entire amount of their royalty fee (see Note 6) accrued under the terms of their Limited License Agreement for the three months ended September 30 and December 31, 2003, aggregating $600,000, resulting in a capital contribution of $600,000.

During 2003, the Company issued an aggregate of 1,785,000 shares of its common stock in a series of private placement closings at a price of $1.00 per share. During 2003, the Company charged $53,926 of offering costs relating to the private placement of its common stock to additional paid-in capital, resulting in net proceeds of $1,731,074.

In March 2004, the Company issued 9,000 shares of its common stock to two consultants for services provided to the Company in connection with the preparation of a private placement memorandum.

During 2004, the Company issued an aggregate of 450,000 shares of its common stock in a series of private placement closings at a price of $1.00 per share.

Under the terms of their amended employment agreements, no salary payments were made to Messrs. Burchetta, Harris and Silberstein during 2004 (see Note 7). The Company recorded compensation expense and a capital contribution totaling $412,500 during 2004, representing an imputed compensation expense for the minimum base salary amounts under the agreements with Messrs. Burchetta, Harris and Silberstein, as if the Company had met the condition for paying their salaries.

5. STOCK OPTIONS:

During 2003, the Company granted non-employee options to consultants to purchase a total of 1,193,333 shares of common stock valued at $109,491 and granted employee options to purchase a total of 3,200,000 shares of common stock. As of December 31, 2003, there were options to purchase 4,393,333 shares outstanding, of which 3,118,333 had vested. As of December 31, 2003, the weighted average exercise price and the weighted average expected life of these options and warrants were $0.57 and 8.44 years, respectively.

During 2004, the Company granted non-employee options to purchase 600,000 shares of common stock valued at $49,600 to two members of its Board of Advisors, exercisable at $1.00 per share. During 2004, the Company also granted non-employee options to purchase 1,000,000 shares of its common stock to a consultant in order to settle a dispute regarding unpaid consulting fees and expenses and in exchange for the consultant’s agreement to continue to seek additional investors for the Company. These options are fully vested as of the grant date, November 9, 2004, are exercisable at $1.00 per share and expire on November 9, 2009. The minimum value of these options was estimated to be $161,882 as of the grant date using the Black-Scholes option pricing model. The Company recorded a capital contribution of $161,882, relieved $83,653 from accounts payable and accrued expenses related to this consultant and charged $78,229 to general and administrative expenses. The Company also granted employee options to purchase 1,140,000 shares of its common stock during the year ended December 31, 2004. As of December 31, 2004, there were options to purchase 7,133,333 shares outstanding, of which 6,783,333 had vested. As of December 31, 2004, the weighted average exercise price and the weighted average expected life of the options granted were $0.74 and 5.96 years, respectively.

The following table summarizes stock option activity:

	Number of Options	Weighted average exercise price per share

Outstanding at December 31, 2002	—	$—
Granted	4,393,333	0.58
Exercised	—	—
Forfeited	—	—
Expired	—	—
Outstanding at December 31, 2003	4,393,333	$0.58
Granted	2,740,000	1.00
Exercised	—	—
Forfeited	—	—
Expired	—	—
Outstanding at December 31, 2004	7,133,333	$0.74

The following table summarizes information about stock options outstanding at December 31, 2004:

	Stock options outstanding			Stock options exercisable
Exercise Price	Number of shares	Weighted average remaining life	Weighted average exercise price	Number of Shares	Weighted average exercise price

$0.20	435,000	8.27	$0.20	435,000	$0.20
$0.50	3,000,000	8.44	$0.50	3,000,000	$0.50
$1.00	3,698,333	3.68	$1.00	3,348,333	$1.00
	7,133,333	5.96	$0.74	6,783,333	$0.73

6. RELATED PARTY LICENSE AGREEMENT:

On February 20, 2003, the Company entered into a Limited License Agreement (the “License”) with Messrs. Brofman and Burchetta (together, the “Licensors”) for the licensed usage (the “Licensed Usage”) of the intellectual property rights relating to U.S. Patent No. 6,330,551 issued by the U.S. Patent and Trademark Office on December 11, 2001 (the “Patent”) for “Computerized Dispute and Resolution System and Method.” The Licensed Usage is limited to the creation of software and other code enabling an automated system used solely for the settlement and collection of credit card receivables and other consumer debt, and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees of all types. In February 2004, the License was amended (the “Amendment”) to modify the royalty fee obligations and the termination rights. Pursuant to the Amendment, the Company will pay a royalty fee to the Licensors as follows: (1) in 2004, the Company will pay no royalties; (2) in 2005, the Company will pay a royalty fee of 10% of the Company’s annual gross revenues attributable to the use of the patented computerized dispute resolution system and method (the “Fee”); (3) in 2006, the Company will pay the Fee with a minimum guaranteed royalty payment of $300,000; and (4) in 2007 and thereafter, the Company will pay the Fee with a minimum guaranteed royalty payment of $600,000 annually, subject to certain conditions relating to the Licensors’ continued affiliation with the Company, or potentially as much as $3,000,000 in the aggregate, depending on the circumstances of their separation from the Company. In addition, pursuant to the Amendment, if the Company’s annual gross revenues do not exceed one hundred and ten percent (110%) of the Company’s annual gross revenues for the immediately preceding calendar year (the “Minimum Annual Gross Revenue Clause”), the Licensors may not terminate the License prior to January 1, 2006, provided that the Company has not breached its obligations to pay the Fee.

In 2003, prior to the Amendment, the License provided for a royalty fee, payable to the Licensors, of ten percent (10%) of the Company’s annual gross revenues attributable to the Licensed Usage commencing July 1, 2003 and continuing until the expiration of the Patent. The minimum annual royalty for any fiscal year was $600,000. Under certain circumstances, if Mr. Burchetta was no longer employed as a director and officer of the Company, or if Mr. Brofman was no longer retained as a consultant to the Company, the minimum annual royalty fee for any fiscal year would be $3,000,000. The Licensors had the right to terminate the License if, among other reasons, the Company had not developed and produced a fully functional and commercially usable system contemplated by the License on or before September 30, 2003 (which was extended to March 31, 2004), or the Company’s annual gross revenues during any calendar year did not exceed $500,000 through December 31, 2004, or if the Company failed to meet the Minimum Annual Gross Revenue Clause.

Royalty fee expense, which is included in general and administrative expenses, totaled $-0- and $600,000 for the years ended December 31, 2004 and 2003, respectively. The Licensors waived the entire amount of the royalty fee for the year ended December 31, 2003, resulting in a capital contribution of $600,000. The License agreement was subsequently amended during June 2005 (see Note 13d).

7. EMPLOYMENT AGREEMENTS:

The Company has entered into employment agreements with four executives. Future aggregate minimum compensation under these agreements as of December 31, 2004 is as follows:

2005	$473,014
2006	300,000
2007	300,000
2008	16,438
Total	$1,089,452

The employment agreements with Messrs. Burchetta and Harris are effective through January 13, 2008. The employment agreement with Mr. Silberstein, originally effective through December 31, 2004 was terminated in October 2004 coincident with his resignation. These agreements provide each executive with an initial annual compensation of $240,000 and contain provisions for annual increases based on “cost-of-living” changes. The employment agreements with Messrs. Burchetta and Harris contain provisions under which their annual compensation may increase to $600,000 if the Company achieves certain operating milestones and also provide for additional compensation based on the value of a transaction that results in a change of control, as that term is defined in their agreements. Compensation expense under the agreements with Messrs. Burchetta, Harris and Silberstein totaled $586,167 for the year ended December 31, 2003. Messrs. Burchetta, Harris and Silberstein are three of the executives mentioned in Note 4 who waived the entire amount of their compensation during 2003.

Each of Messrs. Burchetta, Harris and Silberstein amended their employment agreements on February 25, 2004, with each agreeing to modify their respective level of compensation, subject to the Company meeting certain financial and performance milestones. The employment agreements, as amended, provide that the base salary for each of Messrs. Burchetta, Harris and Silberstein will be as follows: (1) if at the date of any salary payment, the aggregate amount of the Company’s net cash on hand provided from operating activities and net cash and/or investments on hand provided from financing activities is sufficient to cover the Company’s projected cash flow requirements (as established by the Company’s Board of Directors in good faith from time to time) for the following succeeding 12 months (the “Projected Cash Requirement”), the annual base salary will be $150,000; and (2) if at the date of any salary payment, the Company’s net cash on hand provided from operating activities is sufficient to cover the Company’s Projected Cash Requirement, the annual base salary will be $240,000, and increased to $450,000 upon the later to occur of (a) January 1, 2004 and (b) the date upon which the Company completes the sale or license of its system with respect to 400,000 consumer credit accounts. Since the annual base salaries of Messrs. Burchetta and Harris are subject to the Company meeting these specified financial and performance milestones, any salary payments to Messrs. Burchetta and Harris will be allocated equally among each of them at the time payment is made.

Under the terms of the amended employment agreements, no salary payments were made to Messrs. Burchetta, Harris and Silberstein during 2004. The Company recorded compensation expense and a capital contribution totaling $412,500 in 2004, representing an imputed compensation expense for the minimum base salary amounts under the agreements with Messrs. Burchetta, Harris and Silberstein, as if the Company had met the condition for paying their salaries. These employment agreements were subsequently amended during June 2005 (see Note 13e).

8. OFFICE LEASE:

The Company leases office facilities under a non-cancelable operating lease through July 2005. Rent expense and utilities for the years ended December 31, 2004 and 2003 was $72,721 and $39,603, respectively. Future aggregate minimum lease payments as of December 31, 2004 are $39,158 for 2005. On August 1, 2005, the Company moved its headquarters to a larger space in the same building and entered into a new lease agreement (see Note 13f).

9. INCOME TAXES:

For U.S. Federal income tax purposes, expenses of the Company have been capitalized as start-up costs and are subject to amortization once business begins.

The reconciliation of the statutory U.S. Federal income tax rate to the Company’s effective income tax rate is as follows:

	Year ended December 31,
	2003	2004

Statutory federal income tax rate (benefit)	(34.00)%	(34.00)%
Nondeductible expenses:
Permanent differences	19.21	7.00
Deferred start up costs	5.74	—
Stock based compensation	1.45	3.29
Accrued expenses and other	1.54	—
Net operating loss carryforward	6.06	23.71
Effective tax rate	0.00%	0.00%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets for financial reporting purposes and the amount used for income tax purposes. The Company’s deferred tax assets are as follows:

	December 31,
	2003	2004

Deferred tax asset:
Deferred start up costs	$173,624	$173,624
Stock based compensation	43,796	121,251
Accrued expenses and other	46,537	—
Net operating loss carryforward	185,871	744,394
Deferred tax asset	449,828	1,039,269
Less: valuation allowance	(449,828)	(1,039,269)
Net deferred tax asset	$—	$—
Increase in valuation allowance	$(447,531)	$(589,441)

Due to the uncertainty surrounding the realization of the benefits of deferred start-up costs and net operating loss carryforward, the Company provided a valuation allowance for the entire amount of the deferred tax asset at December 31, 2003 and 2004. At December 31, 2004, the Company had net operating loss carryforwards of approximately $1,861,000 which expire at various dates through 2024.

10. TRANSACTIONS WITH RELATED PARTIES:

Effective January 13, 2003, the Company entered into a consulting agreement with Mr. Brofman as non-executive Co-Chairman of the Board. The consulting fee expense under this agreement, which is included in general and administrative expenses, totaled $222,000 for year ended December 31, 2003. Mr. Brofman is one of the individuals mentioned in Note 4 above, who waived the entire amount of his consulting fee during 2003. The Company and Mr. Brofman mutually agreed to terminate the consulting agreement on February 25, 2004. Although the consulting agreement has been terminated, Mr. Brofman continues to serve as the Co-Chairman of the Board.

11. WEB HOSTING COMMITMENT:

On October 31, 2003, the Company entered into a two year web hosting agreement with AT&T Corporation. The agreement became effective in April 2004, when the Company began to service their first customer, and provided for the purchase of certain equipment and start up charges at the time of the agreement and a combination of monthly variable expenses, dependent on volumes, going forward. Expenses for web hosting services totaled $14,180 and $124,595 for the years ended December 31, 2003 and 2004, respectively. The agreement is in effect until April 2006, and based on current volumes, the Company expects to incur expenses of $15,000 to $18,000 per month going forward.

12. RECENTLY ISSUED AND PROPOSED ACCOUNTING PRONOUNCEMENTS:

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123 (revised 2004), SHARE-BASED PAYMENT (“SFAS 123 -Revised”). SFAS 123 - Revised is a revision of SFAS 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (“SFAS 123”), and supersedes APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (“APB 25”), and its related implementation guidance. SFAS 123 — Revised establishes accounting standards for recording any transaction in which an entity exchanges its equity instrument for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. It does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES. SFAS 123- Revised requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). SFAS 123 - Revised eliminates the alternative to use APB 25’s intrinsic value method of accounting that was provided in SFAS 123 as originally issued. Under APB 25, issuing stock options to employees generally resulted in recognition of no compensation cost. SFAS 123 - Revised requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. SFAS 123 - Revised is effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

Currently, the Company accounts for stock options issued under stock-based compensation plans under the recognition and measurement principles of APB 25. No stock-based employee compensation cost is reflected in the net loss, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock, as determined by the board of directors, on the date of grant. Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation- Transition and Disclosure - an Amendment of FASB Statement No. 123, requires the disclosure of the effect on net loss and loss per share had the Company applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation.

The Company will evaluate the requirements of SFAS 123 - Revised and plans to adopt its provisions as soon as practicable. The Company believes that the effect of implementing SFAS 123 - Revised will result in the recording of additional stock compensation expense.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153, EXCHANGES OF NONMONETARY ASSETS - AN AMENDMENT OF APB NO. 29 (“SFAS 153”). SFAS 153 amends APB No. 29 to eliminate the exception of non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expect to change significantly as a result of the exchange. SFAS 153 and APB No. 29 do not apply to the acquisition of non-monetary assets or services on issuance of the capital stock of an entity. Currently, the Company has not had any exchanges of non-monetary assets within the meaning of SFAS 153 and adoption of SFAS 153 has had no effect on the Company’s financial position or results of operations.

In October 2004, the FASB ratified the consensus reached in EITF Issue No. 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share.” The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus became effective for reporting periods ending after December 15, 2004. The adoption of this pronouncement did not have a material effect on the Company’s financial statements.

In May 2005, SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes and FASB Statement No. 3” was issued which, among other things, changes the accounting and reporting requirements for a change in accounting principle and provides guidance on error corrections. SFAS No. 154 requires retrospective application to prior period financial statements of a voluntary change in accounting principle unless impracticable to determine the period-specific effects or cumulative effect of the change, and restatement with respect to the reporting of error corrections. SFAS No. 154 applies to all voluntary changes in accounting principles, and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 also requires that a change in method of depreciation or amortization for long-lived, non-financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. At this time, adoption of SFAS No. 154 is not expected to significantly impact the Company’s financial statements or future results of operations.

In September 2005, the FASB ratified the following consensus reached in EITF Issue 05-8 (“Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature”): a) The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying FASB Statement of Financial Accounting Standards SFAS No. 109, Accounting for Income Taxes . Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes. b) The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled. c) Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27, “Application of Issue No. 98-5 to Certain Convertible Debt Instruments” (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements). The adoption of this pronouncement is not expected to have a material impact on the Company’s financial statements.

13. SUBSEQUENT EVENTS:

a. Letter of Intent:

On March 4, 2005, the Company entered into a non-binding letter of intent with an investment banking firm to explore the possibility of raising additional capital in the public equity markets. The Company has not entered into any definitive agreements to raise capital in the public equity markets as a result of this letter of intent, but is exploring the possibility of doing so. On September 30, 2005, the Company filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission. The Company anticipates that it will issue 2,400,000 shares of common stock in a proposed public offering. However, there can be no assurance that the Company will be able to raise additional capital in the public equity markets as a result of the proposed offering or any other agreements the Company may enter into. In connection with the proposed offering, and in the event of a decrease in stockholder value resulting from a lower per share offering price at the time of a public offering of the Company’s common stock, the Company intends to issue to investors who had participated in its private placement of stock at $1.00 per share in 2003 and 2004, warrants to purchase common stock in a quantity sufficient to restore some portion of their pre-of faring value, and has entered into a non-binding agreement to that effect. The Company also intends to issue stock options to purchase common stock to certain employees and consultants of the Company for the same purpose. These “make-whole” warrants and stock options are anticipated to be exercisable from three to five years at the same price as the per share offering price at the time of a public offering.

b. Convertible Notes:

On April 21, 2005, in a private financing that involved the issuance of 7% senior convertible promissory notes due one year from the date of issuance, the company received proceeds of $800,000, initially convertible into 1,882,352 shares of common stock. As part of the private financing, the Company issued to the investors warrants to purchase 941,176 warrants to purchase common stock, exercisable for a period of three years at $0.425 per share.

On June 28, 2005, the Company received proceeds from an additional private financing of 7% senior convertible promissory notes in the aggregate principal amount of $1,250,000, due one year from the date of issuance, initially convertible into 2,941,176 shares of common stock. As part of the private financing, the Company issued to the investors warrants to purchase 1,470,590 shares of common stock, exercisable for a period of five years at $0.425 per share. The terms of the notes and warrants issued in the June 2005 private financing were substantially identical to those issued in the April 2005 private financing, except with respect to the conversion provision for the notes and the exercise period of the warrants.

On September 6, 2005, the Company received proceeds from a further private financing of 7% senior convertible promissory notes in the aggregate principal amount of $645,000, due one year from the date of issuance, initially convertible into 1,517,649 shares of common stock. As part of this private financing, the Company issued to the investors warrants to purchase 758,827 shares of common stock exercisable for a period of five years at $0.425 per share. The terms of the notes and warrants issued in the September 2005 private financing were identical to those issued in the June 2005 private financing.

The principal amount and accrued interest under the April and the June/September notes are convertible into shares of common stock at any time at the option of the holder, and automatically, in the case of a public offering of the Company’s common stock, in which case (i) for the June and September 2005 notes, 50% of the outstanding principal amount and accrued interest under the notes will be converted into shares of common stock, and the remaining 50% of the outstanding principal amount and accrued interest under the notes will be repaid to the holders from the proceeds of such public offering, and (ii) for the April 2005 notes, all of the outstanding principal amount and accrued interest under the notes will be converted into shares of common stock.

In accordance with Emerging Issues Task Force (“EITF”) 98-5 and EITF 00-27, the convertible notes are considered to have an embedded beneficial conversion feature because the conversion price is less than the fair market value at the issuance date and the contingent conversion price will be less than the initial public offering price. The Company has recorded a beneficial conversion feature and a deferred debt discount in connection with the value of the notes and related investor warrants of $1,235,887, and this amount will be amortized over the life of the notes.

Maxim Group LLC acted as the placement agent in the June/September 2005 private financing and received placement fees of $142,800 and non-accountable expenses of $53,550. In addition, Maxim Group received warrants to purchase 336,000 shares of common stock, valued at $40,207, exercisable for a period of three years at $0.425 per share. Total cash fees associated with this offering were $219,350, including the above-mentioned fees paid to Maxim Group and also including other fees of $23,000, paid to underwriter’s attorneys and a stock transfer agent. The total of fees and the value of the warrants have been recorded as deferred financing cost and will be amortized over the life of the notes.

c. Accrued Compensation Expense and Loans Payable to Stockholders:

As of June 30, 2005, the Company had reached an agreement to resolve an outstanding debt owed to a former employee. Danilo Cacciamatta, the Company’s former CFO, accepted payments of options to purchase 700,000 shares of common stock, valued at $84,000, as well as cash payments of $38,400, as part of a package resolution of unpaid compensation of $95,667, a $10,000 loan, as reflected on the Statements of Financial Condition as of December 31, 2003 and 2004, plus interest owed on these balances.

d. Related Party Transactions:

(i) License Agreement

The Company originally entered into a license agreement in February 2003 with Messrs. Burchetta and Brofman for the licensed usage of the intellectual property rights relating to U.S. Patent No. 6,330,551 issued by the U.S. Patent and Trademark Office on December 11, 2001 for “Computerized Dispute and Resolution System and

Method” worldwide. In June 2005, subsequent to an interim amendment in February 2004, the Company amended and restated the license agreement in its entirety. The licensed usage is limited to the creation of software and other code enabling an automated system used solely for the settlement and collection of credit card receivables and other consumer debt and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees of all types. The license usage also includes the creation, distribution and sale of software products or solutions for the same aim as above and with the same exclusions. In lieu of cash royalty fees, Messrs. Burchetta and Brofman have agreed to accept stock options for the Company’s common stock as follows:

On June 29, 2005, the Company granted to each of Messrs. Burchetta and Brofman a stock option for up to such number of shares of common stock such that the stock option, when added to the number of shares of common stock owned by each of Messrs. Burchetta and Brofman, and in combination with any shares owned by any of their respective immediate family members and affiliates, will equal 14.6% of the total number of outstanding shares of common stock on a fully-diluted basis as of the closing of a public offering of the Company’s common stock, assuming the exercise of such stock option. The value of these options will be recorded as pre-paid royalty and classified as contra-equity once the number of options has been determined, and will be amortized over the life of the underlying patent.

If, and upon, the Company reaching (in combination with any subsidiaries and other sub-licensees) $10,000,000, $15,000,000, and $20,000,000 in gross revenues derived from the licensed usage in any given fiscal year, the Company will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 1%, 1.5%, and 2%, respectively, of the total number of outstanding shares of common stock on a fully-diluted basis at such time.

The stock options granted to Messrs. Burchetta and Brofman pursuant to the license agreement will have an exercise price equal to the offering price per share in such potential public offering of the Company’s common stock and are exercisable for ten years from the date of grant.

The term of the license agreement extends until the expiration of the last-to-expire patents licensed thereunder and is not terminable by Messrs. Burchetta and Brofman, the licensors. The license agreement also provides that the Company will have the right to control the ability to enforce the patent rights licensed to the Company against infringers and defend against any third-party infringement actions brought with respect to the patent rights licensed to the Company, subject, in the case of pleadings and settlements, to the reasonable consent of Messrs. Burchetta and Brofman.

(ii) Sublease

On August 1, 2005, the Company entered into a sublease agreement with a company owned by the Company’s CEO and Co-Chairman. The President of this company is the son of the CEO and Co-Chairman of Debt Resolve. The agreement calls for payments of $500 per month and requires the sublessee to supply its own equipment and utilities such as phone service. The agreement provides that Debt Resolve may cancel the sublease at anytime on 30 days notice.

e. Employment Agreements:

On June 6, 2005, at a meeting of the Board of Directors, the Company entered into a revised employment agreement with the Co-Chairman and Chief Executive Officer. The action modified an employment agreement which is effective through July 2008. The agreement provides him with an initial annual compensation of $250,000 and contains provisions for annual increases based on “cost-of-living” changes. The modification allowed him to begin receiving cash payments of his salary effective as of April 1, 2005. Prior to this date, the CEO’s salary was waived. The employment agreement with him contains provisions under which his annual compensation may increase to $600,000 if the Company achieves specified operating milestones and also provides for additional compensation based on the value of a transaction that results in a change of control, as that term is defined in the agreement.

In addition to the agreements above, the Company has an employment agreement with the Senior Vice President and Chief Technology Officer that became effective December 1, 2003 and remains in effect until December 1, 2005. This employment agreement provides for annual compensation of $200,000 and other considerations. On August 1, 2005, the Company also entered into an employment agreement with the Chief Financial Officer, Treasurer and Secretary. This employment agreement provides for annual compensation of

$150,000 and other considerations, and remains in effect until July 31, 2006. On September 28, 2005, effective as of the date the Company’s proposed public stock offering is declared effective and assuming a proposed 1-for-10 reverse stock split, the Company granted these officers options to purchase 230,000 and 100,000 shares, respectively, of Company common stock. These stock options are exercisable at $5.00 per share and will have a term of five years from their date of grant and will vest with the proposed public offering. The initial number of shares and the exercise price per share thereof subject to each option assume that the Company completes a proposed 1-for-10 reverse stock split of its outstanding shares of common stock prior to the date of grant, and in the event the stock split actually effected by the Company is in a different ratio than 1-for-10, the number of shares and the exercise price per share thereof subject to each option will automatically be adjusted accordingly.  In the event the Company’s proposed public stock offering does not take place by March 31, 2006, the options terminate and become null and void.

f. Leased Facilities:

On August 1, 2005, the Company moved its headquarters to a larger space in the same building. The Company leases this office facility under a non-cancelable operating lease through July 2010. Future aggregate minimum lease payments over the 60 months of the lease period is $616,456, of which $80,000 has been prepaid as a deposit.

g. Short Term Financing:

On November 30, 2005 , the Company borrowed $100,000 from a director and an existing stockholder of the Company for a term of three months at an annual interest rate of 10%.

No dealer, salesman or any other person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this prospectus. This prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of our company or the facts herein set forth since the date hereof.

779,119 Shares Debt Resolve, Inc. Common Stock

Until     , 2006, 25 days after the effective date of the Registration Statement, all dealers that effect transactions in our shares, whether or not participating in distributions, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS		PROSPECTUS
Page
Prospectus Summary	SS-1
The Offering	SS-6
Selected Summary Financial Data	SS-7
Risk Factors	SS-9
Note on Forward-Looking Statements	SS-21
Use of Proceeds	SS-22
Management’s Discussion and Analysis or Plan of Operation	SS-23
Business	SS-33
Management	SS-48
Principal Stockholders	SS-58
Certain Relationships and Related Transaction	SS-59
Selling Stockholders	SS-61
Plan of Distribution	SS-64
Concurrent Offering	SS-64
Description of Securities	SS-65
Shares Eligible for Future Sale	SS-67
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	SS-68
Legal Matters	SS-68
Experts	SS-68
Where You Can Find More Information	SS-68
Index to Financial Statements	F-1	, 2006

PART II.

Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Article V of our certificate of incorporation provides:

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification), through Bylaw provisions, agreements with any such director, officer, employee or other agent or other person, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or nonstatutory), with respect to actions for breach of duty to a corporation, its stockholders and others.

In addition, we have entered into indemnification agreements with each of our officers and directors under which we agree to indemnify each officer and director to the fullest extent now or hereafter permitted by applicable law (including, without limitation, the indemnification permitted by the DGCL) in the event that an officer or director was or is made or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit, proceeding or appeal, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director and/or officer of ours or any of our subsidiaries, both as to action in such person’s official capacity and as to action in another capacity while holding such directorship or office, where such person acts or acted in that capacity at our request, against all reasonable expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by officer of director in connection with such action, suit, proceeding or appeal.

Pursuant to the underwriting agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriter and the underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 25. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the underwriter’s non-accountable expense allowance) will be as follows:

SEC Registration Fee	$2,183.49
NASD filing fee	2,354.57
American Stock Exchange filing and listing fee	35,000.00
Blue sky fees	5,000.00
Printing and engraving expenses	75,000.00
Accounting fees and expenses	150,000.00
Legal fees and expenses	235,000.00
Miscellaneous	75,461.94
Total	$580,000.00

Item 26. Recent Sales of Unregistered Securities.

The following is a summary of transactions within the last three years involving sales of our securities that were not registered under the Securities Act:

Private Financings

We completed two private financing transactions in April 2005 and in June/September 2005, in which we raised total gross proceeds of $2,695,000 from “accredited investors.” An aggregate of 428,461 shares of our common stock are issuable upon the conversion, at a conversion ratio equal to 85% of the assumed initial public offering price, of the principal and accrued interest through January 15, 2006 on $800,000 of 7% convertible promissory notes purchased in a private financing in April 2005 and 50% of the principal and accrued interest through January 15, 2006 on $1,895,000 of 7% convertible promissory notes purchased in a private financing in June/September 2005, and an aggregate of 317,058 shares of our common stock are issuable upon the exercise of outstanding three-year warrants, exercisable at $4.25 per share, issued in connection with the two private financings. The remainder of the principal and accrued interest on the convertible promissory notes purchased in our June/September 2005 private financing will be repaid in cash from the proceeds of this offering. The investors in these financings have entered into agreements with us to not publicly sell any of the shares of our common stock underlying the convertible promissory notes and warrants during the six-month period after the closing of this offering. Maxim Group LLC, the underwriter in this offering, acted as the placement agent in the June/September 2005 private financing and received placement fees of $142,800 and non-accountable expenses of $53,550. In addition, Maxim Group LLC received warrants to purchase up to 33,600 shares of our common stock.

The convertible promissory notes and warrants issued in the 2005 private financings were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) and Regulation D under the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving any public offering. All of the investors in the private financings qualified as accredited investors, as defined in Regulation D, in order to participate in the private financings. The convertible promissory notes and warrants cannot be sold unless they are subsequently registered under the Securities Act or an exemption from registration is available. There are no material relationships between any of the investors who purchased convertible promissory notes and warrants and our company.

Other Private Placements

During 2004, the Company issued an aggregate of 459,000 shares of its common stock in private placements at a price of $1.00 per share to six “accredited investors,” as that term is defined in Rule 501(a) under the Securities Act of 1933. These issuances were exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D (Rule 506) promulgated thereunder. No underwriting discounts or commissions were paid in connection with the 2004 private placements.

On November 30, 2005 , the Company borrowed $100,000 from a director and an existing stockholder of the Company for a term of three months at an annual interest rate of 10%.

Other than in connection with the June/September 2005 private financing, where Maxim Group LLC acted as the placement agent, no underwriters were involved in the foregoing sales of securities. With respect to the private financings and the private placements, the securities were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering, to the extent an exemption from such registration was required. All purchasers of shares of the Registrant’s securities described above represented to the Registrant in connection with their purchase that they were accredited investors and were acquiring the shares for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration.

Item 27. Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Registration Statement.

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*
1.2	Form of Selected Dealer Agreement.*
2.1

Stock Purchase Agreement, dated February 20, 2003 and effective as of January 13, 2003, by and between Lombardia Acquisition Corp. (now Debt Resolve, Inc.) and each of Charles S. Brofman, James D. Burchetta and Michael S. Harris.(2)

3.1	Certificate of Incorporation.(1)
3.2	Certificate of Amendment of the Certificate of Incorporation.**
3.3	By-laws.(1)
4.1	Specimen Common Stock Certificate.(1)
4.2	Form of 7% Senior Convertible Promissory Note of Debt Resolve, Inc. for June 28, 2005 private placement.(5)
4.3	Form of Warrant to Purchase Common Stock of Debt Resolve, Inc. for June 28, 2005 private placement.(5)
4.4	Form of Purchase Warrant to be granted to Underwriter.*
5.1	Form of Opinion of Greenberg Traurig, LLP.**
10.1	Form of Indemnity Agreement.(1)
10.2	Form of Employment Agreement with Executives of DebtResolve, Inc.(3)
10.3	Limited License Agreement, dated February 20, 2003, between DebtResolve, Inc. and James D. Burchetta and Charles S. Brofman.(3)
10.4	Amendment to Limited License Agreement, dated February 25, 2004, between Lombardia Acquisition Corp. (now Debt Resolve, Inc.) and James D. Burchetta and Charles S. Brofman.(4)
10.5	Amendments to Employment Agreements, dated February 25, 2004, between Lombardia Acquisition Corp. (now Debt Resolve, Inc.) and James D. Burchetta, Michael S. Harris and Alan M. Silberstein.(4)
10.6	Securities Purchase Agreement, dated as of June 28, 2005, among Debt Resolve, Inc. and each of the private placement subscribers.(5)
10.7	Registration Rights Agreement, dated as of June 28, 2005, among Debt Resolve, Inc. and each of the private placement subscribers.(5)
10.8	Form of investor lock-up agreement for June 28, 2005 private placement.(5)
10.9	Amended and Restated Limited License Agreement, dated as of June 27, 2005, by and among Debt Resolve, Inc., James D. Burchetta and Charles S. Brofman.(5)
10.10	Form of Licensing Agreement with Debt Resolve clients.
10.11	2005 Incentive Compensation Plan of Debt Resolve, Inc.
14.1	Code of Ethics and Business Conduct.
23.1	Consent of Marcum & Kliegman LLP.**
23.2	Consent of Greenberg Traurig, LLP (included in its opinion filed as Exhibit 5.1 hereto).
99.1	Audit Committee Charter.
99.2	Compensation Committee Charter.
99.3	Nominations and Governance Committee Charter.

——————

(1)

Incorporated herein by reference to Registration Statement on Form 10-SB (File No. 000-29525) of Lombardia Acquisition Corp., filed February 15, 2000.

(2)

Incorporated herein by reference to Current Report on Form 8-K, filed March 11, 2003.

(3)

Incorporated herein by reference to Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, filed August 14, 2003.

(4)

Incorporated herein by reference to Annual Report on Form 10-KSB for the year ended December 31, 2003, filed March 30, 2004.

(5)

Incorporated herein by reference to Current Report on Form 8-K, filed July 5, 2005.

*

To be filed by amendment.

**

Filed herewith.

Item 28. Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in White Plains, New York, on the 9th day of December 2005.

By:	/s/ James D. Burchetta
James D. Burchetta Chief Executive Officer and Co-Chairman of the Board

By:	/s/ Katherine A. Dering
Katherine A. Dering Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ James D. Burchetta	Chief Executive Officer, Co-Chairman of the Board and Director (Principal Executive Officer)	December 9, 2005
James D. Burchetta

/s/ Katherine A. Dering	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	December 9, 2005
Katherine A. Dering

/s/ Charles S. Brofman*	Co-Chairman of the Board and Director	December 9, 2005
Charles S. Brofman

/s/ Lawrence E. Dwyer, Jr.*	Director	December 9, 2005
Lawrence E. Dwyer, Jr.

/s/ William M. Mooney, Jr.*	Director	December 9, 2005
William M. Mooney, Jr.

/s/ Alan M. Silberstein*	Director	December 9, 2005
Alan M. Silberstein

*By: /s/ James D. Burchetta
James D. Burchetta Attorney-in-Fact